                                 SCHEDULE 14A
                                (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               LESLIE'S POOLMART
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:
         Common Stock
     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:
         6,192,061 outstanding shares and options that will be cashed out with an aggregate value of $7,800,905
     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         $14.50 per share; The proposed maximum aggregate value ("Aggregate Value") of the transaction is $97,585,790 (sum of (i) the product of 6,192,061 outstanding shares of Common Stock and $14.50 per share and
         (ii) cash consideration of $7,800,905 to be paid for options to be surrendered in the transaction). The filing fee equals 1/50 of one percent of the Aggregate Value.
     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:
         $97,585,790
     -------------------------------------------------------------------------


     (5) Total fee paid:
         $19,517.16
     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
         NA
     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:
         NA
     -------------------------------------------------------------------------


     (3) Filing Party:
         NA
     -------------------------------------------------------------------------


     (4) Date Filed:
         NA
     -------------------------------------------------------------------------

Notes:

                               LESLIE'S POOLMART
                             20630 PLUMMER STREET
                         CHATSWORTH, CALIFORNIA 91311

To Our Shareholders:

  You are cordially invited to attend a Special Meeting of Shareholders ("Special Meeting") of Leslie's Poolmart (the "Company" or "Leslie's California") to be held on May 23, 1997, at 11:00 a.m., local time, at the Company's headquarters, located at 20630 Plummer Street, Chatsworth, California.

  The purpose of the Special Meeting is to consider and vote upon (i) a merger (the "Reincorporation") changing the state of incorporation of Leslie's California from California to Delaware, and (ii) a merger (the "Merger") of the resulting Delaware corporation with Poolmart USA Inc. ("Poolmart"), a newly-formed company. If the Merger is consummated, each outstanding share of Common Stock will be cancelled and converted automatically into the right to receive $14.50 in cash, payable to the holder thereof, without interest, other than 359,505 shares (the "Continuing Shares") held primarily by members of management (the "Continuing Stockholders") which shall remain outstanding (currently representing approximately 5.5% of the outstanding Common Stock of Leslie's California) and other than shares held by shareholders who are entitled to and who have perfected their dissenters' rights. The Continuing Stockholders will receive $14.50 per share for their remaining outstanding 946,182 shares, and the difference between $14.50 and the option exercise prices for their options covering 259,938 shares.

  Consummation of the Reincorporation is a condition to consummating the Merger. Consummation of the Merger is subject to a number of conditions, including Poolmart obtaining the necessary financing. Accordingly, even if the shareholders approve both the Reincorporation and the Merger (collectively, the "Merger Transaction"), there can be no assurance that the Merger will be consummated. If the Reincorporation is approved by shareholders but the conditions to the Merger are not satisfied, Leslie's California intends to consummate the Reincorporation without the Merger. In such event, each outstanding share of Common Stock of Leslie's California will automatically be converted into one share of Common Stock of LPM Holdings, Inc., a wholly-owned Delaware subsidiary of the Company, that will be the surviving corporation in the Reincorporation and will change its name to Leslie's Poolmart, Inc.

  A special committee of the Board of Directors (the "Special Committee"), consisting of two directors who are not Continuing Stockholders, was formed on November 11, 1996 to investigate, consider, evaluate and act upon any possible business combination that may be proposed to Leslie's California, including any proposal that may be made by management. In connection with such consideration, the Special Committee engaged Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") to act as its financial advisor, and Dillon, Read & Co. Inc. ("Dillon Read") to review any such business combination and render its opinion. Both DLJ and Dillon Read have rendered their opinions that, as of the effective date of their respective opinions, based upon and subject to the assumptions, limitations and qualifications set forth in such opinions, the cash merger consideration to be received in the Merger Transaction is fair, from a financial point of view, to the shareholders of the Company other than the Continuing Stockholders. The written opinions of DLJ and Dillon Read, both dated February 26, 1997, are attached as Appendices C and D to the enclosed Proxy Statement and should be read carefully and in their entirety by shareholders. The Special Committee has unanimously recommended to the Board of Directors that the principal terms of the Merger Transaction and related agreements be approved.

  The Special Committee and the Board of Directors believe that the terms of the Merger Transaction are fair to, and in the best interests of, the Company's shareholders and unanimously recommend that shareholders approve the Reincorporation and the Merger.

  Approval of both proposals for the Reincorporation and the Merger will require (i) the affirmative vote of holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting and (ii) the affirmative vote of holders of a majority of the shares of Common Stock voting at the Special Meeting and owned by the shareholders other than the Continuing Stockholders. Shareholders (including the Continuing Stockholders), who on the record date collectively owned approximately 22% of the outstanding shares of Common Stock, have agreed to vote their shares of the Company's Common Stock for approval of the Merger Transaction.

  The accompanying Proxy Statement provides you with a summary of the proposed Merger Transaction and certain additional information. Please give all this information your careful attention.

  Whether or not you plan to attend, it is important that your shares are represented at the Special Meeting. Accordingly, you are requested to promptly complete, sign and date the enclosed proxy and return it in the envelope provided.

                                          Very truly yours,

                                          Michael J. Fourticq
                                          Chairman of the Board

April 25, 1997

                               LESLIE'S POOLMART
                             20630 PLUMMER STREET
                         CHATSWORTH, CALIFORNIA 91311

                               ----------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 23, 1997

                               ----------------

To Our Shareholders:

  Notice is Hereby Given that a Special Meeting of Shareholders (the "Special Meeting") of Leslie's Poolmart, a California corporation (the "Company" or "Leslie's California"), will be held on May 23, 1997, at 11:00 a.m., local time, at the Company's headquarters, located at 20630 Plummer Street, Chatsworth, California, for the following purposes:

    (i) To consider and vote on a proposal to change Leslie's California's state of incorporation from California to Delaware by approving an Agreement of Merger providing for the merger (the "Reincorporation") of Leslie's California with and into LPM Holdings, Inc., a wholly-owned Delaware subsidiary of Leslie's California ("Leslie's Delaware"). A copy of the Agreement of Merger is attached as Appendix A to and is described in the accompanying Proxy Statement.

    (ii) To consider and vote on a proposal to approve an Agreement and Plan of Merger pursuant to which Poolmart USA Inc. ("Poolmart"), a newly-formed company, will be merged (the "Merger") with and into Leslie's Delaware and each shareholder of the Company would become entitled to receive $14.50 in cash for each outstanding share of Common Stock owned immediately prior to the effective date of the Merger (other than certain shareholders who will continue to hold 359,505 shares of Leslie's Delaware and will receive $14.50 per share for the balance of their shares and other than shareholders who are entitled to and have perfected their dissenters' rights). A copy of the Agreement and Plan of Merger is attached as Appendix B to and is described in the accompanying Proxy Statement.

    (iii) To consider and vote on postponement or adjournment of the Special Meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the principal terms of the Reincorporation and the Merger and related agreements.

    (iv) To consider and act upon such other matters as may properly come before the Special Meeting or any adjournment or adjournments thereof.

  The Board of Directors determined that only holders of the Company's Common Stock of record at the close of business on April 22, 1997, will be entitled to notice of, and to vote at, the Special Meeting or any adjournment or adjournments thereof.

                                          By Order of the Board of Directors

                                          /s/ Cynthia G. Watts

                                          Cynthia G. Watts
                                          Vice President, General Counsel and
                                           Secretary

April 25, 1997

                               LESLIE'S POOLMART

                               ----------------

                                PROXY STATEMENT

                               ----------------

                                 INTRODUCTION

  This Proxy Statement is being furnished to the shareholders of Leslie's Poolmart, a California corporation (the "Company" or "Leslie's California"), in connection with the solicitation by its Board of Directors (the "Board") of proxies to be used at Special Meeting of Shareholders (the "Special Meeting") to be held on May 23, 1997 at 11:00 a.m. (local time) at the Company's headquarters, and at any adjournment or adjournments thereof. This Proxy Statement, the Notice of Special Meeting of Shareholders and the enclosed form of Proxy are first being mailed to shareholders of Leslie's California on or about April 25, 1997.

  The Special Meeting of Shareholders has been called to consider and vote on
(a) a proposal to change Leslie's California's state of incorporation from California to Delaware by approving an Agreement of Merger (the "Reincorporation Agreement") (attached to this Proxy Statement as Appendix A), providing for the merger (the "Reincorporation") of Leslie's California with and into LPM Holdings, Inc., a wholly-owned Delaware subsidiary of Leslie's California ("Leslie's Delaware"); and (b) a proposal to approve an Agreement and Plan of Merger (the "Merger Agreement") (attached to this Proxy Statement as Appendix B) pursuant to which Poolmart USA Inc. ("Poolmart"), a newly-formed company, will be merged with and into Leslie's Delaware (the "Merger") and each outstanding share of Common Stock will be cancelled and converted automatically into the right to receive $14.50 in cash, payable to the holder thereof, without interest, other than 359,505 shares (the "Continuing Shares") held primarily by members of management of Leslie's California (the "Continuing Stockholders") which shall remain outstanding (currently representing approximately 5.5% of the outstanding Common Stock) and other than shares held by shareholders who are entitled to and who have perfected their dissenters' rights. The Continuing Stockholders will receive $14.50 per share for their remaining outstanding 946,182 shares, and the difference between $14.50 and the option exercise prices for their options covering 259,938 shares.

  Consummation of the Reincorporation is a condition to consummating the Merger. Consummating the Merger is subject to a number of additional conditions, including Poolmart obtaining the necessary financing. Accordingly, even if shareholders approve both the Reincorporation and the Merger (collectively, the "Merger Transaction"), there can be no assurance that the Merger will be consummated. If the additional conditions to the Merger are not satisfied following shareholder approval of the Merger Transaction, Leslie's California intends to consummate the Reincorporation. In such event, each outstanding share of Common Stock of Leslie's California will automatically be converted into one share of Common Stock of LPM Holdings, Inc., a wholly-owned subsidiary of the Company that will be the surviving corporation in the Reincorporation and will change its name to Leslie's Poolmart, Inc.

                               ----------------

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTIONS NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

  The Board of Directors has fixed the close of business on April 22, 1997 as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting and any adjournment or adjournments thereof. Each holder of record of Leslie's California Common Stock at the close of business on the Record Date is entitled to one vote for each share then held on each matter submitted to a vote of shareholders. At the Record Date, there were [6,551,566] shares of Leslie's California Common Stock outstanding. The holders of a majority of the outstanding shares entitled to vote at the Special Meeting must be present in person or represented by proxy to constitute a quorum for the transaction of business. Abstentions are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

  Approval of the principal terms of the Reincorporation Agreement and of the Merger Agreement will require the affirmative vote of the holders of (i) a majority of the outstanding shares of Leslie's California Common Stock entitled to vote at the Special Meeting pursuant to California law and (ii) a majority of the shares of Leslie's California Common Stock voting at the Special Meeting and owned by shareholders other than the Continuing Stockholders (the "Public Shareholders") pursuant to the Merger Agreement. A failure to vote or a vote to abstain will have the same legal effect as a vote cast against approval.

  Brokers and, in many cases, nominees will not have discretionary power to vote on proposals to be presented at the Special Meeting. Accordingly, beneficial owners of shares should instruct their brokers or nominees how to vote.

  Approval of postponement or adjournment of the Special Meeting will require the affirmative vote of holders of a majority of the outstanding Common Stock present in person or represented by proxy and entitled to vote at the Special Meeting. A vote to abstain will have the same effect as a vote against postponement or adjournment.

  A shareholder giving a proxy has the power to revoke it at any time before it is exercised by filing with the Secretary of Leslie's California an instrument revoking it or a duly executed proxy bearing a later date or by voting in person at the Special Meeting. Subject to such revocation, all shares represented by each properly executed proxy received by Leslie's California will be voted in accordance with the instructions indicated thereon, and if no instructions are indicated, will be voted to approve the Reincorporation and the Merger and for postponement or adjournment to permit further solicitation of proxies.

  Shareholders of Leslie's California will be entitled to require Leslie's California to purchase their shares for cash at their fair market value as of November 11, 1996, the day before the terms of the merger to acquire the shares of Leslie's California for cash at $14.50 per share were announced, excluding any appreciation or depreciation as a consequence of the merger ("Dissenters' Rights"), if demands for payment are filed with respect to 5% or more of the outstanding shares of Leslie's California Common Stock. The obligation of Poolmart to effect the Merger is subject to the condition, which may be waived by Poolmart, that holders of 5% or more of Leslie's California Common Stock not exercise their Dissenters' Rights. See "Rights of Dissenting Shareholders."

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE PRINCIPAL TERMS OF THE REINCORPORATION AGREEMENT AND THE MERGER AGREEMENT.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
SUMMARY...................................................................   1
  Date, Time and Place of the Special Meeting.............................   1
  Purpose of the Special Meeting..........................................   1
  Record Date and Quorum..................................................   1
  Vote Required...........................................................   1
  Parties to the Merger Transaction.......................................   2
  The Proposals...........................................................   2
  Effective Date of the Merger; Payment for Shares........................   3
  Background of the Merger Transaction....................................   3
  The Special Committee's and Board's Recommendation......................   4
  Opinions of Investment Bankers..........................................   4
  Purpose and Reasons of the Hancock Group and LGP for the Merger
   Transaction............................................................   4
  Position of the Hancock Group as to Fairness of the Merger Transaction..   5
  Interests of Certain Persons in the Merger..............................   5
  Certain Effects of the Merger...........................................   6
  Conditions to the Merger; Termination; Expenses.........................   7
  Federal Income Tax Consequences.........................................   8
  Accounting Treatment....................................................   8
  Financing of the Merger.................................................   8
  Market Prices for Common Stock and Dividends............................   8
  Rights of Dissenting Shareholders.......................................   9
  Summary of Selected Consolidated Financial Data.........................  10
  Certain Forward Looking Information.....................................  10
SPECIAL FACTORS...........................................................  11
  Background of the Merger Transaction....................................  11
  The Special Committee's and Board's Recommendation......................  16
  Opinion of DLJ..........................................................  18
  Opinion of Dillon Read..................................................  22
  Purpose and Reasons of Hancock Group and LGP for the Merger
   Transaction............................................................  25
  Position of Hancock Group as to Fairness of the Merger Transaction......  26
  Interests of Certain Persons in the Merger..............................  26
  Certain Effects of the Merger...........................................  31
  Conduct of Leslie's Delaware's Business After the Merger................  31
THE PROPOSALS.............................................................  31
  Vote Required; Record Date..............................................  31
  Effective Date..........................................................  32
THE REINCORPORATION.......................................................  33
  Conversion of Securities................................................  33
  Public Market for Securities............................................  33
  Approval of New Charter and Bylaws......................................  33
  Effective Time..........................................................  33
  Dissenters' Rights......................................................  34
  Principal Reasons for the Proposed Reincorporation......................  34
  Possible Disadvantages..................................................  35
  Effect on Leslie's California...........................................  36
  The Charters and Bylaws of Leslie's California and Leslie's Delaware....  36
  Significant Differences Between the Corporation Laws of California and
   Delaware...............................................................  36

                                                                          PAGE
                                                                          ----
THE MERGER...............................................................   37
  Conversion of Securities...............................................   37
  Treatment of Stock Options.............................................   37
  Payment for Shares.....................................................   37
  Transfer of Shares.....................................................   38
  Conditions.............................................................   38
  Representations and Warranties.........................................   39
  Covenants..............................................................   39
  Nonsolicitation Covenant...............................................   40
  Indemnification and Insurance..........................................   41
  Expenses...............................................................   41
  Termination, Amendment and Waiver......................................   41
  Termination Fee........................................................   42
  Financing..............................................................   43
  Regulatory Approvals...................................................   46
  Accounting Treatment...................................................   47
  Dissenters' Rights.....................................................   47
FEDERAL INCOME TAX CONSEQUENCES..........................................   47
  Reincorporation........................................................   47
  Merger.................................................................   47
BUSINESS OF THE COMPANY..................................................   49
MARKET PRICES OF COMMON STOCK AND DIVIDENDS..............................   49
RIGHTS OF DISSENTING SHAREHOLDERS........................................   50
SELECTED CONSOLIDATED FINANCIAL DATA.....................................   52
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
 OF OPERATIONS...........................................................   53
  Results of Operations..................................................   53
  Financial Condition, Liquidity and Capital Resources...................   55
CERTAIN FORWARD LOOKING INFORMATION......................................   57
PRINCIPAL SHAREHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT.................   58
CERTAIN INFORMATION CONCERNING HANCOCK GROUP AND GREEN...................   59
PROXY SOLICITATION.......................................................   60
SHAREHOLDER PROPOSALS....................................................   60
INDEPENDENT PUBLIC ACCOUNTANTS...........................................   61
OTHER MATTERS............................................................   61
INCORPORATION BY REFERENCE...............................................   61
INDEX TO FINANCIAL STATEMENTS............................................ FS-1
APPENDIX A--AGREEMENT OF MERGER..........................................  A-1
APPENDIX B--AGREEMENT AND PLAN OF MERGER.................................  B-1
APPENDIX C--OPINION OF DONALDSON, LUFKIN & JENRETTE SECURITIES
             CORPORATION.................................................  C-1

                                                                          PAGE
                                                                          ----
APPENDIX D--OPINION OF DILLON, READ & CO. INC............................ D-1
APPENDIX E--SIGNIFICANT DIFFERENCES BETWEEN THE CORPORATION LAWS OF
             CALIFORNIA AND DELAWARE..................................... E-1
APPENDIX F--CHAPTER 13 OF THE CALIFORNIA GENERAL CORPORATION LAW......... F-1
APPENDIX G--CERTIFICATE OF INCORPORATION OF LESLIE'S DELAWARE............ G-1
APPENDIX H--BYLAWS OF LESLIE'S DELAWARE.................................. H-1
APPENDIX I--DIRECTORS AND EXECUTIVE OFFICERS OF LESLIE'S CALIFORNIA AND
             CERTAIN OTHER PERSONS....................................... I-1

                                    SUMMARY

  The following is a summary of certain information contained elsewhere in this Proxy Statement. Reference is made to, and this Summary is qualified in its entirety by, the more detailed information contained elsewhere in this Proxy Statement. Shareholders are urged to read this Proxy Statement and its appendices in their entirety before voting.

DATE, TIME AND PLACE OF THE SPECIAL MEETING

  A Special Meeting of Shareholders (the "Special Meeting") of Leslie's Poolmart (the "Company" or "Leslie's California") will be held on May 23, 1997, at 11:00 a.m., local time, at the Company's headquarters, located at 20630 Plummer Street, Chatsworth, California.

PURPOSE OF THE SPECIAL MEETING

  At the Special Meeting, the Shareholders will consider and vote on (a) a proposal to approve a change in Leslie's California's state of incorporation from California to Delaware (the "Reincorporation") by approving an Agreement of Merger (the "Reincorporation Agreement") (attached to the Proxy Statement as Appendix A), providing for the merger of Leslie's California with and into LPM Holdings, Inc., a wholly-owned Delaware subsidiary of Leslie's California ("Leslie's Delaware"); and (b) a proposal to approve an Agreement and Plan of Merger (the "Merger Agreement") (attached to the Proxy Statement as Appendix B) pursuant to which Poolmart USA Inc. ("Poolmart"), a newly-formed company, will be merged with and into Leslie's Delaware (the "Merger") and each outstanding share of Common Stock will be converted automatically into the right to receive $14.50 in cash payable to the holders thereof, without interest (the "Cash Merger Consideration"), other than 359,505 shares held primarily by members of management of the Company (the "Continuing Stockholders") which shall remain outstanding (representing approximately 5.5% of the outstanding Common Stock) and other than shares held by shareholders who are entitled to and who have perfected their dissenters' rights. In addition, 946,182 shares held by the Continuing Stockholders will be converted into the right to receive $14.50 in cash per share and, with respect to 259,938 shares subject to stock options, the difference between $14.50 per share and the option exercise prices. See "The Proposals," "The Reincorporation" and "The Merger."

RECORD DATE AND QUORUM

  The Board of Directors of the Company (the "Board") has fixed the close of business on April 22, 1997 as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting and any adjournment or adjournments thereof. Each holder of record of Leslie's California Common Stock at the close of business on the Record Date is entitled to one vote for each share then held on each matter submitted to a vote of shareholders. At the Record Date, there were [6,551,566] shares of Leslie's California Common Stock outstanding. The holders of a majority of the outstanding shares entitled to vote at the Special Meeting must be present in person or represented by proxy to constitute a quorum for the transaction of business. See "The Proposals--Vote Required; Record Date."

VOTE REQUIRED

  The affirmative vote of the holders of a majority of (i) the outstanding shares of Leslie's California Common Stock entitled to vote at the Special Meeting pursuant to California law and (ii) the shares of Leslie's California Common Stock voting at the Special Meeting and owned by shareholders who are not Continuing Stockholders (the "Public Shareholders") pursuant to the Merger Agreement, is required to approve the principal terms of both the Reincorporation Agreement and the Merger Agreement. Thus, a failure to vote or a vote to abstain will have the same legal effect as a vote cast against approval. In addition, brokers who hold shares of Leslie's

California Common Stock as nominees will not have discretionary authority to vote such shares in the absence of instructions from the beneficial owners. Approval of postponement or adjournment of the Special Meeting will require the affirmative vote of a majority of the outstanding shares of Leslie's California Common Stock present in person or represented by proxy and entitled to vote at the Special Meeting. A vote to abstain will have the same effect as a vote against postponement or adjournment. See "The Proposals--Vote Required; Record Date."

  At the Record Date, there were [6,551,566] shares of Leslie's California Common Stock outstanding. Shareholders (including the Continuing Stockholders), who collectively owned approximately 22% of the outstanding shares of Leslie's California Common Stock, have agreed to vote their shares for approval of the Merger Transaction. The Company has been advised that all of the other directors and executive officers also intend to vote all their shares in favor of approval. See "The Proposals--Vote Required; Record Date."

PARTIES TO THE MERGER TRANSACTION

  The Company. The Company is the country's leading specialty retailer of swimming pool supplies and related products. As of December 28, 1996, it marketed its products under the trade name Leslie's Swimming Pool Supplies through 259 retail stores in 27 states and a nationwide mail-order catalog. The principal executive offices of the Company are located at 20630 Plummer Street, Chatsworth, California 91311. The Company's telephone number is (818) 993-4212.

  Leslie's Delaware. Leslie's Delaware is a wholly-owned subsidiary of Leslie's California and has not conducted any prior business. The principal executive offices of and telephone number for Leslie's Delaware are the same as the Company.

  Poolmart. Poolmart was recently formed by Leonard Green & Partners, L.P. ("LGP") for the sole purpose of effecting the Merger and has not conducted any prior business. The principal executive offices of Poolmart are located at 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025. Poolmart's telephone number is (310) 954-0444. See "Certain Information Concerning Hancock Group and Green."

THE PROPOSALS

  The Reincorporation Agreement provides that Leslie's California will be merged with and into Leslie's Delaware and that following the Reincorporation, the separate existence of Leslie's California will cease and Leslie's Delaware will continue as the surviving corporation and will continue to operate the business of Leslie's California under the name "Leslie's Poolmart, Inc." Upon consummation of the Reincorporation, each outstanding share of Leslie's California Common Stock will be automatically converted into one share of Leslie's Delaware Common Stock. See "The Reincorporation." Alternatively, if the applicable statutory conditions are met, holders of Leslie's California Common Stock may exercise dissenters' rights. See "Rights of Dissenting Shareholders."

  The principal reasons for the Reincorporation are to cause Delaware corporate law rather than California corporate law to be applicable to Leslie's California's corporate matters including the Merger. In contrast to California law, Delaware law allows the Continuing Stockholders to retain their Continuing Shares in the Merger and to have all other shares of the same class converted into the right to receive cash. See "The Reincorporation--Principal Reasons for the Proposed Reincorporation" and "The Reincorporation--Significant Differences Between the Corporation Laws of California and Delaware." If the Reincorporation is approved by the Company's shareholders, but the conditions to the Merger are not satisfied, the Company intends to consummate the Reincorporation without the Merger. For a comparison of shareholders rights and the powers of management under California and Delaware law, see "Appendix E-- Significant Differences Between the Corporation Laws of California and Delaware."

  The Merger Agreement provides that immediately following the Reincorporation and subject to satisfaction of certain additional conditions, Poolmart, a privately owned Delaware corporation organized by LGP, will be merged into Leslie's Delaware, and that following the Merger, the separate existence of Poolmart will cease and Leslie's Delaware will continue as the surviving corporation. At the Effective Date of the Merger and subject to the conditions and procedures set forth in the Merger Agreement, each share of issued and outstanding Common Stock (other than 359,505 shares owned by the Continuing Stockholders and shares as to which statutory dissenter's rights are properly perfected and not withdrawn) will, by virtue of the Merger, be converted into the right to receive $14.50 in cash, without interest (the "Cash Merger Consideration"). As a result of the Merger, Leslie's California's Common Stock will no longer be publicly traded and will be privately owned by the Continuing Stockholders, an affiliate of LGP and certain other investors. See "The Merger."

EFFECTIVE DATE OF THE MERGER; PAYMENT FOR SHARES

  The Merger will become effective (the "Effective Date") at the time and date when a copy of a certificate of merger is filed with the Secretaries of State of the States of California and Delaware pursuant to the General Corporation Law of the State of California (the "California Law") and the Delaware General Corporation Law ("Delaware Law"). The time of such filing is currently expected to occur as soon as practicable after the Special Meeting, subject to approval of the principal terms of the Reincorporation Agreement and the Merger Agreement at the Special Meeting and satisfaction or waiver of the terms and conditions of the Merger Agreement. See "The Proposals--Effective Date" and "The Merger--Conditions." Detailed instructions with regard to the surrender of certificates, together with a letter of transmittal, will be forwarded to shareholders by Chase Mellon Shareholder Services (the "Disbursing Agent") promptly following the Effective Date. Shareholders should not submit their certificates to the Disbursing Agent until they have received such materials. Payment for shares will be made to shareholders as promptly as practical following receipt by the Disbursing Agent of their certificates and other required documents. No interest will be paid or accrued on the cash payable upon the surrender of certificates. See "The Merger--Payment for Shares." SHAREHOLDERS SHOULD NOT SEND ANY SHARE CERTIFICATES AT THIS TIME.

BACKGROUND OF THE MERGER TRANSACTION

  In December 1995, the Company engaged Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") to serve as its financial advisor in an exploration of strategic alternatives, including a sale of the Company. The marketing of the Company was deferred until August 1996, when an offering memorandum was prepared and contact was made with potential buyers. The Board was advised in November 1996 that this effort had resulted in the receipt of only two indications of interest, both from potential financial buyers, at cash prices ranging from $13.00 to $14.50 per share. Thereafter, a management group led by Hancock Park Associates II, L.P. ("HPA"), the general partners of which are Michael J. Fourticq, Chairman of the Company's Board, and Brian P. McDermott, its President and Chief Executive Officer, presented an offer to purchase Leslie's California Common Stock for a cash price of $14.50 per share. The offer was publicly announced on November 12, 1996.

  On November 11, 1996, a special committee of the Board (the "Special Committee") was appointed to evaluate proposals for business combinations, including that submitted by HPA. The Special Committee engaged DLJ as its financial advisor to negotiate with HPA as well as to seek other proposals and render a fairness opinion. The Special Committee also retained Dillon, Read & Co. Inc. ("Dillon Read") to review any proposed business combination and to render its opinion. LGP, one of the financial buyers that had indicated interest, was encouraged to make a proposal. In December, LGP clarified its earlier indication of interest and stated its desire to sponsor a leveraged recapitalization which would deliver $15.00 per share cash to the existing shareholders. LGP stated that the indicated transaction was subject to completion of due diligence, the availability of financing, including preferred stock financing from Occidental Petroleum Corporation ("Occidental"), negotiation and completion of transaction documentation and endorsement of this transaction by management and the Board. After completing its due diligence and engaging in discussions with certain potential sources of financing, LGP concluded that it would not participate in a transaction valuing the Company at more than $14.50 per share. Further discussions led eventually to a combined proposal by HPA and LGP for the Merger Transaction.

  For a more complete discussion of the background, see "Special Factors-- Background of the Merger Transaction."

THE SPECIAL COMMITTEE'S AND BOARD'S RECOMMENDATION

  The Special Committee considered the proposal for the Merger Transaction and actively negotiated the terms of the Reincorporation Agreement and the Merger Agreement. The seasonality of the Company's business, its dependence upon weather, the thin trading market for Leslie's California Common Stock, the very limited analyst following for the stock and the difficulty of predicting future financial performance, all contributed to the Special Committee's belief that the alternative of remaining a public company was not in the best interests of the shareholders and that the proposed transaction was the best alternative to enhance shareholder value under present circumstances.

  Both DLJ and Dillon Read rendered their opinions that, as of the dates of such opinions, and subject to the assumptions, limitations and qualifications set forth in such opinions, the Cash Merger Consideration to be received in the Merger Transaction by the Public Shareholders was fair, from a financial point of view. The Special Committee has determined that the Merger Transaction is fair to, and in the best interests of, the shareholders of Leslie's California and unanimously recommended to the Board that the Reincorporation Agreement and the Merger Agreement be approved. See "Special Factors--The Special Committee's and Board of Directors' Recommendation."

  On February 26, 1997, the Board met and, after considering the recommendation of the Special Committee and the fairness opinions of DLJ and Dillon Read, unanimously approved the Reincorporation Agreement and the Merger Agreement and determined that the Merger Transaction is fair to, and in the best interests of, the shareholders of Leslie's California. THE SPECIAL COMMITTEE AND THE BOARD RECOMMEND THAT THE LESLIE'S CALIFORNIA SHAREHOLDERS VOTE TO APPROVE THE PRINCIPAL TERMS OF THE REINCORPORATION AGREEMENT AND THE MERGER AGREEMENT. See "Special Factors--The Special Committee's and Board of Directors' Recommendation."

  Certain members of the management and the Board have certain interests which present them with potential or actual conflicts of interest in connection with the Merger Transaction. See "Special Factors--Interests of Certain Persons in the Merger."

OPINIONS OF INVESTMENT BANKERS

  The Special Committee retained DLJ to act as its financial advisor and Dillon Read to review any proposed business combination and render its opinion. Both DLJ and Dillon Read provided opinions dated February 26, 1997 to the Special Committee and the Board that, as of that date, and subject to the assumptions, limitations and qualifications set forth in such opinions, the Cash Merger Consideration to be received in the Merger Transaction by the Public Shareholders was fair, from a financial point of view. The full text of the written opinions of DLJ and Dillon Read, which set forth a description of assumptions made, matters considered and limitations on the review undertaken by DLJ and Dillon Read, are attached as Appendix C and Appendix D, respectively, to this Proxy Statement. Shareholders are urged to read such opinions carefully in their entirety. See "Special Factors--Opinion of DLJ" and "--Opinion of Dillon Read."

PURPOSE AND REASONS OF THE HANCOCK GROUP AND LGP FOR THE MERGER TRANSACTION

  The purpose of Michael J. Fourticq, Brian P. McDermott, Gregory Fourticq, Richard H. Hillman and Robert D. Olsen (collectively, the "Hancock Group") and Green Equity Investors II, L.P., an affiliate of LGP

("Green"), for engaging in the transactions contemplated by the Merger Agreement is to acquire 100% ownership of the Company, before giving effect to the grant of options and the issuance of warrants described below. Upon consummation of the Merger, members of the Hancock Group will continue a portion of their investment in the Company through ownership of the Continuing Shares and, along with the Public Shareholders, will be able to receive substantial cash proceeds from the Merger for the remainder of their investment in the Company on the same terms as the Public Shareholders. Additionally, certain members of Leslie's California's management will receive options to purchase Leslie's Delaware Common Stock. As a result of the Merger, Green will, for an investment of $15.3 million, acquire shares of Leslie's Delaware that will represent approximately 73.6% of the Leslie's Delaware Common Stock outstanding upon consummation of the Merger, and the Hancock Group and current management will, for an investment of $5.5 million (representing the Continuing Shares together with the purchase of additional shares of Leslie's Delaware Common Stock), own approximately 26.4% of the outstanding shares. After giving effect to the issuance, and exercise, of stock options to members of the Hancock Group and management of the Company and the issuance, and exercise, of warrants to purchase Leslie's Delaware Common Stock to Occidental, Green would own 50.1% of the outstanding shares of Leslie's Delaware Common Stock, members of the Hancock Group and current management would own 34.9% of the outstanding shares and Occidental would own 15.0% of the outstanding shares of Leslie's Delaware Common Stock. See "Special Factors--Purpose and Reasons of Hancock Group and Green for the Merger Transaction."

  As a private company, the Company will have greater operating flexibility to focus on its long-term value by emphasizing continuing growth and operating cash flow without the constraint of the public market's emphasis on quarterly earnings and the potentially disruptive effect of the Company's seasonality and impact of weather conditions.

POSITION OF THE HANCOCK GROUP AS TO FAIRNESS OF THE MERGER TRANSACTION

  The members of the Hancock Group have considered the factors examined by the Special Committee and the Board (described in detail in "Special Factors--The Special Committee's and Board of Directors' Recommendation") and members of the Hancock Group believe that these factors, when considered together, provide a reasonable basis for them to believe, as they do, that the Merger Transaction is fair to the Company's shareholders. This belief should not, however, be construed as a recommendation to the Company's shareholders by the members of the Hancock Group in their capacity as shareholders to vote to approve the principal terms of the Reincorporation Agreement on the Merger Agreement. See "Special Factors--Position of Hancock Group as to Fairness of the Merger Transaction."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  In considering the recommendation of the Board with respect to the Merger Transaction, shareholders should be aware that certain officers and directors of Leslie's California and affiliates and persons related to these officers and directors have interests in connection with the Merger Transaction which may present them with actual or potential conflicts of interest (described in more detail under "Special Factors--Interests of Certain Persons in the Merger"). These interests include those described below.

  After consummation of the Merger, members of the Hancock Group will own the Continuing Shares and members of that group and continuing management will receive options to purchase Leslie's Delaware Common Stock, all of which could in the aggregate represent as much as 34.9% of the total common stock ownership of Leslie's Delaware.

  Occidental is currently a holder of $10 million in principal amount of subordinated debentures issued by the Company in 1995 that are convertible, upon 91 days' prior notice, into Leslie's California Common Stock at a price of $20.95 per share. It is expected that Occidental will provide $28 million of preferred stock financing (with warrants) for the Merger, for consideration consisting of cash and the exchange of these debentures. See

"The Merger--Financing." Additionally, a subsidiary of Occidental supplies substantially all of the Company's requirements for chemical chlorine, and it is expected that after consummation of the Merger, this agreement will be extended upon terms that will be mutually satisfactory to the parties. An officer and a director of Occidental is a director of Leslie's California.

  Under the terms of a management agreement to be entered into between Leslie's Delaware and LGP, (i) upon consummation of the Merger, Leslie's Delaware will pay LGP a transaction fee in the amount of $1.4 million, one-half of which will be paid to HPA for distribution among HPA, Michael J. Fourticq, the Chairman of the Board, Brian P. McDermott, the President and Chief Executive Officer, and Robert D. Olsen, the Chief Financial Officer of Leslie's California, and (ii) Leslie's Delaware will pay LGP an annual management fee equal to 1.6% of the total sums invested in Leslie's Delaware by Green.

  After consummation of the Merger, Leslie's Delaware, Green, the members of the Hancock Group, Occidental and other stockholders and option holders of Leslie's Delaware will be parties to a Stockholders Agreement that will provide for certain rights and obligations of the parties. See "The Merger--Financing."

  Certain members of the Board and the Special Committee own Leslie's California Common Stock or options to purchase Leslie's California Common Stock which will be converted into the Cash Merger Consideration or a cash payment for cancellation of stock options (see "The Merger--Treatment of Stock Options") upon consummation of the Merger. For their duties on the Special Committee, the members of the Special Committee each received the sum of $50,000. See "Special Factors--Interests of Certain Persons in the Merger."

  The Merger Agreement provides that the current and former directors and officers of the Company (including the members of the Special Committee) and, after the Reincorporation, of Leslie's Delaware, will be indemnified by the Company and Leslie's Delaware, to the full extent permitted by applicable law, against any costs, expenses, losses, damages, liabilities, claims, fines, judgments and amounts paid in settlement, and will be advanced reasonable costs and expenses (including fees and disbursements of legal counsel), in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to the approval and consummation of the transactions contemplated by the Merger Agreement. In addition, the directors and executive officers of the Company and Leslie's Delaware will be provided with continuing directors' and officers' liability insurance coverage following the Merger, subject to certain limitations. See "Special Factors--Interests of Certain Persons in the Merger."

CERTAIN EFFECTS OF THE MERGER

  As a result of the Merger, the entire equity interest in the Company will be owned by Green, the members of the Hancock Group, Occidental and certain members of the Company's management. The Public Shareholders will no longer have any interest in, and will not be shareholders of, the Company, and therefore will not participate in its future earnings and growth. Instead, each such holder of Common Stock will have the right to receive $14.50 in cash, without interest, for each share held (other than the Continuing Shares and shares in respect of which dissenters' rights have been perfected). Although an equity investment in Leslie's Delaware following the Merger involves substantial risk resulting from the limited liquidity of any such investment and the high debt-to-equity ratio and consequent substantial fixed charges that will apply to Leslie's Delaware after the Merger, if the Company's projections are realized, the value of such an equity investment would be considerably greater than the original cost thereof. Further, even if the projections are not met, the investors in Leslie's Delaware may earn a substantial return on their investment. See "Special Factors--Interests of Certain Persons in the Merger," and "Certain Forward Looking Information." In addition, the Company's Common Stock will no longer be traded on the Nasdaq National Market, price quotations will no longer be available and the registration of the Leslie's California Common Stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), will be terminated. See "Special Factors--Certain Effects of the Merger."

CONDITIONS TO THE MERGER; TERMINATION; EXPENSES

  Each party's obligation to effect the Merger is subject to satisfaction of a number of conditions, most of which may be waived by a specified party or parties. The most significant conditions to consummating the Merger include (i) obtaining the vote by holders of a majority of the shares of Leslie's California Common Stock and by holders of a majority of shares of Leslie's California Common Stock voted at the Special Meeting and held by the Public Shareholders, (ii) obtaining all consents and approvals, (iii) the completion of the Reincorporation, (iv) obtaining the necessary financing for the Merger,
(v) that the representations and warranties of the parties shall be true and correct in all material respects as of February 26, 1997 and as of the Effective Date of the Merger except for certain changes that are specifically permitted, and (vi) the Merger being accounted for as a recapitalization. See "The Merger--Conditions."

  At any time prior to the Effective Date, the Merger Agreement may be terminated by the mutual consent of the boards of directors of Leslie's California, Leslie's Delaware and Poolmart. In addition, any of the parties may terminate the Merger Agreement prior to the Effective Date (i) if the Merger has not been effected on or before June 30, 1997 (which failure to become effective shall not be caused by the party desiring to terminate, and which date will be extended automatically for up to 60 days during the pendency of any nonfinal ruling or order prohibiting the Merger or the holding of the Special Meeting) or (ii) if a court or other governmental entity permanently enjoins, restrains or prohibits the Merger and such action is final and non-appealable. See "The Merger--Termination, Amendment and Waiver."

  The Merger Agreement may be terminated by Poolmart if (i) the Board or Special Committee withdraws or modifies its recommendations concerning the Merger Transaction or approves an alternative proposal not involving Poolmart,
(ii) there is a material adverse change in the Company's business, (iii) the vote at the Special Meeting to approve the Reincorporation or the Merger is not obtained, (iv) Leslie's California fails to perform its obligations to notify Poolmart and to refrain from soliciting or initiating any other acquisition proposal not involving Poolmart or (v) Leslie's California fails to hold the Special Meeting by June 16, 1997 and either an entity or group other than Poolmart becomes the beneficial owner of 15% of the Leslie's California Common Stock or a third person makes an alternative acquisition proposal, unless Leslie's California can show that the failure to hold the Special Meeting was caused by factors other than the knowledge of an alternative acquisition proposal. See "The Merger--Termination, Amendment and Waiver."

  Leslie's California may terminate the Merger Agreement if the Board or Special Committee determines the continued recommendation is likely to be a breach of fiduciary duty to Leslie's California and its shareholders under California law or the required vote of shareholders at the Special Meeting is not obtained. See "The Merger--Termination, Amendment and Waiver."

  Leslie's California has agreed to pay a termination fee in the amount of $1,750,000 to LGP if the Merger Agreement is terminated due to a determination by the Board or Special Committee not to continue to recommend the Merger because to do so would be reasonably likely to be a breach of the Board's fiduciary duty or if the required shareholder vote at the Special Meeting is not obtained. The termination fee shall also be due if Poolmart terminates the Merger due to (i) a withdrawal or modification of the recommendation by the Board or the Special Committee, (ii) the failure to obtain the required shareholder vote at the Special Meeting, (iii) a material breach by Leslie's California of its nonsolicitation covenant or (iv) a failure to hold the Special Meeting by June 16, 1997 and either a third person becomes a 15% holder of Leslie's California Common Stock or an alternative acquisition proposal is made known to certain affiliates of Leslie's California unless Leslie's California can show that such failure to hold a meeting is due primarily to factors other than the alternative acquisition proposal. An additional $750,000 termination fee payment will become due to LGP if, within twelve months of any termination of the Merger Agreement described in this paragraph, either Leslie's Delaware or Leslie's California consummates an alternative acquisition proposal transaction. Any termination fee will be paid by Leslie's Delaware if the Reincorporation has occurred. See "The Merger--Termination Fee."

  Each of the parties has agreed to pay its own costs and expenses in connection with the Merger Transaction; however, Leslie's California has agreed to pay or reimburse HPA for up to $1 million of its out-of-pocket expenses actually incurred in connection with the Merger Transaction. In addition, if the Merger is not consummated by reason other than a material failure by Poolmart to perform its obligations under the Merger Agreement, Poolmart shall be reimbursed up to $750,000 for its out-of-pocket expenses incurred in connection with the Merger Transaction. See "The Merger--Expenses."

FEDERAL INCOME TAX CONSEQUENCES

  The conversion of Leslie's California Common Stock into Leslie's Delaware Common Stock pursuant to the Reincorporation should not be a taxable event to the holders of Leslie's California Common Stock. See "Federal Income Tax Consequences."

  The receipt of the Cash Merger Consideration by holders of Common Stock pursuant to the Merger will be a taxable transaction for federal income tax purposes. For a more detailed discussion of the federal income tax consequences of the Merger, see "Federal Income Tax Consequences." All holders of Leslie's California Common Stock are urged to consult their tax advisors to determine the effect of the Merger Transaction on such holders under federal, state, local and foreign tax laws. The receipt of the Cash Merger Consideration by members of the Hancock Group for shares of Common Stock which will be converted in the Merger into the Cash Merger Consideration will be a taxable transaction for federal income tax purposes. See "Federal Income Tax Consequences."

ACCOUNTING TREATMENT

  The Merger will be treated as a recapitalization for accounting purposes.

FINANCING OF THE MERGER

  It is estimated that approximately $173.8 million will be required to consummate the Merger and provide current and future working capital for Leslie's Delaware. This sum will be provided by (i) the Continuing Shares ($5.2 million), (ii) Green ($15.3 million), (iii) issuance of certain shares of Leslie's Delaware to management ($0.3 million), (iv) issuance to Occidental of preferred stock and warrants to purchase Leslie's Delaware Common Stock ($28.0 million), (v) the sale of senior notes ($85.0 million) and (vi) a revolving credit facility ($40.0 million). HPA and LGP have received proposals and letters from various sources to provide this financing, but these proposals and letters are subject to numerous conditions and are not legally enforceable. See "The Merger--Financing."

MARKET PRICES FOR COMMON STOCK AND DIVIDENDS

  Leslie's California Common Stock is traded on the Nasdaq National Market (symbol: LESL). The following table sets forth the high and low sales prices for each quarterly period for the two most recent fiscal years. The stock prices have been adjusted to give effect to a 5% stock dividend effective in August 1995.

                                                      1996            1995
                                                ---------------- ---------------
                                                 HIGH     LOW     HIGH     LOW
                                                ------- -------- ------- -------
   First Quarter............................... $14 1/2 $12 1/2  $15     $12 3/8
   Second Quarter..............................  19 1/2  13 1/4   16 5/8  12 1/8
   Third Quarter...............................  17 1/4  10 7/16  16 1/4  12 1/2
   Fourth Quarter..............................  14 1/2  10 1/2   16 1/4  12 1/2

During the first quarter of 1997, the high and low sales prices were $    and
$   , respectively.

  On November 11, 1996, the last trading day prior to the issuance of a press release by Leslie's California stating that it had received a proposal from a group led by management for the purchase of the Company, the closing price per share of the Leslie's California Common Stock as reported by Nasdaq was $11.50. On February 26, 1997, the last trading day prior to the announcement of the execution of the Reincorporation Agreement and the Merger Agreement, the closing price per share of the Leslie's California Common Stock as reported by Nasdaq was $13. On April , 1997, the last trading day prior to the mailing of this Proxy Statement, the closing price per share of Leslie's California Common
Stock as reported by Nasdaq was $   .

  At April , 1997, there were approximately 1,000 beneficial holders of the Leslie's California Common Stock.

  The Company does not currently pay cash dividends on the Leslie's California Common Stock and intends to retain earnings for use in the operation and expansion of its business. However, in August, 1995 and April, 1994 Leslie's California declared 5% stock dividends for shareholders of record as of August 31, 1995 and April 29, 1994, respectively.

RIGHTS OF DISSENTING SHAREHOLDERS

  The Merger Agreement contemplates that the shareholders may be entitled to require the Company to purchase their shares for cash at their fair market value as of the day before the first announcement of the terms of the merger, excluding any appreciation or depreciation in consequence of the merger ("Dissenters' Rights") if demands for payment are filed with respect to 5% or more of the outstanding shares of Common Stock ("Dissenting Shares"). The obligation of Poolmart to effect the Merger is subject to the condition, which may be waived by Poolmart, that holders of 5% or more of the Leslie's California Common Stock not exercise their Dissenters' Rights.

  A dissenting shareholder who wishes to exercise dissenters' rights and require the Company to purchase his or her shares of Common Stock must:

    (1) vote against the Reincorporation any or all of the shares of Leslie's California Common Stock entitled to be voted (shares of Leslie's California Common Stock not voted are not considered to be voted against the Reincorporation for purposes of this requirement and will not be counted toward the 5% minimum for Dissenters' Rights to exist); provided that if a shareholder votes part of the shares entitled to be voted in favor of the Reincorporation, and fails to specify the number of shares voted, it is conclusively presumed that such shareholder's approving vote is with respect to all shares entitled to be voted;

    (2) make written demand upon the Company or its transfer agent, which is received not later than the date of the Special Meeting, setting forth the number of shares of Common Stock demanded to be purchased by the Company and a statement as to claimed fair market value of such shares at November 11, 1996; and

    (3) submit for endorsement, within 30 days after the date on which the notice of approval by the shareholders is mailed to such shareholders, to the Company or its transfer agent the certificates representing any shares in regard to which demand for purchase is being made, or to be exchanged for certificates of appropriate denominations so endorsed, with a statement that the shares are Dissenting Shares.

  Dissenters' Rights are technical in nature and complex. Shareholders desiring to exercise Dissenters' Rights and to obtain appraisal of the fair value of their shares should consult counsel, since the failure to comply strictly with the provisions of California law may result in a waiver or forfeiture of their Dissenters' Rights. A copy of Chapter 13 of the California Corporations Code, which describes requirements and procedures for dissenters' rights, is attached hereto as Appendix F. See "Rights of Dissenting Shareholders."

SUMMARY OF SELECTED CONSOLIDATED FINANCIAL DATA

  The following table presents certain summary selected consolidated financial data of the Company as of and for each of the five years in the period ended December 28, 1996. This financial data was derived from the audited historical consolidated financial statements of the Company and should be read in conjunction with the historical consolidated financial statements of the Company and "Management's Discussion and Analysis of Financial Condition and Results of Operations" elsewhere in this Proxy Statement.

                            YEAR ENDED YEAR ENDED  YEAR ENDED DECEMBER 31,
                             DEC. 28,   DEC. 30,  ---------------------------
                               1996       1995      1994      1993     1992
                            ---------- ---------- --------  --------  -------
                                (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
STATEMENTS OF INCOME
Net Sales..................  $191,640   $162,456  $141,553  $119,955  $96,337
Gross Profit...............    72,760     60,399    55,469    48,289   39,017
Gross Margin...............      38.0%      37.2%     39.2%     40.3%    40.5%
Loss (Gain) on Disposition
 of Fixed Assets...........       750         27      (106)      120       26
Depreciation and
 Amortization..............     4,326      3,374     2,393     2,389    2,423
Income from Operations.....     9,400      6,691     9,569     6,350    4,330
Interest Expense...........     2,786      2,708     1,733     1,189      829
Net Income.................     3,869      3,407     4,584     3,035    2,146
PER SHARE DATA(1)
Net Income Per Share.......  $    .57   $    .52  $    .70  $    .47  $   .34
Book Value Per Share.......  $   5.55   $   4.91  $   4.18  $   3.41  $  2.90
Weighted Average Shares
 Outstanding...............     6,790      6,614     6,515     6,464    6,399
BALANCE SHEET DATA
Working Capital............  $ 12,718   $ 13,007  $  8,072  $  8,957  $ 7,387
Total Assets...............    83,157     79,529    61,717    49,532   44,888
Current Ratio..............      1.45       1.47      1.38      1.73     1.56
Long-term Debt.............    15,581     17,843    11,272    12,751   10,220
Stockholders' Equity.......    36,315     31,921    26,339    21,041   17,820
SELECTED OPERATING DATA
Capital Expenditures.......  $  8,807   $  9,550  $  7,394  $  5,532  $ 3,343
EBITDA(2)..................    14,476     10,092    11,856     8,859    6,779
Number of Employees at
 Year-end..................     1,055        780       678       565      533
Stores Operated at Year-
 end.......................       259        224       180       158      143
Comparable Store Sales
 Growth....................       9.9%       6.0%     12.9%     11.7%     2.4%

--------
(1) Prior year amounts have been adjusted to reflect the 5% stock dividends effective in April 1994 and August 1995.
(2) Earnings before interest, taxes, depreciation, amortization and loss (gain) on disposition of fixed assets.

CERTAIN FORWARD LOOKING INFORMATION

  The Company does not as a matter of course make public forecasts or projections as to future financial performance. However, management has prepared and presented projections to LGP, representatives of the Special Committee, DLJ, Dillon Read and various financing sources. See "Certain Forward Looking Information."

                                SPECIAL FACTORS

BACKGROUND OF THE MERGER TRANSACTION

  The Board and management have from time to time considered strategic alternatives for the Company, including acquisitions within its industry, diversification of its business into strategically complementary areas and a sale of the Company. In December 1995, at the Board's direction, the Company engaged DLJ to serve as its financial advisor in an exploration of strategic alternatives, including a sale of the Company.

  In early 1996, representatives of DLJ advised management that it would be preferable to defer active marketing of the Company until the summer of 1996. Because the Company's operations are highly seasonal and it typically incurs losses in the fourth and first quarters, and because its 1995 operating results had been disappointing, DLJ believed that the Company would be more attractive to potential buyers when sales results from its second quarter in 1996 became available. DLJ's recommendation was accepted by management and the Board.

  In August 1996, an offering memorandum was prepared and DLJ was authorized to contact potential strategic and financial buyers identified by DLJ and management. Contact was made with 49 prospects, including 37 potential strategic buyers and 12 potential financial buyers. A total of 12 prospects signed confidentiality agreements and received information concerning the Company.

  Consistent with the Board's prior discussions, management also looked for appropriate acquisitions for the Company from among certain of the potential strategic buyers. Messrs. Fourticq and McDermott contacted and/or met with certain potential strategic buyers of the Company.

  At a meeting on November 6, 1996, representatives of DLJ advised the Board that DLJ's efforts had not generated any significant interest in the purchase of the Company by a strategic buyer and had not located an available strategic acquisition candidate or business. The result of their efforts with potential financial buyers had been the receipt of two preliminary indications of interest, which they proceeded to review and discuss with the Board. Each of these financial buyers, one of which was LGP, indicated that it would be interested in further exploration, possibly leading to a firm offer to purchase the Company. Each of these preliminary indications of interest was subject to various contingencies, including due diligence and financing. LGP mentioned a possible price of $14.50 per share and the other mentioned a range of $13.00 to $14.00 per share.

  The DLJ representatives also engaged the Board in a discussion regarding the Company, including its historical trading performance, valuation methodologies, its performance relative to other comparable public companies and comparable mergers and acquisitions. They also informed the Board that other types of transactions designed to increase shareholder value, including a leveraged recapitalization, had been considered, but no compelling alternative to remaining a public company or seeking a potential buyer had been identified.

  The Board concluded that the two indications of interest, though preliminary, were both from credible buyout firms and in a price range that DLJ had advised was appropriate in light of the efforts to market the Company, a review of the marketplace for comparable companies and the Company's performance. Accordingly, the Board believed that these preliminary indications of interest should receive further consideration.

  After the DLJ representatives were excused from the November 6 Board meeting, Mr. McDermott stated that he and Mr. Fourticq, together with certain other members of the Company's senior management, were considering making an offer to purchase the Company. He also stated that Mr. Hillman was likely to participate in the transaction and the participation of Mr. Canning and of Occidental (of which Dr. Laurance is President) would be sought. He stated that while the management group was not able to present an offer at that time, they hoped to be ready to do so within the next seven to ten days.

  After consulting counsel and discussing the matter, the Board determined that it was in the Company's best interest to add two outside directors to the Board. These new Board members would then be appointed to a special committee to evaluate and negotiate the indications of interest and any other indications of interest or offers received, and to make a recommendation to the full Board. The Board determined that Mr. Canning and Dr. Laurance were the Board members whose interests in a possible management buyout transaction were the most remote and appointed them to take the lead on an interim basis in the selection of new directors to serve as a special committee.

  A provision in the Company's bylaws limits the size of the Board to seven members. At the time, there were six directors and one vacancy. It was, therefore, determined that one of the Board members would need to resign to accommodate the addition of two new Board members. Mr. Canning and Dr. Laurance suggested that it would be most appropriate for Mr. Dashe, as the lower ranking officer on the Board, to resign in order to create a second vacant position. Mr. Dashe was amenable to the suggestion, and submitted his resignation after the conclusion of the November 6 Board meeting.

  Mr. Canning and Dr. Laurance then directed the Company's General Counsel, Ms. Cynthia G. Watts, to retain outside special counsel experienced in transactions of this sort to advise the Company in selecting the new Board members and establishing a special committee. They directed Ms. Watts to work with them in identifying and contacting potential Board members who might be qualified to serve in such a situation and agreed to notify the Board members when the candidates had been selected for their approval.

  Over the next few days, several candidates were identified and Dann V. Angeloff and Clarence T. Schmitz were selected as well-qualified individuals with extensive experience in transactions of the sort proposed. Their names and qualifications were presented to the Board and, on November 11, 1996, they were unanimously elected to the Board and appointed to be the Special Committee charged with considering any possible business combination that might be proposed, including any proposal that might be made by management of the Company.

  After the close of business on November 11, 1996, the Company received an offer for the purchase of all of the outstanding stock of the Company from a management group led by HPA. The Company issued a press release on November 12, 1996, stating that the Company had received the offer, as well as two preliminary indications of interest regarding purchase of the Company. The press release also stated that Messrs. Angeloff and Schmitz had been elected to the Board and had been appointed to a Special Committee to consider the offer, the indications of interest and any other proposals that might be received.

  The full text of the press release is set forth below:

                 LESLIE'S POOLMART ANNOUNCES IT HAS RECEIVED
                    AN OFFER TO ACQUIRE OUTSTANDING SHARES

    CHATSWORTH, California, November 12, 1996--Leslie's Poolmart (the "Company") (Nasdaq/LESL) today announced that it has received an offer from Hancock Park Associates II, L.P. ("Hancock Park"), a partnership consisting of Michael J. Fourticq and Brian P. McDermott, the Chairman of the Board and Chief Executive Officer, respectively, of the Company, to acquire in a cash merger all the outstanding shares of Common Stock of the Company for a cash purchase price of $14.50 per share. The Company currently has approximately 6,550,000 shares of Common Stock outstanding and 960,000 shares subject to employee and director stock options.

    The proposed acquisition would be effected through a transaction between the Company and a newly organized corporation that will be owned and controlled by Hancock Park. Certain of the directors of the Company and certain of their affiliated entities would also be stockholders of the new corporation. Hancock Park indicated that certain additional officers of the Company will also be invited to invest in the new corporation. Some of the Company shares held by Mr. Fourticq and Mr. McDermott and the other participants in the new corporation would also be cashed out along with the shares of the other Company stockholders in the merger.

    The offer from Hancock Park is conditioned upon, among other things, the receipt by Hancock Park of sufficient and satisfactory financing in order to complete the transaction, approval of the transaction by the Board of Directors of the Company and receipt by the Board of Directors of an opinion of an independent investment banking firm that the $14.50 per share price is fair to the Company stockholders from a financial point of view.

    The Company announced that it had also received preliminary indications of interest from two other firms to acquire the Company in a cash-for-shares transaction at prices equal to or less than the Hancock Park offer. Such indications of interest contemplate that certain members of the Company's management would participate as stockholders of the acquiring company, and are subject to significant contingencies, including due diligence and financing. The Board stated that the Company has been engaged in a process of evaluating alternatives to maximize shareholder value with the assistance of a financial advisor, and that the offer, as well as the indications of interest from the other parties, have arisen as a result of that process.

    The Company also announced that it has expanded its Board of Directors to include Dann Angeloff and Clarence Schmitz. Mr. Angeloff is President of The Angeloff Company, a corporate financial advisory firm based in Los Angeles, California. Mr. Schmitz is Executive Vice President of Jefferies & Company, Inc., a Los Angeles, California-based investment banking firm. To accommodate the addition of the two new board members, Mr. Murray Dashe has resigned his position as a Director, but will remain in his role as the Company's Chief Operating Officer.

    The Company explained that a special committee of its Board of Directors, comprised of Mr. Angeloff and Mr. Schmitz, has been established to consider the Hancock Park offer, the two indications of interest, and any other proposals which may be received. The special committee is empowered to evaluate and negotiate such proposals and to make a recommendation to the Board of Directors with respect to any proposed transaction. Neither member of the special committee would have any financial or other interest in the acquiring companies for any of the possible transactions under consideration. There can be no assurance that any transaction will be consummated.

    Founded in 1963, Leslie's Poolmart is the country's leading specialty retailer of swimming pool supplies and related products. The Company currently markets its products through 259 retail stores in 27 states and a nationwide mail-order catalog.

  On November 18, 1996, the Special Committee met with special counsel to the Company and Ms. Watts. The Special Committee discussed the selection of counsel and was advised as to the background and efforts of DLJ as financial advisor to the Company, the offer presented by HPA and other indications of interest, and an expense reimbursement agreement requested by HPA. They then discussed the engagement of a financial advisor and the process for gathering additional information concerning the Company. Mr. McDermott and Robert D. Olsen, the Company's Chief Financial Officer, made a presentation to the Special Committee about the Company.

  On November 26, 1996, the Special Committee conducted interviews with several law firms and retained Heller Ehrman White & McAuliffe to act as its counsel.

  On December 2, 1996, the Special Committee met with its counsel. The members reviewed the activities prior to the meeting and dealt with some organizational matters. The terms of the Company's earlier engagement of DLJ as its financial advisor were described and discussed, and the Special Committee members reported on inquiries that had been made by other investment bankers. Ms. Watts joined the meeting and Mr. McDermott was reached by telephone to further explore the relationship with DLJ, the structure and financing of the HPA offer and the background of discussions leading to the offer. Following the call, the Special Committee discussed the other indications of interest and determined to defer consideration of the requested reimbursement of HPA's expenses. Following the meeting, the Special Committee members contacted two other investment banking firms to determine their availability and the cost of evaluating any proposed business combination and rendering an opinion as to fairness.

  On December 4, 1996, the Special Committee and its counsel met with DLJ. The engagement of DLJ by the Company was reviewed, as well as the general relationship with the Company. The DLJ representatives described the process and timing of soliciting interest for purchase of the Company, the preliminary indications of interest received, the prospects for securing financing and the presentation it had made to the Board of Directors. They commented on the status of DLJ's engagement, which had expired, and the computation of its transaction fee. After they left the meeting, the Special Committee determined to engage DLJ as its financial advisor and, since DLJ had a prior relationship with members of management, to seek an additional fairness opinion from another investment banking firm in the event that the HPA offer were to be accepted. The Special Committee and its counsel then met with DLJ and agreement was reached on the terms of its engagement. Following the meeting, the Special Committee selected Dillon, Read & Co. Inc. ("Dillon Read") and made arrangements for its engagement for the purpose of reviewing any proposed business combination and rendering an opinion as to fairness.

  On December 5, 1996, the Special Committee and its counsel met by conference telephone with DLJ to discuss the various actions to be taken and the timing. Another conference call was held on December 11, 1996, for the purpose of DLJ updating the Special Committee as to the work that it had done, and in particular the results of its due diligence meeting with the Company's management and communications with the two firms that had submitted indications of interest. DLJ found in its meeting with management that the Company's financial results had deteriorated from those projected in the offering memorandum and in earlier discussions with management. It was agreed that contact would be made by DLJ with several other potential strategic buyers.

  On December 16, 1996, the Special Committee and its counsel met by conference telephone with Dillon Read to review the status of its due diligence concerning the Company. Later that day, a conference call was held with DLJ to review the status of its contacts with those that had submitted preliminary indications of interest and to discuss contacts that were to be made with HPA's financing sources and other potential buyers. The Special Committee and its counsel then spoke by telephone with Mr. McDermott to discuss contacting the financing sources, the terms of the DLJ engagement and the projected financial results of the Company.

  On December 17, 1996, the Special Committee and its counsel received a report by conference telephone from DLJ as to its contacts with the financing sources for the HPA offer and discussions with other potential buyers that had been contacted about the Company.

  At a regular meeting of the Board on December 18, 1996, the Special Committee reported to the Board on its progress, including the terms of engagement of DLJ and Dillon Read, the status of negotiation of a merger agreement with HPA and contact being made with the other parties indicating an interest in the Company. The Special Committee again deferred entering into any expense reimbursement agreement with HPA, but recommended that the Company advance HPA's legal fees for the preparation of proxy materials. The recommendation was adopted by the Board.

  On December 20, 1996, the Special Committee and its counsel met by conference telephone to discuss a draft of a merger agreement that had been submitted by counsel for HPA. The Special Committee had earlier received a copy of a merger agreement that contained some preliminary changes made by counsel to HPA after negotiations with counsel to the Special Committee. In the meantime, DLJ was urging LGP to clarify its position prior to the December 25th holiday.

  On December 24, 1996, a conference call was held with the Special Committee, its counsel and DLJ to discuss a letter that had been received earlier that day from LGP. DLJ agreed to distribute the LGP letter to other Board members and to contact Occidental and senior management. The letter from LGP clarified an earlier indication of interest and stated a desire to sponsor a leveraged recapitalization which would deliver $15.00 per share cash to existing shareholders. The letter outlined the sources and uses of funds, including $10 million of common stock and $50 million of two classes of preferred stock. The LGP letter assumed that Occidental would provide the senior preferred stock investment and that the common stock would be held by LGP, management and existing shareholders, with existing shareholders retaining 5% of the outstanding stock and management purchasing $1 million of common stock. The indication of interest was subject to the availability of financing, completion of its due diligence investigation, endorsement by management and the Board and negotiation of documentation that would be satisfactory to LGP and the Company.

  On January 3, 1997, the Special Committee and Board received from HPA a letter comparing the LGP indication of interest to its offer and urging the acceptance of its offer.

  The Special Committee met on January 6, 1997, by conference telephone with its counsel and DLJ. DLJ reported on its conversations with LGP, which indicated a continuing strong interest. To move the process along, the Special Committee determined to set dates for final bids and financing commitments, being January 15th and 20th, respectively. These dates were then communicated to HPA and LGP. On January 8, 1997, DLJ sent a letter to LGP requesting the submission of a definitive proposal, describing the terms of the proposal and forwarding a form of merger agreement for comment in connection with any proposal to be made.

  On January 10, 1997, the Special Committee met with Mr. McDermott and HPA's counsel with a view to finalizing the terms of a merger agreement should the HPA offer be approved by the Special Committee and recommended to the Board. The language was agreed to and the status of financing was explored by the Special Committee. A request was made to increase the $14.50 price offered by HPA, which was rejected by Mr. McDermott. The Special Committee indicated its agreement to a $1 million expense reimbursement provision with no termination fee.

  During the weeks of January 6th and 13th, LGP conducted a due diligence investigation of the Company, including evaluation of its business plan and projected operating results, engaged in discussions with potential financing sources and thereafter concluded it would not participate in a transaction valuing the Company at more than $14.50 per share.

  The Special Committee, through DLJ, monitored the status of discussions involving LGP, HPA, management, Occidental and others. On January 20, 1997, the Special Committee was advised that LGP had indicated an agreement with management whereby it would assume HPA's position with respect to some of the equity investment and would propose a price of $14.50 per share to the shareholders. The Special Committee determined to wait to respond until a definitive proposal was presented.

  The Special Committee and Board received a letter from HPA dated January 20, 1997 urging action on its pending offer. During that week, members of the Special Committee and DLJ engaged in discussions with HPA, management and LGP to determine the status of their negotiations.

  On February 3, 1997, the Special Committee met by conference telephone and discussed with DLJ the action that should be taken with respect to the status of the matter. A letter dated February 5, 1997 was directed by the Special Committee to HPA setting forth what would be necessary for the Special Committee to further consider the HPA offer, including the receipt of letters from LGP, Occidental and the other financing sources and finalization of a merger agreement. At this time, LGP accelerated its due diligence examination and retained counsel to represent it in connection with the transaction. Some time was spent by LGP in meetings with management and arriving at a workable structure for the proposed transaction, which led to proposing the Reincorporation and the Merger. Counsel for LGP also presented changes it would require in the merger agreement that had previously been negotiated with HPA and proposed a $2.5 million termination fee and a $750,000 increase in the expense reimbursement allowance. HPA, LGP and their financing sources each provided letters as to the equity and debt financing for the Merger Transaction.

  On February 21, 1997 and February 24, 1997, the Special Committee met by conference telephone with its counsel and DLJ to discuss the closing conditions, termination fee and expense reimbursement provisions. It authorized a response to LGP on these issues and discussions continued until they were resolved in a conference call with Mr. Angeloff, representing the Special Committee, Mr. McDermott, representatives of LGP and their respective counsel on February 24, 1997.

  On February 26, 1997, the Special Committee met with its advisors. Mr. Schmitz was present by telephone. The Special Committee's counsel outlined the legal and accounting considerations leading to the structure of the transaction and the terms of the proposed Reincorporation Agreement and the Merger Agreement. DLJ and Dillon Read then made separate presentations to the Special Committee, following which each stated orally that they were in a position to render an opinion to the effect that the Cash Merger Consideration to be received by the Public Shareholders in the Merger Transaction was fair to such shareholders from a financial point of view. At the conclusion of these presentations and after discussion, the Special Committee approved the Merger Agreement and Reincorporation Agreement, stated its belief that the Merger Transaction is in the best interests of the Company's shareholders and recommended to the Board that it adopt and approve the Merger Agreement and the Reincorporation Agreement.

  At a meeting of the Board held later on February 26, 1997, the Board was provided with a report by the Special Committee with its recommendation, an overview of the legal considerations and the terms of the Merger Agreement and the Reincorporation Agreement by counsel, and separate presentations by DLJ and by Dillon Read. DLJ and Dillon Read again stated orally that they were prepared to render their opinions as to fairness. The Board, after some discussion, approved the Merger Agreement and the Reincorporation Agreement, stated its belief that the Merger Transaction is in the best interests of the shareholders, recommended to the shareholders that they approve and adopt the principal terms of the Merger Agreement and the Reincorporation Agreement, and authorized the officers to sign the Merger Agreement and the Reincorporation Agreement subject to Green and management entering into a commitment to execute a Stockholders Agreement among the equity participants.

  On February 26, 1997, Messrs. Fourticq and McDermott delivered a letter to the Board under which they agreed to vote their shares in favor of the Merger Transaction, and Green and Messrs. Fourticq and McDermott executed a commitment letter to enter into a Stockholders Agreement substantially in the form attached to such commitment letter.

THE SPECIAL COMMITTEE'S AND BOARD'S RECOMMENDATION

  The Board, based on the recommendation of the Special Committee, unanimously determined that the Merger Transaction is fair to, and in the best interests of, the Company's shareholders and recommends that the shareholders vote to approve the principal terms of the Merger Agreement and the Reincorporation Agreement. Because of the appointment of the Special Committee, composed of two directors who will not have any continuing interest in Leslie's Delaware after the Merger, and its active role in the negotiation of the terms of the Merger Transaction, aided by DLJ and counsel to the Special Committee, it was not considered necessary to appoint an unaffiliated representative to act solely on behalf of the Public Shareholders for purposes of negotiating the terms of the Merger Agreement and the Reincorporation Agreement.

  Special Committee. The Special Committee held 23 meetings in person and by conference telephone, and individual members of the Special Committee were updated on developments from time to time by its counsel, DLJ and Dillon Read by telephone and correspondence. From November 11, 1996 to February 26, 1997, the Special Committee evaluated and negotiated the offer by HPA, explored through DLJ the interest of other potential buyers, encouraged LGP's participation in the process and negotiated agreements with HPA, LGP and the management group. At its February 26, 1997 meeting, the Special Committee received presentations by DLJ and Dillon Read with respect to the fairness of the Cash Merger Consideration to be received by the Public Shareholders in the Merger Transaction from a financial point of view. Following their presentations, DLJ and Dillon Read stated orally they were prepared to render their opinions that the Cash Merger Consideration to be received by the Public Shareholders in the Merger Transaction was fair from a financial point of view to such shareholders. DLJ and Dillon Read subsequently delivered their written opinions dated as of February 26, 1997 to that effect.

  THE SPECIAL COMMITTEE HAS UNANIMOUSLY DETERMINED THAT THE MERGER TRANSACTION IS FAIR TO, AND IN THE BEST INTERESTS OF, THE PUBLIC SHAREHOLDERS AND RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE IN FAVOR OF THE APPROVAL OF THE PRINCIPAL TERMS OF THE MERGER AGREEMENT AND THE REINCORPORATION AGREEMENT.

  In reaching its conclusion to recommend that the Board approve the principal terms of the Merger Agreement and the Reincorporation Agreement, the Special Committee was favorably influenced by the following factors:

    (i) the analysis presented by DLJ and the opinion of DLJ to the effect that, as of the date of such opinion, and based upon and subject to the assumptions, limitations and qualifications set forth in such opinion, the Cash Merger Consideration to be received by the Public Shareholders in the Merger Transaction was fair to such holders from a financial point of view;

    (ii) the analysis presented by Dillon Read and the opinion of Dillon Read to the effect that, as of the date of such opinion, and based upon and subject to the assumptions, limitations and qualifications set forth in such opinion, the Cash Merger Consideration to be received by the Public Shareholders in the Merger Transaction was fair to such holders from a financial point of view;

    (iii) the extensive solicitation process conducted by DLJ in seeking a buyer for the Company;

    (iv) the fact that the Company had issued a press release on November 12, 1996, announcing the receipt of an offer for a cash merger at a price of $14.50 per share, and no credible prospective buyer had offered to complete a transaction with a price exceeding that amount;

    (v) the arm's-length negotiations with representatives of HPA and LGP;

    (vi) the condition that the Merger Agreement and the Reincorporation Agreement be approved by a majority of the shares held by the Public Shareholders voted at the Special Meeting;

    (vii) the likelihood that the market price for the Leslie's California Common Stock could fall substantially below $14.50 per share in the event that the proposed transaction were to be withdrawn; and

    (viii) the likelihood of completing the Merger Transaction with the combined resources of HPA and Green and with the nature and sources of financing, including that to be provided by Occidental, contemplated to complete the Merger Transaction.

The Special Committee did not attempt to determine the liquidation value of the Company and gave little consideration to the book value of the Company (which was $5.55 per share at December 28, 1996) because it believed that those measures of asset value were not relevant in determining the value of a going concern, such as that of the Company.

  In view of the wide variety of factors considered in connection with its consideration of the proposed transaction, the Special Committee did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination.

  The fairness opinions and analyses of DLJ and Dillon Read provided the Special Committee with relevant data and comment as to fairness, the historical market prices for the Leslie's California Common Stock supported the position that the shares are being sold at a premium over market unaffected by the proposed transaction, and the solicitation process and absence of other offers after public announcement satisfied the Special Committee that a sale was on favorable terms. The seasonality of the Company's business, its dependence upon weather, the thin trading market for Leslie's California Common Stock, the very limited analyst following for its stock, and the difficulty in predicting future financial performance, all contributed to the Special Committee's belief that the alternative of remaining a public company was not in the best interests of the shareholders and that the proposed transaction was the best alternative to enhance shareholder value under present circumstances. The Special Committee was also advised that a substantial share repurchase was not an attractive alternative.

  The Special Committee considered that, although the Merger Agreement provides that the Company may not solicit or encourage any Acquisition Proposal (as defined in the Merger Agreement), the Company may, if the Board's fiduciary responsibilities under applicable law (as advised by counsel) so require, participate in negotiations with third parties with respect to a superior Acquisition Proposal before the Merger is consummated, and it considered that the Merger Agreement, among other things, permits the Company to terminate the Merger Agreement upon a determination that the Board's continued recommendation to the shareholders would be reasonably likely to breach its fiduciary duties. In this connection, the Special Committee considered the effect on offers or proposals for an Acquisition Proposal that could be caused by the provisions of the Merger Agreement that provide for the payment or reimbursement of HPA's and Poolmart's expenses and payment of a termination fee to LGP under certain circumstances. See "The Merger--Termination Fee" and "--Expenses." The Special Committee believed that the solicitation process that had taken place made it unlikely that an Acquisition Proposal with another party would materialize. The Board also believed that the preliminary proposals received by HPA and LGP from the financing sources enhanced the probability of closing the transaction. On balance, it was thought that the expense and termination fee provisions required by HPA and LGP were not unreasonable and, while they might somewhat deter a third party from making an Acquisition Proposal, the Company still would be able to entertain a superior Acquisition Proposal that would benefit the shareholders.

  In approving the transaction, the Special Committee was aware of and considered as a negative factor that as a result of the Merger, the Public Shareholders would no longer participate in the future growth and earnings of the Company. It considered that if the projections set forth under "Certain Forward Looking Information" are realized, the Common Stock could significantly increase in value. Nevertheless, it concluded for the reasons stated above, particularly the difficulty in predicting future financial performance and the dependence on weather, that a sale of the Company would achieve greater value at this time for the Public Shareholders. The Special Committee was also aware of and considered as a negative factor that the price per share for the Leslie's California Common Stock was less than the trading prices from April 11, 1996 to July 12, 1996, reaching a high of $19.50 on June 14, 1996. However, it took into account that the trading market was thin and believed that the trading prices before the November announcement were more indicative of the price in the market uninfluenced by a proposed sale. The Special Committee was advised by Dillon Read that the significant increase in price from $16.25 to $19.125 on May 31, 1996 may have been due to misinformation in the market place concerning the acquisition of a company with a similar name. See "Opinion of Dillon Read" below.

  Board of Directors. The Board based its determination that the Merger Transaction is fair to, and in the best interests of, the Company's shareholders primarily on the analyses and conclusions of the Special Committee (which were adopted by the Board as its own); the DLJ and Dillon Read opinions delivered to it and to the Special Committee to the effect that, as of the dates of such opinions, and based upon and subject to the assumptions, limitations and qualifications set forth in such opinions, the Cash Merger Consideration to be received by the Public Shareholders in the Merger Transaction was fair to such shareholders from a financial point of view; the analyses of DLJ and Dillon Read presented to the Board; and the other factors set forth above. The Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination.

OPINION OF DLJ

  DLJ, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The Special Committee selected DLJ as its financial advisor because it is an internationally recognized investment banking firm and DLJ has substantial experience in transactions similar to the Merger Transaction and is familiar with Leslie's California and its business.

  As part of its role as financial advisor to the Special Committee, DLJ was asked by the Special Committee to render an opinion to the Special Committee as to whether the consideration to be received by the Public Shareholders is fair to the Public Shareholders from a financial point of view. On February 26, 1997, DLJ rendered to the Special Committee and the Board an oral opinion, which was confirmed in a written opinion of the same date, that, as of such date, and based upon and subject to the assumptions, limitations and qualifications set forth in such opinion, the Cash Merger Consideration to be received by the Public Shareholders in the Merger Transaction was fair to such shareholders from a financial point of view.

  THE FULL TEXT OF THE OPINION OF DLJ IS ATTACHED HERETO AS APPENDIX C. SHAREHOLDERS OF LESLIE'S CALIFORNIA ARE URGED TO READ THE OPINION OF DLJ IN ITS ENTIRETY FOR ASSUMPTIONS MADE, PROCEDURES FOLLOWED, OTHER MATTERS CONSIDERED AND THE LIMITS OF THE REVIEW BY DLJ.

  The opinion of DLJ was prepared for the Special Committee and the Board and is directed only to the fairness of the Cash Merger Consideration to be received by the Public Shareholders in the Merger Transaction. The opinion of DLJ does not constitute a recommendation to any shareholder of Leslie's California as to how such shareholder should vote on the Merger Transaction. The opinion of DLJ does not address (i) the relative merits of the Merger Transaction and the other business strategies considered by the Board, (ii) the Board's decision to proceed with the Merger Transaction or (iii) the value of the shares of Leslie's California Common Stock held by the Continuing Stockholders or fairness of any consideration being received by the Continuing Stockholders in the Merger Transaction.

  DLJ was not requested by the Special Committee to make, nor did DLJ make, any recommendation as to the amount of the consideration to be received by the Public Shareholders. No restrictions or limitations were imposed by the Special Committee upon DLJ with respect to the investigation made or the procedures followed by DLJ in rendering its opinion.

  In arriving at its opinion, DLJ reviewed the Reincorporation Agreement and the Merger Agreement, as well as certain financial and other information that was publicly available or furnished to DLJ by Leslie's California, including information provided during discussions with management. Included in the information provided during discussions with management were certain financial projections of Leslie's California for the period beginning December 31, 1996 and ending December 31, 2001 prepared by the management of Leslie's California. In addition, DLJ compared certain financial and securities data of Leslie's California with various other companies whose securities are traded in public markets, reviewed prices and premiums paid in certain other business combinations and conducted such other financial studies, analyses and investigations as DLJ deemed appropriate for purposes of its opinion.

  In rendering its opinion, DLJ relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to it from public sources, that was provided to it by Leslie's California or its representatives, or that was otherwise reviewed by it. With respect to the financial projections supplied to DLJ, DLJ assumed that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of Leslie's California as to the future operating and financial performance of Leslie's California. DLJ did not assume any responsibility for making an independent evaluation of Leslie's California's assets or liabilities or for making any independent verification of any of the information reviewed by it.

  The opinion of DLJ is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to it as of, the date of the opinion. The following is a summary of certain financial analyses performed by DLJ and presented to the Special Committee and the Board at their February 26, 1997 meetings.

  Leslie's Common Stock Performance. DLJ's analysis of Leslie's California Common Stock performance consisted of a historical analysis of closing prices and trading volumes for the twelve months ended February 21, 1997. In addition, DLJ compared the performance of Leslie's California Common Stock from February 21, 1995 through February 21, 1997 to (i) the S&P 400 Index and
(ii) an index comprised of nine specialty retailer companies deemed to be reasonably comparable to Leslie's California because they possess general business, operating and financial characteristics similar to Leslie's California (collectively, the "Comparable Companies"). The Comparable Companies consisted of Central Tractor Farm & County, Discount Auto Parts, Inc., Eagle Hardware & Garden, Inc., Friedman's, Inc., Garden Ridge Corp., O'Reilly Automotive, Inc., SPC Pool Corp., Tractor Supply Co. and West Marine, Inc. In the twelve months ended February 21, 1997, Leslie's California Common Stock reached a high of $19.50 per share and a low of $10.50 per share. On February 21,

1997, the closing price of Leslie's California Common Stock was $13.125 per share. In the two years ended February 21, 1997, Leslie's California Common Stock substantially underperformed both the S&P 400 Index and the Comparable Companies index.

  Premium Analysis. DLJ reviewed publicly available information to determine the premiums paid in 100 selected transactions ranging in size from $50.0 million to $250.0 million announced subsequent to January 1, 1996 (the "Selected Transactions"). DLJ reviewed the percentage premium in each transaction represented by the offer prices over the trading prices one day, one week and one month prior to the announcement date of each respective transaction. The median percentage amount by which the offer prices exceeded the closing stock prices one day, one week and one month prior to the announcement date for the Selected Transactions, was approximately 19.0%, 24.6% and 28.4%, respectively. This compares to the percentage amounts by which the Cash Merger Consideration exceeded the closing stock price of Leslie's California one day, one week and one month prior to November 12, 1996, the date of the press release announcing receipt of the offer from HPA, of 26.1%, 31.8% and 34.9%, respectively.

  Comparison of Selected Publicly Traded Comparable Companies. DLJ analyzed the operating performance of Leslie's California relative to the Comparable Companies. DLJ compared certain market trading statistics for Leslie's California with the Comparable Companies including total enterprise value (defined as market value of common equity plus book value of total debt less cash) (based on reported closing prices for the Comparable Companies on February 21, 1997) as a multiple of latest twelve months ("LTM") revenues, LTM earnings before interest, taxes, depreciation and amortization ("EBITDA"), LTM earnings before interest and taxes ("EBIT"), price to earnings ratios ("P/E") based on the LTM earnings per share ("EPS") and estimated calendar years ending 1996 and 1997 EPS (as estimated by Institutional Brokers Estimate System International Inc. ("I/B/E/S")). As of February 21, 1997 this analysis resulted in (i) a range of 0.5x to 1.4x and a median of 0.7x enterprise value to LTM revenues compared to 0.7x for Leslie's California based on the Cash Merger Consideration and using Leslie's California LTM revenues and 0.7x for Leslie's California based on the Cash Merger Consideration and using Leslie's California's 1996 estimated revenues, (ii) a range of 6.2x to 19.7x and a median of 8.0x enterprise value to LTM EBITDA compared to 8.2x attributable to Leslie's California based on the Cash Merger Consideration and using Leslie's California's LTM EBITDA and 9.2x attributable for Leslie's California based on the Cash Merger Consideration and using Leslie's California's 1996 estimated EBITDA, (iii) a range of 7.8x to 24.6x and a median of 9.8x enterprise value to LTM EBIT compared to 11.6x for Leslie's California based on the Cash Merger Consideration and using Leslie's California's LTM EBIT and 13.2x for Leslie's California based on the Cash Merger Consideration and using Leslie's California's 1996 estimated EBIT, (iv) a range of 10.2x to 51.1x and a median of 16.5x P/E based on LTM EPS compared to 21.7x for Leslie's California based on the Cash Merger Consideration and using Leslie's California's LTM EPS and 23.0x for Leslie's California based on the Cash Merger Consideration and using Leslie's California's estimated 1996 EPS, (v) a range of 8.8x to 38.6x and a median of 16.7x P/E based on 1996 EPS estimates compared to 23.0x for Leslie's California based on the Cash Merger Consideration and using Leslie's California's estimated 1996 EPS, and (vi) a range of 7.1x to 27.1x and a median of 12.5x P/E based on 1997 EPS estimates compared to 17.1x for Leslie's California based on the Cash Merger Consideration and using Leslie's California's estimated 1997 EPS.

  Analysis of Selected Transactions in the Specialty Retail Sector. DLJ reviewed publicly available information for nine selected merger and acquisition transactions in the specialty retailing industry and announced subsequent to April 18, 1991 (the "Selected Specialty Retailer Transactions"). The Selected Specialty Retailer Transactions reviewed were: (i) J.W. Childs Equity Partners/Central Tractor Farm & County, (ii) Sears, Roebuck & Co./Orchard Supply Hardware Stores, (iii) Proffitt's Inc./Parisian Inc., (iv) Associated Stationers Inc./United Stationers Inc., (v) Rite Aid Corporation/Perry Drug Stores, Inc., (vi) General Nutrition Companies, Inc./Nature Food Centres, Inc., (vii) Software Etc. Inc./Babbage's Inc.,
(viii) House of Fabrics/Fabricland Inc. and (ix) ValCom Inc./Inacomp Computer Centers, Inc. DLJ reviewed the consideration paid in such transactions in terms of the total enterprise value as a multiple of LTM revenues, EBITDA and EBIT of the acquired entity prior to its acquisition as well as the equity value (defined as market value of common equity) as a multiple of LTM Net Income of the acquired entity prior to its acquisition. The analysis resulted in (i) a range of 0.2x to 0.9x and a median of 0.6x LTM revenues compared to 0.7x for Leslie's California based on the Cash Merger Consideration and using Leslie's California's LTM revenues and 0.7x for Leslie's California based on the Cash Merger Consideration and using Leslie's California's 1996 estimated revenues, (ii) a range of 7.6x to 12.3x and a median of 9.4x LTM EBITDA compared to 8.2x for Leslie's California based on the Cash Merger Consideration and using Leslie's California's LTM EBITDA and 9.2x for Leslie's California based on the Cash Merger Consideration and using Leslie's California's 1996 estimated EBITDA, (iii) a range of 10.4x to 27.9x and a median of 13.1x LTM EBIT compared to 11.6x for Leslie's California based on the Cash Merger Consideration and using Leslie's California's LTM EBIT and 13.2x attributable to Leslie's California based on the Cash Merger Consideration and using Leslie's California's 1996 estimated EBIT and (iv) a range of 11.2x to 48.8x and a median of 22.4x LTM net income compared to 21.8x for Leslie's California based on the Merger Cash Consideration and using Leslie's California's LTM Net Income and 21.8x for Leslie's California based on the Cash Merger Consideration and using Leslie's California's 1996 estimated net income.

  Discounted Cash Flow Analysis. For purposes of this analysis, DLJ performed a discounted cash flow analysis for Leslie's California on a stand-alone basis based on projections provided by management (the "Management Case"). In addition, DLJ performed a discounted cash flow analysis for Leslie's California which adjusted the Management Case to reflect a 20% shortfall from projected results (the "Adjusted Case"). In performing its analysis, DLJ calculated the "Free Cash Flow" for Leslie's California based on projected EBIT adjusted for projected: (i) taxes; (ii) depreciation and amortization;
(iii) changes in working capital and (iv) capital expenditures. DLJ discounted the stream of Free Cash Flows from fiscal 1997 to fiscal 2001 to present value using discount rates ranging from 12.0% to 18.0% based on DLJ's experience and the weighted average cost of capital for companies similar to Leslie's California. To estimate the residual value of Leslie's California at the end of the forecast period, DLJ applied a range of multiples from 6.5x to 8.5x to Leslie's California's projected fiscal 2001 EBITDA, and discounted those estimates of residual value to present value using the same range of discount rates. DLJ then aggregated the present value of the Free Cash Flows and the present value of the residual value of Leslie's California to derive a range of implied total enterprise value for Leslie's California. To arrive at a per share value DLJ then subtracted Leslie's California's net debt and divided the result by Leslie's California fully-diluted shares. The Management Case indicated a range of value of $11.70 to $22.32 per share. The Adjusted Case indicated a range of value of $8.29 to $17.08 per share.

  The summary set forth above does not purport to be a complete description of the analyses performed by DLJ, but describes in summary form the principal elements of the presentations made by DLJ to the Special Committee and the Board on February 26, 1997. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily summarized. Each of the analyses conducted by DLJ was carried out in order to provide a different perspective on the transaction and add to the total mix of information available. DLJ did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness from a financial point of view. Rather, in reaching its conclusion, DLJ considered the results of each analysis in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. Accordingly, notwithstanding the separate factors summarized above, DLJ believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete or misleading view of the evaluation process underlying its opinion. In performing its analyses, DLJ made numerous assumptions with respect to industry performance, business and economic conditions and other matters. The analyses performed by DLJ are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

  Pursuant to the terms of an engagement letter dated December 17, 1996, Leslie's California agreed to pay DLJ (i) a retainer fee of $50,000, payable upon execution (the "DLJ Retainer Fee"), (ii) a fee of $250,000 at the time DLJ notified the Special Committee that it was prepared to deliver DLJ's opinion and $25,000 for each additional or updated opinion delivered by DLJ with respect to a transaction (the "DLJ Opinion Fee") and (iii) a transaction fee equal to $1.33 million to be paid upon consummation of the Merger Transaction less the DLJ Retainer Fee and the DLJ Opinion Fee. Leslie's California has agreed to reimburse DLJ for certain out-of-pocket expenses and to indemnify DLJ and certain related persons for certain potential liabilities and expenses relating to its services provided to the Special Committee.

  DLJ has performed investment banking and other services for Leslie's California in the past and has received usual and customary compensation for such services. In December 1995, DLJ was engaged by Leslie's California to assist the Company in evaluating strategic alternatives. As part of such engagement, DLJ conducted an extensive solicitation process in the summer and fall of 1996 seeking a buyer for the Company. A fee of $50,000 was received by DLJ for services rendered in connection with such engagement. Certain employees of DLJ own, in the aggregate, less than 0.5% of the common stock of Leslie's California. An employee of DLJ is also a limited partner of several investment partnerships of which Michael J. Fourticq is the general partner, including a partnership that provided part of the financing to acquire Leslie's California in 1988. In addition, an affiliate of DLJ owns less than a 2.0% limited partnership interest in Green. DLJ also performs merchant and investment banking services for LGP and its affiliates from time to time, for which it receives customary compensation.

  In the ordinary course of its business, DLJ may trade securities of Leslie's California for its own account or for the account of its customers and, accordingly, may at any time hold long or short positions in such securities.

OPINION OF DILLON READ

  On February 26, 1997, Dillon Read rendered its oral opinion, which was confirmed by its written opinion dated February 26, 1997, to the Board to the effect that, based upon and subject to certain matters stated therein, as of the date of such opinion, the Cash Merger Consideration is fair to the Public Shareholders from a financial point of view.

  The full text of Dillon Read's opinion dated February 26, 1997, which sets forth a description of the assumptions made, general procedures followed, matters considered and limitations on the review undertaken, is attached hereto as Appendix D. Dillon Read's opinion is directed only to the fairness, from a financial point of view, of the Cash Merger Consideration and does not constitute a recommendation to any holder of Leslie's California Common Stock as to how such stockholder should vote on the Merger Transaction. Moreover, Dillon Read did not make any recommendation as to the amount of the consideration to be received by the Public Shareholders. Holders of Leslie's California Common Stock are urged to read the opinion carefully in its entirety.

  In arriving at its opinion, Dillon Read, among other things: (i) reviewed certain publicly available business and historical financial information relating to the Company, (ii) reviewed certain financial information and other data provided to Dillon Read by the Company that is not publicly available relating to the business and prospects of the Company, including financial projections prepared by the management of the Company, (iii) conducted discussions with members of the senior management of the Company, (iv) reviewed publicly available financial and stock market data with respect to certain other companies in lines of business Dillon Read believed to be generally comparable to those of the Company, (v) reviewed the historical market prices and trading volumes of Leslie's California Common Stock, (vi) compared the financial terms of this transaction with the financial terms of certain other transactions which Dillon Read believed to be generally comparable to this transaction, (vii) reviewed the Merger Agreement and Reincorporation Agreement, and (viii) conducted such other financial studies, analyses and investigations, and considered such other information as Dillon Read deemed necessary or appropriate.

  In connection with its review, Dillon Read did not assume any responsibility for independent verification of any of the foregoing information and, with the Company's consent, relied on it being complete and accurate in all material respects. In addition, Dillon Read did not make any evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company, nor was Dillon Read furnished with any such evaluation or appraisal. With respect to the financial projections referred to above, Dillon Read assumed, with the Company's consent, that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's management as to the future financial performance of the Company. Further, Dillon Read's opinion was based on economic, monetary and market conditions existing on February 26, 1997.

  In arriving at its opinion, Dillon Read did not assign any particular weight to any analysis or factor considered by it, but rather made qualitative judgments based on its experience in rendering such opinions and on then existing economic, monetary and market conditions as to the significance and relevance of each analysis and factor. Accordingly, Dillon Read believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and its opinion. In its analyses, Dillon Read made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the Company's control. Any estimates contained in Dillon Read's analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of a business or securities do not purport to be appraisals or to reflect the actual prices at which businesses or securities might be sold.

  The following summarizes the material quantitative analyses relating to the Company performed by Dillon Read in arriving at the opinion dated February 26, 1997 presented to the Board.

  Historical Trading Analysis. Dillon Read reviewed the stock market performance of Leslie's California Common Stock. The Company initially went public at a price per share of $10 (adjusted for stock dividends) on April 19, 1991. Leslie's California Common Stock reached a low of $4.54 on July 15, 1992 and a high of $19.50 on June 14, 1996, based on the daily closing prices of the Nasdaq National Market. On May 31, 1996 Leslie's California Common Stock increased $2.875 to $19.125 from $16.250 on May 30, 1996. On May 31, 1996,
Danka Business Systems publicly announced an acquisition of Leslie's Supply Systems, a private distributor of office equipment. Dillon Read believes the $2.875 increase in the price per share of Leslie's California Common Stock and the high of $19.50 on June 14, 1996 may have been as a result of a misinterpretation by investors about the target of this acquisition. Disregarding this aberration, Dillon Read believes the high of the Company's Common Stock is $16.67 on May 1, 1995, based on the daily closing prices of the Nasdaq National Market.

  Summary of Comparable Companies Analysis. Using publicly available information, Dillon Read reviewed the stock prices and market multiples of common stocks of the following companies: West Marine, Inc., SCP Pool Corporation, Home Depot, Inc., Lowe's Companies, Inc., Wickes Lumber Company, The Sports Authority, Inc., OfficeMax, Inc., Toys "R" Us, Inc., PETsMART, Inc. and Bed Bath & Beyond, Inc. Dillon Read believes these companies are engaged in businesses with certain criteria generally comparable to those of the Company.

  Dillon Read considered three-year historical compounded annual net sales and net income growth rates for these comparable companies and calculated a range of values. Three-year historical compounded annual net sales and net income growth ranged from 7.2% to 54.7% and (17.6%) to 122.4%. Dillon Read noted that for the Company, three-year historical compounded annual net sales and net income growth was 16.4% and (3.0%). Dillon Read also considered three-year historical average gross margin and latest 12 months gross margin for these comparable companies and calculated a range of values. Three-year historical average gross margin and latest 12 months gross margin ranged from 21.9% to 41.7% and 21.5% to 41.5%. Dillon Read noted that for the Company, three-year historical average gross margin and latest 12 months gross margin was 38.1% and 37.9%. Dillon Read also considered three-year historical average earnings before interest and taxes margin and latest 12 months earnings before interest and taxes margin for these comparable companies and calculated a range of values. Three-year historical average earnings before interest and taxes margin and latest 12 months earnings before interest and taxes margin ranged from 1.3% to 11.7% and 1.2% to 10.9%. Dillon Read noted that for the Company, three-year historical average earnings before interest and taxes margin and latest 12 months earnings before interest and taxes margin was 5.4% and 5.3%, within the range for these comparable companies.

  Dillon Read determined the equity market value and derived an "enterprise value" (defined as equity market value adjusted by adding total debt and subtracting cash and cash equivalents) for each of these comparable companies, and calculated a range of such enterprise values as a multiple of the latest 12 months earnings before interest and taxes and earnings before interest, taxes and depreciation and amortization. Enterprise value as a multiple of the latest 12 months earnings before interest and taxes ranged from 11.1x to 29.6x. Enterprise value as a multiple of the latest 12 months earnings before interest, taxes and depreciation and amortization ranged from 8.2x to 22.1x.

  Dillon Read also considered the equity value for each of these comparable companies and calculated a range of equity values as a multiple of latest 12 months earnings per share and calendar year 1996 and 1997 earnings per share estimates based on publicly available analyst financial forecasts. Equity value to latest 12 months earnings per share for these comparable companies ranged from 15.3x to 47.7x. Equity value to calendar year 1996 earnings per share estimates for these comparable companies ranged from 14.8x to 48.5x. Equity value to calendar year 1997 earnings per share estimates ranged from 12.8x to 33.8x.

  Dillon Read noted that the Cash Merger Consideration was 13.1x preliminary 1996 earnings before interest and taxes and 9.2x preliminary 1996 earnings before interest, taxes and depreciation and amortization, within the range for these comparable companies. Dillon Read also noted that the Cash Merger Consideration was 22.3x latest 12 months earnings per share, 23.0x 1996 estimated earnings per share and 18.1x 1997 estimated earnings per share, within the range for the comparable companies.

  Summary of Comparable Mergers and Acquisitions Analysis. Using publicly available information, Dillon Read reviewed the purchase prices and multiples paid in selected mergers and acquisitions of specialty retail companies which Dillon Read believed to be generally comparable to the transaction. Dillon Read reviewed the acquisition of Central Tractor Farm & Country, Inc. by J.W. Childs Equity Partners LP; the acquisition of Baby Superstores, Inc. by Toys "R" Us, Inc.; the acquisition of Office Depot, Inc. by Staples, Inc.; the acquisition of Orchard Supply Hardware Stores Corporation by Sears, Roebuck and Co.; the acquisition of Parisian Inc. by Proffitt's, Inc.; the acquisition of Younkers, Inc. by Proffitt's, Inc.; and the acquisition of Petstuff, Inc. by PETsMART, Inc.

  The multiples of unlevered value of the transactions (consideration offered for the equity plus the book value of debt less the cash and cash equivalents) to the sales of the acquired businesses for the 12 months preceding the acquisition announcement of the comparable transactions ranged from 0.5x to 1.6x with a median multiple of 0.7x. Dillon Read noted that the implied price per share of the Company based on the median multiple and preliminary 1996 results was $14.53 per share. The multiples of unlevered value of the transactions to the earnings before interest and taxes of the acquired businesses for the 12 months preceding the acquisition announcement of the comparable transactions ranged from 11.4x to 16.5x with a median multiple of 12.2x. Dillon Read noted that the implied price per share of the Company based on the median multiple and preliminary 1996 results was $13.57 per share. The multiples of unlevered value of the transactions to the earnings before interest, taxes and depreciation and amortization of the acquired businesses for the 12 months preceding the acquisition announcement of the comparable transactions ranged from 7.4x to 12.8x with a median multiple of 9.3x. Dillon Read noted that the implied price per share of the Company based on the median multiple and preliminary 1996 results was $14.61 per share.

  Dillon Read also considered the multiples of equity value of the comparable transactions to book value of equity and the latest 12 months net income preceding the acquisition of the acquired businesses. The multiples of equity value of the transactions to the book value of equity of the acquired businesses ranged from 1.4x to 4.2x with a median multiple of 2.6x. Dillon Read noted that the implied price per share of the Company based on the median multiple and preliminary 1996 results was $14.33 per share. The multiples of equity value of the transactions to latest 12 months net income of the acquired businesses ranged from 17.5x to 27.5x with a median multiple of 24.4x. Dillon Read noted that the implied price per share of the Company based on the median multiple and preliminary 1996 results was $15.37 per share.

  Discounted Cash Flow Analysis. Dillon Read performed a discounted cash flow analysis of the Company based upon the Company financial forecast provided by Company management. The financial forecast provided by Company management did not take into account any poor weather conditions whereas two out of the previous five fiscal years have been negatively impacted by poor weather. Utilizing the Company's financial projections, Dillon Read calculated the theoretical discounted present value of equity for the Company by adding together the present value of (i) the future stream of unlevered free cash flow through the year 2001, (ii) the future value of the Company at the end of the year 2001 (the "Terminal Value"), and (iii) the preliminary cash at year-end 1996 less total debt. The Terminal Value was calculated based on a multiple of earnings before interest, taxes and depreciation and amortization for 2001 of 6.0x. The cash flow stream and terminal value were then discounted to present values using a range of discount rates from 11.0% to 13.0%.

  The theoretical equity value of the Company based on the set of projections provided by Company management produced a range of value per share of the Common Stock of $13.78 to $15.36, with a median value of $14.55; such theoretical valuation based on a second version of projections adjusted by Dillon Read taking into account poor financial performance due to poor weather conditions produced a range of value per share of the Common Stock of $11.91 to $13.31. Dillon Read noted that the Cash Merger Consideration was within the range of the theoretical value based on the first set of projections and above the range of the theoretical value based on the second version of projections.

  No company, transaction or business used in the analyses described under Summary of Comparable Mergers and Acquisitions Analysis and Summary of Comparable Companies Analysis is identical to the Company. Accordingly, an analysis of the results thereof necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the transaction or the public trading or other values of the company or companies to which they are being compared. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable acquisition or company data.

  Dillon Read is an internationally recognized investment banking firm which, as a part of its investment banking business, regularly is engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. In the ordinary course of its business, Dillon Read trades the securities of the Company for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

  Pursuant to an engagement letter dated December 9, 1996, the Company agreed to pay Dillon Read a fee of $250,000 for services rendered in connection with the preparation of its fairness opinion, plus $25,000 for any additional or updated opinion. The Company has also agreed to reimburse Dillon Read for the expenses reasonably incurred by it in connection with its engagement (including reasonable counsel fees) and to indemnify Dillon Read and its officers, directors, employees, agents and controlling persons against certain expenses, losses, claims, damages or liabilities in connection with its services.

PURPOSE AND REASONS OF HANCOCK GROUP AND LGP FOR THE MERGER TRANSACTION

  The purpose of the Hancock Group and LGP for engaging in the transactions contemplated by the Merger Agreement is to acquire 100% ownership of Leslie's California, before taking into account the dilutive effect of the stock options and warrants described below. Upon consummation of the Merger Transaction, members of the Hancock Group will continue a portion of their investment through ownership of the Continuing Shares and will be able to receive substantial cash proceeds from the Merger for the remainder of their investment in the Company on the same terms as the Public Shareholders. Moreover, as described below, certain members of Leslie's California's current management will have the opportunity to purchase additional shares of Leslie's Delaware Common Stock and will receive options to purchase Leslie's Delaware Common Stock. As a result of the merger of Poolmart with and into Leslie's Delaware, Green, an affiliate of LGP, will acquire shares of Leslie's Delaware that will represent approximately 73.6% of the Leslie's Delaware Common Stock outstanding immediately after the effectiveness of the Merger, leaving the Hancock Group and current management with shares representing approximately 26.4% of the outstanding shares, in each case before giving effect to the exercise of warrants and options to purchase Leslie's Delaware Common Stock that will be issued and granted at the time of the Merger. In addition, in connection with providing preferred stock financing (see "The Merger--Financing") Occidental will receive warrants to purchase approximately 15.0% of the shares of Common Stock of Leslie's Delaware outstanding and underlying options and warrants upon consummation of the Merger. Assuming the exercise of all such options and warrants, Green would own approximately 50.1%, the members of the Hancock Group and current management would own approximately 34.9% and Occidental would own approximately 15.0% of the outstanding shares of Leslie's Delaware Common Stock.

  As a private company, Leslie's California will have greater operating flexibility to focus on its long-term value by emphasizing continuing growth and operating cash flow without the constraint of the public market's emphasis on quarterly earnings and the potentially disruptive effect of the seasonality of the Company's business and impact of weather conditions.

POSITION OF HANCOCK GROUP AS TO FAIRNESS OF THE MERGER TRANSACTION

  The members of the Hancock Group have considered the analyses of and the factors examined by the Special Committee and the Board (described in detail in "Special Factors--The Special Committee's and Board of Directors' Recommendation"), and the members of the Hancock Group believe these analyses and factors, when considered together with the establishment of the Special Committee to evaluate and negotiate possible business combinations involving Leslie's California and the opinions of DLJ and Dillon Read (see "Special Factors--Opinion of DLJ" and "--Opinion of Dillon Read"), provide a reasonable basis for them to believe, as they do, that the Merger Transaction is fair to the shareholders of Leslie's California. Their belief is enhanced by the requirement that the principal terms of the Merger Agreement and the Reincorporation Agreement be approved by holders of a majority of shares voting at the Special Meeting and owned by the Public Shareholders. This belief should not, however, be construed as a recommendation to Leslie's California's shareholders by the members of the Hancock Group in their capacity as shareholders to vote to approve the principal terms of the Merger Agreement and the Reincorporation Agreement. No member of the Hancock Group has assigned specific relative weights to the factors considered in reaching its belief as to fairness.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  In considering the recommendations of the Board with respect to the Merger Transaction, shareholders should be aware that certain officers and directors of Leslie's California and affiliates, and associates and persons related to the officers and directors have interests in connection with the Merger Transaction which may present them with actual or potential conflicts of interest as summarized below. The Special Committee and the Board were aware of these interests and considered them among the other matters described under "Special Factors--The Special Committee's and Board of Directors' Recommendation."

  Post-Merger Transaction Ownership of Leslie's Delaware. It is anticipated that the following individuals and entities will hold the indicated number of fully diluted shares of Common Stock or other securities of Leslie's Delaware shown in the following table immediately after the Merger:

                         NUMBER OF FULLY-  NUMBER OF SHARES OF PERCENTAGE OF FULLY-
                         DILUTED SHARES OF  LESLIE'S DELAWARE    DILUTED LESLIE'S
        NAME OF          LESLIE'S DELAWARE      SERIES A             DELAWARE
  INDIVIDUAL OR ENTITY     COMMON STOCK    PREFERRED STOCK(1)    COMMON STOCK(2)
  --------------------   ----------------- ------------------- --------------------
Michael J.
 Fourticq(3)(4).........      165,515                                   7.9%
Brian P.
 McDermott(4)(5)........      243,552                                  11.6
Gregory Fourticq(4).....       10,000                                   0.5
Richard H. Hillman(4)...       22,414                                   1.1
Occidental
 Petroleum(6)(7)........                         28,000                15.0
Robert D. Olsen(4)(8)...      117,529                                   5.6

--------
(1) For terms of the Leslie's Delaware Series A Preferred Stock see "The Merger--Financing."

(2) Computed based upon the total number of shares of Leslie's Delaware Common Stock outstanding and the number of shares of Leslie's Delaware Common Stock underlying warrants and options outstanding immediately after the Effective Date. See "NQ Option Plan and ISO Option Plan" for a description of the terms of options being granted to certain of the indicated individuals.
(3) Includes 4,976 shares subject to options exercisable within 60 days after the consummation of the Merger.
(4) Member of the Hancock Group, which in the aggregate with management will own 34.9% of the fully diluted shares of Leslie's Delaware Common Stock.
(5) Includes 77,000 shares subject to incentive stock options.
(6) Pursuant to Rule 14a-1(a), Occidental is an associate of Dr. Laurance, a director of Leslie's California.
(7) Assumes the exercise of warrants. See "The Merger--Financing."
(8) Includes 52,761 shares subject to options exercisable within 60 days after the consummation of the Merger and 50,000 shares subject to incentive stock options.

  The information appearing below with respect to beneficial ownership of Leslie's California Common Stock has been determined as of March 17, 1997 and includes options exercisable within 60 days of that date. However, information as to the receipt of Cash Merger Consideration for shares subject to outstanding options has been determined after giving effect to acceleration of the vesting of all outstanding options as a result of the Merger, and therefore may reflect a higher total number.

  Mr. Michael J. Fourticq, Chairman of the Board, had beneficial ownership directly or indirectly of 842,338 shares of Leslie's California Common Stock (approximately 12.8% of Leslie's California Common Stock). Certain of these shares are held by partnerships of which Mr. Fourticq is a general partner and certain of these shares are subject to stock options. Mr. Fourticq's brother, Gregory Fourticq, is a partner of one of these partnerships which holds 334,141 of these shares. Out of his total beneficial holdings, Mr. Fourticq will retain 160,539 Continuing Shares of Leslie's Delaware Common Stock which will not be converted into the right to receive the Cash Merger Consideration in the Merger. Certain of Mr. Fourticq's options will be cancelled immediately prior to the Effective Date, and he will receive a ten-year option to purchase 4,976 shares of Leslie's Delaware at an exercise price of $5.00 per share (the "NQ Option") under the Leslie's Delaware Non-Qualified Stock Option Plan (the "NQ Plan"). Mr. Fourticq and his affiliated partnerships will receive the Cash Merger Consideration (or, with respect to shares subject to options, the Cash Merger Consideration less the option exercise price) with respect to approximately 667,350 shares of Leslie's Delaware Common Stock.

  Mr. Brian P. McDermott, a Director and the President and Chief Executive Officer of the Company, had beneficial ownership directly or indirectly of 378,974 shares of Leslie's California Common Stock (approximately 5.6% of Leslie's California Common Stock). Certain of these shares are subject to stock options. Out of his total beneficial holdings, Mr. McDermott will retain 166,552 Continuing Shares of Leslie's Delaware Common Stock which will not be converted into the right to receive the Cash Merger Consideration in the Merger. Mr. McDermott will receive the Cash Merger Consideration (or, with respect to shares that are subject to options, the Cash Merger Consideration less the option exercise price) with respect to approximately 236,441 shares of Leslie's Delaware Common Stock.

  Mr. Gregory Fourticq had beneficial ownership indirectly of 446,596 shares of Leslie's California Common Stock (approximately 7.0% of the Leslie's California Common Stock). Of these shares, 334,141 are held by a partnership of which each of Mr. Fourticq and his brother, Michael J. Fourticq, is a general partner. Out of these beneficial holdings, Mr. Gregory Fourticq will retain 10,000 Continuing Shares of Leslie's Delaware Common Stock which will not be converted into the right to receive the Cash Merger Consideration in the Merger. Mr. Fourticq's affiliated partnership will receive the Cash Merger Consideration with respect to approximately 324,141 shares of Leslie's Delaware Common Stock, including shares attributable to the ownership interest of Mr. Michael J. Fourticq in such partnership. The remaining shares beneficially owned by Mr. Gregory Fourticq are held in trusts for which he is trustee for the benefit of his nephews and niece. All such shares will receive the Cash Merger Consideration.

  Mr. Richard H. Hillman, a Director of Leslie's California, had beneficial ownership directly or indirectly of 322,758 shares of Leslie's California Common Stock (approximately 4.9% of the Leslie's California's Common Stock). Certain of these shares are subject to stock options. Out of his total beneficial holdings, Mr. Hillman will retain 22,414 Continuing Shares of Leslie's Delaware Common Stock which will not be converted into the right to receive the Cash Merger Consideration in the Merger. Mr. Hillman will receive the Cash Merger Consideration (or, with respect to shares subject to options, the Cash Merger Consideration less the option exercise price) with respect to approximately 303,652 shares of Leslie's Delaware Common Stock, which includes 1,323 shares held in a trust for the benefit of his son.

  Mr. Robert D. Olsen, Chief Financial Officer of Leslie's California, had beneficial ownership of 127,988 shares of Leslie's California Common Stock. All such shares are subject to stock options. Certain of Mr. Olsen's options will be cancelled immediately prior to the Effective Date, and he will receive a ten-year NQ Option to purchase 52,761 shares of Leslie's Delaware Common Stock under the NQ Plan. Mr. Olsen will receive the Cash Merger Consideration less the option exercise price with respect to 72,545 shares of Leslie's Delaware Common Stock subject to options. Mr. Olsen will also purchase 14,768 shares of Leslie's Delaware Common Stock (the "Subscription Stock") at $14.50 per share.

  Occidental, of which Dr. Dale R. Laurance is an officer and a director, is a holder of $10 million of 8% Convertible Subordinated Debentures issued by Leslie's California that are due in 2001 and bear interest at the rate of 8% per annum, payable semi-annually, and are convertible, upon 91 days' prior notice, into Leslie's California Common Stock at $20.95 per share (the "Debentures"). Occidental has agreed to invest a total of $28 million in Leslie's Delaware on the Effective Date in exchange for 28,000 shares of Leslie's Delaware Series A Preferred Stock and warrants to purchase 316,092 shares of Leslie's Delaware Common Stock which will represent 15% of the Fully-Diluted Shares. The consideration for these securities will consist of cash and the exchange of the Debentures. See "The Merger--Financing."

  In addition to the foregoing, other directors, officers and employees of Leslie's California hold options to purchase a total of 556,502 shares of Leslie's California Common Stock at prices ranging from $0.453 to $14.047 per share issued under the Leslie's California 1990 Stock Option Plan and the Leslie's California 1992 Directors' Stock Incentive Plan or otherwise. As described under "The Merger--Treatment of Stock Options," upon the effectiveness of the Merger, the holders of all of these options (other than options that are exercised or cancelled prior to the Effective Date) will each be entitled to receive in respect of each option cash equal to the Cash Merger Consideration per option share less the exercise price of the applicable option multiplied by the total number of shares that are subject to the option. Any option not exercised prior to the Effective Date or for which no such payment is due will automatically be cancelled.

  NQ Option Plan and ISO Option Plan. Immediately prior to the Merger, Leslie's Delaware will adopt the NQ Option Plan and the ISO Option Plan and will reserve 83,599 shares and 273,946 shares, respectively, of Leslie's Delaware Common Stock for issuance upon the exercise of options to be granted to certain employees of Leslie's Delaware upon consummation of the Merger and thereafter. It is expected that options to purchase Leslie's Delaware Common Stock will be granted to the following individuals at an exercise price of $5.00 per share for options granted under the NQ Option Plan ("NQ Options") and $14.50 per share in the case of options granted under the ISO Option Plan ("ISO Options"):

    NAME OF RECIPIENT                         NQ OPTION SHARES ISO OPTION SHARES
    -----------------                         ---------------- -----------------
   Michael J. Fourticq.......................       4,976               --
   Brian P. McDermott........................         --             77,000
   Robert D. Olsen...........................      52,761            50,000
   Other members of management...............      25,862           146,946

  Leslie's Delaware will reserve 83,599 shares of Leslie's Delaware Common Stock for the NQ Option Plan. Under the NQ Option Plan, NQ Options vest immediately. However, Leslie's Delaware (and in some instances Green and certain members of the Hancock Group) will have a right ("Call Option") to repurchase a portion of each NQ Option (and a portion of any shares of Leslie's Delaware Common Stock issued upon the exercise of any NQ Option ("NQ Option Shares")) upon the option holder or stockholder ceasing to provide services to Leslie's Delaware. If the NQ Option holder's service termination occurs prior to the first anniversary of the Effective Date, two-thirds of the NQ Option and two-thirds of any NQ Option Shares may be repurchased; if the termination occurs on or after the first anniversary and before the second anniversary, the Call Option applies to one-third of the NQ Options and NQ Option Shares; and the Call Option will not apply to any NQ Options or NQ Option Shares if termination occurs on or after the second anniversary of the Effective Date. The per share Call Option exercise price is (i) for NQ Options, (x) if the termination is voluntary, the amount by which the Cash Merger Consideration exceeds $5.00, and (y) if the termination is other than voluntary ("Other Termination"), the greater of (A) the amount by which the Cash Merger Consideration exceeds $5.00, or (B) the amount by which the fair market value of a share of the Leslie's Delaware Common Stock on the date of termination, as determined by the Board of Directors of Leslie's Delaware, exceeds $5.00; and (ii) for NQ Option Shares, (x) if the termination is voluntary, the Cash Merger Consideration, and (y) in the case of an Other Termination, the greater of (A) the Cash Merger Consideration, or (B) the fair market value of a share of Leslie's Delaware Common Stock on the date of termination, as determined by the Leslie's Delaware Board of Directors. NQ Options have a term of ten years and remain exercisable without regard to any termination of employment of the holder, subject to the exercise of the Call Option as described above.

  Leslie's Delaware will reserve 273,946 shares of Leslie's Delaware Common Stock for the ISO Plan. Under the ISO Plan, ISO Options vest in one-third increments on the first, second and third anniversaries of the Effective Date, except for options to purchase 71,647 shares ("Performance Options") which will also be subject to a further vesting condition based upon Leslie's Delaware achieving certain operating and store-opening goals.

  Vested ISO Options may be exercised for 90 days post termination of employment, except in the case of the death of the option holder, in which case the vested portion may be exercised within twelve months from the date of termination. ISO Options will have a term of ten years.

  Subscription Stock. Immediately after the consummation of the Merger, Mr. Robert D. Olsen, as described above, will purchase 14,768 shares of Leslie's Delaware Common Stock at a price of $14.50 per share, and one or more additional members of Leslie's California's current management will purchase a total of an additional 4,198 shares of Subscription Stock at the same per share price. The shares of Subscription Stock will be subject to the same Call Option as described above for the NQ Option Shares.

  Management Agreement. Pursuant to the terms of a Management Agreement (the "Management Agreement") to be entered into between LGP and Leslie's Delaware,
(i) upon consummation of the Merger Leslie's Delaware will pay LGP a transaction fee in the amount of $1.4 million, one-half of which will be paid to HPA for distribution among HPA, Michael Fourticq, Brian McDermott and Robert Olsen, and (ii) Leslie's Delaware will agree to pay LGP an annual management fee equal to 1.6% of the total sum invested by Green in Leslie's Delaware.

  Stockholders Agreement. Upon consummation of the Merger, Leslie's Delaware, all holders of Leslie's Delaware Common Stock and of options to purchase Leslie's Delaware Common Stock and Occidental, as the holder of Leslie's Delaware Series A Preferred Stock and warrants to purchase 316,092 shares of Leslie's Delaware Common Stock, will become parties to a Stockholders Agreement ("Stockholders Agreement"), which is described below under "The Merger--Financing."

  Occidental Supply Agreement. Prior to its purchase of the Debentures, as described above, a wholly-owned subsidiary of Occidental was and continues to be a party to a supply agreement with Leslie's California under which that subsidiary supplies all of Leslie's California's requirements for certain chemical chlorine compounds. It is expected that after the Effective Date Leslie's Delaware and this subsidiary will extend this supply agreement upon terms and conditions that will be mutually satisfactory.

  Indemnification and Insurance. The Merger Agreement requires that Leslie's California, Leslie's Delaware as the surviving corporation in the Reincorporation and Leslie's Delaware as the surviving corporation in the Merger provide indemnification to the current and prior directors and officers of Leslie's California and Leslie's Delaware against costs, expenses, suits, claims and proceedings arising out of or pertaining to, or the approval and consummation of the transactions contemplated by, the Merger Agreement and the Reincorporation Agreement. In addition, Leslie's Delaware is obligated for a period of at least eighteen months from the Effective Date to continue in effect (or provide insurance coverage that, subject to Leslie's Delaware's ability to obtain higher levels of deductibles, is comparable to) the directors and officers liability insurance that is currently in place with respect to claims arising from facts or events which occurred at or before the Effective Date, provided that Leslie's Delaware is not obligated to expend annually more than 150% of the current cost of such coverage.

  Treatment of Stock Options. Certain of the directors and executive officers of Leslie's California hold options to purchase Leslie's California Common Stock that will be terminated upon the effectiveness of the Merger and, as to a portion of which, such persons will receive cash pursuant to the terms of the Merger Agreement. Prior to the Effective Date, Leslie's California has agreed, pursuant to the terms of the Merger Agreement, to take all necessary action to cancel all outstanding options to purchase Leslie's California Common Stock, whether or not exercisable. Upon the surrender and cancellation of each such option, unless another arrangement is made with the holder (see "NQ Option Plan and ISO Option Plan" above) each holder thereof shall be entitled to receive an amount in cash equal to the product of (i) the excess of $14.50 over the exercise price per share of Leslie's Delaware Common Stock purchasable pursuant to such option after the same has been converted into an option to purchase Leslie's Delaware Common Stock upon the effectiveness of the Reincorporation and (ii) the number of shares of Leslie's Delaware Common Stock subject to such option at the time of such termination. See "The Merger--Treatment of Stock Options" and "Principal Shareholders and Stock Ownership of Management." As of April 1, 1997, there were options outstanding to purchase an aggregate of [988,203] shares of Leslie's California Common Stock at a weighted average exercise price of $[8.70] per share, which options were held by 79 persons.

  The following table sets forth information as to the options outstanding on April 1, 1997 for which cash payment will be received upon consummation of the Merger, and the proceeds to be received upon termination of such options by the members of the Hancock Group and by all directors and officers of Leslie's California as a group:

                                  OUTSTANDING            CASH PAYMENT TO BE
                             OPTIONS FOR WHICH CASH        RECEIVED UPON
   NAME                     PAYMENT WILL BE RECEIVED CONSUMMATION OF THE MERGER
   ----                     ------------------------ --------------------------
Michael J. Fourticq.......            12,091                $    30,252
Brian P. McDermott........           225,794                  1,854,892
Richard H. Hillman........            22,053                    108,503
Robert D. Olsen...........            72,545                    263,797
All directors and officers
 as a group (16 persons)..          [616,360]                [3,758,100]

  Special Committee. For their service as members of the Special Committee, Messrs. Angeloff and Schmitz each received from Leslie's California the sum of $50,000. No further compensation is payable on a per meeting basis or otherwise for service on the Special Committee, but they will receive a retainer of $1,500 per month and per meeting fee of $750 for meetings of the Board, including those at which the Merger Transaction is considered. These payments to Messrs. Angeloff and Schmitz are not dependent upon the successful consummation of the Merger Transaction. Each of the members of the Special Committee, as an outside director, automatically received stock options to purchase 8,513 shares of Leslie's California Common Stock, of which options to purchase 5,513 shares are exercisable at $11.50 per share and options to purchase 3,308 shares are exercisable at $12.875 per share. Under the terms of the Merger Agreement, each of these options will, upon consummation of the Merger, be terminated, and Messrs. Angeloff and Schmitz will each receive $21,915. See "The Merger--Treatment of Stock Options."

CERTAIN EFFECTS OF THE MERGER

  As a result of the Merger, other than the Continuing Stockholders, the current shareholders of Leslie's California will not have an opportunity to continue their equity interest in Leslie's California or Leslie's Delaware as an ongoing corporation and therefore will not share in the future earnings and potential growth of Leslie's Delaware. Upon consummation of the Merger Transaction, the Common Stock will no longer be traded in the over-the-counter market, price quotations will no longer be available and the registration of the Common Stock under the Exchange Act will be terminated. The termination of registration of the Common Stock under the Exchange Act will reduce the information required to be furnished to the Securities and Exchange Commission and will make certain of the provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) and the requirement of furnishing a proxy or information statement in connection with shareholders meetings, no longer applicable.

  In contrast to the foregoing, the 359,505 Continuing Shares held by certain members of the Hancock Group will remain outstanding and will not be converted, exchanged or cancelled in the Merger. Thus, the holders of the Continuing Shares will share in the future earnings and potential growth of Leslie's Delaware. Although an investment in Leslie's Delaware following the consummation of the Merger involves substantial risk resulting from the limited liquidity of any such investment and the high debt-to-equity ratio and consequent substantial fixed charges that will apply to Leslie's Delaware subsequent to this merger, if the projections made by Leslie's California are realized, the value of such an equity investment would be considerably greater than the original cost thereof. Further, even if the projections are not met, the investors in Leslie's Delaware may earn a substantial return on their investment. See "Certain Forward Looking Information."

  The receipt of cash pursuant to the Merger will be a taxable transaction. See "Federal Income Tax Consequences."

CONDUCT OF LESLIE'S DELAWARE'S BUSINESS AFTER THE MERGER

  Certain members of the Hancock Group and LGP are continuing to evaluate Leslie's California's business, assets, practices, operations, properties, corporate structure, capitalization, management and personnel and discussing with management of Leslie's California what further changes, if any, will be desirable. Subject to the foregoing, members of the Hancock Group and LGP expect that the day to day business and operations of Leslie's Delaware will be conducted substantially as they are currently being conducted by Leslie's California. Neither the Hancock Group nor LGP currently intends to dispose of any assets of Leslie's Delaware, other than in the ordinary course of business. Additionally, neither LGP nor the Hancock Group currently contemplates any material change in the composition of Leslie's California's or Leslie's Delaware's current management, although after the Merger, the board of directors of Leslie's Delaware will consist of Michael J. Fourticq, Brian P. McDermott and individuals designated by LGP and by Occidental. LGP, Michael J. Fourticq and Brian P. McDermott have negotiated the Stockholders Agreement that will be executed immediately prior to the consummation of the Merger. See "The Merger--Financing."

                                 THE PROPOSALS

  The Merger Transaction consists of the Reincorporation and the Merger. The terms of the Reincorporation are contained in the Reincorporation Agreement which is included in full as Appendix A to this Proxy Statement. The terms of and conditions to the Merger are contained in the Merger Agreement which is included in full as Appendix B to this Proxy Statement. The discussion in this Proxy Statement of the Reincorporation and Merger and the summary description of the principal terms of the Reincorporation Agreement and the Merger Agreement are subject to and qualified in their entirety by reference to the more complete information set forth in the Reincorporation Agreement and the Merger Agreement.

VOTE REQUIRED; RECORD DATE

  A majority of the outstanding shares of Leslie's California Common Stock entitled to vote represented in person or by proxy, is required for a quorum at the Special Meeting. Pursuant to the terms of the Merger

Agreement, the affirmative vote of holders of a majority of the outstanding shares of Leslie's California Common Stock entitled to vote at the Special Meeting and the affirmative vote of holders of a majority of the shares of Leslie's California Common Stock voting at the Special Meeting and owned by the Public Shareholders is required to approve the principal terms of both the Reincorporation Agreement and the Merger Agreement. According to information provided to Leslie's California in a Schedule 13D Report filed under Section 13(d) of the Securities Exchange Act of 1934, Michael J. Fourticq, Brian P. McDermott, Richard H. Hillman and Liberty West Partners (a partnership controlled by Michael J. Fourticq and his brother Gregory Fourticq) collectively beneficially own approximately 22% of the outstanding shares of Leslie's California Common Stock, and such persons have stated that they presently intend to vote all such shares held of record or outstanding and beneficially owned by such persons in favor of the Merger Transaction. The Company has been advised that all other directors and executive officers also intend to vote all of their shares in favor of approval. See "Special Factors--Interests of Certain Persons in the Merger."

  Except for the recommendation of the Board contained in this Proxy Statement, to the knowledge of Leslie's California after reasonable inquiry, no executive officer, director or affiliate of Leslie's California has made a recommendation in support of or opposed to the Merger Transaction.

  Only shareholders of record on the Record Date are entitled to vote at the Special Meeting or any adjournments or postponements thereof. At the close of business on such date, there were [6,551,566] shares of Leslie's California Common Stock issued and outstanding, each of which is entitled to one vote at the Special Meeting. As of the Record Date, all directors and executive officers of Leslie's California beneficially owned an aggregate of [1,322,554] shares (exclusive of shares that are subject to outstanding stock options which cannot be voted), or approximately 20% of the shares outstanding as of the Record Date.

  Shares of Leslie's California Common Stock represented by a properly signed, dated and returned proxy will be treated as present at the Special Meeting for purposes of determining the existence of a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Brokers who hold shares as nominees will not have discretionary authority to vote such shares in the absence of instructions from the beneficial owners. Accordingly, beneficial owners of such shares should instruct their brokers or nominees on how to vote. For purposes of determining whether the requisite approval of the principal terms of the Reincorporation Agreement and the Merger Agreement has been obtained, abstentions and broker non-votes are treated as not voting in favor of approval; provided, however, that abstentions and broker non-votes are not treated as votes against approval for purposes of identifying Dissenters' Shares. See "Rights of Dissenting Shareholders."

  As contemplated by the Merger Agreement, shareholders of Leslie's California may be entitled to Dissenter's Rights. See "Rights of Dissenting
Shareholders." A copy of the text of Chapter 13 of the California Law, which governs dissenters' rights, is attached to this Proxy Statement as Appendix F.

EFFECTIVE DATE

  The Reincorporation will be effective as soon as practicable following shareholder approval of the principal terms of the Reincorporation Agreement and the required filings with the California and Delaware Secretaries of State. The Merger will become effective following the Reincorporation and upon the filing of a certificate of merger with the Secretary of State of Delaware. The date and time of effectiveness of the Merger is referred to generally in this Proxy Statement as the "Effective Date." The Effective Date is currently expected to occur as soon as practicable after the Special Meeting, subject to approval of the principal terms of the Reincorporation Agreement and the Merger Agreement at the Special Meeting and satisfaction or waiver of the terms and conditions set forth in the Merger Agreement. See "The Merger-- Conditions."

                              THE REINCORPORATION

  The Board believes that the best interests of Leslie's California and its shareholders will be served by changing the state of incorporation of Leslie's California from California to Delaware. As discussed below, the principal reason for the Reincorporation is to cause Delaware corporate law rather than California corporate law to be applicable to Leslie's California's corporate matters including the Merger. If, for some reason, the Merger is not consummated, the Board intends to proceed with the Reincorporation to take advantage of the greater flexibility of Delaware corporate law, the substantial body of case law interpreting that law, and the increased ability of Leslie's Delaware, the surviving corporation, to attract and obtain qualified directors.

  The Reincorporation Agreement provides that Leslie's California will be merged with and into Leslie's Delaware and that following the Reincorporation, the separate existence of Leslie's California will cease and Leslie's Delaware will continue as the surviving corporation and will continue to operate the business of Leslie's California under the name "Leslie's Poolmart, Inc."

CONVERSION OF SECURITIES

  Pursuant to the Reincorporation Agreement, at the effective time of the Reincorporation, and without any action on the part of the holder thereof, each outstanding share of Leslie's California Common Stock will automatically be converted into one share of Leslie's Delaware Common Stock. Each stock certificate representing issued and outstanding shares of Leslie's California Common Stock will continue to represent the same number of shares of Leslie's Delaware Common Stock. IT WILL NOT BE NECESSARY FOR SHAREHOLDERS TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR STOCK CERTIFICATES OF LESLIE'S DELAWARE. However, if the Merger is effected, shareholders will be required to surrender their share certificates in order to receive payment of the Cash Merger Consideration (see "The Merger--Payment for Shares"). If the Merger is not consummated, shareholders may exchange their certificates if they so choose.

PUBLIC MARKET FOR SECURITIES

  As discussed above in "Special Factors--Certain Effects of Merger," upon completion of the Merger, Leslie's California Common Stock will be delisted from trading on the Nasdaq National Market and Leslie's Delaware Common Stock will not be listed. However, if the Merger is not consummated, Leslie's California intends to proceed with the Reincorporation, in which case from and after the Reincorporation, Leslie's Delaware Common Stock will be traded on the Nasdaq National Market without interruption under the same symbol ("LESL") as the shares of Leslie's California Common Stock were traded on such system prior to the Reincorporation.

APPROVAL OF NEW CHARTER AND BYLAWS

  Approval of the principal terms of the Reincorporation Agreement includes approval of the certificate of incorporation and bylaws of Leslie's Delaware which will be substantially in the forms set forth in Appendices G and H to this Proxy Statement, and approval of the assumption of Leslie's California's employee benefit plans and stock option plans by Leslie's Delaware.

EFFECTIVE TIME

  The Reincorporation will become effective upon the filing of an agreement of merger and officers' certificates with the Secretary of State of the State of California pursuant to California law and the filing of a certificate of merger with the Secretary of State of the State of Delaware pursuant to Delaware law. The date and time of effectiveness of the Reincorporation is referred to generally in this Proxy Statement as the "Effective Time." The Effective Time is currently expected to occur as soon as practicable after the Special Meeting, subject to approval of the principal terms of the Reincorporation Agreement and the Merger Agreement at the Special Meeting. Pursuant to the Reincorporation Agreement, the Reincorporation may be abandoned or the Reincorporation Agreement may be amended either before or after shareholder approval has been obtained and prior to the Effective Time of the Reincorporation. However, the conversion ratio cannot be amended without shareholder approval.

DISSENTERS' RIGHTS

  Although shareholders of Leslie's California will have dissenters rights with respect to the Reincorporation, shareholders of Leslie's California will have no dissenters' rights or appraisal rights with respect to the Merger. For a description of the dissenters' rights that may be available to the shareholders of Leslie's California in connection with the Reincorporation, see "Rights of Dissenting Shareholders" below.

PRINCIPAL REASONS FOR THE PROPOSED REINCORPORATION

  The discussion set forth below is qualified in its entirety by reference to the Reincorporation Agreement, the certificate of incorporation of Leslie's Delaware and the bylaws of Leslie's Delaware.

  Application of Delaware Law/Effectuation of the Merger Transaction. The Board has concluded that it is essential that Leslie's California reincorporate in order that Delaware corporate law rather than California corporate law apply to Leslie's California's corporate matters. By way of background, as a condition to participating in the Merger, Poolmart has required (i) that the Merger be treated as a recapitalization for accounting purposes, (ii) that Michael J. Fourticq, Brian P. McDermott, Richard H. Hillman and Gregory Fourticq retain a portion of their Leslie's California shareholdings and (iii) that there be no public ownership of Leslie's Delaware Common Stock upon consummation of the Merger. Based upon the advice of Leslie's California's counsel and accountants, the Board has concluded that these requirements cannot be implemented if California law were to be applied to the Merger.

  The Board has been advised by Arthur Andersen LLP that in order to achieve recapitalization accounting treatment it will be necessary for shareholders of Leslie's California to retain a continuing ownership interest in Leslie's California (and in Leslie's Delaware as the surviving corporation in the Reincorporation) without any interruption in such ownership. However, in order to meet this requirement while satisfying the other conditions imposed by LGP, it will be necessary to treat some holders of Leslie's California Common Stock differently than other holders, i.e., some holders will receive only cash for their shares and others (the Continuing Stockholders) will be able to retain some of their shares and receive cash for the balance of their shares. The Board has been advised by counsel that California law does not permit differing treatment of holders of the same class of shares in a merger transaction unless all holders of that class of shares approve the differing treatment. In addition, the Board has been advised that it is unclear under California law whether the statutory restrictions on a corporation's payment of cash dividends and repurchase of its stock would apply to the payment of consideration for shares in a cash merger. If California law so applied to a cash merger involving the Company and the transaction were accounted for as a recapitalization, it is probable that cash merger payments would not be permitted under current circumstances. Moreover, under California law, under certain circumstances it is possible that the directors of Leslie's California approving such transaction could be personally liable for the total payments made.

  Leslie's California has concluded that, if Leslie's California were reincorporated in Delaware, the desired cash merger could be accomplished as required by Poolmart because the applicable Delaware merger statutes do not require that all shareholders of Leslie's Delaware receive the same consideration in a merger. Moreover, Delaware's statutory restrictions on the payment of dividends and stock reacquisitions would not apply to the merger consideration payments when the Merger is effected pursuant to the provisions of Delaware's merger statutes. In light of the Board's desire to effect a transaction that would be fair to the shareholders of Leslie's California by the payment of $14.50 per share in cash, it was decided to consider reincorporating Leslie's California in Delaware in a manner that would enable the Merger to be completed and, if completion were not feasible for any reason, that would provide the general advantages, weighed against the general disadvantages, of becoming a Delaware corporation.

  Flexibility of Delaware Law. For many years Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has been a leader in adopting, construing and implementing comprehensive, flexible corporate laws responsive to the legal and business needs of corporations organized under its laws. Many corporations have initially chosen Delaware for their state of incorporation or have subsequently changed their corporate domicile to Delaware in a manner similar to that proposed by Leslie's California. Because of Delaware's prominence as the state of incorporation for many major corporations, both the legislature and courts in Delaware have demonstrated an ability and a willingness to act quickly and effectively to meet changing business needs. The Delaware courts have developed considerable expertise in dealing with corporate issues, and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to corporate legal affairs.

  Attraction and Retention of Qualified Directors. Both California and Delaware law permit a corporation to include a provision in its certificate of incorporation which reduces, limits or eliminates the monetary liability of directors for breaches of fiduciary duty in certain circumstances. The increasing frequency of claims and litigation directed against directors and officers has greatly expanded the risks facing directors and officers of corporations in exercising their respective duties. The amount of time and money required to respond to such claims and to defend such litigation can be substantial. It is Leslie's California's desire to reduce such risks to its directors and officers and to limit situations in which monetary damages can be recovered against directors so that Leslie's California may continue to attract and retain qualified directors who might otherwise be unwilling to serve because of the increased risks involved.

  In accordance with current California law, Leslie's California's articles of incorporation include a provision which limits director liability in certain circumstances. In general, however, the ability to limit liability may be somewhat broader under Delaware law, and Delaware case law is also more developed to provide guidance in this regard. It should be noted, however, that neither California nor Delaware law permits a corporation to limit or eliminate the liability of its directors for intentional misconduct, bad faith conduct or any transaction from which the director derives an improper personal benefit. In addition, liability for violations of federal laws such as the federal securities laws may not be subject to any such limitations. See "Appendix E--Significant Differences Between the Corporation Laws of California and Delaware."

  In addition, Delaware law permits a corporation to adopt a number of measures, through amendment of the corporate charter or bylaws or otherwise, designed to reduce a corporation's vulnerability to unsolicited takeover attempts. The Board has no present intention following the proposed Reincorporation to amend the certificate of incorporation or bylaws of Leslie's Delaware to include additional provisions which might deter an unsolicited takeover attempt. However, if the Merger is not consummated, in the discharge of its fiduciary obligations to shareholders, the Board will evaluate Leslie's Delaware's vulnerability to potential unsolicited bids to acquire Leslie's Delaware on unfavorable terms. In the process of this evaluation, the Board may consider in the future, certain anti-takeover strategies which may enhance the Board's ability to negotiate with an unsolicited bidder.

POSSIBLE DISADVANTAGES

  Despite the unanimous belief of the Board that the Reincorporation is in the best interests of Leslie's California and its shareholders, it should be noted that Delaware law has been criticized by some commentators on the grounds that it does not afford minority shareholders the same substantive rights and protections as are available in a number of other states. For a comparison of shareholders' rights and the powers of management under Delaware and California law, see "Appendix E--Significant Differences Between the Corporation Laws of California and Delaware."

EFFECT ON LESLIE'S CALIFORNIA

  The Reincorporation will effect only a change in the legal domicile of Leslie's California and other changes of a legal nature, certain of which are described in this Proxy Statement. The proposed Reincorporation will NOT result in any change in the name, business, management, fiscal year, location of the principal facilities, assets or liabilities of Leslie's California. The directors and officers of Leslie's California will become the directors and officers of Leslie's Delaware. All employee benefit, stock option and other such plans of Leslie's California will be continued by Leslie's Delaware, and each option or right issued pursuant to any such plan will automatically be converted into an option or right to purchase the same number of shares of Leslie's Delaware Common Stock, at the same price per share, upon the same terms, and subject to the same conditions, as set forth in such plan. Shareholders should note that approval of the Reincorporation Agreement will also constitute approval of the assumption of these plans by Leslie's Delaware. Leslie's California's other officer and employee benefit arrangements will also be continued by Leslie's Delaware upon the terms, and subject to the conditions, currently in effect.

  As noted above, if the Merger is not consummated and the Board nevertheless proceeds with the Reincorporation, the shares of Leslie's Delaware Common Stock will continue to be traded, without interruption, on the Nasdaq National Market under the same symbol ("LESL").

THE CHARTERS AND BYLAWS OF LESLIE'S CALIFORNIA AND LESLIE'S DELAWARE

  Except as described herein, the provisions of the Leslie's Delaware certificate of incorporation and bylaws are similar to those of the Leslie's California articles of incorporation and bylaws in most respects. Delaware law does permit the implementation of certain provisions in a corporation's certificate of incorporation or bylaws which would alter some of the rights of shareholders and the powers of management of a California company. Although the Board has no current plan to implement these changes, certain changes could be implemented in the future by amendment of the certificate of incorporation of Leslie's Delaware following stockholder approval, and certain changes could be implemented by amendment of the bylaws of Leslie's Delaware without stockholder approval. For a discussion of such changes, as well as certain changes in the rights of shareholders that result from the application of Delaware Law, see "Appendix E--Significant Differences Between the Corporation Laws of California and Delaware." This discussion of the certificate of incorporation and bylaws of Leslie's Delaware is qualified in its entirety by reference to Appendices G and H hereto, respectively.

  Authorized Stock. The articles of incorporation of Leslie's California authorize 40,000,000 shares of Leslie's California Common Stock and 1,000,000 shares of undesignated preferred stock. The proposed certificate of incorporation of Leslie's Delaware authorizes Leslie's Delaware to issue 12,000,000 shares of Leslie's Delaware Common Stock, $0.001 par value, as well as 2,000,000 shares of undesignated preferred stock, $0.001 par value.

  Number of Directors. The bylaws of Leslie's California authorize the directors to fix the number of directors within a range from four to seven, with the number of directors currently set at seven. The bylaws of Leslie's Delaware authorize the directors to fix the number of directors at any number greater than or equal to one, with the number of directors currently set at [seven]. In contrast to the bylaws of Leslie's California, the bylaws of Leslie's Delaware provide that the exact number of directors may be changed by the Board of Directors of Leslie's Delaware without further shareholder approval while the bylaws of Leslie's California only provide for such change by the Board within the specified range. See "Appendix E--Significant Differences Between the Corporation Laws of California and Delaware."

  Monetary Liability of Directors. The articles of incorporation of Leslie's California and the certificate of incorporation of Leslie's Delaware both provide for the elimination of personal monetary liability of directors to the fullest extent permissible under the laws of each corporation's respective state of incorporation.

SIGNIFICANT DIFFERENCES BETWEEN THE CORPORATION LAWS OF CALIFORNIA AND
DELAWARE

  Before voting on the Merger Proposal, the Leslie's California shareholders should carefully consider the significant differences between the corporations laws of California and Delaware which are summarized in Appendix E to this Proxy Statement.

                                  THE MERGER

  The Merger Agreement provides that, immediately following the Reincorporation and subject to satisfaction of certain additional conditions, Poolmart, a privately held Delaware corporation organized by LGP, will be merged with and into Leslie's Delaware and that following the Merger, the separate existence of Poolmart will cease and Leslie's Delaware will continue as the surviving corporation.

CONVERSION OF SECURITIES

  At the Effective Date, subject to the terms, conditions and procedures set forth in the Merger Agreement, each share of issued and outstanding Common Stock immediately prior to the Effective Date (other than the Continuing Shares and Dissenting Shares) will, by virtue of the Merger, be converted into the right to receive the Cash Merger Consideration. Except for the right to receive the Cash Merger Consideration, from and after the Effective Date, all shares (other than the Continuing Shares), by virtue of the Merger and without any action on the part of the holders, will no longer be outstanding and will be cancelled and retired and will cease to exist. Each holder of a certificate formerly representing any shares (other than those representing the Continuing Shares or shares as to which dissenters' rights have been perfected) will after the Effective Date cease to have any rights with respect to such shares other than the right to receive the Cash Merger Consideration for such shares upon surrender of the certificate.

TREATMENT OF STOCK OPTIONS

  At or prior to the Effective Date, Leslie's California's 1990 Stock Option Plan and Leslie's California's 1992 Directors Stock Incentive Plan and all options to purchase Leslie's California Common Stock will be terminated. To the extent such options have not been previously exercised or cancelled, on the Effective Date, Leslie's Delaware will pay, at or as promptly as possible after the Effective Date, each option holder (other than holders who have agreed to accept NQ Options), cash equal to the difference between the option exercise price and the Cash Merger Consideration multiplied by the number of shares subject to such options held by such option holder. Such payment will be contingent upon consummation of the Merger and will be subject to withholding of applicable income and other taxes.

PAYMENT FOR SHARES

  At the Effective Date, Leslie's Delaware will make available or cause to be made available to the Disbursing Agent amounts sufficient in the aggregate to provide all funds necessary for the Disbursing Agent to make payments pursuant to the Merger Agreement in consideration of shares issued and outstanding immediately prior to the Effective Date to those who are to receive the Cash Merger Consideration. Promptly after the Effective Date, Leslie's Delaware will cause to be mailed to each person who was, at the Effective Date, a holder of record of shares a letter of transmittal and instructions for use in effecting the surrender of the certificates which, immediately prior to the Effective Date, represented any of such shares in exchange for payment of the Cash Merger Consideration. SHAREHOLDERS SHOULD NOT FORWARD SHARE CERTIFICATES WITH THE ENCLOSED PROXY CARD. SHAREHOLDERS SHOULD SURRENDER CERTIFICATES REPRESENTING SHARES OF COMMON STOCK ONLY AFTER RECEIVING INSTRUCTIONS FROM THE DISBURSING AGENT. Upon surrender to the Disbursing Agent of such certificates, together with such letter of transmittal duly executed and completed in accordance with the instructions thereto, and only upon such surrender, the Disbursing Agent will promptly cause to be paid to the persons entitled thereto a check in the amount to which such persons are entitled, after giving effect to any required tax withholdings. The Disbursing Agent will be authorized to pay to the persons entitled thereto the Cash Merger Consideration attributable to any certificates representing shares outstanding prior to the Effective Date, which have been lost or destroyed, upon receipt of evidence satisfactory to the Disbursing Agent, of ownership of the shares represented thereby and of appropriate indemnification.

  No interest will be paid or accrued on the amount payable upon the surrender of any certificate. Payment to be made to a person other than the registered holder of the certificate surrendered is conditioned upon the certificate so surrendered being properly endorsed and otherwise in proper form for transfer, as determined by the Disbursing Agent. Further, the person requesting such payment will be required to pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the certificate surrendered or establish to the satisfaction of the Disbursing Agent that such tax has been paid or is not payable. One year following the Effective Date, Leslie's Delaware will be entitled to cause the Disbursing Agent to deliver to it any funds (including any interest received with respect thereto) made available to the Disbursing Agent which have not been disbursed to holders of certificates formerly representing shares outstanding prior to the Effective Date, and thereafter such holders will be entitled to look to Leslie's Delaware only as general creditors thereof with respect to cash payable upon due surrender of their certificates. Notwithstanding the foregoing, neither the Disbursing Agent nor any party to the Merger Agreement will be liable to any holder of certificates formerly representing shares for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law. Except as described in this paragraph, Leslie's Delaware will pay all charges and expenses, including those of the Disbursing Agent, in connection with the exchange of shares for the Cash Merger Consideration.

TRANSFER OF SHARES

  No transfers of shares subject to the Cash Merger Consideration will be made on the stock transfer books at or after the Effective Date. If, after the Effective Date, certificates representing such shares are presented to Leslie's Delaware, such shares will be cancelled and exchanged for the Cash Merger Consideration.

CONDITIONS

  Each party's respective obligation to effect the Merger is subject to the satisfaction, at or prior to the Effective Date, of each of the following conditions, any or all of which may be waived at the appropriate party's discretion, to the extent permitted by applicable law: (i) the Merger Agreement and the transactions contemplated therein shall have been approved, in the manner required by applicable law, (A) by the holders of a majority of the outstanding shares entitled to vote thereon, and (B) by the holders of a majority of the shares voting thereon held by the Public Shareholders, (ii) there is no action, suit or proceeding pending before any court or governmental body that may have the effect of making illegal or otherwise preventing, prohibiting or substantially delaying consummation of the Merger or would result in an award of damages that would have a material adverse effect on Leslie's California, (iii) all consents, approvals or notices to any governmental authority or other person or entity whose consent or approval or to whom notice is required in connection with the execution or delivery and performance of the Reincorporation Agreement and the Merger Agreement and the transactions contemplated by those agreements shall have been obtained or made; (iv) the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1978, as amended (the "HSR Act"), shall have expired or terminated, (v) the previously rendered opinions of DLJ and Dillon Read to the effect that the consideration to be received by the Public Shareholders in the Merger is fair to the Public Shareholders from a financial point of view, shall not have been withdrawn or materially adversely modified; and (vi) the Merger Transaction shall be approved and Leslie's California shall be reincorporated which reincorporation shall become effective in accordance with California and Delaware laws.

  The obligations of Leslie's California and Leslie's Delaware to effect the Merger are subject to the satisfaction, at or prior to the Effective Date, of each of the following conditions, unless waived by Leslie's California or, after the effective time of the Reincorporation, by Leslie's Delaware: (i) the representations and warranties of Poolmart in the Merger Agreement shall be true and correct in all material respects as of February 26, 1997 and as of the Effective Date as though made on the Effective Date, except for changes specifically permitted by the Merger Agreement, (ii) Poolmart shall have performed in all material respects its agreements contained in the Merger Agreement required to be performed on or prior to the Effective Date, and
(iii) Leslie's Delaware shall have received a certificate of the President and a Vice President of Poolmart certifying to the effect of the preceding clauses
(i) and (ii).

  The obligations of Poolmart to effect the Merger are subject to the satisfaction at or prior to the Effective Date, of each of the following conditions, unless waived by Poolmart: (i) the representations and warranties of

Leslie's California and Leslie's Delaware contained in the Merger Agreement shall be true and correct in all material respects as of February 26, 1997 and, except as contemplated by the Reincorporation Agreement and the Merger Agreement, as of the Effective Date, as though all of such representations were made by Leslie's Delaware, (ii) Leslie's California and Leslie's Delaware shall have performed in all material respects its agreements contained in the Merger Agreement required to be performed on or prior to the Effective Date,
(iii) Poolmart shall have received a certificate of the respective President and a Vice President of Leslie's California and Leslie's Delaware certifying, as applicable, to the effect of the preceding clauses (i) and (ii), (iv) Poolmart shall have obtained the financing for the Merger on terms satisfactory to Poolmart, (v) treatment of the Merger as a recapitalization for accounting purposes shall not have been disapproved, and (vi) the aggregate number of shares of Leslie's California Common Stock at the Effective Time of the Reincorporation, the holders of which have demanded dissenter's rights in accordance with the provisions of Division 1, Chapter 13 of the California Law, shall not equal 5% or more of the shares outstanding as of the Record Date for the Special Meeting.

REPRESENTATIONS AND WARRANTIES

  Leslie's California has made representations and warranties in the Merger Agreement regarding, among other things, its organization and good standing, authority to enter the transaction, its capitalization, its financial statements, the absence of certain changes in the business of Leslie's California since September 28, 1996, the content and submission of forms and reports required to be filed by Leslie's California with the Securities and Exchange Commission, requisite governmental and other consents and approvals, compliance with all applicable laws, absence of litigation to which Leslie's California is a party, brokers and finders, requisite tax filings, employee benefits and environmental matters. Leslie's Delaware has made representations and warranties in the Merger Agreement regarding, among other things, its organization and good standing; authority to enter into the transaction, its capitalization, compliance with all applicable laws, requisite governmental and other consents and approvals, absence of prior activities and absence of litigation to which Leslie's Delaware is a party. The Merger Agreement provides that Leslie's California and Leslie's Delaware will have no liability to Poolmart, and Poolmart will have no claim for damages, as a result of any breach of any of the representations and warranties of Leslie's California or Leslie's Delaware contained in the Merger Agreement.

  Poolmart has made representations and warranties in the Merger Agreement regarding, among other things, its organization and good standing, authority to enter the transaction, its capitalization, compliance with all applicable laws, requisite governmental and other consents and approvals, accuracy of information supplied by Poolmart for submission on forms and reports required to be filed by Leslie's California with the Securities and Exchange Commission, financing for the Merger, brokers and finders, the absence of prior activities and absence of litigation to which Poolmart is a party.

  The representations and warranties of the parties in the Merger Agreement will expire upon consummation of the Merger, and upon such expiration none of such parties or their respective officers, directors or principals will have any liability whatsoever with respect to any such representations or warranties.

COVENANTS

  In the Merger Agreement, Leslie's California has agreed that prior to the Effective Date, unless otherwise agreed to in writing by Poolmart or as otherwise contemplated by the Merger Agreement, Leslie's California and each of its subsidiaries will conduct business only in the ordinary and usual course consistent with past practice and will not, (i) enter into any agreement outside the ordinary course of business which would be material to the condition (financial or otherwise), results of operations, properties, assets, liabilities or business of Leslie's California, (ii) purchase, sell or encumber (or enter into any agreement to do so), or enter into a merger or consolidation which would affect, any material properties or assets of Leslie's California, or (iii) except in the ordinary course of business, enter into any other agreement or arrangement involving payments in excess of $100,000 in the aggregate with respect to the business or operations of Leslie's California.

  Further, Leslie's California has agreed that neither Leslie's California nor any of its subsidiaries will take any of the following actions, or enter into any agreement to take any of the following actions: (i) amend its articles of incorporation or bylaws or the organizational documents of any of Leslie's California's subsidiaries; (ii) change the number of authorized or outstanding shares of capital stock (except for Leslie's California Common Stock issued upon the exercise of options outstanding on the date of the Merger Agreement); (iii) declare, set aside or pay any dividend or make any other distribution in respect of any of its shares of capital stock; (iv) issue, grant, sell, pledge, or transfer any shares of its capital stock, stock options, warrants, securities or rights to acquire any such shares, securities or rights of Leslie's California or propose or agree to do any of the foregoing (except for Leslie's California Common Stock issued upon the exercise of options outstanding on the date of the Merger Agreement), or acquire directly or indirectly any shares of its capital stock or make any other changes in its equity capital structure; (v) incur any indebtedness, directly or through guarantees or otherwise, other than under existing credit facilities for current operations in the ordinary course of its business; or
(vi) acquire directly or indirectly by redemption or otherwise any shares of the capital stock of Leslie's California of any class or any options, warrants or other rights to purchase any such shares.

  Additionally, Leslie's California has agreed that it and its subsidiaries will (i) use their reasonable best efforts to conduct their relations with employees and their employee benefit plans only in the ordinary and usual course consistent with past practices, (ii) not amend, or enter into any additional, employment agreements with officers or directors of Leslie's California or make increases in employee compensation or benefits except as permitted by the Merger Agreement, (iii) use their reasonable best efforts to keep in place its current insurance policies which are material, (iv) not assume, guarantee or endorse or become responsible for the obligations of any other person except in the ordinary and usual course of business, (v) not make any investment of a capital nature or otherwise enter into any material transaction, (vi) not make any material tax election or settle or compromise any material tax liability, (vii) not make any change in its accounting principles or methods except insofar as may be required by a change in generally accepted accounting principles, (viii) take all steps necessary to cause the Leslie's California 1990 Stock Option Plan and Leslie's California 1992 Directors' Stock Incentive Plan to be terminated prior to the Effective Date, and, if not otherwise terminated by their terms upon the effectiveness of the Merger, obtain prior to the Effective Date the written consent of each holder of options to purchase Leslie's California Common Stock to the cancellation of such options, (ix) grant to Poolmart and their representatives, on a confidential basis, access to the records and facilities of Leslie's California, and (ix) use its reasonable best efforts to cooperate with and assist Poolmart in obtaining the necessary financing.

  The Merger Agreement also provides that Poolmart will use its reasonable best efforts to obtain the financing necessary to effect the Merger, refinance outstanding debt of Leslie's California, provide adequate ongoing working capital to Leslie's Delaware and pay the expenses related to the Merger. See "The Merger--Financing."

  Leslie's California has agreed to provide prompt notice to Poolmart upon obtaining knowledge of (i) material litigation and claims, (ii) notices of default under agreements and instruments where the default would have a material adverse effect, (iii) notice from a third party claiming that its consent is required in connection with the transactions contemplated by the Merger Agreement, and (iv) any material adverse change in the condition (financial or otherwise), results of operations, properties, assets, liabilities or business of Leslie's California and its subsidiaries, taken as a whole, or the occurrence of an event which could result in any such change.

NONSOLICITATION COVENANT

  Leslie's California has agreed that it shall, and shall use its reasonable best efforts to cause each of its officers, directors or affiliates to, promptly notify Poolmart of any direct or indirect contact by any entity or person concerning any Acquisition Proposal, shall promptly provide Poolmart with a summary of all material terms and conditions of any such Acquisition Proposal and shall give Poolmart not less than three business days' written notice prior to providing any confidential information to any person concerning the business and properties of Leslie's California in connection with any Acquisition Proposal.


  Under the terms of the Merger Agreement, Leslie's California has agreed to not permit any of its officers, directors, affiliates, representatives or agents to take any action to solicit, initiate or, subject to Leslie's

California's rights to provide confidential information in connection with an Acquisition Proposal, knowingly encourage or participate in any Acquisition Proposal, except with respect to an unsolicited Acquisition Proposal from a third party to the extent that the Board or the Special Committee concludes that such Acquisition Proposal is superior to the Merger and, based upon advice of counsel, that such negotiations are necessary to discharge the Board's fiduciary duty under applicable law. Leslie's California and Poolmart each has further agreed to (i) consult with each other and obtain the approval of the other parties in advance of issuing any written release to the public of information relating to the Merger, and (ii) use its reasonable best efforts to take such other action as is necessary or appropriate to effect the Merger, including obtaining any third party consents required by the Merger Agreement. The Merger Agreement also provides that, subject to the fiduciary duties of the Board, the Board will take all action necessary to convene the Special Meeting and to recommend and solicit approval of the Merger Agreement at such meeting.

INDEMNIFICATION AND INSURANCE

  The Merger Agreement provides that the current and former directors and officers of Leslie's California and any of its subsidiaries and each director and officer of Leslie's Delaware (including the members of the Special Committee) will be indemnified by Leslie's California (and, after the Effective Time of the Reincorporation by Leslie's Delaware), to the fullest extent permitted by applicable law, against any costs, expenses, judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any pending, threatened or completed claim, action, suit, proceeding or investigation, and will be advanced reasonable costs and expenses (including attorneys' fees), in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to the approval and consummation of the transactions contemplated by the Reincorporation Agreement and the Merger Agreement. In addition, Leslie's Delaware is required to use reasonable commercial efforts to maintain in effect for a period of eighteen months after the Effective Date, Leslie's Delaware's policies of directors' and officers' liability insurance (provided that Leslie's Delaware may substitute therefor policies of at least the same amounts and comparable coverage). However, in no event will Leslie's Delaware be required to pay premiums for such insurance in excess of 150% of premiums currently paid by Leslie's California.

EXPENSES

  The parties have agreed to pay their own costs and expenses in connection with the Merger Agreement and the transactions contemplated thereby. However, Leslie's California has agreed to pay or reimburse HPA up to $1,000,000 in the aggregate for reasonable out-of-pocket expenses actually incurred by or on behalf of it in connection with the Merger Transaction. If the Merger is not consummated in accordance with the Merger Agreement, Leslie's California has agreed to reimburse Poolmart for all reasonable out-of-pocket expenses incurred by or on behalf of Poolmart in connection with the Merger Transaction up to $750,000 in the aggregate, provided that this payment and reimbursement arrangement will not be available to Poolmart if it fails, in any material respect, to perform any of its material obligations under the Merger Agreement, and this failure in performance is not cured within 20 days after receiving notice of the non-performance or Poolmart has intentionally and materially breached any of the material representations and warranties and such breach is not cured within 20 days after Poolmart has received written notice from Leslie's California specifying the nature of such breach.

TERMINATION, AMENDMENT AND WAIVER

  At any time prior to the Effective Date, the Merger Agreement may be terminated by the mutual consent of the Boards of Directors of Leslie's California, Leslie's Delaware and Poolmart.

  Any of the parties may terminate the Merger Agreement prior to the Effective Date by written notice to the other parties if (i) the Merger has not become effective on or before June 30, 1997 (which date will be extended automatically for up to 60 days during the pendency of any non-final ruling, decree or order restraining or prohibiting the consummation of the Merger or the calling or holding of the Special Meeting), or (ii) if any court of competent jurisdiction or other governmental entity has issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action has become final and nonappealable. The right of termination under clause (i) of the preceding sentence is not available to any party whose failure to fulfill any obligation under the Merger Agreement has been the cause of, or resulted in the failure of, the Effective Date to occur on or before June 30, 1997.

  In addition, Poolmart may terminate the Merger Agreement prior to the Effective Date by written notice to Leslie's California if (i) prior to the date of the Special Meeting, the Board or the Special Committee has
(A) withdrawn or modified its approval or recommendation of the Merger Proposal in any manner adverse to Poolmart, or (B) approved or recommended any Acquisition Proposal by parties other than Poolmart, or resolved to do either of the foregoing (A) or (B), (ii) if after the date of the Merger Agreement there has been a material adverse change in the condition (financial or otherwise), results of operations, properties, assets, liabilities, or business of Leslie's California and its subsidiaries, taken as a whole, (iii) upon a vote at the Special Meeting, the approval of shareholders of Leslie's California required by law and by the Merger Agreement to effectuate the Merger is not obtained, (iv) there is a material breach by Leslie's California of its nonsolicitation covenant in connection with other Acquisition Proposals described above, (v) Leslie's California shall have failed to hold the Special Meeting by June 16, 1997 and either of the following shall have occurred prior to June 16, 1997: (A) any third person shall have become the "beneficial owner" (as defined in the Exchange Act) of more than 15% of the outstanding Leslie's California Common Stock or (B) any third person shall have made, proposed, communicated or disclosed in a manner which is or becomes known by shareholders beneficially owning at least 5% of the outstanding Leslie's California Common Stock or by any director or officer of Leslie's California an intention to make a bona fide Acquisition Proposal, unless Leslie's California is able to sustain the burden of showing that the failure to hold the Special Meeting was caused primarily by factors other than knowledge of such intention to make an Acquisition Proposal.

  Leslie's California may terminate the Merger Agreement prior to the Effective Date by written notice to Poolmart if (i) the Board or the Special Committee, in its good faith exercise of its business judgment (based on the written advice of counsel), determines that the continued recommendation of the Merger to the shareholders is reasonably likely to be a breach of the fiduciary duties of the Board to the Company and its shareholders under California law, or (ii) if upon a vote at the Special Meeting, the approval of shareholders of Leslie's California as required by law and by the Merger Agreement to effectuate the Merger Transaction is not obtained.

  Subject to the provisions of applicable law, the Merger Agreement may be modified or amended, and provisions thereof waived, by written agreement of the parties. However, (i) after approval of the principal terms of the Merger Agreement by the shareholders of Leslie's California, no amendment or waiver of a provision may be made which reduces the amount or changes the form of the Cash Merger Consideration to be received by the shareholders or that would adversely affect the shareholders of Leslie's California unless such amendment or waiver of a provision is approved by the shareholders, and (ii) after the Effective Date, no amendment or waiver of a provision may be made with respect to the indemnification and insurance provisions in the Merger Agreement.

TERMINATION FEE

  In the event that the Merger Agreement is terminated by Leslie's California due to (i) a determination by the Board or the Special Committee not to continue to recommend the Merger because to do so would reasonably likely be a breach of the Board's fiduciary duty under California law or (ii) if upon a vote at the Special Meeting, the approval of shareholders of Leslie's California as required by law and the Merger Agreement to effectuate the Merger Transaction is not obtained, Leslie's California or, if the Reincorporation has occurred, Leslie's Delaware shall promptly pay $1,750,000 to LGP, as a termination fee. A termination fee in that amount shall also be due in the event that the Merger Agreement is terminated by Poolmart due to
(i) a withdrawal or modification of the recommendation by the Board or the Special Committee, (ii) the failure to obtain the required vote of the shareholders of Leslie's California at the Special Meeting, (iii) a material breach by Leslie's California of its nonsolicitation covenant in connection with Acquisition Proposals as described above or (iv) a failure to hold the Special Meeting by June 16, 1997 and the occurrence prior to such date of either (A) a third person becoming the beneficial owner of more than 15% of Leslie's California Common Stock or (B) a third person making known to a 5% shareholder, officer or director of Leslie's California to continue to make an Acquisition Proposal unless Leslie's California can show that the failure to hold the Special Meeting was caused primarily by factors other than knowledge of such third person's Acquisition Proposal. In addition, in the event that within twelve months after a termination resulting in payment of a fee to Poolmart, Leslie's California or Leslie's Delaware consummates a transaction that falls within the definition of Acquisition Proposal, Leslie's California or Leslie's Delaware shall promptly pay an additional $750,000 to LGP.

FINANCING

  General. Financing for the Merger and the working capital needs of Leslie's Delaware after the Merger will be provided by a combination of debt and equity as follows:

   Continuing Shares............................................. $  5,200,000
   Green.........................................................   15,300,000
   Issuance of Subscription Stock to Management of Leslie's
    California...................................................      300,000
   Sale of Series A Preferred Stock (and Warrants) to
    Occidental...................................................   28,000,000
   Sale of Senior Notes..........................................   85,000,000
   Revolving Credit Facility.....................................   40,000,000
                                                                  ------------
     Total....................................................... $173,800,000

  Continuing Shares Financing. Members of the Hancock Group will retain Continuing Shares in the amounts shown below and thereby relieve Leslie's Delaware of the need to finance the payment of Cash Merger Consideration for these shares totalling approximately $5.2 million.

                                CASH MERGER          NUMBER OF     PERCENTAGE OF
         NAME OF           CONSIDERATION PAYMENT LESLIE'S DELAWARE FULLY-DILUTED
   INDIVIDUAL OR ENTITY           AVOIDED             SHARES          SHARES
   --------------------    --------------------- ----------------- -------------
Michael J. Fourticq.......      $2,327,816            160,539           7.6
Brian P. McDermott........       2,415,004            166,552           7.9
Gregory Fourticq(/1/).....         145,000             10,000           0.5
Richard H. Hillman........         325,003             22,414           1.1

--------
(/1/) Shares held by Gregory Fourticq will be received as a distribution from Liberty West Partners, a general partnership of which Gregory Fourticq and his brother Michael Fourticq, are the sole partners.

  Green Financing. Green has committed that, subject to the satisfaction of certain conditions, immediately prior to the consummation of the Merger, Green will contribute $15.3 million in cash to Poolmart in exchange for 1,055,172 shares of Poolmart Common Stock. As a result of the Merger, Leslie's Delaware will receive the $15.3 million, and Green will receive 1,055,172 shares of Leslie's Delaware Common Stock in exchange for its Poolmart Common Stock which will automatically be converted into Leslie's Delaware Common Stock by virtue of the Merger.

  Subscription Stock. As described above under "Special Factors--Interests of Certain Persons in the Merger," immediately after the Merger, certain members of Management will purchase 18,966 shares of Subscription Stock in Leslie's Delaware for cash consideration in the aggregate amount of $275,000.

  Preferred Stock Financing. Occidental has addressed a letter to Michael J. Fourticq describing the circumstances under which it is prepared to provide preferred stock financing for the Merger (the "Occidental Letter"). The Occidental Letter is filed as an exhibit to the Schedule 13E-3 and is available for inspection and copying by any holder of Leslie's California Common Stock or a representative of such person who has been so designated in writing, at the principal executive offices of Leslie's California. The following constitutes only a summary of the Occidental Letter and is qualified in its entirety by reference to the actual terms of the Occidental Letter. In the Occidental Letter, Occidental has agreed, subject to certain terms and conditions, to purchase 28,000 shares of Series A Preferred Stock of Leslie's Delaware, par value $0.001 per share ("Preferred Shares"), at $1,000 per share for a total consideration of $28 million, consisting of cash and an exchange of the $10 million Convertible Subordinated Debentures held by Occidental. In connection with this transaction, Occidental will receive warrants to purchase 316,092 shares of Leslie's Delaware Common Stock at a purchase price of $0.01 per share (subject to adjustment) for a period of ten years ("Warrants"). The Preferred Stock Purchase Agreement, including the terms of the Preferred Shares and the Warrants, have not been finalized. The final terms may vary from those described below.

  The Preferred Shares will be entitled to an annual cumulative dividend (which will be payable at the option of Leslie's Delaware either in cash or in additional Preferred Shares for the first five years) equal to 50 basis points over the implied interest rate on the Bonds described below (adjusted to a bond equivalent yield if the Bonds are sold at a discount or premium below or above par) multiplied by the per share purchase price of the Preferred Shares. The annual dividend is payable quarterly at the annual rate divided by four. Dividends that become due but are not paid after the quarterly dividend payment date will bear interest at the annual dividend rate plus 5%.

  The Preferred Shares will have a preference and priority in liquidation over the Leslie's Delaware Common Stock equal to $1,000 per share plus accumulated and unpaid dividends. The Preferred Shares may be redeemed at the option of Leslie's Delaware at any time at $1,010 per share plus accumulated and unpaid dividends. Leslie's Delaware is required to redeem Preferred Shares in annual installments beginning after the seventh anniversary of the Effective Date.


  At the option of Leslie's Delaware, the Preferred Shares are exchangeable into subordinated debt of Leslie's Delaware having the same interest coupon and maturity characteristics as the Preferred Shares. Leslie's Delaware's right to pay dividends (or interest) by the issuance of additional securities will terminate if it exercises its right to exchange subordinated debt for Preferred Shares. It is expected that the subordinated debt will have standard subordination provisions which will obligate Leslie's Delaware to make interest payments.

  The holder of the Preferred Shares will be entitled to elect one-fifth of the members of the Board of Directors of Leslie's Delaware. However, if Leslie's Delaware fails to meet the Coverage Test, described below, for four continuous quarters, the holder of the Preferred Shares will have the right to elect 40% of the Board of Directors of Leslie's Delaware. If the Coverage Test is not met for eight consecutive quarters or if Leslie's Delaware fails to pay four consecutive quarterly dividends on the Preferred Shares, the holder of the Preferred Shares will have the right to elect a majority of the Board of Directors of Leslie's Delaware. If either Leslie's Delaware fails to satisfy the mandatory redemption requirement or becomes subject to an event of insolvency, the holder of the Preferred Shares will be entitled to elect all of the directors. The "Coverage Test" requires that the sum of Leslie's Delaware's cumulative earnings before interest, taxes, depreciation and amortization ("EBITDA") be greater than its fixed charges for each four and eight fiscal quarterly period. Leslie's Delaware may cure any failure to meet the Coverage Test by issuing capital stock for consideration equal to the shortfall. Leslie's Delaware will also be subject to a number of negative covenants including those prohibiting certain transactions without the approval of the holder of the Preferred Shares.


  The Warrants will provide for a proportionate adjustment of the warrant price, and the number of shares of Leslie's Delaware Common Stock subject thereto, for stock splits and stock dividends. Additionally, Occidental will be a party to the Stockholders Agreement and have the rights and be subject to the obligations and restrictions described therein.

  Bond Financing. HPA and LGP have received from BT Securities Corporation ("BTSC") a letter dated February 4, 1997 ("BTSC Letter") indicating that, based upon market conditions existing at the time of delivery of the BTSC Letter and subject to certain terms and conditions, BTSC is highly confident of its ability to sell or place senior debt securities of Leslie's Delaware (as successor to Leslie's California in the Reincorporation and as the surviving corporation in the Merger) in the aggregate principal amount of $85 million ("Notes"). The BTSC Letter is filed as an exhibit to the
Schedule 13E-3 and is available for inspection and copying by any holder of Leslie's California Common Stock or representative of such person who has been so designated in writing, at the principal executive offices of Leslie's California. The following description of the BTSC Letter is qualified in its entirety by reference to the actual terms of the BTSC Letter. The interest rate on the Notes, and the other terms of the Notes, will depend upon interest rate and market conditions at the time the Notes are placed. However, it is anticipated that the Notes will have the following features: (i) a maturity of seven years from issue date, (ii) unsecured and rank on a parity in right of payment with Leslie's Delaware's other senior indebtedness, (iii) senior to all subordinate indebtedness of Leslie's Delaware, (iv) subordinated to any secured indebtedness of Leslie's Delaware, and (v) non-callable for four years and thereafter will be callable at a redemption premium to be determined. The Notes will provide for optional redemption of 25% of the Notes based upon certain future equity financings (including an initial public offering) completed by Leslie's Delaware within three years after original issuance, at redemption prices to be determined. Leslie's Delaware will be obligated to offer to purchase the outstanding Notes at 101% of their face amount plus accrued interest in the event of certain changes in control. The Notes will also contain covenants that are customary for this type of financing including restrictions on dividends, stock repurchases, liens, indebtedness, affiliate transactions, asset sales and mergers. The BTSC Letter states that BTSC's conclusion is subject to specified customary conditions.

  Revolving Credit Facility. The Company has received a proposal letter from Wells Fargo Bank National Association ("Wells Fargo") dated March 13, 1997 ("Wells Fargo Letter") to provide working capital financing to Leslie's Delaware upon consummation of the Merger pursuant to the terms of a revolving credit facility ("Credit Facility"). The Wells Fargo Letter is filed as an exhibit to the Schedule 13E-3 and is available for inspection and copying by any holder of Leslie's California Common Stock or representative of such person who has been so designated in writing, at the principal executive offices of Leslie's California. It is expected that the Credit Facility will have the following features: (i) maximum availability of $40 million subject to requirements that the level of outstanding borrowing be limited to specified levels of inventories and accounts receivable, (ii) five-year term,
(iii) collateralized by inventories, accounts receivable, equipment and other assets, (iv) interest at alternative fluctuating rates, as selected by Leslie's Delaware, of either a prime rate or LIBOR rate, in each case plus an applicable margin, (v) required payment of various commitment and other fees, and (vi) customary financial and other credit document covenants including restrictions on the payment of dividends, stock repurchases, additional debt (except for the Bonds), guaranties, liens and loans. The availability of the credit contemplated by the Wells Fargo Letter is dependent upon satisfaction of a number of conditions including negotiation and execution of documentation, receipt of the financing to be provided by Green, the Continuing Stockholders and Occidental, as described above, completion of the Bond financing described above upon terms and documentation that are acceptable to Wells Fargo, and there not having been any material adverse change in the financial condition or business of the borrower.

  Stockholders Agreement. Immediately prior to the consummation of the Merger, Leslie's Delaware, Green, the Continuing Stockholders, Brian P. McDermott and Manette J. McDermott, as Co-Trustees of the McDermott Family Trust, and Occidental (collectively, "Class I Stockholders") and the holders of the Subscription Stock, NQ Options and ISO Options described above (collectively, "Class II Stockholders," and, together with the Class I Stockholders, the "Stockholders") will enter into a Stockholders Agreement (the "Stockholders Agreement"). The Stockholders Agreement is filed as an exhibit to the Schedule 13E-3 and is available for inspection and copying by any holder of Leslie's California Common Stock or representative of such person who has been so designated in writing, at the principal executive offices of Leslie's California. The following constitutes only a summary of the principal terms of the Stockholders Agreement and is qualified in its entirety by reference to the actual terms of the Stockholders Agreement.

  The Stockholders Agreement provides for the subscription of 18,966 shares of Leslie's Delaware Common Stock at $14.50 per share by certain of the Class II Stockholders and establishes the Call Option described above (see "Special Factors--Interests of Certain Persons in the Merger") as to the Subscription Stock, NQ Options, and NQ Option Shares. The Stockholders Agreement restricts the transferability of securities of Leslie's

Delaware ("Securities") held by the Stockholders and establishes a right of first refusal, in the event any Stockholder (other than Green) seeks to transfer any of its Securities to a third party pursuant to a bona fide offer for cash, in favor of the Class I Stockholders. In addition, Green has certain "drag-along" rights and if Green desires to sell any Securities, each other Stockholder has certain "tag-along" rights to participate in such sale. The Stockholders Agreement also grants demand registration rights to each group of Class I Stockholders (with each of Green, Occidental and all other Class I Stockholders representing a separate group) and piggyback registration rights for all Stockholders. In the Stockholders Agreement, Michael Fourticq and Mr. McDermott are given certain rights to be elected as directors of Leslie's Delaware. In addition Occidental, as owner of the Preferred Stock, has the right to board representation.

  Expenses of the Transaction. The estimated costs and fees in connection with the Merger Transaction, financing and the related transactions, which will be paid by Leslie's California (and Leslie's Delaware as successor in the Reincorporation) are as follows:

   Financial advisory fees.......................................... $1,700,000
   Placement agent fees and expenses................................  2,800,000
   Bank commitment fees.............................................    300,000
   Other financing fees.............................................  1,400,000
   Legal fees.......................................................  1,200,000
   Accounting fees..................................................    200,000
   Printing and mailing fees........................................     60,000
   Solicitation expenses............................................     20,000
   SEC filing fees..................................................     40,000
   Other regulatory filing fees.....................................     45,000
   Miscellaneous....................................................     35,000
                                                                     ----------
     Total.......................................................... $7,800,000
                                                                     ==========

  See "Special Factors--Opinion of DLJ" and "--Opinion of Dillon Read" for a description of the fees to be paid to DLJ and Dillon Read in connection with their engagement. For a description of certain fees payable to the members of the Special Committee, arrangements between Leslie's California and BTSC, and commitment and other fees for the Revolving Credit Facility, see "Special Factors--Interests of Certain Persons in the Merger."

  For a description of Leslie's California's obligation to pay or reimburse HPA and Poolmart for expenses incurred by them in connection with the Merger Transaction, see "The Merger--Expenses."

REGULATORY APPROVALS

  Under the HSR Act, and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Merger Transaction could not be consummated until certain notifications were given and certain information furnished to the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division"), and specified waiting period requirements were satisfied. Leslie's California and Poolmart filed a premerger notification and report form with the FTC and the Antitrust Division on March , 1997. In the notification and report forms, it requested early termination of the waiting period under the
HSR Act, and early termination was received on      , 1997.

  Leslie's California is not aware of any license, regulatory permit or lease which is material to the business of Leslie's California and which is likely to be adversely affected by the Merger Transaction of any approval or other action by any state, federal or foreign government or governmental agency that would be required prior to effecting the Merger Transaction.

ACCOUNTING TREATMENT

  The Merger will be treated as a recapitalization for accounting purposes.

DISSENTERS' RIGHTS

  Although shareholders of Leslie's California will become stockholders of Leslie's Delaware by virtue of the Reincorporation, they will not be entitled to appraisal rights under Delaware law in connection with the Merger because they will not be stockholders of Leslie's Delaware at the time of the vote on the Merger.

                        FEDERAL INCOME TAX CONSEQUENCES

  The following discussion summarizes the material federal income tax considerations relevant to the Reincorporation and the Merger that are generally applicable to holders of Leslie's California Common Stock and Leslie's Delaware Common Stock, respectively. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to the holders of Leslie's California Common Stock and Leslie's Delaware Common Stock as described herein. Special tax consequences not described below may be applicable to particular classes of taxpayers, including financial institutions, broker-dealers, persons who are not citizens or residents of the United States or who are foreign corporations, foreign partnerships or foreign estates or trusts as to the United States and holders who acquired their stock through the exercise of an employee stock option or otherwise as compensation.

REINCORPORATION

  The receipt by the holders of Leslie's California Common Stock of Leslie's Delaware Common Stock pursuant to the Reincorporation should not be a taxable event to the holders of Leslie's California Common Stock. The receipt by the holders of Leslie's California Common Stock of any payment pursuant to Dissenters' Rights will be a taxable transaction for federal income tax purposes.

MERGER

  The receipt of the Cash Merger Consideration in the Merger by holders of Leslie's Delaware Common Stock will be a taxable transaction for federal income tax purposes. Except as provided in the following paragraph, each holder's gain or loss per share will be equal to the difference between $14.50 and the holder's basis per share in the Leslie's Delaware Common Stock, which would be the same as the holder's basis per share in the Leslie's California Stock. If a holder holds Leslie's Delaware Common Stock as a capital asset, the gain or loss from the exchange will be a capital gain or loss. This gain or loss will be long-term if the holder's holding period (which would include the period during which the Leslie's California Common Stock was held) is more than one year. Under current law, net long-term capital gains of individuals are subject to a maximum federal income tax rate of 28% (not taking into account any phaseout of personal exemptions and certain itemized deductions) whereas, the maximum federal income tax rate on ordinary income (and net short-term capital gains) of an individual is currently 39.6% (not taking into account any phaseout of personal exemptions and certain itemized deductions). For corporations, capital gains and ordinary income are taxed at the same maximum rate of 35%. Capital losses are currently deductible only to the extent of capital gains plus, in the case of taxpayers other than corporations, $3,000 of ordinary income. In the case of individuals and other noncorporate taxpayers, capital losses that are not currently deductible may be carried forward to other years, subject to certain limitations. In the case of corporations, capital losses that are not currently deductible may generally be carried back to each of the three years preceding the loss year and forward to each of the five years succeeding the loss year, subject to certain limitations.

  A holder of Leslie's Delaware Common Stock who receives the Cash Merger Consideration for a portion of the holder's Leslie's Delaware Common Stock in the Merger, and who also continues to own stock (either directly or constructively) in Leslie's Delaware, generally will not recognize gain or loss in the foregoing manner, but instead will be subject to dividend or capital gain treatment on the Cash Merger Consideration received in the transaction depending on the specific facts and circumstances with respect to such holder. Therefore, any holder of Leslie's Delaware Common Stock who will continue to own shares of Leslie's Delaware Common Stock after the Merger, either directly or constructively by reason of the ownership of Leslie's Delaware Common Stock by a related person or entity, should consult his or her own tax advisor in connection with the proposed Merger.

  A holder of Leslie's Delaware Common Stock may be subject to backup withholding at the rate of 31% with respect to payments of Cash Merger Consideration received pursuant to the Merger, unless the holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (b) provides a correct taxpayer identification number ("TIN"), certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholdings rules. To prevent the possibility of backup federal income tax withholding on payments made to certain holders with respect to shares of Leslie's Delaware Common Stock pursuant to the Merger, each holder must provide the Disbursing Agent with his correct TIN by completing a Form W-9 or Substitute Form W-9. A holder of Leslie's Delaware Common Stock who does not provide Leslie's Delaware with his or her correct TIN may be subject to penalties imposed by the Internal Revenue Service (the "IRS"), as well as backup withholding. Any amount withheld under these rules will be creditable against the holder's federal income tax liability. Leslie's Delaware (or its agent) will report to the holders of Leslie's Delaware Common Stock and the IRS the amount of any "reportable payments," as defined in Section 3406 of the Code, and the amount of tax, if any, withheld with respect thereto.

  THE FOREGOING TAX DISCUSSION IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS BASED UPON PRESENT LAW. EACH HOLDER OF LESLIE'S CALIFORNIA COMMON STOCK SHOULD CONSULT SUCH HOLDER'S OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE REINCORPORATION AND THE MERGER TO SUCH HOLDER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS AND THE POSSIBLE EFFECT OF CHANGES IN SUCH TAX LAWS.

                            BUSINESS OF THE COMPANY

  Leslie's California is the leading specialty retailer of swimming pool supplies and related products in the United States. As of December 28, 1996, the Company marketed its products through 259 company-owned retail stores in 27 states and through a nationwide mail order catalog. Sold under the trade name Leslie's Swimming Pool Supplies, the comprehensive product line includes a full range of non-discretionary pool maintenance items such as chemicals, cleaning devices, equipment and parts, as well as fun, safety, and fitness-oriented recreational items. Leslie's California is vertically integrated, operating a chemical repackaging facility in Los Angeles, California. It supplies its retail stores from distribution facilities located in Ontario, California; Dallas, Texas; and Bridgeport, New Jersey.

                  MARKET PRICES OF COMMON STOCK AND DIVIDENDS

  Leslie's California Common Stock is traded on the Nasdaq National Market (symbol: LESL). The following table sets forth the high and low sales prices for each quarterly period for the two most recent fiscal years. The stock prices have been adjusted to give effect to a 5% stock dividend effective in August 1995.

                                                      1996            1995
                                                ---------------- ---------------
                                                 HIGH     LOW     HIGH     LOW
                                                ------- -------- ------- -------
First Quarter.................................. $14 1/2 $12 1/2  $15     $12 3/8
Second Quarter.................................  19 1/2  13 1/4   16 5/8  12 1/8
Third Quarter..................................  17 1/4  10 7/16  16 1/4  12 1/2
Fourth Quarter.................................  14 1/2  10 1/2   16 1/4  12 1/2

During the first quarter of 1997, the high and low sales prices were $    and
$   , respectively.

  On November 11, 1996, the last trading day prior to the issuance of a press release by Leslie's California stating that it had received a proposal from a group led by management for the purchase of the entire company, the closing price per share of the Leslie's California Common Stock as reported by Nasdaq was $11.50. On February 26, 1997, the last trading day prior to the announcement of the execution of the Reincorporation Agreement and the Merger Agreement, the closing price per share of the Leslie's California Common Stock as reported by Nasdaq was $13. On April , 1997, the last trading day prior to the mailing of this Proxy Statement, the closing price per share of Leslie's
California Common Stock as reported by Nasdaq was $   .

  At April , 1997, there were approximately 1,000 beneficial holders of the Leslie's California Common Stock.

  The Company does not currently pay cash dividends on Leslie's California Common Stock and intends to retain earnings for use in the operation and expansion of its business. In August 1995 and April 1994, 5% stock dividends were declared for shareholders of record as of August 31, 1995 and April 29, 1994, respectively.

                       RIGHTS OF DISSENTING SHAREHOLDERS

  As contemplated in the Merger Agreement, pursuant to Chapter 13 of the California Law ("Chapter 13"), a holder of shares of Leslie's California Common Stock may, in some instances, be entitled to require the Company to purchase his or her shares for cash at their fair market value as of the day before the first announcement of the terms of the merger, excluding any appreciation or depreciation in consequence of the merger ("Dissenters' Rights"). The general terms of the merger were first announced on November 12, 1996. The following is a brief summary of the procedures to be followed by a shareholder in order to perfect his or her right, if any, to payment under Chapter 13 and is qualified in its entirety by reference to the text of Chapter 13 attached to this Proxy Statement as Appendix F, to which reference is hereby made for a definitive statement of the rights of dissenting shareholders (the "Dissenting Shareholders") and the procedures to be followed. Any reference to a "Dissenting Shareholder" herein means the record holder of "Dissenting Shares" and includes a transferee of record.

  Shares of Leslie's California Common Stock will qualify as Dissenting Shares only if demands for payment are filed with respect to 5% or more of the outstanding shares of Leslie's California Common Stock. This 5% requirement is applicable because the Leslie's California Common Stock is listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, as provided in Section 1300(b)(1) of Chapter 13. The obligation of Poolmart to effect the Merger is subject to the condition, which may be waived by Poolmart, that holders of 5% or more of Leslie's California Common Stock do not exercise their Dissenter's Rights.

  Although shareholders of Leslie's California will have dissenters' rights with respect to the Reincorporation, shareholders of Leslie's California will have no dissenters' rights or appraisal rights with respect to the Merger.

  A Dissenting Shareholder who wishes to require the Company to purchase his or her shares of Leslie's California Common Stock must:

    (1) vote against the Reincorporation any or all of the shares of Leslie's California Common Stock entitled to be voted (shares of Leslie's California Common Stock not voted are not considered to be voted against the Reincorporation for purposes of this requirement and will not be counted toward the 5% minimum for Dissenters' Rights to exist); provided that if a shareholder votes part of the shares entitled to be voted in favor of the Reincorporation, and fails to specify the number of shares voted, it is conclusively presumed that such shareholder's approving vote is with respect to all shares entitled to be voted;

    (2) make written demand upon the Company or its transfer agent, which is received not later than the date of the Special Meeting, setting forth the number of shares of Leslie's California Common Stock demanded to be purchased by Leslie's California and a statement as to claimed fair market value of such shares at November 11, 1996; and

    (3) submit for endorsement, within 30 days after the date on which the notice of approval of the Reincorporation by shareholders described below is mailed to such shareholders, to the Company or its transfer agent the certificates representing any shares in regard to which demand for purchase is being made, or to be exchanged for certificates of appropriate denominations so endorsed, with a statement that the shares are Dissenting Shares.

  The statement of fair market value in clause (2) above will constitute an offer by the Dissenting Shareholder to sell his or her shares at a price equal to such fair market value. Neither a vote against approval of the Reincorporation nor the giving of a proxy directing a negative vote will be sufficient to constitute the demand described in clause (2) above. A proxy which fails to include instructions with respect to approval of the principal terms of the Reincorporation will be voted in favor of approval. Accordingly, shares covered by such a proxy will not be Dissenting Shares. In addition, a vote in favor of the Reincorporation, or a failure to vote at all, will nullify any previously filed written demand for payment.

  If the holders of 5% or more of the outstanding shares of Leslie's California Common Stock have made demands for payment on or prior to the date of the Special Meeting and have voted against the Reincorporation at the Special Meeting, within 10 days after the date of the approval of the Reincorporation, the Company will mail to each Dissenting Shareholder who holds Leslie's California Common Stock notice of such approval together with a statement of the price determined by the Company to represent the fair market value of Dissenting Shares, a copy of certain sections of Chapter 13, and a brief description of the procedure to be followed if the shareholder desires to exercise Dissenters' Rights. The statement of price will constitute an offer by the Company to purchase at the price stated therein any Dissenting Shares.

  If the Company and the Dissenting Shareholder agree that any shares of Leslie's California Common Stock are Dissenting Shares and agree upon the price of the shares, the Dissenting Shareholder will be entitled to the agreed price plus interest thereon at the legal rate on judgments from the date of such agreement. Subject to the provisions of California Law, payment of the fair market value of the Dissenting Shares will be made within 30 days after such agreement or within 30 days after any statutory or contractual conditions to the Reincorporation are satisfied, whichever is later. If the Company denies that the shares are Dissenting Shares or if the Company and the Dissenting Shareholder fail to agree upon the fair market value of the shares, then the Dissenting Shareholder, within six months after the date on which notice of approval of the Reincorporation by the shareholders of the Company is mailed to such shareholder, and not thereafter, may file a complaint in the Superior Court of Los Angeles County, California, requiring the court to determine whether the shares are Dissenting Shares, or the fair market value of the Dissenting Shares, or both, or may intervene in any pending action for the appraisal of any shares of Common Stock. The court will direct payment of the appraised value of the shares, together with interest thereon at the legal rate on judgments from the date on which the judgment was entered, by the Company to the shareholder upon the surrender of the certificates representing such shares to the Company. The costs of the proceeding shall be apportioned as the court considers equitable, but if the appraisal exceeds the price offered by the Company, the Company shall pay the costs, and if the appraisal is more than 125% of the price offered by the Company, the Company may be required to pay attorneys' and other fees and interest at the legal rate on judgments from the date the shareholder complied with Sections 1300-1302 of Chapter 13.

  A Dissenting Shareholder may not withdraw demand for purchase of Dissenting Shares without the Company's consent. Written demands for payment and submissions for endorsement with respect to Common Stock must be addressed to Leslie's Poolmart, 20630 Plummer Street, Chatsworth, California 91313, or to the Company's transfer agent, Chase Mellon Shareholder Services, 400 South Hope Street, 4th Floor, Los Angeles, California 90071.

  THE PROVISIONS OF CHAPTER 13 ARE TECHNICAL IN NATURE AND COMPLEX. SHAREHOLDERS DESIRING TO EXERCISE DISSENTERS' RIGHTS AND TO OBTAIN APPRAISAL OF THE FAIR MARKET VALUE OF THEIR SHARES SHOULD CONSULT COUNSEL, SINCE THE FAILURE TO COMPLY STRICTLY WITH THE PROVISIONS OF CHAPTER 13 MAY RESULT IN A WAIVER OR FORFEITURE OF THEIR DISSENTER'S RIGHTS.

                      SELECTED CONSOLIDATED FINANCIAL DATA

  The following table presents selected consolidated financial data of the Company as of and for each of the five fiscal years in the period ended December 28, 1996. This financial data was derived from the audited historical consolidated financial statements of the Company and should be read in conjunction with the financial statements of the Company and "Management's Discussion and Analysis of Financial Condition and Results of Operations" elsewhere in this Proxy Statement.

                                 YEAR      YEAR
                                ENDED     ENDED    YEARS ENDED DECEMBER 31,
                               DEC. 28,  DEC. 30,  ---------------------------
                                 1996      1995      1994      1993     1992
                               --------  --------  --------  --------  -------
                                 (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
STATEMENTS OF INCOME
Net Sales....................  $191,640  $162,456  $141,553  $119,955  $96,337
Gross Profit.................    72,760    60,399    55,469    48,289   39,017
Gross Margin.................      38.0%     37.2%     39.2%     40.3%    40.5%
Loss (Gain) on Disposition of
 Fixed Assets................       750        27      (106)      120       26
Depreciation and
 Amortization................     4,326     3,374     2,393     2,389    2,423
Income from Operations.......     9,400     6,691     9,569     6,350    4,330
Interest Expense.............     2,786     2,708     1,733     1,189      829
Net Income...................     3,869     3,407     4,584     3,035    2,146
PER SHARE DATA/(1)/
Net Income Per Share.........  $    .57  $    .52  $    .70  $    .47  $   .34
Book Value Per Share.........  $   5.55  $   4.91  $   4.18  $   3.41  $  2.90
Weighted Average Shares
 Outstanding.................     6,790     6,614     6,515     6,464    6,399
BALANCE SHEET DATA
Working Capital..............  $ 12,718  $ 13,007  $  8,072  $  8,957  $ 7,387
Total Assets.................    83,157    79,529    61,717    49,532   44,888
Current Ratio................      1.45      1.47      1.38      1.73     1.56
Long-term Debt...............    15,581    17,843    11,272    12,751   10,220
Stockholders' Equity.........    36,315    31,921    26,339    21,041   17,820
SELECTED OPERATING DATA
Capital Expenditures.........  $  8,807  $  9,550  $  7,394  $  5,532  $ 3,343
EBITDA/(2)/..................    14,476    10,092    11,856     8,859    6,779
Number of Employees at Year-
 end.........................     1,055       780       678       565      533
Stores Operated at Year-end..       259       224       180       158      143
Comparable Store Sales
 Growth......................       9.9%      6.0%     12.9%     11.7%     2.4%

--------
/(1)/ Prior year amounts have been adjusted to reflect the 5% stock dividends effective in April 1994 and August 1995.
/(2)/ Earnings before interest, taxes, depreciation, amortization and loss
      (gain) on disposition of fixed assets.

  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                  OPERATIONS

  The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this document (as well as information included in oral statements or other written statements made or to be made by the Company) contains statements that are forward-looking, such as statements relating to plans for future activities. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, those relating to domestic economic conditions, activities of competitors, changes in federal or state tax laws and of the administration of such laws and the general condition of the economy and its effect on the securities market.

RESULTS OF OPERATIONS

  The Company is the leading specialty retailer of swimming pool supplies and related products in the United States. At December 28, 1996 the Company marketed its products through 259 Company-owned retail stores in 27 states and through a nationwide mail order catalog. The Company is vertically integrated, operating a chemical repackaging facility in Los Angeles, California. In 1996, the Company supplied its retail stores from three distribution facilities, located in Chatsworth, California; Dallas, Texas; and Bridgeport, New Jersey.

  For the year ended December 28, 1996, sales increased 18.0% to $191,640,000 from $162,456,000 in 1995. The sales increase is attributable to comparable store sales growth of 9.9% and 35 (net) new store additions in 1996. Operating income for the period increased 40.5% to $9,400,000 or 4.9% of sales, from $6,691,000 or 4.1% of sales in 1995. Net income for 1996 increased 13.6% to $3,869,000 or $.57 per share, as compared to $3,407,000 or $.52 per share in 1995. In August 1995, a 5% stock dividend was effected and the 1995 earnings per share have been adjusted to reflect the impact of the stock dividend.

  The 18.0% sales growth and improved gross margin produced a 40.5% increase in operating profits to $9,400,000 or 4.9% of sales in 1996. The $9,400,000 operating income in 1996 reflects charges totaling $750,000 associated with the disposition of certain fixed assets in 1996. Excluding the impact of these charges, the 1996 operating income margin would have been expanded to 5.3% of sales versus the 4.1% operating income margin realized in 1995, and after tax net income would have equaled $4,308,000 or $.63 per share.

  During 1996, the Company expanded its business by opening 37 new stores. Additionally, two stores were closed and three relocated in 1996. This resulted in a net increase of 35 stores at the end of December 1996 as compared to December 1995.

 1996 compared to 1995

                                                                    SALES
                                                              -----------------
                                                                1996     1995
                                                              -------- --------
                                                               (IN THOUSANDS)
Retail Stores................................................ $179,119 $150,263
Mail Order Catalog...........................................    7,723    7,945
Service Departments and Other................................    4,798    4,248
                                                              -------- --------
                                                              $191,640 $162,456
                                                              ======== ========

  Sales for the year ended December 28, 1996 increased 18% over the same period in 1995. Retail store sales, which are comprised of residential sales and commercial sales, grew 19.2%, reflecting increases in comparable store sales of 9.9% as well as an increase in the total number of stores in operation from 224 in 1995 to 259 for most of the 1996 selling season. The increased growth rate of comparable store sales (9.9% in 1996) as compared to the prior year (6.0% in 1995) was the result of improved weather experienced in most market areas, and the commercial sales program, which continued to show solid growth of approximately 20% in 1996.

  Mail order catalog sales declined 2.8% to $7,723,000 from $7,945,000 in 1995. New store openings in a number of strong mail order markets continued to cannibalize mail order sales. Service department sales increased 12.9% in 1996 due to an increased number of service technicians operating in existing service areas, including a significant expansion in Houston, Texas, as well as generally improved execution.

  Gross profit for the year ended December 28, 1996 increased to 38.0% of sales, from 37.2% in 1995. Gross profit represents sales less the cost of services and purchased goods, chemical repackaging costs, and non-administrative occupancy costs. The gross margin increase in 1996 reflects increased retail pricing taken in early 1996, offsetting some product cost increases seen in 1995 and again in 1996.

  In 1996, selling, general and administrative expenses equaled $62,358,000, versus $53,442,000 in 1995, an increase of 16.6%, largely the result of the 15.6% increase in the number of stores. As a percentage of sales, selling, general and administrative expenses decreased 0.4% to 32.5%, compared to 32.9% of sales in 1995, due to the improved comparable store sales performance in 1996.

  In 1996 the Company recognized losses on the disposition of fixed assets totaling approximately $750,000. This was primarily comprised of a $650,000 write off of leasehold improvements related to the relocations of its corporate offices, Southern California distribution operations and Pool Brite chemical repackaging operation in early 1997. Additionally a $100,000 loss was realized on the sale of an excess property located in Oklahoma City.

  Amortization of acquisition costs, which represents the amortization of goodwill, equalled $252,000 in 1996, essentially flat as compared to 1995.

  Interest expense equalled $2,786,000 in 1996, up slightly from $2,708,000 in 1995. The increase was primarily the result of slightly increased borrowings due to the capital spending and working capital requirements associated with the continued growth of the business.

  The tax provision increased to $2,745,000 in 1996, an effective rate of 41.5%, from $576,000 and an effective tax rate of 14.5% in 1995. The lower effective tax rate in 1995 as compared to 1996 reflects the reversal in 1995 of certain tax reserves which were no longer needed.

 1995 compared to 1994

                                                                    SALES
                                                              -----------------
                                                                1995     1994
                                                              -------- --------
                                                               (IN THOUSANDS)
Retail Stores................................................ $150,263 $129,545
Mail Order Catalog...........................................    7,945    8,283
Service Departments and Other................................    4,248    3,725
                                                              -------- --------
                                                              $162,456 $141,553
                                                              ======== ========

  Sales for the year ended December 30, 1995 increased 14.8% over the same period in 1994. Retail store sales grew 16.0%, reflecting increases in comparable store sales of 6.0% as well as an increase in the total number of stores in operation from 180 in 1994 to 223 for most of the 1995 selling season. The lower growth rate of comparable store sales (6.0%) as compared to prior years (12.9% in 1994 and 11.7% in 1993) was the result of the cool, wet weather experienced in most market areas in the March through June timeframe. Despite the reduced growth in residential sales, the commercial sales program continued to show strong growth of approximately 45% throughout 1995.

  Mail order catalog sales declined 4.1% to $7,945,000 from $8,283,000 in 1994. The poor spring weather impacted mail order sales as did new store openings in a number of strong mail order markets which continued to cannibalize mail order sales. Service department sales increased 14.0% in 1995 due to an increased number of service technicians operating in existing service areas, as well as generally improved execution.

  Gross profit for the year ended December 30, 1995 declined as a percentage of sales, to 37.2% from 39.2% in 1994. Gross profit represents sales less the cost of services and purchased goods, chemical repackaging costs, and non-administrative occupancy costs. The decrease in gross margin in 1995 was the result of higher occupancy costs associated with the opening of 44 new stores plus the new northeast distribution center, increased merchandise costs in a variety of product categories, and the strong growth of commercial sales, which generate a somewhat lower gross margin.

  In 1995, selling, general and administrative expenses equaled $53,442,000, versus $45,764,000 in 1994, an increase of 16.8%, largely the result of the 24.4% increase in the number of stores. As a percentage of sales, selling, general and administrative expenses increased 0.6% to 32.9%, compared to 32.3% of sales in 1994, due to the lower than expected comparable store sales performance in 1995. It is management's objective to grow selling, general and administrative expenses at a rate lower than the rate of store growth and, as a result, reduce these expenses as a percentage of sales over time.

  Amortization of acquisition costs, which represents the amortization of goodwill, equaled $239,000 in 1995, essentially flat as compared to 1994.

  Interest expense equaled $2,708,000 in 1995, up from $1,733,000 in 1994. The increase was primarily the result of increased borrowings associated with higher capital spending and working capital requirements due to continued growth in the business, and the lower earnings realized in 1995.

  The tax provision declined to $576,000 in 1995, an effective rate of 14.5%, from $3,252,000 and an effective tax rate of 41.5% in 1994. The lower effective tax rate in 1995 as compared to 1994 reflects the third quarter reversal of certain tax reserves which were no longer needed.

FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES

  Changes in Financial Condition. From December 30, 1995 to December 28, 1996, total current assets increased $71,000 from $40,809,000 to $40,880,000. The slight overall increase in current assets results from decreases in inventories offset by increases in accounts receivable and deferred tax assets. The principal component of current assets is inventory, which decreased $355,000 from $34,303,000 to $33,948,000. The inventory decrease results mainly from a decrease in the average store inventory, partially offset by an increase in the number of stores. Average store inventories were higher in 1995 compared to 1996 primarily due to an oversupply of some winterizing and recreational items which the Company sold through in 1996.

  Total current liabilities increased $360,000 between December 30, 1995 and December 28, 1996. The increase is due principally to the $1,840,000 increase in accounts payable from $4,215,000 at December 30, 1995 to $6,055,000 at December 28, 1996. The increase in accounts payable is generally attributable to improved payment terms received from the Company's vendors.

  Liquidity and Capital Resources. For the year ended December 28, 1996, net cash provided by operating activities was $11,970,000 compared with cash used in operating activities of $4,144,000 in the prior year. Higher earnings and decreased per store inventory balances resulted in increased cash flow from operations in 1996.

  In 1996, cash used in investing activities was $8,586,000 compared with $9,229,000 in the prior year. This decrease resulted primarily from reduced capital expenditures in 1996 as compared to 1995 due to the slightly lower number of new store openings.

  Cash used in financing activities was $3,371,000 in 1996 compared with cash provided of $13,384,000 in 1995. In the second quarter of 1995, the Company completed a private placement of its $10 million 8% Convertible Subordinated Debentures. The debentures have a six-year term, and are convertible into Leslie's California Common Stock at $20.95 per share. The debentures are unsecured and subordinated to the present and future senior debt of the Company. The proceeds were used to refinance some existing long-term debt and provide capital for continued growth of the Company.

  Line-of-credit borrowings decreased $1,516,000 since December 30, 1995 primarily as a result of the higher cash flow from operations. In January of 1997 the company amended its credit agreement with Wells Fargo Bank to consolidate the existing line of credit facility, the project financing facility, and the term loan into one expanded $38,000,000 line of credit facility. The term of the expanded line of credit facility was extended through February 16, 2000. Interest accrues at the lender's reference rate (8.25% at December 28, 1996) or at LIBOR plus 1.75%, at the Company's election.

  The Company believes that its internally generated funds, as well as its borrowing capacity, are adequate to meet its working capital needs, maturing obligations and capital expenditure requirements, including those relating to the opening of new stores.

  Seasonality and Quarterly Fluctuations. The Company's business exhibits substantial seasonality which the Company believes is typical of the swimming pool supply industry. In general, sales and net income are highest during the second and third quarters, which represent the peak months of swimming pool use. Sales are substantially lower during the first and fourth quarters when the Company will typically incur net losses. The principal external factor affecting the Company's business is weather. Hot weather and the higher frequency of pool usage in such weather create a need for more pool chemicals and supplies. Unseasonably early or late warming trends can increase or decrease the length of the pool season. In addition, unseasonably cool weather and/or extraordinary amounts of rainfall in the peak season decrease swimming pool use. The likelihood that unusual weather patterns will severely impact the Company's results is lessened by the geographical diversification of the Company's store locations.

  The Company expects that its quarterly results of operations will fluctuate depending on the timing and amount of revenue contributed by new stores and, to a lesser degree, the timing of costs associated with the opening of new stores. The Company attempts to open its new stores primarily in the first quarter in order to position itself for the following peak season. As additional stores and the resultant operating expenses are added, the Company expects its usual losses incurred in the first and fourth quarters to increase.

                SUMMARIZED QUARTERLY FINANCIAL DATA (UNAUDITED)
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                         THREE MONTHS ENDED
                                  --------------------------------------
                                  MARCH 30   JUNE 29   SEPT. 28  DEC. 28
                                  --------   -------   --------  -------
1996
Sales............................ $18,064    $88,835   $63,657   $21,084
Gross Profit.....................   4,258     38,236    25,868     4,398
(Loss) Income from Operations....  (8,610)    17,265     7,712    (6,967)(/1/)
Net (Loss) Income................  (5,525)     9,658     4,176    (4,440)
Net (Loss) Income Per Common
 Equivalent Share................ $  (.82)   $  1.41   $   .62   $  (.66)
Weighted Average Common
 Equivalent Shares............... $ 6,769      6,867     6,776     6,756
Comparable Store Sales Growth....     6.6%      16.1%      4.2%      6.4%
                                         THREE MONTHS ENDED
                                  --------------------------------------
                                  APRIL 1    JULY 1    SEPT. 30  DEC. 30
                                  --------   -------   --------  -------
1995
Sales............................ $15,360    $71,945   $56,862   $18,289
Gross Profit.....................   3,826     29,883    22,230     4,460
(Loss) Income from Operations....  (6,921)    12,138     6,974    (5,500)
Net (Loss) Income................  (4,416)     6,692     4,817    (3,686)
Net (Loss) Income Per Common
 Equivalent Share(/2/)........... $  (.67)   $  1.01   $   .73   $  (.56)
Weighted Average Common
 Equivalent Shares(/2/).......... $ 6,592      6,622     6,618     6,624
Comparable Store Sales Growth....    (0.6)%     (0.3)%    16.0%      9.5%

--------
(/1/) The quarter ended December 28, 1996 loss from operations included approximately a $655,000 loss on disposition of fixed assets. (/2/) The 1995 amounts have been adjusted to reflect a 5% stock dividend effective August 1995.

  Recent Accounting Pronouncement. The Company adopted Statement of Financial Accounting Standard No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121") in the first quarter of 1996. The adoption of SFAS 121 did not impact the Company's financial position or its results of operations. In addition, in 1996 the Company adopted the disclosures required by Statement of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). The disclosures required by SFAS 123 are presented below in Note 12 of Notes to the Consolidated Financial Statements.

                      CERTAIN FORWARD LOOKING INFORMATION

  The Company does not, as a matter of course, make public forecasts or projections as to future financial results. However, management of the Company, in connection with the possible sale of the Company, prepared and provided to LGP, representatives of the Special Committee, DLJ, Dillon Read and various financing sources certain projections for fiscal years 1997 through 2001. The projections do not reflect the debt to be incurred in connection with the Merger Transaction. See "The Merger--Financing."

  None of these projections were prepared with a view to public disclosure or compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections. Arthur Andersen LLP, the Company's independent public accountants, have not performed any procedures with respect to the projections and assume no responsibility for them. None of the Company, the Board nor any of their advisors, agents or representatives assumes any responsibility for the accuracy of any of these projections and each believes that, because projections of this type are based on a number of significant uncertainties and contingencies, all of which are difficult to predict and most of which will be beyond the control of the Company, there can be no assurance that any of these projections will be realized.

  The projections are based on sales and operating assumptions that include
(1) an increase in sales from $191.6 million in 1996 to $382.6 million in 2001, and (2) an increase in the operating margin from 4.9% of sales in 1996 to 7.4% of sales in 2001. The sales growth results from an increase in the number of stores from 259 at the end of 1996 to 454 in the year 2001, and the maturing of the stores opened over the last several years. The expansion of the operating margin to 7.4% of sales in 2001 is due primarily to the projected selling, general and administrative expenses declining as a percentage of sales. The 1997 projections reflect the Company's detailed operating plan while the projections for the remaining years were developed by senior management in contemplation of seeking and implementing a transaction to enhance shareholder value. The projections assume normal weather patterns for the five year period.

                          PROJECTED INCOME STATEMENTS
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                           FISCAL YEAR ENDED DECEMBER:
                                   --------------------------------------------
                                    1997E    1998E    1999E    2000E    2001E
                                   -------- -------- -------- -------- --------
Net sales......................... $223,300 $260,100 $298,600 $338,800 $382,600
Cost of sales.....................  137,700  159,900  183,600  208,700  236,000
                                   -------- -------- -------- -------- --------
Gross profit......................   85,600  100,200  115,000  130,100  146,600
Total operating expenses..........   73,100   83,200   94,000  105,600  118,600
                                   -------- -------- -------- -------- --------
Income from operations............   12,500   17,000   21,000   24,500   28,000
Income before taxes...............    9,500   13,900   18,100   21,800   25,700
Income tax provision..............    3,900    5,700    7,400    8,800   10,400
                                   -------- -------- -------- -------- --------
Net income........................ $  5,600 $  8,200 $ 10,700 $ 13,000 $ 15,300
Weighted average shares
 outstanding......................    7,100    7,200    7,400    7,600    7,800
Net income per share.............. $   0.79 $   1.14 $   1.45 $   1.71 $   1.96
Earnings before interest, taxes,
 depreciation and amortization,
 and loss (gain) on disposition of
 fixed assets..................... $ 18,100 $ 22,700 $ 27,000 $ 30,900 $ 34,800

                        PROJECTED CASH FLOW STATEMENTS
                                (IN THOUSANDS)

                                         FISCAL YEAR ENDED DECEMBER:
                                   -------------------------------------------
                                    1997E    1998E    1999E    2000E    2001E
                                   -------  -------  -------  -------  -------
Net cash provided by operating
 activities......................  $ 3,500  $ 9,800  $12,000  $14,200  $16,300
Net cash used in investing
 activities......................   (7,700)  (7,200)  (7,800)  (8,400)  (8,400)
Net cash provided (used) by
 financing activities............    4,200   (2,600)  (4,200)  (5,800)  (7,900)
                                   -------  -------  -------  -------  -------
Net increase (decrease) in cash..        0        0        0        0        0
Cash at beginning of period......      100      100      100      100      100
                                   -------  -------  -------  -------  -------
Cash at end of period............  $   100  $   100  $   100  $   100  $   100

           PRINCIPAL SHAREHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

  The following table sets forth information as of March 17, 1997 with respect to (i) all persons known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock; (ii) all Executive Officers of the Company; (iii) all Directors; and (iv) all Directors and Executive Officers as a group. The address for the Directors and Executive Officers is in care of the Company.

                                                          AMOUNT AND
                                                          NATURE OF
                                                          BENEFICIAL
                                                         OWNERSHIP OF
                    NAME AND ADDRESS                        COMMON    PERCENT
                  OF BENEFICIAL OWNER                    STOCK(1)(2)  OF CLASS
                  -------------------                    ------------ --------
Michael J. Fourticq (3)(4)(5)...........................    842,338     12.8
David L. Babson & Co. Inc.  ............................    686,124     10.5
 One Memorial Drive
 Cambridge, MA 02142
Liberty West Partners (6)...............................    334,141      5.1
 1925 Century Park East, Suite 810
 Los Angeles, CA 90067
Richard H. Hillman (3)(7)...............................    322,758      4.9
Wellington Management Company...........................    397,112      6.1
 75 State Street
 Boston, MA 02109
Brian P. McDermott (3)(5)(8)............................    378,974      5.6
Robert D. Olsen (5)(9)..................................    127,988      1.9
Murray A. Dashe (5)(10).................................    123,826      1.9
Cynthia G. Watts (5)(11)................................     43,268        *
John A. Canning, Jr. (3)(12)............................     16,538        *
Dr. Dale R. Laurance (3)(13)............................      8,513        *
Dann V. Angeloff (3)....................................          0        *
Clarence T. Schmitz (3).................................          0        *
All Directors and Executive Officers as a Group (10       1,864,203    26.32
 persons) (14)..........................................
Hancock Group (15)......................................  1,770,430     25.7

--------
 *   Amount represents less than one percent of the Common Stock.
 (1) Information with respect to beneficial ownership is based upon the Company's stock records and data supplied to the Company by the holders.
 (2) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission, and includes generally voting power and/or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to joint ownership with spouses and community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
 (3) Director.
 (4) Includes 444,842 shares owned outright by Mr. Fourticq; 623 shares owned by Mr. Fourticq's spouse; 46,192 shares held by Hancock Park Associates, a partnership of which Mr. Fourticq is the sole general partner; and 334,141 shares held by Liberty West Partners, a partnership of which Mr. Fourticq is a general partner; all of which shares Mr. Fourticq may be deemed to beneficially own; and 16,540 shares subject to options exercisable within 60 days.
 (5) Executive officer.
 (6) All such shares may be deemed to be beneficially owned by Mr. Fourticq. See footnote (4).
 (7) Includes 1,323 shares held in trust for the benefit of Mr. Hillman's son and 18,745 shares subject to options exercisable within 60 days.
 (8) Shares are held through a trust. Includes 201,775 shares subject to options exercisable within 60 days.
 (9) All shares are subject to options exercisable within 60 days.
(10) Includes 123,358 shares subject to options exercisable within 60 days.
(11) Includes 42,217 shares subject to options exercisable within 60 days.
(12) Includes 11,025 shares held by Mr. Canning's spouse and 5,513 shares subject to options exercisable within 60 days.
(13) Shares are held through a trust. Includes 5,513 shares subject to options exercisable within 60 days.
(14) Includes 541,649 shares subject to options exercisable within 60 days.
(15) Hancock Group consists of Hancock Park Associates II, L.P., a Delaware limited partnership ("HPA"), and Michael J. Fourticq and Brian P. McDermott who are the general partners of HPA, Richard H. Hillman, Gregory Fourticq and Robert D. Olsen. According to information appearing in a Schedule 13D filed with the Securities and Exchange Commission and delivered to the Company, the Hancock Group beneficially owns 1,770,430 shares of Common Stock. According to an amendment to this Schedule 13D received by the Company and a separate Schedule 13D from Green Equity Investors II, L.P. ("Green"), as a result of certain activities described in these filings that involve Hancock Group and Green, Hancock Group and Green may be deemed to be a group within the meaning of Section 13(d) of the Exchange Act. According to the Schedule 13D filed by Green, although Green itself does not own any Common Stock of the Company, if such group exists, such group beneficially owns 1,770,430 shares of Common Stock.

            CERTAIN INFORMATION CONCERNING HANCOCK GROUP AND GREEN

  The Hancock Group consists of Hancock Park Associates II, L.P. ("HPA"), a Delaware limited partnership, Liberty West Partners ("Liberty"), a California general partnership, Michael J. Fourticq, Brian P. McDermott, Richard H. Hillman, Gregory Fourticq and Robert D. Olsen. HPA is an investment partnership of which Michael J. Fourticq and Mr. McDermott are general partners. Liberty is a general partnership of which Michael Fourticq and Gregory Fourticq are general partners, and Liberty's principal activity is to hold 334,141 shares of Leslie's California Common Stock. The principal executive offices of HPA and Liberty are 1925 Century Park East, Suite 810, Los Angeles, California 90067.

  Michael Fourticq, Mr. McDermott and Mr. Olsen are, respectively, the Chairman of the Board, the President and Chief Executive Officer and the Chief Financial Officer of Leslie's California. Michael Fourticq and Messrs. McDermott and Hillman are directors of Leslie's California. Mr. Gregory Fourticq is the brother of Michael Fourticq. Michael Fourticq's principal occupation is acting as the general partner of HPA, as Chairman of the Board of Leslie's California and as Chairman of the Board of various companies owned or controlled by various investment partnerships. His business address is 1925 Century Park East, Suite 810, Los Angeles, California 90067. Mr. McDermott's principal occupation is as President and Chief Executive Officer of Leslie's California and as a general partner of HPA. Mr. Olsen's principal occupation is as Chief Financial Officer of Leslie's California. Mr. McDermott's and Mr. Olsen's principal business address is Leslie's California's executive offices at 20630 Plummer Street, Chatsworth, California 91311. Mr. Hillman's principal occupation is as President of Hillman Capital Partners. He is also a director of Leslie's California. His principal business address is 2665 Main Street, Suite 260, Santa Monica, California 90405. Mr. Gregory Fourticq's principal occupation is as President of Cascade Sawing and Drilling, and his principal business address is P.O. Box 3157, Kent, Washington 98032.

  The following information has been taken from a report on Schedule 13D received by the Company from Green. Green is a Delaware limited partnership. The general partner of Green is Grand Avenue Capital Partners, L.P., a Delaware limited partnership ("GACP"). LGP is a Delaware limited partnership that is an affiliate of GACP. The principal place of business of each of these entities is 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025. Green is an investment partnership. Leonard I. Green, Jonathan D. Sokoloff, John G. Danhakl, Gregory J. Annick and Jennifer Holden Dunbar, either directly or through one or more intermediaries, may be deemed to control LGP and GACP.

                              PROXY SOLICITATION

  All expenses incurred in connection with solicitation of the enclosed proxy will be paid by the Company. In addition to solicitation by mail, officers, directors and regular employees of the Company, who will receive no additional compensation for their services, may solicit proxies by mail, telephone,
telegraph or personal call. In addition, the Company has retained         to
solicit proxies for a fee of $    plus expenses. The cost of soliciting
proxies will be borne by the Company. The Company has requested brokers and nominees who hold stock in their names to furnish this proxy material to their customers and the Company will reimburse such brokers and nominees for their related out-of-pocket expenses.

                             SHAREHOLDER PROPOSALS

  The Company's annual meeting of shareholders has not yet been scheduled. If the Merger is consummated, the 1997 Annual Meeting of Shareholders will not occur. If the Merger is not consummated, it is expected that the Annual Meeting of Shareholders will be held in the summer of 1997. In such event, proposals of shareholders intended to be presented at the 1997 Annual Meeting of Shareholders must have been submitted, by registered or certified mail, to the attention of the Company's secretary at its principal executive offices, within a reasonable time before such meeting in order to be considered for inclusion in the Company's proxy statement and form of proxy for such meeting.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  The Consolidated Balance Sheets as of December 28, 1996 and December 30, 1995, and the related Consolidated Statements of Income, Shareholders' Equity and Cash Flows for each of the three fiscal years in the period ended December 28, 1996, included in this Proxy Statement, have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report. A representative of Arthur Andersen LLP will be at the Special Meeting to answer questions from shareholders and will have the opportunity to make a statement if so desired.

                                 OTHER MATTERS

  Management knows of no other business to be presented at the Special Meeting. If other matters do properly come before the meeting, or any adjournments or postponements thereof, it is the intention of the persons named in the proxy to vote on such matters according to their best judgment.

                          INCORPORATION BY REFERENCE

  The following documents filed with the Securities and Exchange Commission by the Company (File No. 0-19096) pursuant to the Exchange Act are incorporated herein by this reference:

    1. The Company's Annual Report on Form 10-K for the fiscal year ended December 28, 1996;

    2. The Company's Current Report on Form 8-K dated March 3, 1997.

  All documents filed by the Company with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15 (d) of the Exchange Act subsequent to the date hereof and prior to the date of the Special Meeting are hereby incorporated by reference into this Proxy Statement and shall be deemed a part hereof from the date of filing such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

  THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT IS DELIVERED, ON WRITTEN OR ORAL REQUEST TO THE COMPANY AT 20630 PLUMMER STREET, CHATSWORTH, CALIFORNIA 91311, ATTN: CYNTHIA G. WATTS, SECRETARY (TELEPHONE NUMBER (818) 993-4212). SUCH DOCUMENTS WILL BE PROVIDED TO SUCH PERSON BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST. IN ORDER TO ENSURE DELIVERY OF THE DOCUMENTS PRIOR TO THE SPECIAL MEETING,
REQUESTS SHOULD BE RECEIVED BY       , 1997.

                         INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
Report of Independent Public Accountants.................................  FS-2
Management's Report......................................................  FS-3
Consolidated Balance Sheets--December 28, 1996 and December 30, 1995.....  FS-4
Consolidated Statements of Income--Years Ended December 28, 1996,
 December 30, 1995 and December 31, 1994.................................  FS-5
Consolidated Statements of Shareholders' Equity--Years Ended December 28,
 1996, December 30, 1995 and December 31, 1994...........................  FS-6
Consolidated Statements of Cash Flows--Years Ended December 28, 1996, De-
 cember 30, 1995 and December 31, 1994...................................  FS-7
Notes to Consolidated Financial Statements...............................  FS-8

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of Leslie's Poolmart:

  We have audited the accompanying consolidated balance sheets of Leslie's Poolmart (a California corporation) and subsidiaries as of December 28, 1996 and December 30, 1995 and the related consolidated statements of income, shareholders' equity and cash flows for each of the three fiscal years in the period ended December 28, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Leslie's Poolmart and subsidiaries as of December 28, 1996 and December 30, 1995, and the results of their operations and their cash flows for each of the three fiscal years in the period ended December 28, 1996, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Los Angeles, California
March 6, 1997

                              MANAGEMENT'S REPORT

  Management is responsible for the preparation and integrity of the financial statements appearing in this Proxy Statement. The financial statements were prepared in accordance with generally accepted accounting principles and include certain amounts based on management's best estimates and judgments.

  The Company maintains a system of internal accounting controls designed to provide reasonable assurance that assets are safeguarded and that transactions are executed as authorized and are recorded and reported properly. Management believes that existing internal accounting control systems are achieving their objectives and that they provide reasonable assurance concerning the accuracy of the financial statements.

  Arthur Andersen LLP, independent public accountants, has audited the Company's financial statements and their report is presented herein.

  The Board of Directors has an Audit Committee composed entirely of outside Directors. Arthur Andersen LLP has direct access to the Audit Committee and periodically meets with the Committee to discuss accounting, auditing and financial reporting matters.

Robert D. Olsen
Chief Financial Officer

                               LESLIE'S POOLMART

                          CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                    DEC. 28, 1996 DEC. 30, 1995
                                                    ------------- -------------
ASSETS
------
CURRENT ASSETS:
  Cash.............................................    $    87       $    74
  Accounts and other receivables, net..............      2,550         2,235
  Inventories, net.................................     33,948        34,303
  Prepaid expenses and other.......................      1,693         1,876
  Deferred tax assets..............................      2,602         2,321
                                                       -------       -------
    Total current assets...........................     40,880        40,809
                                                       -------       -------
PROPERTY, PLANT AND EQUIPMENT:.....................     46,058        39,550
  Less--Accumulated depreciation and amortization..     12,751        10,005
                                                       -------       -------
  Net property, plant and equipment................     33,307        29,545
                                                       -------       -------
OTHER ASSETS:
  Goodwill, net....................................      8,298         8,550
  Other............................................        672           625
                                                       -------       -------
    Total other assets.............................      8,970         9,175
                                                       -------       -------
                                                       $83,157       $79,529
                                                       =======       =======
LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
CURRENT LIABILITIES:
  Accounts payable.................................    $ 6,055       $ 4,215
  Accrued liabilities..............................      4,480         4,546
  Short-term borrowings............................     15,440        16,956
  Current portion of long-term debt................      2,187         2,085
                                                       -------       -------
    Total current liabilities......................     28,162        27,802
                                                       -------       -------
DEFERRED TAX LIABILITIES...........................      3,099         1,963
LONG-TERM DEBT, net of current portion.............      5,581         7,843
CONVERTIBLE SUBORDINATED DEBENTURES................     10,000        10,000
COMMITMENTS AND CONTINGENCIES......................        --            --
SHAREHOLDERS' EQUITY:
  Preferred stock, authorized 1,000,000 shares;
   none issued and outstanding.....................        --            --
  Common stock, no par value:
   Authorized--40,000,000 shares
   Issued and outstanding--6,547,928 and 6,507,074
    at Dec. 28,1996 and Dec. 30, 1995,
    respectively...................................     32,625        32,100
  Retained earnings (deficit)......................      3,690          (179)
                                                       -------       -------
    Total shareholders' equity.....................     36,315        31,921
                                                       -------       -------
                                                       $83,157       $79,529
                                                       =======       =======

   The accompanying notes are an integral part of these consolidated balance sheets.

                               LESLIE'S POOLMART

                       CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                    YEARS ENDED
                                     -----------------------------------------
                                     DEC. 28, 1996 DEC. 30, 1995 DEC. 31, 1994
                                     ------------- ------------- -------------
Net sales...........................   $191,640      $162,456      $141,553
Cost of sales.......................    118,880       102,057        86,083
                                       --------      --------      --------
Gross profit........................     72,760        60,399        55,469
Selling, general and administrative
 expenses...........................     62,358        53,442        45,764
Amortization of acquisition costs...        252           239           242
Loss (gain) on disposition of fixed
 assets.............................        750            27          (106)
                                       --------      --------      --------
Income from operations..............      9,400         6,691         9,569
Interest expense, net...............      2,786         2,708         1,733
                                       --------      --------      --------
Income before taxes.................      6,614         3,983         7,836
Income tax provision................      2,745           576         3,252
                                       --------      --------      --------
Net income..........................   $  3,869      $  3,407      $  4,584
                                       ========      ========      ========
Net income per share................   $    .57      $    .52      $    .70


 The accompanying notes are an integral part of these consolidated statements.

                               LESLIE'S POOLMART

           CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                        COMMON STOCK
                                     ------------------ RETAINED      TOTAL
                                     NUMBER OF          (DEFICIT) SHAREHOLDERS'
                                      SHARES    AMOUNT  EARNINGS     EQUITY
                                     --------- -------- --------- -------------
Balance, at December 31, 1993....... 5,603,131 $ 21,467  $  (426)   $ 21,041
  Stock dividend....................   283,853    3,447   (3,447)        --
  Issuance of common stock..........     1,650       17      --           17
  Stock options exercised...........   107,101      292      --          292
  Tax benefit from stock options ex-
   ercised..........................       --       405      --          405
  Net income........................       --       --     4,584       4,584
                                     --------- --------  -------    --------
Balance, at December 31, 1994....... 5,995,735   25,628      711      26,339
  Stock dividend....................   300,793    4,297   (4,297)        --
  Issuance of common stock..........     2,050       27      --           27
  Stock options exercised...........    82,735      514      --          514
  Exercise of convertible securi-
   ties.............................   125,761    1,383      --        1,383
  Tax benefit from stock options ex-
   ercised..........................       --       251      --          251
  Net income........................       --       --     3,407       3,407
                                     --------- --------  -------    --------
Balance, at December 30, 1995....... 6,507,074   32,100     (179)     31,921
  Issuance of common stock..........        50        1      --            1
  Stock options exercised...........    40,804      304      --          304
  Tax benefit from stock options ex-
   ercised..........................       --       220      --          220
  Net income........................       --       --     3,869       3,869
                                     --------- --------  -------    --------
Balance, at December 28, 1996....... 6,547,928 $ 32,625  $ 3,690    $ 36,315
                                     ========= ========  =======    ========



 The accompanying notes are an integral part of these consolidated statements.

                               LESLIE'S POOLMART

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                     YEARS ENDED
                                      -----------------------------------------
                                      DEC. 28, 1996 DEC. 30, 1995 DEC. 31, 1994
                                      ------------- ------------- -------------
OPERATING ACTIVITIES:
  Net income.........................    $ 3,869      $  3,407       $ 4,584
  Adjustments to reconcile net income
   to net cash provided by (used in)
   operating activities:
  Depreciation and amortization......      4,326         3,374         2,393
  Loss (gain) on disposition of fixed
   assets............................        750            27          (106)
  (Increase) decrease in:
  Accounts and other receivables.....       (315)         (902)         (339)
  Inventories, net...................        355       (10,114)       (6,309)
  Prepaid expenses and other.........        183          (231)         (989)
  Other assets.......................        (47)         (290)          262
  Increase (decrease) in:
  Accounts payable and accrued lia-
   bilities..........................      1,774         2,121         1,725
  Income taxes.......................      1,075        (1,536)         (680)
                                         -------      --------       -------
  Net cash provided by (used in) op-
   erating activities................     11,970        (4,144)          541
                                         -------      --------       -------
INVESTING ACTIVITIES:
  Purchase of property, plant and
   equipment.........................     (8,807)       (9,550)       (7,394)
  Proceeds from dispositions of
   property, plant and equipment.....        221           321           583
                                         -------      --------       -------
  Net cash used in investing activi-
   ties..............................     (8,586)       (9,229)       (6,811)
                                         -------      --------       -------
FINANCING ACTIVITIES:
  Net line-of-credit borrowings......     (1,516)        7,435         3,151
  Additions to long-term debt........        --         10,000         4,890
  Payments of long-term debt.........     (2,160)       (4,592)       (2,055)
  Issuance of common stock and stock
   options exercised.................        305           541           292
                                         -------      --------       -------
  Net cash (used in) provided by fi-
   nancing activities................     (3,371)       13,384         6,278
                                         -------      --------       -------
NET INCREASE IN CASH.................         13            11             8
CASH AT BEGINNING OF PERIOD..........         74            63            55
                                         -------      --------       -------
CASH AT END OF PERIOD................    $    87      $     74       $    63
                                         =======      ========       =======


 The accompanying notes are an integral part of these consolidated statements.

                               LESLIE'S POOLMART

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BUSINESS AND OPERATIONS

  Leslie's Poolmart (the Company) is a specialty retailer of swimming pool supplies and related products. As of December 28, 1996, the Company marketed its products under the trade name Leslie's Swimming Pool Supplies through 259 retail stores in 27 states and through mail order catalogs sent to selected swimming pool owners nationwide. The Company also repackages certain bulk chemical products for retail sale. The Company's business is highly seasonal as the majority of its sales (79% in 1996 and 1995) and all of its operating profits are generated in the second and third quarters.

  The Company purchased the capital stock of Sandy's Pool Supply, Inc. (Sandy's) effective August 31, 1992. The adjusted purchase price for Sandy's was approximately $1,189,000. The Company paid cash of $730,000 (net of Sandy's cash on hand of approximately $120,000) at August 31, 1992, and in 1993 the Company received a refund of $75,000 upon the settlement of the purchase price. The remainder of the purchase price will be paid in installments through 2002.

2. STOCK DIVIDEND

  In August 1995 and April 1994, 5% stock dividends were declared for shareholders of record as of August 31, 1995 and April 29, 1994, respectively. The fair market value of the stock dividends was transferred from retained earnings to common stock in the accompanying 1995 and 1994 consolidated financial statements. The earnings per share, weighted average number of shares outstanding, and the outstanding options reflect the impact of these stock dividends.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 a. Principles of Consolidation

  The consolidated financial statements of the Company include Leslie's Poolmart and Sandy's Pool Supply, Inc., its wholly-owned subsidiary.

 b. Fiscal Periods

  In January 1995, to be consistent with the reporting practices of many major retailers, the Company changed its fiscal year from a calendar year to a 52- or 53-week year which will end on the Saturday closest to December 31. Each fiscal quarter will have 13 weeks and will close on the Saturday closest to March 31, June 30 and September 30.

 c. Cash

  Line-of-credit borrowings include outstanding checks of $25,000 and excess cash balances of $205,000 at December 28, 1996, and December 30, 1995, respectively.

 d. Accounts and Other Receivables, Net

  Accounts and other receivables include allowances for doubtful accounts of $49,000 and $70,000 at December 28, 1996 and December 30, 1995, respectively.

 e. Inventories

  Inventories are stated at the lower of cost or market. Cost is determined on the last-in, first-out (LIFO) basis. The effect of utilizing this method resulted in inventory balances which were $544,000 lower at December 28, 1996, $60,000 lower at December 30, 1995, and $320,000 higher at December 31, 1994, than would have been reported under the first-in, first-out (FIFO) method.

                               LESLIE'S POOLMART

 f. Property, Plant and Equipment

  Property, plant and equipment are stated at cost. Costs of normal maintenance and repairs are charged to expense as incurred.

  Major replacements or improvements of property, plant and equipment are capitalized. When items are sold or otherwise disposed of, the cost and related accumulated depreciation or amortization are removed from the accounts, and any resulting gain or loss is included in the statements of income.

  Depreciation and amortization are computed using the straight-line method (considering appropriate salvage values) based on the following estimated average useful lives:

   Buildings and improvements....................................... 15-30 years
   Vehicles, machinery and equipment................................  3-10 years
   Office furniture and equipment...................................  3-10 years
   Leasehold improvements...........................................  4-10 years

 g. Goodwill

  The excess of the acquisition price over the fair value of the net assets at the date of acquisition is included in the accompanying consolidated balance sheets as "Goodwill." Goodwill is being amortized (straight-line) over forty years. The Company continually evaluates whether later events and circumstances have occurred that indicate the remaining estimated useful life of goodwill may warrant revision or that the remaining balance of goodwill may not be recoverable. When factors indicate that goodwill should be evaluated for possible impairment, the Company uses an estimate of the related business segment's undiscounted net income over the remaining life of the goodwill in measuring whether the goodwill is recoverable. The balance recorded at December 28, 1996 and December 30, 1995 was net of accumulated amortization of $1,397,000 and $1,145,000, respectively.

 h. Income Taxes

  The Company provides for deferred income taxes relating to timing differences in the recognition of income and expense items (primarily depreciation and amortization) for financial and tax reporting purposes. Also, differences between the tax basis and the financial reporting basis of various assets were created when the Company was acquired in 1988 and when the Company purchased Sandy's in 1992; deferred tax assets and liabilities were provided related to these differences. Deferred taxes at December 28, 1996 and December 30, 1995 include a provision for the differences between tax and financial asset values except that deferred taxes were not provided with respect to amounts allocated to goodwill. As the difference between tax and financial reporting basis changes, appropriate charges/credits are made to the deferred tax account.

 i. Mail Order Catalog Sales

  Revenue on mail order catalog sales is recognized at the time goods are shipped.

 j. Cost of Sales

  Included in cost of sales are the costs of services and purchased goods, direct manufacturing and chemical repackaging costs and non-administrative occupancy costs.

 k. Advertising

  Advertising costs are recognized as the advertising expense is incurred. The net advertising expense incurred was $5,812,000 for the year ended December 28, 1996; $4,344,000 for the year ended December 30, 1995; and $4,223,000 for the year ended December 31, 1994.

                               LESLIE'S POOLMART

 l. Use of Estimates in the Preparation of Consolidated Financial Statements

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

 m. Recent Accounting Pronouncements

  The Company adopted Statement of Financial Accounting Standard No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" (SFAS 121) in the first quarter of 1996. The adoption of SFAS 121 did not impact the Company's financial position or its results of operations. In addition, in 1996 the Company adopted Statement of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation" (SFAS
123). The disclosures required by SFAS 123 are presented in Note 12.

 n. Reclassifications

  Certain prior period amounts in the consolidated financial statements have been reclassified to conform to the 1996 presentations.

4. INVENTORIES

  Inventories consist of the following:

                                                       DECEMBER 28, DECEMBER 30,
                                                           1996         1995
                                                       ------------ ------------
   Raw materials and supplies......................... $ 1,659,000  $ 1,433,000
   Finished goods.....................................  32,289,000   32,870,000
                                                       -----------  -----------
                                                       $33,948,000  $34,303,000
                                                       ===========  ===========

5. PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment consists of the following:

                                                       DECEMBER 28, DECEMBER 30,
                                                            1996         1995
                                                        ------------ -----------
   Land................................................ $ 6,578,000  $ 6,734,000
   Buildings and improvements..........................   6,868,000    6,716,000
   Equipment...........................................   1,785,000    1,484,000
   Leasehold improvements..............................  14,796,000   12,836,000
   Office furniture, equipment and other...............  15,118,000   11,278,000
   Construction-in-process.............................     913,000      502,000
                                                        -----------  -----------
                                                         46,058,000   39,550,000
   Less--Accumulated depreciation and amortization.....  12,751,000   10,005,000
                                                        -----------  -----------
                                                        $33,307,000  $29,545,000
                                                        ===========  ===========

6. BANK CREDIT AGREEMENT

  Effective June 30, 1995, the Company entered into a Second Amended and Restated Credit Agreement with Wells Fargo Bank which has three facilities: a Line-of-Credit, a Revolving Term Loan, and a Project financing

                               LESLIE'S POOLMART
facility, which may be drawn to finance specific real estate development projects undertaken in connection with the addition of new retail stores. The Credit Agreement contains certain financial covenants and requires that certain other debts of the Company be subordinated in right of repayment to the lender. As of December 28, 1996 the Company was in compliance with these covenants.

  As of December 28, 1996, the Line-of-Credit's outstanding principal balance was $15,440,000. The Credit Agreement was amended in November 1995, increasing the amount of borrowings allowed under the line-of-credit up to $19,000,000. In early 1996, the line of credit was amended and temporarily expanded (to $22,000,000 through May 15, 1996 and $19,000,000 thereafter) and the term was extended through October 1, 1997. Subsequent to year-end, the Company amended its Credit Agreement to consolidate the existing line of credit facility, the project financing facility, and the revolving term loan into one expanded $38,000,000 line of credit facility. The term of the expanded line of credit facility was extended through February 16, 2000.

  Interest is payable monthly on all borrowings. The amended Line-of-Credit accrues interest at the lender's reference rate (8.25% at December 28, 1996) or at LIBOR plus 1.75%, at the borrower's election.

7. LONG-TERM DEBT

  Long-term debt consists of the following:

                                                      DECEMBER 28, DECEMBER 30,
                                                          1996         1995
                                                      ------------ ------------
   Revolving Loan...................................   $6,000,000   $8,000,000
   Notes payable collateralized by security
    interests in certain assets, with maturities
    from March, 1999 to September, 2002. Interest
    accrues at rates of 6.5% to 8.25%...............      719,000      860,000
   Notes payable collateralized by security interest
    in various properties, due in monthly
    installments with maturities from December 2003
    to December 2009. Interest accrues at the rate
    of 7.625% to 9.125%.............................    1,049,000    1,068,000
                                                       ----------   ----------
                                                        7,768,000    9,928,000
   Less--Current portion............................    2,187,000    2,085,000
                                                       ----------   ----------
                                                       $5,581,000   $7,843,000
                                                       ==========   ==========

  Principal maturities of long-term debt as of December 28, 1996 are as follows:

   1997.............................................................. $2,187,000
   1998..............................................................  4,193,000
   1999..............................................................    124,000
   2000..............................................................    106,000
   2001..............................................................    113,000
   Thereafter........................................................  1,045,000
                                                                      ----------
                                                                      $7,768,000
                                                                      ==========

                               LESLIE'S POOLMART

 Convertible Subordinated Debentures

  On May 25, 1995, the Company completed a private placement of its $10 million 8% convertible subordinated debentures. Interest is payable semi-annually. The debentures have a six-year term, expiring May 15, 2001 and are convertible into the Company's common stock at $20.95 per share. The debentures are unsecured and subordinated to the present and future senior debt of the Company.

 7 1/2% Convertible Notes

  In conjunction with the Company's initial public offering in April, 1991, the Company and one of its former shareholders agreed to terminate the shareholder's covenant not to compete in exchange for $2,767,000 of the Company's 7 1/2% convertible notes. In December, 1993, approximately $1,384,000 of these 7 1/2% convertible notes was repaid. The remaining portion of the 7 1/2% convertible notes was converted to shares of the Company's common stock at a conversion price of $11.00 per share on December 29, 1995.

8. LEASES

  The Company leases certain store, office, distribution and manufacturing facilities under operating leases which expire at various dates through 2007. Lease agreements generally provide for increases related to cost of living indices and require the Company to pay for property taxes, repairs and insurance. Future minimum lease payments at December 28, 1996 are as follows:

   1997............................................................. $13,798,000
   1998.............................................................  11,286,000
   1999.............................................................  10,030,000
   2000.............................................................   7,597,000
   2001.............................................................   5,320,000
   Thereafter.......................................................  10,205,000
                                                                     -----------
                                                                     $58,236,000
                                                                     ===========

  As of March 3, 1997, the Company had entered into operating leases for additional new store sites which have future minimum lease payment requirements of approximately $677,000 in 1997, $1,016,000 in 1998, 1999, and 2000, $976,000 in 2001, and $1,434,000 thereafter.

  Certain leases are renewable at the option of the Company for periods of one to ten years. Rent expense charged against income totaled $16,024,000, $13,397,000, and $10,119,000, in 1996, 1995 and 1994, respectively.

9. INCOME TAXES

  The provision for income taxes is comprised of the following:

                                               1996        1995         1994
                                            ----------  -----------  ----------
   Federal:
     Current............................... $2,386,000  $ 2,263,000  $3,074,000
     Deferred..............................   (222,000)  (1,750,000)   (567,000)
                                            ----------  -----------  ----------
                                             2,164,000      513,000   2,507,000
                                            ----------  -----------  ----------
   State:
     Current...............................    641,000      610,000     858,000
     Deferred..............................    (60,000)    (547,000)   (113,000)
                                            ----------  -----------  ----------
                                               581,000       63,000     745,000
                                            ----------  -----------  ----------
                                            $2,745,000  $   576,000  $3,252,000
                                            ==========  ===========  ==========

                               LESLIE'S POOLMART

  A reconciliation of the provision for income taxes to the amount computed at the federal statutory rate is as follows:

                                                1996       1995         1994
                                             ---------- -----------  ----------
   Federal income tax at statutory rate..... $2,248,000 $ 1,354,000  $2,664,000
   Reversal of tax reserves no longer need-
    ed......................................        --   (1,100,000)        --
   Effect of differences created by
    acquisition accounting including
    amortization of differences between fair
    values assigned in purchase accounting
    and historical tax values...............    146,000      96,000      96,000
   State taxes, net of federal benefit......    351,000     226,000     492,000
                                             ---------- -----------  ----------
                                             $2,745,000 $   576,000  $3,252,000
                                             ========== ===========  ==========

  The tax effect of temporary differences which give rise to significant portions of the deferred tax liability are summarized below.

                                       1996                      1995
                             ------------------------- -------------------------
                             DEFERRED TAX DEFERRED TAX DEFERRED TAX DEFERRED TAX
                                ASSETS    LIABILITIES     ASSETS    LIABILITIES
                             ------------ ------------ ------------ ------------
   Property, plant and
    equipment differences..   $      --   $ 1,857,000   $      --    $  941,000
   State income taxes......      197,000          --       207,000          --
   Inventory overhead
    differences............    1,942,000          --     1,834,000          --
   Difference in timing of
    certain deductions.....      463,000    1,242,000      280,000    1,022,000
                              ----------  -----------   ----------   ----------
                              $2,602,000  $ 3,099,000   $2,321,000   $1,963,000
                              ==========  ===========   ==========   ==========

  The Company has net operating losses (NOL) available for offset against future tax liabilities at December 28, 1996 of $7,452,000, extending through 2007, limited to approximately $83,000 per year. As this NOL is utilized, such amounts will reduce goodwill.

10. CONTINGENCIES

  The Company is a defendant in lawsuits or potential claims encountered in the normal course of business, such matters are being vigorously defended. In the opinion of management, the resolutions of these matters will not have a material effect on the Company's financial position or results of operations.

  The Company's general liability insurance program and employee group medical plan have self-insurance retention features of $100,000 and $75,000 per incident, respectively. The Company's liability is limited to $600,000 per year for the general liability program.

11. 401(K) PLAN

  The Company provides for the benefit of its employees a voluntary retirement plan under Section 401(k) of the Internal Revenue Code. During 1996, the plan covered all eligible employees and provided for a matching contribution by the Company of 50% of each participant's contribution up to 4% of the individual's compensation as defined. The expenses related to this program were $263,000, $212,000, and $199,000 for 1996, 1995 and 1994, respectively.

                               LESLIE'S POOLMART

12. STOCK BASED COMPENSATION PLANS

  The Company has granted stock options to various employees and directors. The Company accounts for these plans under APB Opinion No. 25, under which no compensation cost has been recognized.

  Had compensation cost for these plans been determined consistent with SFAS 123, the Company's net income and earnings per share would have been reduced to the following proforma amounts:

                                                              1996       1995
                                                           ---------- ----------
   Net income
     As Reported.......................................... $3,869,000 $3,407,000
     Pro forma............................................ $3,490,000 $3,362,000
   Primary EPS
     As Reported.......................................... $     0.57 $     0.52
     Pro forma............................................ $     0.50 $     0.51

  Because the SFAS 123 method of accounting has not been applied to options granted prior to January 1, 1995, the resulting pro forma compensation cost may not be representative of that to be expected in future years.

  The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 1996 and 1995: risk free interest rates of 5.8% and 6.5%, respectively; expected volatility of 49% and 50%, respectively; weighted average fair value of options of $7.55 and $7.88 in 1996 and 1995, respectively; expected lives of 7 years for both years and no expected dividend yield for either year.

  In June 1990, the Company adopted a stock option plan which provided for the issuance of up to 165,375 common shares at an option price equal to at least 100 percent (incentive options) or at least 85 percent (nonqualified options) of the fair value of the common stock at the date of grant. In May 1993, May 1994 and May 1996, the shareholders approved the reservation of an additional 165,375 shares, 330,750 shares and 600,000 shares, respectively, for options issuable under the 1990 plan. Options granted vest ratably over a three-year period, and all expire after 10 years.

  In March 1992, the Board of Directors adopted the 1992 Directors' Stock Option Plan (which was approved by the shareholders in May 1992) which provides for the issuance to non-employee directors of up to 110,250 common shares at an option price equal to 100 percent of fair market value of the common stock at the date of grant. Options are granted pursuant to a formula under which such directors and the Company's Chairman receive an option to purchase 5,513 shares of stock upon becoming an eligible director and 3,308 shares on the first business day of each succeeding year on which such person is an eligible director.

                                  1996              1995              1994
                            ----------------- ----------------- ------------------
                                     WTD AVG           WTD AVG            WTD AVG
                            SHARES   EX PRICE SHARES   EX PRICE  SHARES   EX PRICE
                            -------  -------- -------  -------- --------  --------
   Outstanding at beg. of
    year................... 833,166   $ 7.58  859,947   $ 7.06   782,696   $ 5.08
   Granted................. 208,168    12.92   71,332    13.02   201,497    12.16
   Exercised............... (40,804)   (7.44) (83,640)   (6.15) (116,342)   (2.51)
   Cancelled............... (28,463)  (11.68) (14,473)  (11.61)   (7,904)   (7.66)
                            -------   ------  -------   ------  --------   ------
   Outstanding at end of
    year................... 972,067     8.62  833,166     7.58   859,947     7.06
                            -------   ------  -------   ------  --------   ------
   Exercisable at end of
    year................... 709,074   $ 9.94  565,431   $ 9.00   444,982   $ 8.74

                               LESLIE'S POOLMART

  The following table summarizes information about all stock options outstanding as of December 28, 1996:

                            OPTIONS OUTSTANDING        OPTIONS EXERCISABLE
                          ----------------------- -----------------------------
                                       WEIGHTED
                                        AVERAGE   WEIGHTED             WEIGHTED
                                       REMAINING  AVERAGE              AVERAGE
   RANGE OF                 NUMBER    CONTRACTUAL EXERCISE   NUMBER    EXERCISE
   EXERCISE PRICE         OUTSTANDING    LIFE      PRICE   EXERCISABLE  PRICE
   --------------         ----------- ----------- -------- ----------- --------
   Less than $1.00.......   135,536    2.6 years   $ 0.64    135,536    $ 2.56
   $5.00 to $7.99........   361,805    6.2 years     6.80    355,924      6.82
   $8.00 to $10.99.......    89,484    7.4 years     9.20     57,229      8.49
   $11.00 to $14.00......   385,242    8.6 years    13.00    160,385     12.86
                            -------    ---------   ------    -------    ------
                            972,067    6.8 years   $ 8.62    709,074    $ 9.94
                            -------    ---------   ------    -------    ------

  During the current year, 40,804 options have been exercised at exercise prices ranging between $5.44 and $12.62.

  In December 1990, the Company adopted a stock bonus plan which provides for the issuance of 20,000 shares of common stock at the fair market value at the date of grant to employees in consideration for services rendered. At December 28, 1996, 12,348 shares of common stock had been issued pursuant to this plan.

13. CALCULATION OF PER SHARE AMOUNTS

  Net income per share amounts are computed based on the weighted average number of shares outstanding plus the shares that would be outstanding assuming exercise of dilutive stock options, which are considered common stock equivalents. The weighted average number of shares outstanding was 6,789,664, 6,614,497 and 6,515,558 for 1996, 1995 and 1994, respectively.

14. PREFERRED STOCK

  The rights, preferences and privileges of the preferred stock authorized in the Company's Articles of Incorporation are to be determined by the Board of Directors and do not require shareholder approval. No preferred stock is currently outstanding.

15. SUPPLEMENTAL CASH FLOW DISCLOSURES

  The Company paid interest charges of $2,835,000, $2,419,000 and $1,538,000, in 1996, 1995, and 1994, respectively. The Company paid income taxes of $2,425,000, $2,086,000, and $4,041,000, in 1996, 1995 and 1994, respectively.

16. PROPOSED REINCORPORATION AND MERGER

  On February 26, 1997, the Company's Board of Directors approved an Agreement of Merger providing for the reincorporation of the Company in Delaware by merger into a wholly-owned Delaware subsidiary, and an Agreement and Plan of Merger providing for the merger of Poolmart USA Inc., a newly-formed corporation, with and into the Company. Following consummation of the reincorporation and upon effectiveness of the latter merger, (i) each outstanding share of common stock of the Company would be converted into $14.50 cash (other than 359,505 shares owned primarily by members of management, including Michael Fourticq, the Chairman of the Company, and Brian McDermott, the President and CEO of the Company and other than shares as to which the holders perfect dissenters' rights) and (ii) outstanding options covering approximately 846,000 shares of

                               LESLIE'S POOLMART
common stock, including those not yet vested, would be cancelled for payment of the difference between the exercise price and $14.50 per share. The total amount expected to be paid for these shares and options approximates $101 million. The proposed mergers are subject to various conditions, including financing and approval by the Company's shareholders. The shareholders are expected to vote on the mergers during the second quarter of 1997.

                                                                     APPENDIX A

                              AGREEMENT OF MERGER

  AGREEMENT OF MERGER (this "Merger Agreement") made and entered into this 26th day of February, 1997 by and between LESLIE'S POOLMART a California corporation ("Leslie's California"), and LPM HOLDINGS, INC., a Delaware corporation ("Leslie's Delaware");

                                  WITNESSETH:

  WHEREAS, Leslie's Delaware is a corporation duly organized and existing under the laws of the State of Delaware;

  WHEREAS, Leslie's California is a corporation duly organized and existing under the laws of the State of California;

  WHEREAS, on the date of this Merger Agreement, Leslie's Delaware has authority to issue 5,000,000 shares of Common Stock, par value $.001 per share (which class of shares is herein called the "Delaware Common Stock") of which 10,000 shares are issued and outstanding and owned by Leslie's California, and 2,000,000 shares of Preferred Stock, par value $.001 per share, of which no shares are issued and outstanding; and prior to the Effective Date, the authorized number of shares of Delaware Common Stock will be increased to 12,000,000;

  WHEREAS, on the date of this Merger Agreement, Leslie's California has authority to issue 40,000,000 shares of Common Stock, (the "California Common Stock") of which 6,550,966 shares are issued and outstanding, and 1,000,000 shares of Preferred Stock, of which no shares are issued and outstanding;

  WHEREAS, the respective boards of directors of Leslie's Delaware and Leslie's California have determined that, for the purpose of effecting the reincorporation of Leslie's California in the State of Delaware, it is advisable and to the advantage of said two corporations and their shareholders and sole stockholder, respectively, that Leslie's California merge with and into Leslie's Delaware upon the terms and conditions herein provided; and

  WHEREAS, the respective boards of directors of Leslie's Delaware and Leslie's California have approved this Merger Agreement and the board of directors of Leslie's California and Leslie's Delaware have directed that this Merger Agreement be submitted to a vote of their shareholders and sole stockholder, respectively;

  NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Leslie's California and Leslie's Delaware hereby agree to merge as follows:

  (1) Merger. Leslie's California shall be merged with and into Leslie's Delaware, and Leslie's Delaware shall survive the merger ("Merger"), effective upon the date when this Merger Agreement is made effective in accordance with applicable law (the "Effective Date").

  (2) Directors and Officers and Governing Documents. The directors and officers of Leslie's Delaware shall be the same upon the Effective Date as they are immediately prior thereto. The certificate of incorporation of Leslie's Delaware, as amended and in effect on the Effective Date, shall continue to be the certificate of incorporation of Leslie's Delaware as the surviving corporation without change or amendment until further amended in accordance with the provisions thereof and applicable laws, except that on the Effective Date Article I of said certificate of incorporation shall be amended to read in its entirety as follows: "The name of this Corporation shall be:
Leslie's Poolmart, Inc." The bylaws of Leslie's Delaware, as amended and in effect on the Effective Date, shall continue to be the bylaws of Leslie's Delaware as the surviving corporation without change or amendment until further amended in accordance with the provisions thereof and applicable laws.

  (3) Succession. On the Effective Date, Leslie's Delaware shall succeed to Leslie's California in the manner of and as more fully set forth in Section 259 of the General Corporation Law of the State of Delaware and Section 1107 of the General Corporation Law of the State of California.

  (4) Further Assurances. From time to time, as and when required by Leslie's Delaware or by its successors and assigns, there shall be executed and delivered on behalf of Leslie's California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in Leslie's Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Leslie's California, and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of Leslie's Delaware are fully authorized in the name and on behalf of Leslie's California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

  (5) Common Stock of Leslie's California. Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each share of the California Common Stock outstanding immediately prior thereto shall be changed and converted into one fully paid and nonassessable share of Delaware Common Stock.

  (6) Stock Certificates. On and after the Effective Date, all of the outstanding certificates which prior to that time represented shares of California Common Stock shall for all purposes evidence ownership of and represent the shares of Delaware Common Stock into which the shares of California Common Stock represented by such certificates have been converted as herein provided. The registered owner on the books and records of Leslie's Delaware or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to Leslie's Delaware or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of Delaware Common Stock evidenced by such outstanding certificate as above provided.

  (7) Stock Options. Forthwith upon the Effective Date, each (i) outstanding option to purchase shares of California Common Stock granted under the Leslie's California 1990 Stock Option Plan and the Leslie's California 1992 Directors' Stock Incentive Plan (collectively, the "Plans") and (ii) outstanding option to purchase California Common Stock not granted under the Plans, shall be converted into and become an option to purchase the same number of shares of Delaware Common Stock at the same option price per share as in effect on the Effective Date and, in the case of options granted under the Plans (collectively, the "Plan Options"), upon the same terms and subject to the same conditions as set forth in the Plans, and, in the case of all options not granted under the Plans (collectively, the "Non-Plan Options"), upon the same terms and subject to the same conditions as set forth in the agreements or instruments that govern the Non-Plan Options. A number of shares of Delaware Common Stock shall be reserved for purposes of the Plans equal to the number of shares of California Common Stock so reserved as of the Effective Date. As of the Effective Date, Leslie's Delaware hereby assumes all obligations of Leslie's California under the Plans, the outstanding Plan Options or portions thereof granted pursuant to the Plans and all Non-Plan Options.

  (8) Other Employee Benefit Plans. As of the Effective Date, Leslie's Delaware hereby assumes all obligations of Leslie's California under any and all employee benefit plans in effect as of said date or with respect to which employee rights or accrued benefits are outstanding as of said date.

  (9) Common Stock of Leslie's Delaware. Forthwith upon the Effective Date, the 10,000 shares of Delaware Common Stock presently issued and outstanding in the name of Leslie's California shall be cancelled and retired and resume the status of authorized and unissued shares of Delaware Common Stock, and no shares of Delaware Common Stock or other securities of Leslie's Delaware shall be issued in respect thereof.

  (10) Covenants of Leslie's Delaware. Leslie's Delaware covenants and agrees that it will, on or before the Effective Date:

    (a) Qualify to do business as a foreign corporation in the State of California, and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California Corporations Code.

    (b) File any and all documents with the California Franchise Tax Board necessary to the assumption by Leslie's Delaware of all of the franchise tax liabilities of Leslie's California.

  (11) Book Entries. As of the Effective Date, entries shall be made upon the books of Leslie's Delaware in accordance with the following:

    (a) The assets and liabilities of Leslie's California shall be recorded at the amounts at which they were carried on the books of Leslie's California immediately prior to the Effective Date, with appropriate adjustments to reflect the retirement of the 10,000 shares of Delaware Common Stock presently issued and outstanding.

    (b) There shall be credited to the common stock account of Leslie's Delaware the aggregate amount of the par value of all shares of Delaware Common Stock resulting from the conversion of the outstanding California Common Stock pursuant to the Merger.

    (c) There shall be credited to the capital surplus account of Leslie's Delaware the aggregate of the amounts shown in the common stock and capital surplus accounts of Leslie's California immediately prior to the Effective Date, less the amount credited to the common stock account of Leslie's Delaware pursuant to Paragraph (b) above.

    (d) There shall be credited to the retained earnings account of Leslie's Delaware an amount equal to that carried in the retained earnings account of Leslie's California immediately prior to the Effective Date.

  (12) Amendment. At any time before or after approval and adoption by the shareholders of Leslie's California, this Merger Agreement may be amended in any manner (except that Paragraph (5) may not be amended without the approval of the shareholders of Leslie's California), as may be determined in the judgment of the respective boards of directors of Leslie's Delaware and Leslie's California to be necessary, desirable or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purposes and intent of this Merger Agreement.

  (13) Abandonment. At any time before the Effective Date, this Merger Agreement may be terminated and the Merger may be abandoned by the board of directors of either Leslie's California or Leslie's Delaware with the approval of the board of directors of the other corporation, notwithstanding approval of this Merger Agreement by the stockholders of Leslie's Delaware or the shareholders of Leslie's California or both.

  (14) Counterparts. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

                           [SIGNATURE PAGE FOLLOWS]

  IN WITNESS WHEREOF, this Merger Agreement, having first been duly approved by resolution of the boards of directors of Leslie's California and Leslie's Delaware, is hereby executed on behalf of each said two corporations by their respective officers thereunto duly authorized.

                                          LPM Holdings, Inc.,
                                          a Delaware corporation


                                          By:     /s/ Brian P. McDermott
                                              ---------------------------------
                                                    Brian P. McDermott,
                                                         President



                                          By:       /s/ Robert D. Olsen
                                              ---------------------------------
                                                     Robert D. Olsen,
                                                         Secretary

                                          Leslie's Poolmart
                                          a California corporation


                                          By:     /s/ Brian P. McDermott
                                              ---------------------------------
                                                    Brian P. McDermott,
                                               President and Chief Executive
                                                          Officer



                                          By:      /s/ Cynthia G. Watts
                                              ---------------------------------
                                                     Cynthia G. Watts
                                                         Secretary

              CERTIFICATE OF THE SECRETARY OF LPM HOLDINGS, INC.

  I, Robert D. Olsen, Secretary of LPM HOLDINGS, INC., a Delaware corporation, ("Leslie's Delaware"), do hereby certify, as such Secretary, in accordance with the General Corporation Law of the State of Delaware, that the Agreement of Merger to which this Certificate is attached, after having been first duly adopted and executed by Leslie's Delaware and Leslie's Poolmart, a California corporation, was duly submitted to the sole stockholder of Leslie's Delaware at a special meeting of stockholders called for the purpose of acting on said Agreement of Merger, notice of the time, place and purpose of said meeting having been waived by the sole stockholder of Leslie's Delaware, and that at said meeting the Agreement of Merger was considered and a vote taken for its adoption or rejection and that at said meeting all of the outstanding stock of Leslie's Delaware entitled to vote thereon was voted for the adoption of said Agreement of Merger and that thereby said Agreement of Merger was at said meeting duly adopted as the act of the stockholders of Leslie's Delaware and as the agreement and act of Leslie's Delaware.

  IN WITNESS WHEREOF, the undersigned has executed this certificate this
day of     , 1997.

                                          -------------------------------------
                                                    Robert D. Olsen,
                                                        Secretary

               CERTIFICATE OF THE SECRETARY OF LESLIE'S POOLMART

  I, Cynthia G. Watts, Secretary of LESLIE'S POOLMART, a California corporation ("Leslie's California"), do hereby certify, as such Secretary, in accordance with the General Corporation Law of the State of Delaware, that the Agreement of Merger to which this Certificate is attached, after having been first duly adopted and executed by Leslie's California and LPM Holdings, Inc., a Delaware corporation, was duly submitted to the shareholders at a meeting of shareholders called for the purpose of acting on said Agreement of Merger after due notice of the time, place and purpose of said meeting was mailed to each holder of Common Stock of Leslie's California at his, her or its address as it appears on the records of Leslie's California in the manner provided under the provisions of Section 601 of the California Corporations Code and that at said meeting the Agreement of Merger was considered and a vote taken for its adoption or rejection and that at said meeting a majority of the outstanding Common Stock of Leslie's California entitled to vote thereon was voted for the adoption of said Agreement of Merger and that thereby said Agreement of Merger was at said meeting duly adopted as the act of the shareholders of Leslie's California and as the agreement and act of Leslie's California.

  IN WITNESS WHEREOF, the undersigned has executed this certificate this
day of     , 1997.

                                          -------------------------------------
                                                    Cynthia G. Watts,
                                                        Secretary

                                                                     APPENDIX B

                         AGREEMENT AND PLAN OF MERGER

  AGREEMENT AND PLAN OF MERGER (the "Agreement") dated as of February 26, 1997 by and among LESLIE'S POOLMART, a California corporation ("Leslie's California"), LPM HOLDINGS, INC., a Delaware corporation and wholly owned subsidiary of Leslie's California ("Leslie's Delaware"), and POOLMART USA INC., a Delaware corporation ("Poolmart").

                                   RECITALS

  The respective boards of directors of Leslie's California and Leslie's Delaware deem it advisable for the mutual benefit of Leslie's California and Leslie's Delaware and their shareholders and stockholder, respectively, that Leslie's California be merged with and into Leslie's Delaware (the "Reincorporation Merger") upon the terms and subject to the conditions set forth in the Agreement of Merger substantially in the form attached hereto as Exhibit A (the "Reincorporation Merger Agreement") and in accordance with the General Corporation Law of the State of California (the "California Law") and the Delaware General Corporation Law (the "Delaware Law"). The board of directors and sole stockholder of Leslie's Delaware have approved and adopted the Reincorporation Merger Agreement. The board of directors of Leslie's California has approved the Reincorporation Merger Agreement and has resolved to recommend to the shareholders of Leslie's California to vote to approve the principal terms of the Reincorporation Merger Agreement.

  The respective boards of directors of Leslie's Delaware and Poolmart deem it advisable for the mutual benefit of Leslie's Delaware and Poolmart, and their stockholder and stockholders, respectively, that Poolmart be merged with and into Leslie's Delaware (the "Recapitalization Merger") upon the terms and subject to the conditions set forth herein and in accordance with the Delaware Law. The board of directors and sole stockholder of Leslie's Delaware have approved and adopted this Agreement. The board of directors and sole stockholder of Poolmart have approved and adopted this Agreement. The board of directors of Leslie's California has approved this Agreement and has resolved to recommend to the shareholders of Leslie's California to vote to approve the principal terms of this Agreement in conjunction with their approval of the principal terms of the Reincorporation Merger Agreement and the Reincorporation Merger. The Reincorporation Merger and the Recapitalization Merger are sometimes collectively referred to herein as the "Merger Transaction."

  In consideration of the mutual covenants, agreements, representations and warranties contained herein, and for the purpose of setting forth certain terms and conditions of the Recapitalization Merger, and the mode of carrying the same into effect, Leslie's Delaware, Leslie's California and Poolmart hereby agree as follows:

                                   ARTICLE 1

                            Merger and Organization

  Section 1.1 The Recapitalization Merger. Poolmart shall be merged with and into Leslie's Delaware as soon as practicable following the execution of this Agreement, upon the terms and subject to the conditions hereinafter set forth, as permitted by and in accordance with the Delaware Law. Leslie's Delaware and Poolmart are herein sometimes referred to as the "Constituent Corporations." Leslie's Delaware shall be the surviving corporation following the effectiveness of the Recapitalization Merger (sometimes referred to herein as the "Surviving Corporation").

  Section 1.2 Effect of Recapitalization Merger. The parties agree to the following provisions with respect to the Recapitalization Merger:

  (a) Name of Surviving Corporation. The name of the Surviving Corporation shall from and after the Effective Date (as hereinafter defined) be and continue to be "Leslie's Poolmart, Inc." until changed in accordance with applicable law.

  (b) Certificate of Incorporation. The certificate of incorporation of Leslie's Delaware as in effect immediately prior to the Effective Date shall from and after the Effective Date be and continue to be the certificate of incorporation of the Surviving Corporation until changed or amended in accordance with the provisions of applicable law.

  (c) Bylaws. The bylaws of Leslie's Delaware as in effect immediately prior to the Effective Date shall from and after the Effective Date be and continue to be the bylaws of the Surviving Corporation until changed or amended in accordance with the provisions of applicable law.

  (d) Corporate Organization. On the Effective Date, the separate corporate existence of Poolmart shall cease, and Leslie's Delaware as the surviving corporation and successor and shall succeed to Poolmart in the manner of and as more fully set forth in Section 259 of the Delaware Law.

  (e) Directors and Officers. The directors of Leslie's Delaware immediately prior to the Effective Date will be the initial directors of the Surviving Corporation, and the officers of Leslie's Delaware immediately prior to the Effective Date will be the initial officers of the Surviving Corporation, in each case until their successors are elected and qualified. However, it is expected that immediately after the Effective Date, all of the directors of the Surviving Corporation other than Michael J. Fourticq and Brian P. McDermott will resign.

  (f) Filing of Certificate of Merger. If this Agreement is not terminated pursuant to Article 7 hereof, as soon as practicable after all conditions to the Recapitalization Merger set forth in Article 6 hereof shall have been satisfied or waived, Leslie's Delaware and Poolmart shall cause the Certificate of Merger attached hereto as Exhibit B ("Certificate of Merger") to be executed and acknowledged and, as required by the Delaware Law, filed with the Secretary of State of the State of Delaware as provided in the Delaware Law. The Recapitalization Merger shall be consummated and the closing of the transactions contemplated by this Agreement (the "Closing") shall occur immediately upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (the date and time of such filing and Closing being referred to herein as the "Effective Date"). The Recapitalization Merger shall occur immediately following the effective time of the Reincorporation Merger. The Closing shall take place at the offices of Paul, Hastings, Janofsky & Walker, 555 South Flower Street, Los Angeles, California 90071, or at such other place as the parties may mutually agree.

  (g) Further Assurances. If at any time after the Effective Date, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, properties or assets of the Constituent Corporations acquired or to be acquired as a result of the Recapitalization Merger, or (ii) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of the Constituent Corporations, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, properties or assets of the Constituent Corporations acquired or to be acquired as a result of the Recapitalization Merger and otherwise to carry out the purposes of this Agreement.

                                   ARTICLE 2

                Conversion of Securities on the Effective Date

  Section 2.1 Conversion of Securities of Leslie's Delaware and Poolmart. At the Effective Date, pursuant to this Agreement and by virtue of the Recapitalization Merger and without any action on the part of Leslie's Delaware, Poolmart or the holders of any of the following securities:

  (a) Each share of common stock, par value $.001 per share, of Leslie's Delaware ("Leslie's Common Stock") (shares of Leslie's Common Stock being hereinafter collectively referred to as "Leslie's Shares" and individually as a "Leslie's Share") issued and outstanding immediately prior to the Effective Date (other than any Leslie's Shares to be cancelled pursuant to Section 2.1(b) and each Leslie's Share to remain outstanding pursuant to
Section 2.1(c)) shall be cancelled and shall be converted automatically into the right to receive an amount equal to $14.50 in cash, without interest (the "Cash Merger Consideration"), payable to the holder thereof upon surrender of the certificate formerly representing such Other Common Stock in the manner provided in Section 2.2; the Leslie's Shares being converted into the right to receive the Cash Merger Consideration are hereinafter referred to as "Other Common Stock";

  (b) Each Leslie's Share held in the treasury of Leslie's Delaware and each Leslie's Share owned by Poolmart, if any, immediately prior to the Effective Date shall be cancelled without any conversion thereof and no payment or distribution shall be made with respect thereto;

  (c) 160,539 Leslie's Shares registered in the name of Michael J. Fourticq, 166,552 Leslie's Shares registered in the name of Brian P. McDermott and Manette J. McDermott TR UA dated March 15, 1990 The McDermott Family Trust, 10,000 Leslie's Shares registered in the name of Greg Fourticq and 22,414 Leslie's Shares registered in the name of Richard H. Hillman (such persons are collectively referred to herein as the "Continuing Stockholders" and such shares are collectively referred to herein as the "Continuing Shares") shall not be converted, exchanged or cancelled as provided above but shall remain outstanding as required by the letter addressed from Hancock Park Associates II, L.P. ("Hancock") to the board of directors of Leslie's California dated February 19, 1997 referenced in Section 3.5; and

  (d) Each share of Poolmart Common Stock (as hereinafter defined) that is issued and outstanding immediately prior to the Effective Date shall be converted into one newly issued, fully paid and nonassessable share of Leslie's Common Stock (the "Share Exchange Ratio").

  (e) If between the date of this Agreement and the Effective Date the number of outstanding shares of Leslie's Common Stock or of the common stock of Leslie's California (which common stock will automatically be converted into Leslie's Common Stock upon the effectiveness of the Reincorporation Merger) ("California Common Stock") shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split-up, combination, exchange of shares or the like other than pursuant to the Reincorporation Merger, the amount of the Cash Merger Consideration and the Share Exchange Ratio shall be correspondingly adjusted.

  Section 2.2 Payment of Cash for Other Common Stock.

  (a) On the Effective Date, the Surviving Corporation shall irrevocably deposit or cause to be deposited with a bank or trust company to be designated by the Surviving Corporation which is organized and doing business under the laws of the United States or any state thereof and has a combined capital and surplus of at least $100,000,000 (the "Disbursing Agent"), as agent for the holders of shares of Other Common Stock, cash in the aggregate amount required with respect to the conversion of shares of Other Common Stock at the Effective Date pursuant to Section 2.1(a) hereof. Pending distribution pursuant to Section 2.2(b) hereof of the cash deposited with the Disbursing Agent, such cash shall be held in trust for the benefit of the holders of Other Common Stock and the fund shall not be used for any other purposes, and the Surviving Corporation may direct the Disbursing Agent to invest such cash, provided that such investments (i) shall be obligations of or guaranteed by the United States of America, in commercial paper obligations receiving the highest rating from either Moody's Investors Services, Inc. or Standard & Poor's Corporation, or in certificates of deposit, bank repurchase agreements or bankers acceptances of domestic commercial banks with capital exceeding $250,000,000 (collectively "Permitted Investments") or in money market funds which are invested solely in Permitted Investments and (ii) shall have maturities that will not prevent or delay payments to be made pursuant to
Section 2.2(b) hereof. Each holder of a certificate or certificates representing shares of Other Common Stock cancelled and extinguished on the Effective Date pursuant to Section 2.1(a) hereof may thereafter surrender such certificate or certificates to the Disbursing Agent, as agent for such holder of shares of Other Common Stock, to effect the exchange of such certificate or certificates on such holder's behalf for a period ending one year after the Effective Date.

  (b) After surrender to the Disbursing Agent of any certificate which prior to the Effective Date shall have represented any shares of Other Common Stock, the Disbursing Agent shall promptly distribute to the person in whose name such certificate shall have been registered, a check representing the amount of cash into which such shares of Other Common Stock shall have been converted at the Effective Date pursuant to Section 2.1(a) hereof. Until so surrendered and exchanged, each such certificate shall, after the Effective Date, be deemed to represent only the right to receive such cash, and until such surrender and exchange, no cash shall be paid to the holder of such outstanding certificate in respect thereof. The Surviving Corporation shall promptly after the Effective Date cause to be distributed to such holders appropriate materials to facilitate such surrender.

  (c) If any cash deposited with the Disbursing Agent for purposes of payment in exchange for shares of Other Common Stock remains unclaimed following the expiration of one year after the Effective Date, such cash shall be delivered to the Surviving Corporation by the Disbursing Agent, and thereafter the Disbursing Agent shall not be liable to any persons claiming any amount of such cash, and the surrender and exchange shall be effected directly with the Surviving Corporation (subject to applicable abandoned property, escheat and similar laws). No interest shall accrue or be payable with respect to any amounts which any such holder shall be so entitled to receive. The Surviving Corporation or the Disbursing Agent shall be authorized to pay the cash attributable to any certificate theretofore issued which has been lost or destroyed, upon receipt of satisfactory evidence of ownership of the shares of Other Common Stock represented thereby and of appropriate indemnification.

  (d) If payment is to be made to a person other than the person in whose name a surrendered certificate, which prior to the Effective Date shall have represented any shares of Other Common Stock, is registered, it shall be a condition to such payment that the certificate so surrendered shall be endorsed or shall otherwise be in proper form for transfer, and that the person requesting such payment shall have paid any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of the certificate surrendered or shall have established to the satisfaction of the Surviving Corporation or the Disbursing Agent that such tax either has been paid or is not payable.

  (e) From and after the Effective Date, the holders of shares of Other Common Stock outstanding immediately prior to the Effective Date shall cease to have any rights with respect to such shares of Other Common Stock except as otherwise provided herein or by law.

  (f) After the Effective Date, there shall be no transfers on the stock transfer books of the Surviving Corporation of any shares of Other Common Stock which were outstanding immediately prior to the Effective Date. If, after the Effective Date, certificates for shares of Other Common Stock are presented to the Surviving Corporation, they shall be cancelled and promptly exchanged for cash as provided in this Section 2.2.

  Section 2.3 Exchange of Stock Certificates. Immediately after the Effective Date, the Surviving Corporation shall deliver to the record holder of the certificate which immediately prior to the Effective Date represented all the outstanding shares of Poolmart Common Stock that were converted into the right to receive shares of Leslie's Common Stock in accordance with Section 2.1(d), in exchange for such certificate, duly endorsed in blank, a share certificate, registered in the name of such record holder, representing the number of shares of Leslie's Common Stock to which such record holder is so entitled by virtue of Section 2.1(d). Such certificate will bear a legend restricting the transferability of such shares of Leslie's Common Stock to the extent contemplated by the Stockholders Agreement referred to in Section 6.3(e), which restrictions include restrictions designed to assure the Surviving Corporation that these shares will not be offered or sold in contravention of any federal or state securities laws.

                                   ARTICLE 3

                   Additional Agreements in Connection With
                            the Merger Transaction

  Section 3.1 Shareholders' Approval. Leslie's California shall take all actions reasonably necessary in accordance with applicable law and its articles of incorporation and bylaws to convene a meeting of its shareholders as soon as reasonably practicable for the purpose of considering and approving the principal terms of the Reincorporation Merger Agreement, this Agreement and the Merger Transaction (the "Special Meeting"). In connection with the Special Meeting, the board of directors of Leslie's California shall recommend that the shareholders of Leslie's California vote to approve the principal terms of the Reincorporation Merger Agreement, this Agreement and the Merger Transaction.

  Section 3.2 Proxy Materials and Schedule 13E-3.

  (a) In connection with the Special Meeting, Leslie's California shall prepare and file a preliminary proxy statement relating to the transactions contemplated by the Reincorporation Merger Agreement, this Agreement and the Merger Transaction (the "Preliminary Proxy Statement") with the Securities and Exchange Commission (the "SEC") and shall use its reasonable best efforts to respond to the comments of the SEC and to cause a definitive proxy statement to be mailed to Leslie's California's shareholders (the "Definitive Proxy Statement"), all as soon as reasonably practicable; provided, that prior to the filing of each of the Preliminary Proxy Statement and the Definitive Proxy Statement, Leslie's California shall consult with Poolmart with respect to such filings and shall afford Poolmart reasonable opportunity to comment thereon. Poolmart shall provide Leslie's California with any information for inclusion in the Preliminary Proxy Statement and the Definitive Proxy Statement which may be required under applicable law and which is reasonably requested by Leslie's California. Leslie's California shall promptly notify Poolmart of the receipt of the comments of the SEC and of any request from the SEC for amendments or supplements to the Preliminary Proxy Statement or the Definitive Proxy Statement or for additional information, and will promptly supply Poolmart with copies of all correspondence between Leslie's California or its representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the Preliminary Proxy Statement, the Definitive Proxy Statement or the Merger Transaction. If at any time prior to the Special Meeting any event should occur which is required by applicable law to be set forth in an amendment of, or a supplement to, the Definitive Proxy Statement, Leslie's California will promptly inform Poolmart. In such case, Leslie's California, with the cooperation of Poolmart, will, upon learning of such event, promptly prepare and mail such amendment or supplement; provided, that prior to such mailing, Leslie's California shall consult with Poolmart with respect to such amendment or supplement and shall afford Poolmart reasonable opportunity to comment thereon. Leslie's California will notify Poolmart at least 24 hours prior to the mailing of the Definitive Proxy Statement, or any amendment or supplement thereto, to the shareholders of Leslie's California.

  (b) Leslie's California shall prepare and file concurrently with the filing of the Preliminary Proxy Statement, a Statement on Schedule 13E-3 ("Schedule 13E-3") with the SEC. If at any time prior to the Special Meeting any event should occur which is required by applicable law to be set forth in an amendment of, or supplement to, the Schedule 13E-3, Leslie's California shall file such amendments or supplements.

  Section 3.3 Termination of Leslie's California Stock Option Plans. Leslie's California shall (i) take all steps necessary to cause Leslie's California's 1990 Stock Option Plan and Leslie's California's 1992 Directors' Stock Incentive Plan (collectively, the "Stock Option Plans") to be terminated on or prior to the Effective Date and (ii) if not otherwise terminated by their terms upon the effectiveness of the Recapitalization Merger, obtain at the earliest practicable date and prior to the Effective Date the written consent of each holder of an issued and outstanding stock option issued pursuant to the Stock Option Plans as well as the written consent of each holder of all other options to purchase California Common Stock not granted under the Stock Option Plans (collectively, the "Stock Options") to the cancellation of such holders' Stock Options (irrespective of their exercise price and whether or not then currently exercisable) to take effect on the Effective Date. On the Effective Date, the Surviving Corporation shall pay each holder of Stock Options, to the extent such Stock Options have not been previously exercised or cancelled, (x) cash in an amount equal to the product of (i) the difference between $14.50 and the exercise price of such Stock Options, multiplied by
(ii) the number of shares of Leslie's Common Stock subject to such Stock Options, less, (y) the amount of all applicable withholding taxes; provided, that those holders of Stock Options that have agreed to accept options to purchase common stock of the Surviving Corporation shall not receive any cash payment with respect to cancelled Stock Options. From and after the effective time of the Reincorporation Merger, "Stock Option Plans" and "Stock Options" shall refer to the

Stock Option Plans and Stock Options as the same shall have been assumed by Leslie's Delaware pursuant to the Reincorporation Merger.

  Section 3.4 Reasonable Best Efforts. Upon the terms and subject to the conditions herein provided, and subject to the fiduciary duties of the board of directors of Leslie's California, as it, or a special committee thereof that has been established to, among other things, consider the Reincorporation Merger Agreement, this Agreement and the Merger Transaction (the "Special Committee"), may be advised in writing by counsel, each party hereto shall use its reasonable best efforts to take, or cause to be taken, all reasonable action and to do, or cause to be done and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable under applicable laws and regulations and their respective articles or certificates of incorporation and bylaws to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by the Reincorporation Merger Agreement or this Agreement, subject, however, to the requisite vote of shareholders of Leslie's California. Such actions shall include, without limitation, using its reasonable best efforts to (a) obtain all consents, amendments to or waivers from other parties under the terms of all leases and other agreements between Leslie's California and such parties required as a result of the transactions contemplated by the Reincorporation Merger Agreement or this Agreement, if any, (b) obtain all necessary consents, approvals and authorizations as are required to be obtained under any federal or state law or regulation, (c) defend any lawsuits or other legal proceedings, whether judicial or administrative and whether brought derivatively or on behalf of third parties (including governmental agencies or officials), challenging the Reincorporation Merger Agreement or this Agreement, or the consummation of the transactions contemplated thereby or hereby and (d) effect all necessary registrations and filings, including but not limited to any filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), and submissions of information requested by governmental authorities. Upon the terms and subject to the conditions hereof, and subject to the fiduciary duties of the board of directors of Leslie's California, as it, or the Special Committee, may be advised in writing by counsel, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all reasonable actions and to do, or cause to be done, all things necessary to satisfy the other conditions of Closing set forth herein.

  Section 3.5 Financing. Poolmart shall use its reasonable best efforts to obtain the financing on terms and conditions satisfactory to it to (a) effect the Merger Transaction, (b) refinance outstanding debt of the Surviving Corporation (c) provide adequate ongoing working capital to the Surviving Corporation and (d) pay the expenses related to the Merger Transaction and obtaining the financing and refinancing (the "Financing"). Leslie's California shall use its reasonable best efforts to cooperate with and assist Poolmart in obtaining the Financing. The parties acknowledge that the following letters regarding the Financing have been delivered to the Special Committee:
Occidental Petroleum Corporation, dated December 27, 1996; BT Securities Corporation, dated February 4, 1997; Hancock Park Associates II, L.P., dated February 19, 1997; Leonard Green & Partners, L.P., dated February 20, 1997; and BT Commercial Corporation, dated February 21, 1997 (collectively, the "Financing Letters").

  Section 3.6 Conduct of Business by Leslie's California Pending the Recapitalization Merger. Leslie's California covenants and agrees that, prior to the Effective Date, unless Poolmart shall otherwise agree in writing and except as contemplated by the Reincorporation Merger Agreement or this
Agreement:

  (a) the business of Leslie's California and its subsidiaries shall be conducted only in the ordinary and usual course and consistent with past practice; Leslie's California and its subsidiaries shall not, without the prior written consent of Poolmart, (i) except in the ordinary course of its business, enter into any agreement which would be material to the condition (financial or otherwise), results of operations, properties, assets, liabilities or business of Leslie's California, (ii) purchase, sell or encumber (or enter into any agreement to purchase, sell or encumber), or enter into a merger or consolidation which would affect, any material properties or assets of Leslie's California, or (iii) except in the ordinary course of its business, enter into any other agreement or arrangement involving payments in excess of $100,000 in the aggregate with respect to the business or operations of Leslie's California;

  (b) Leslie's California shall not (i) amend its articles of incorporation or bylaws or the articles or certificates of incorporation or bylaws of any of its subsidiaries, (ii) change the number of authorized or outstanding shares of its capital stock (except for shares of California Common Stock issued upon the exercise of Stock Options outstanding on the date hereof), or (iii) declare, set aside or pay any dividend or other distribution or payment in cash, stock or property in respect of any of its shares of capital stock;

  (c) neither Leslie's California nor any of its subsidiaries shall (i) issue, grant, sell, pledge or transfer or agree or propose to issue, grant, sell, pledge or transfer any shares of capital stock, stock options, warrants, securities or rights of any kind or rights to acquire any such shares, securities or rights of Leslie's California, any of its subsidiaries or any successor thereto (except for shares of California Common Stock issued upon the exercise of Stock Options outstanding on the date hereof), (ii) incur any indebtedness (other than borrowings under Leslie's California's existing credit facilities incurred to finance current operations in the ordinary course of business and short term indebtedness to trade creditors incurred in the ordinary course of business), (iii) acquire directly or indirectly by redemption or otherwise any shares of the capital stock of Leslie's California of any class or any options, warrants or other rights to purchase any such shares, or (iv) enter into or modify any contract, agreement, commitment or arrangement with respect to any of the foregoing;

  (d) Leslie's California and its subsidiaries shall use their reasonable best efforts to conduct their relations with employees, including termination and hiring practices, and their employee benefit plans only in the ordinary and usual course and consistent with the past practices and policies of Leslie's California, shall not amend, or enter into any additional, employment agreements with officers or directors of Leslie's California, shall make no increases in employee compensation or benefits (including severance arrangements) except regularly scheduled periodic increases and customary bonuses for the fiscal year ended December 28, 1996 under Leslie's California's existing bonus plan, and shall not enter into any employment or termination agreements or other material arrangements relating to employment benefits;

  (e) each of Leslie's California and its subsidiaries shall use its reasonable best efforts to keep in place its current insurance policies which are material (either individually or in the aggregate); and notwithstanding such efforts, if any such policy is cancelled, Leslie's California shall use its reasonable best efforts to replace such policy or policies;

  (f) neither Leslie's California nor its subsidiaries shall assume, guarantee, endorse or otherwise become responsible for the obligations of any other individual, firm or corporation, except in the ordinary and usual course of its business;

  (g) except in the ordinary and usual course of business, neither Leslie's California nor its subsidiaries shall make any investment of a capital nature either by purchase of stock or securities, contributions to capital, property transfers or otherwise, or by the purchase of any property or assets of any individual, firm or corporation, or otherwise enter into any material transaction;

  (h) neither Leslie's California nor any of its subsidiaries shall make any material tax election or settle or compromise any material federal, state, local or foreign income tax liability;

  (i) neither Leslie's California nor any of its subsidiaries shall make any change in its accounting principles or methods except insofar as may be required by a change in generally accepted accounting principles; and

  (j) neither Leslie's California nor any of its subsidiaries shall enter into an agreement or otherwise agree to do any of the things described in clauses
(a) through (i) or anything which, to Leslie's California's best knowledge at the time of such action, would make any representation or warranty of Leslie's California in this Agreement untrue or incorrect in any material respect as of the date hereof and as of the Effective Date, as if made on such date, except to the extent such representations and warranties expressly relate to a specific date (in which case such representations and warranties shall be true and correct as of such date).

  Section 3.7 Leslie's California's Notification of Certain Matters. Leslie's California shall, promptly upon obtaining knowledge of any of the following occurring subsequent to the date of this Agreement and prior to the Effective Date, notify Poolmart of: (a) any material claims, actions, proceedings, tax audits or investigations commenced or, to its knowledge, threatened, involving or affecting Leslie's California or any of its subsidiaries or any of their properties or assets, or, to its knowledge, against any employee, consultant, director, officer or shareholder of Leslie's California or any of its subsidiaries, in his, her or its capacity as such,
(b) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by Leslie's California or any of its subsidiaries, under any agreement, lease, indenture or instrument to which Leslie's California or any of its subsidiaries is a party or is subject where such a default would have a material adverse effect on Leslie's California and its subsidiaries, taken as a whole, (c) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by the Reincorporation Merger Agreement or this Agreement, and (d) any material adverse change in the condition (financial or otherwise), results of operations, properties, assets, liabilities or business of Leslie's California and its subsidiaries, taken as a whole, or the occurrence of an event known to Leslie's California which, so far as reasonably can be foreseen at the time of its occurrence, could result in any such change.

  Section 3.8 Access to Leslie's California's Books and Records. Upon reasonable notice, Leslie's California shall afford Poolmart and its representatives and representatives of all prospective sources of Financing reasonable access during normal business hours to the properties, books and records of Leslie's California and its subsidiaries and such additional information concerning the business and properties of Leslie's California and its subsidiaries as Poolmart and its representatives may reasonably request, including the permission of Leslie's California for Poolmart to contact key suppliers and customers of Leslie's California. Unless and until Leslie's California otherwise agrees, Poolmart will, and will cause their representatives, and will obtain appropriate undertakings from the representatives of all prospective sources of Financing to, hold in confidence all confidential information and not use any confidential information except in connection with the transactions contemplated hereby and the Financing, until such time as (i) such information is otherwise publicly available or
(ii) as it is advised by counsel that any such information or document is required by law to be disclosed, provided that in such event it shall promptly notify Leslie's California of such requirement and cooperate in any effort Leslie's California makes to seek a reasonable protective order to limit the disclosure and use of such information. In the event of the termination of this Agreement, Poolmart will, and will cause its representatives and the representatives of all prospective sources of Financing to, either, at Leslie's California's option, (a) deliver to Leslie's California all documents, work papers and other material, and all copies thereof, obtained by it or on its behalf from Leslie's California as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof, or (b) destroy all such documents, work papers and other material, and all copies thereof, and deliver an appropriate certificate of such destruction to Leslie's California; provided, that in each case Poolmart may retain a single set of copies for file purposes.

  Section 3.9 Acquisition Proposals. Leslie's California shall, and shall use its reasonable best efforts to cause each of its officers, directors or affiliates to, notify Poolmart promptly of any direct or indirect contact by any corporation, partnership, person or other entity or group concerning any tender or exchange offer, proposal for a merger or consolidation or other business combination involving Leslie's California or any of its subsidiaries or divisions, or any proposal or offer (in each case, whether or not in writing and whether or not communicated to the shareholders of Leslie's California generally) to acquire in any manner, directly or indirectly, a substantial equity interest in, or a substantial portion of the assets of, Leslie's California or any of its subsidiaries or divisions, other than pursuant to the transactions contemplated by this Agreement (an "Acquisition Proposal") and shall promptly provide Poolmart with a summary of all material terms and conditions of such Acquisition Proposal. In addition, Leslie's California shall give Poolmart not less than three business days' written notice prior to providing any confidential information to any person (other than Poolmart, prospective sources of the Financing and their respective representatives) concerning the business and properties of Leslie's California or affording any other person access to the properties, books or records of Leslie's California in connection with any Acquisition Proposal. Leslie's California shall not, nor shall it permit any of its officers, directors, affiliates, representatives or agents to, directly or indirectly, (i) take any action to solicit, initiate or, subject to the rights of Leslie's California to provide confidential information as provided in the immediately preceding sentence, knowingly encourage any Acquisition Proposal, or (ii) participate in any negotiations with respect to an Acquisition Proposal, except that Leslie's California or any such persons may participate in such negotiations with respect to any unsolicited Acquisition Proposal from a third party to the extent that the board of directors of Leslie's California or the Special Committee concludes (A) that such Acquisition Proposal is superior to the Merger Transaction and (B) based upon the advice of counsel, that such negotiations are necessary to discharge its fiduciary duty under applicable law.

  Section 3.10 Financial Statements; Communications with Governmental Authorities. Leslie's California shall deliver to Poolmart, as soon as practicable (a) Leslie's California's financial statements for the year ended December 28, 1996 (which statements may be unaudited), and (b) copies of all filings and submissions by Leslie's California with, and all written and material oral communications to, and all written and material oral communications from, the SEC and each other federal, state and local government agency with respect to the transactions and events contemplated by the Reincorporation Merger Agreement or this Agreement. Leslie's California shall deliver to Poolmart, as soon as available but in no event later than March 31, 1997, Leslie's California's audited financial statements for the year ended December 28, 1996; such audited financial statements (a) shall be in accordance with the books and records of Leslie's California and its subsidiaries, (b) shall present fairly the consolidated financial position, results of operations, changes in shareholders' equity, and cash flow (as applicable) of Leslie's California and its subsidiaries for the year ended December 28, 1996, and (c) shall have been prepared in conformity with generally accepted accounting principles applied in all material respects on a consistent basis through the year ended December 28, 1996.

                                  ARTICLE 4A

             Representations and Warranties of Leslie's California

  Except as disclosed in writing to Poolmart by Leslie's California, Leslie's California represents and warrants to Poolmart as follows:

  Section 4A.1 Organization and Good Standing. Each of Leslie's California and its subsidiaries is a duly organized and validly existing corporation in good standing under the laws of the state of its incorporation, with all requisite power and authority (corporate and other) to own, lease and operate its properties and conduct its business and is duly qualified and in good standing as a foreign corporation authorized to do business in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on Leslie's California and its subsidiaries, taken as a whole. Leslie's California has heretofore delivered to Poolmart accurate and complete copies of its and its subsidiaries' certificates or articles of incorporation and bylaws, as currently in effect.

  Section 4A.2 Authorization; Binding Agreement. Leslie's California has all requisite corporate power and authority to execute and deliver the Reincorporation Merger Agreement and this Agreement and to consummate the transactions contemplated thereby and hereby. The execution and delivery of the Reincorporation Merger Agreement and this Agreement and the consummation of the transactions contemplated thereby and hereby have been duly and validly authorized by Leslie's California's board of directors and, except for the approval of the principal terms of the Reincorporation Merger Agreement, this Agreement and the Merger Transaction by the shareholders of Leslie's California in accordance with the California Law and the articles of incorporation and bylaws of Leslie's California, no other corporate proceedings on the part of Leslie's California are necessary to authorize the Reincorporation Merger Agreement, this Agreement and the transactions contemplated thereby or hereby. The Reincorporation Merger Agreement and this Agreement have been duly and validly executed and delivered by Leslie's California, and subject to the requisite approval of the shareholders of Leslie's California, constitute legal, valid and binding agreements of Leslie's California, enforceable against Leslie's California in accordance with their respective terms, except as such enforceability may be limited by
(a) bankruptcy, insolvency, reorganization, moratorium or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally, and (b) general principles of equity (whether considered in an action in equity or at law) which provide, among other things, that the remedies of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

  Section 4A.3 Capitalization. The authorized capital stock of Leslie's California consists of 40,000,000 shares of California Common Stock, and 1,000,000 shares of Preferred Stock ("California Preferred Stock"). As of the date hereof, 6,550,966 shares of California Common Stock and no shares of California Preferred Stock were outstanding. As of the date hereof, 988,185 shares of California Common Stock were reserved for issuance upon exercise of outstanding Stock Options. All of the outstanding shares of capital stock of Leslie's California and the subsidiaries of Leslie's California have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. All issued and outstanding shares of capital stock of the subsidiaries of Leslie's California are owned by Leslie's California or a wholly-owned subsidiary of Leslie's California free and clear of all liens, charges, encumbrances, claims and options of any nature. Except as contemplated by the Reincorporation Merger Agreement and this Agreement and except for the Stock Options, neither Leslie's California nor any subsidiary of Leslie's California has granted any outstanding option, warrant, subscription or other right, or entered into any agreement or commitment which either (a) obligates Leslie's California or any of its subsidiaries to issue, sell or transfer any shares of the capital stock of Leslie's California or any subsidiary of Leslie's California or (b) restricts the transfer of, or otherwise encumbers, shares of California Common Stock.

  Section 4A.4 Financial Statements. All consolidated financial statements of Leslie's California and its subsidiaries (including the notes to such financial statements) included in Leslie's California's Annual Report on Form 10-K for the year ended December 30, 1995 (the "Year End Financial Statements") filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the unaudited financial statements of Leslie's California and its subsidiaries included in Leslie's California's Quarterly Reports on Form 10-Q for the quarters ended March 30, June 29, and September 28, 1996 (the "Interim Financial Statements") filed pursuant to the Exchange Act (a) are in accordance with the books and records of Leslie's California and its subsidiaries, (b) present fairly the consolidated financial position, results of operations, changes in shareholders' equity, and cash flow (as applicable) of Leslie's California and its subsidiaries as of the respective dates and for the respective periods indicated, except, in the case of the Interim Financial Statements, for normal year-end audit adjustments, and (c) except for the absence of footnotes in the Interim Financial Statements, have been prepared in conformity with generally accepted accounting principles applied in all material respects on a consistent basis through all the periods involved. Leslie's California has no material liabilities that are required by generally accepted accounting principles to be disclosed on a balance sheet other than (i) those disclosed in the Year End Financial Statements or the Interim Financial Statements, and (ii) those arising in the ordinary course of business since September 28, 1996.

  Section 4A.5 Absence of Certain Changes or Events. Since September 28, 1996,
(a) there has not been any change or any development which has had, or, to Leslie's California's knowledge, would be likely to have, a material adverse effect on Leslie's California and its subsidiaries, taken as a whole, except for changes generally affecting the market for securities of publicly traded companies and changes in general economic conditions, (b) there has not been any damage, destruction or loss, whether covered by insurance or not, having a material adverse effect upon Leslie's California and its subsidiaries, taken as a whole, (c) Leslie's California and its subsidiaries have conducted their respective businesses only in the ordinary course, (d) Leslie's California and its subsidiaries have not entered into any material transactions other than as approved by the board of directors of Leslie's California or as expressly permitted by this Agreement, (e) Leslie's California has not changed its accounting principles or methods except insofar as may be required by a change in generally accepted accounting principles, (f) Leslie's California has not declared, paid or set aside for payment any dividends, and (g) except for customary periodic salary increases, automatic annual option grants to directors of Leslie's California, and other increases expressly approved by the Chief Executive Officer of Leslie's California, there have not been any changes in executive compensation levels or in the manner in which other employees of Leslie's California are compensated or the supplemental benefits provided to such employees.

  Section 4A.6 SEC Reports and Other Documents. Each registration statement, proxy statement or report filed with the SEC and not withdrawn by Leslie's California since January 1, 1994 did not, on the date of effectiveness in the case of such registration statements, or on the date of filing in the case of such reports, or on the date of mailing in the case of such proxy statements, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since January 1, 1994, Leslie's California has filed all reports required to be filed by it with the SEC and all such reports complied as to form in all material respects with the applicable requirements of law. All financial statements and schedules included in the documents referred to in the preceding sentence were prepared in accordance with generally accepted accounting principles (except for the absence of footnotes in the Interim Financial Statements included in such documents), applied in all material respects on a consistent basis except as noted therein, and fairly present the information purported to be shown therein.

  Section 4A.7 Governmental and Other Consents and Approvals. Subject to the approval of the Reincorporation Merger Agreement, this Agreement and the Merger Transaction by the shareholders of Leslie's California, to Leslie's California's knowledge, no consent, waiver, approval, license or authorization of or designation, declaration or filing with any governmental agency or authority or other public persons or entities in the United States is required in connection with the execution or delivery by Leslie's California of the Reincorporation Merger Agreement or this Agreement or the consummation by Leslie's California of the transactions contemplated thereby or hereby, other than (a) filings in the States of California and Delaware in accordance with the California Law and the Delaware Law, respectively, (b) filings required under the HSR Act, (c) filings required under the Exchange Act and (d) such other consents, waivers, approvals, licenses or authorizations, the failure of which to be obtained will not have a material adverse effect on Leslie's California and its subsidiaries, taken as a whole, or on the ability of Leslie's California to consummate the transactions contemplated thereby or hereby.

  Section 4A.8 No Violation. The execution and delivery of the Reincorporation Merger Agreement and this Agreement, the filing by Leslie's California of a certificate of ownership in connection with the Reincorporation Merger in the States of California and Delaware in accordance with the California Law and the Delaware Law, respectively, the consummation by Leslie's California of the transactions contemplated thereby or hereby, or compliance by Leslie's California with any of the provisions thereof or hereof, will not:

  (a) violate any provision of the charter documents of Leslie's California or any of its subsidiaries;

  (b) cause Leslie's California to violate in any material respect (i) any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority applicable to Leslie's California or any of its subsidiaries or any of their respective properties or (ii) the award of any arbitrator or panel of arbitrators;

  (c) cause the acceleration of the maturity of any material debt or obligation of Leslie's California or any of its subsidiaries; or

  (d) violate, or be in conflict with, or constitute a material default under, or permit the termination of, or, except as contemplated by the Reincorporation Merger Agreement or this Agreement, require the consent of any person under, or result in the creation of any material lien upon any property of Leslie's California or any of its subsidiaries under, any agreement, indenture, lease or instrument to which Leslie's California or any of its subsidiaries is a party or by which Leslie's California or any of its subsidiaries (or their respective properties) may be bound, which individually or in the aggregate would have a material adverse effect on Leslie's California and its subsidiaries, taken as a whole.

  Leslie's California is not in material noncompliance or default (without giving effect to any grace or cure period or notice requirement) under any agreement, indenture or instrument creating or evidencing indebtedness for borrowed money or under any capital lease or under any agreement pursuant to which any of its securities were sold. Leslie's California has valid leasehold interests in all material real and personal property held under lease and is not in default of any of its material obligations under any lease or sublease establishing such leasehold interests, except in those instances in which such default, individually or in the aggregate, would not materially and adversely affect Leslie's California and its subsidiaries taken as a whole.

  Section 4A.9 Litigation. There is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local or foreign) pending or, to the knowledge of Leslie's California, threatened against or affecting Leslie's California or any of its properties, assets, business, franchises or governmental approvals before any court or governmental department, commission, board, bureau, agency, instrumentality or arbitrator, which, individually or in the aggregate, could reasonably be expected (a) to have a material adverse effect upon Leslie's California and its subsidiaries, taken as a whole, or (b) to materially and adversely affect the ability of Leslie's California to carry out, or prevent or make unduly burdensome, the Merger Transaction or the transactions contemplated by the Reincorporation Merger Agreement or this Agreement.

  Section 4A.10 Governmental Approvals; Compliance with Law. Leslie's California possesses from the appropriate agency, commission, board or governmental authority, whether federal, state or local, all licenses, permits, authorizations, approvals, franchises and rights ("Government Approvals") that are necessary for Leslie's California to engage in the business currently conducted by it, except in those instances in which failure to possess Government Approvals, individually or in the aggregate, would not materially and adversely affect Leslie's California and its subsidiaries, taken as a whole; to the knowledge of Leslie's California, all Government Approvals possessed by Leslie's California have been validly issued, are in full force and effect and Leslie's California has no reason to believe such Government Approvals are subject to revocation, cancellation, suspension or termination. Leslie's California is in compliance with all applicable federal, state and local laws, statutes, ordinances, rules and regulations, except in those instances in which non-compliance, individually or in the aggregate, would not materially and adversely affect Leslie's California and its subsidiaries, taken as a whole.

  Section 4A.11 Brokers and Finders. Except for (i) Dillon, Read Co. Inc. ("Dillon Read"), which has been engaged, pursuant to an engagement letter dated December 17, 1996, a true and complete copy of which has been delivered to Poolmart, to provide advice to the board of directors of Leslie's California with respect to whether the consideration to be received by the holders of Other Common Stock who are not Continuing Stockholders (the "Public Stockholders") is fair to the Public Stockholders from a financial point of view, and (ii) Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") which has been engaged by Leslie's California and the Special Committee to provide financial advisory services to the Special Committee pursuant to an engagement letter dated December 17, 1996, a true and complete copy of which has been delivered to Poolmart, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger Transaction or in connection with any transaction involving Leslie's California based upon arrangements made by or on behalf of Leslie's California.

  Section 4A.12 Fairness Opinions and Approval by Special Committee. On or prior to the date hereof, the Special Committee approved the terms of the Reincorporation Merger Agreement and this Agreement and received written opinions from Dillon Read and DLJ as of such date, substantially to the effect that, from a financial point of view, the consideration to be received by the Public Stockholders in the Merger Transaction is fair to the Public Stockholders (which opinions shall be updated on the date the Definitive Proxy Statement is mailed to Leslie's California's shareholders), a true and complete copy of which opinions have been or will promptly be delivered to Poolmart.

  Section 4A.13 Proxy and Schedule 13E-3 Information. The information contained in the Definitive Proxy Statement and the Schedule 13E-3, or any amendment or supplement thereto, or any other documents filed with the SEC by Leslie's California in connection with the Merger Transaction, shall, with respect to the Definitive Proxy Statement at the time the Definitive Proxy Statement is mailed and at the time of the Special Meeting, and, with respect to the Schedule 13E-3 and such other documents, at the time of filing with the SEC and at the time of such Special Meeting, not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that Leslie's California makes no representation or warranty, with respect to any information contained in the Definitive Proxy Statement, the Schedule 13E-3 or any such other document, which was furnished to Leslie's California by Poolmart.

  Section 4A.14 Taxes. All Returns (as hereinafter defined) required to be filed by or with respect to Leslie's California and Tax Affiliates (as hereinafter defined) have been properly and accurately prepared in all material respects and filed on a timely basis. With respect to taxable periods for which the statute of limitations on the assessment of Tax (as hereinafter defined) remains open, the United States federal income tax Returns that have been examined by the Internal Revenue Service ("IRS"), and any other Returns that currently are the subject of an examination, or with respect to which notice of a pending or threatened examination has been received, or for which an examination has been conducted but not finally settled with all Taxes in dispute paid, have been disclosed in writing to Poolmart. There are no deficiencies for Taxes that have been proposed, asserted or assessed against Leslie's California or Tax Affiliates that remain unpaid. No material liability for Taxes has been incurred by Leslie's California or Tax Affiliates since September 28, 1996 other than in the ordinary course of their business. No director, officer or employee of Leslie's California or any of its subsidiaries having responsibility for Tax matters has reason to believe that any Tax authority has a valid basis to claim or assess any additional Tax with respect to Leslie's California or any Tax Affiliate in amounts materially in excess of the amounts shown on the balance sheet dated September 28, 1996 for the period ending on such date and amounts incurred in the ordinary course of business since that date. Neither Leslie's California nor any of its subsidiaries is party to a closing agreement or similar agreement with any Tax authority or is required to include in income any material adjustment pursuant to Sections 263A or 481 of the Internal Revenue Code of 1986, as amended (the "Code"), or comparable state or local tax law. The transactions contemplated by this Agreement will not give rise to an "excess parachute payment" within the meaning of Section 280G of the Code. As used in this Section 4A.14, the term "Tax" or "Taxes" means (i) all federal, state, local, foreign and other net income, gross income, gross receipts, franchise, sales, use, withholding, employment, property or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (ii) any liability for payment of amounts described in clause (i) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary or other similar group for any period, or otherwise through operation of law and (iii) any liability for the payment of amounts described in clauses (i) or (ii) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person; the term "Returns" means all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes; and the term "Tax Affiliate" means any subsidiaries of Leslie's California and any individual or entity for whose Taxes Leslie's California or any of its subsidiaries is or could be held liable (whether by reason of being a member of an affiliated, consolidated, combined, unitary, or other similar group for Tax purposes, by reason of being a successor, by agreement, or otherwise) (but only with respect to the Taxes and taxable periods(s) or portions thereof with respect to which Leslie's California or such subsidiaries is or could be held liable for such Taxes).

  Section 4A.15 Employee Benefits. A list of all employee benefit plans (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which are maintained or contributed to by Leslie's California or any of Leslie's California's subsidiaries (the "Company Benefit Plans") has been disclosed in writing to Poolmart. Leslie's California has provided to Poolmart (i) true and complete copies of all Company Benefit Plans; (ii) the most recent annual actuarial evaluation, if any, prepared for each Company Benefit Plan; (iii) the two most recent annual reports (series
5500), if any, required under ERISA with respect to each Company Benefit Plan, including audited financial statements; (iv) the most recent determination letter received from the IRS, if any, for each Company Benefit Plan, and (v) the most recent Summary Plan Description, if any, required under ERISA with respect to each Company Benefit Plan. Except as disclosed in writing to Poolmart, (i) with respect to each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code and is maintained by Leslie's California or any of Leslie's California's subsidiaries for any of their employees, (x) Leslie's California or such subsidiary has obtained a favorable determination letter from the IRS and nothing has happened since such letter that would adversely affect the tax qualification of such plan and (y) such plan has been operated in compliance with ERISA and in accordance with the provisions of, and the rules and regulations covering, such plan except where the failure to so comply does not individually or in the aggregate, have a material adverse effect upon Leslie's California and its subsidiaries, taken as a whole, (ii) with respect to each Company Benefit Plan, Leslie's California and Leslie's California's subsidiaries are not, and to Leslie's California's knowledge no other person is, engaged in a transaction prohibited by Section 4975 of the Code or Section 406 of ERISA which could result in a liability to Leslie's California and Leslie's California's subsidiaries which would individually or in the aggregate, have a material adverse effect upon Leslie's California and its subsidiaries, taken as a whole, (iii) each Company Benefit Plan which is subject to Part III of Subtitle B of Title I of ERISA or Section 412 of the Code has been maintained in compliance with the minimum funding standards of ERISA and the Code, and no reportable event, within the meaning of Section 4043 of ERISA has occurred with respect to any Company Benefit Plan which is subject to Title IV of ERISA, other than reportable events with respect to which notice has been waived by the Pension Benefit Guaranty Corporation or which would not, individually or in the aggregate, have a material adverse effect upon Leslie's California and its subsidiaries, taken as a whole, and (iv) no benefit is provided pursuant to a welfare benefit plan (as defined in ERISA Section 3(1)) to a former employee of Leslie's California or any Leslie's California subsidiaries other than for continuation health coverage benefits provided under Code Section 4980B.

  Section 4A.16 Environmental Matters. Except as disclosed in filings with the SEC under the Exchange Act since January 1, 1994, to the knowledge of Leslie's California, (i) neither Leslie's California nor any of its subsidiaries has generated, used, transported, treated, stored, released or disposed of, or has permitted anyone else to generate, use, transport, treat, store, release or dispose of any Hazardous Substance (as hereinafter defined), in violation of any Laws (as hereinafter defined), (ii) there has not been any generation, use, transportation, treatment, storage, release or disposal of any Hazardous Substance in connection with the conduct of the business of Leslie's California or any of its subsidiaries or the use of any property or facility of Leslie's California or any of its subsidiaries which has created or could reasonably be expected to create any material liability under any Laws that would require reporting to or notification of any federal or state governmental agency or authority, (iii) no asbestos or polychlorinated biphenyl is contained in or located at any facility of Leslie's California or any of its subsidiaries, and (iv) any Hazardous Substance handled or dealt with in any way in connection with the businesses of Leslie's California and its subsidiaries, whether before or during Leslie's California's ownership, has been and is being handled or dealt with in all material respects in compliance with applicable Laws; excepting, however, in each case any acts or omissions referred to in any of the preceding clauses (i) through (iv) to the extent that such acts or omissions, taken in the aggregate, would not have a material adverse effect on Leslie's California and its subsidiaries, taken as a whole. As used in this Section 4A.16, the term "Hazardous Substance" means substances that are defined or listed in, or otherwise classified pursuant to, any applicable Laws as "hazardous substances," "hazardous materials," "hazardous wastes" or "toxic substances," or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitibility, corrosivity, reactivity, carcinogenicity, reproductive toxicity or "EP toxicity," and petroleum and drilling fluids, produced waters and other wastes associated with the exploration, development, or production of crude oil, natural gas or geothermal energy. As used in this Section 4A.16, the term "Laws" means any constitutional provision, statute or other law, rule, regulation, or published interpretation of any thereof and any decree, injunction, judgment, order, ruling, or writ.

  Notwithstanding this Article 4A, neither Leslie's California nor any of its officers, directors, employees or representatives shall have any liability to Poolmart, nor shall Poolmart have any claim for damages, whether under this Agreement or otherwise, as a result of any breach of any of the representations or warranties contained in this Article 4A. For the avoidance of doubt, the parties agree that the preceding sentence shall not affect the rights of Poolmart under Section 6.3(a).

                                  ARTICLE 4B

              Representations and Warranties of Leslie's Delaware

  Except as disclosed in writing to Poolmart by Leslie's California, Leslie's Delaware hereby represents and warrants to Poolmart as follows:

  Section 4B.1 Organization and Good Standing. Leslie's Delaware is a duly organized and validly existing corporation in good standing under the laws of the state of Delaware. Leslie's Delaware has heretofore delivered to Poolmart accurate and complete copies of its certificate of incorporation and bylaws as currently in effect.

  Section 4B.2 Authorization; Binding Agreement. Leslie's Delaware has all requisite corporate power and authority to execute and deliver the Reincorporation Merger Agreement and this Agreement and to consummate the transactions contemplated thereby and hereby. The execution and delivery of the Reincorporation Merger Agreement and this Agreement and the consummation of the transactions contemplated thereby and hereby have been duly and validly authorized by Leslie's Delaware's board of directors, and the Reincorporation Merger Agreement and this Agreement have been adopted by the sole stockholder of Leslie's Delaware in accordance with the Delaware Law and its certificate of incorporation and bylaws. No other corporate proceedings on the part of Leslie's Delaware are necessary to authorize the Reincorporation Merger Agreement and this Agreement and the transactions contemplated thereby and hereby. The Reincorporation Merger Agreement and this Agreement have been duly and validly executed and delivered by Leslie's Delaware and constitute legal, valid and binding agreements of Leslie's Delaware, enforceable against Leslie's Delaware in accordance with their terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally, and (b) general principles of equity (whether considered in an action in equity or at law) which provide, among other things, that the remedies of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

  Section 4B.3 Capitalization. The authorized capital stock of Leslie's Delaware consists of 5,000,000 shares of Leslie's Common Stock, and 2,000,000 shares of preferred stock, par value $.001 per share ("Delaware Preferred Stock"). As of the date hereof, 10,000 shares of Leslie's Common Stock and no shares of Delaware Preferred Stock were outstanding. All of the outstanding shares of capital stock of Leslie's Delaware are owned by Leslie's California and have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. Except as contemplated by the Reincorporation Merger Agreement and this Agreement, Leslie's Delaware has not granted any outstanding option, warrant, subscription or other right, or entered into any agreement or commitment which either (a) obligates Leslie's Delaware to issue, sell or transfer any shares of the capital stock of Leslie's Delaware or (b) restricts the transfer of, or otherwise encumbers, shares of Leslie's Common Stock. Prior to the Effective Date, the certificate of incorporation of Leslie's Delaware shall be amended to increase the authorized number of shares of Leslie's Common Stock to the number of shares necessary to carry out the terms of the Reincorporation Merger Agreement.

  Section 4B.4 No Violation. The execution and delivery of the Reincorporation Merger Agreement and this Agreement, the filing by Leslie's Delaware of both a certificate of ownership and merger in connection with the Reincorporation Merger and the Certificate of Merger in connection with the Recapitalization Merger in the State of Delaware in accordance with the Delaware Law, the consummation by Leslie's Delaware of the transactions contemplated thereby or hereby, or compliance by Leslie's Delaware with any of the provisions thereof or hereof, will not:

  (a) violate any provision of the charter documents of Leslie's Delaware or any of its subsidiaries;

  (b) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority applicable to Leslie's Delaware or any of its properties;

  (c) cause the acceleration of the maturity of any debt or obligation of Leslie's Delaware; or

  (d) violate, or be in conflict with, or constitute a default under, or permit the termination of, or, except as contemplated by the Reincorporation Merger Agreement or this Agreement, require the consent of any person under, or result in the creation of any material lien upon any property of Leslie's Delaware under, any agreement, indenture, lease or instrument to which Leslie's Delaware is a party or by which Leslie's Delaware (or its properties) may be bound, which in the aggregate would have a material adverse effect on Leslie's Delaware.

  Leslie's Delaware is not in material default (without giving effect to any grace or cure period or notice requirement) under any agreement for borrowed money or under any agreement pursuant to which any of its securities were sold.

  Section 4B.5 Governmental and Other Consents and Approvals. To the knowledge of Leslie's Delaware, no consent, waiver, approval, license or authorization of or designation, declaration or filing with any governmental agency or authority or other public persons or entities in the United States is required in connection with the execution or delivery by Leslie's Delaware of the Reincorporation Merger Agreement or this Agreement or the consummation by Leslie's Delaware of the transactions contemplated thereby or hereby, other than (a) filings in the States of California and Delaware in accordance with the California Law and the Delaware Law, respectively, (b) filings required under the HSR Act, (c) filings required under the Exchange Act, and (d) such other consents, waivers, approvals, licenses or authorizations, the failure of which to be obtained will not have a material adverse effect on Leslie's Delaware or on the ability of Leslie's Delaware to consummate the transactions contemplated hereby.

  Section 4B.6 No Prior Activities. Leslie's Delaware has not incurred, and will not incur, directly or through any subsidiary, any liabilities or obligations, except those incurred in connection with its organization or with the negotiation of the Reincorporation Merger Agreement or this Agreement. Except as contemplated by the Reincorporation Merger Agreement, this Agreement and the Financing Letters, Leslie's Delaware has not engaged in any business activities of any type or kind whatsoever, or entered into any agreements or arrangements with any person or entity, or become subject to or bound by any obligation or undertaking.

  Section 4B.7 Litigation. There is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local or foreign) pending or, to the knowledge of Leslie's Delaware, threatened against or affecting Leslie's Delaware or any of its properties, assets, business, franchises or governmental approvals before any court or governmental department, commission, board, bureau, agency, instrumentality or arbitrator, which, individually or in the aggregate, could reasonably be expected (a) to have a material adverse effect upon Leslie's Delaware or (b) to materially and adversely affect the ability of Leslie's Delaware to carry out, or prevent or make unduly burdensome, the Merger Transaction or the transactions contemplated by the Reincorporation Merger Agreement or this Agreement.

  Notwithstanding this Article 4B, neither Leslie's Delaware nor any of its officers, directors, employees or representatives shall have any liability to Poolmart, nor shall Poolmart have any claim for damages, whether under this Agreement or otherwise, as a result of any breach of any of the representations or warranties contained in this Article 4B. For the avoidance of doubt, the parties agree that the preceding sentence shall not affect the rights of Poolmart under Section 6.3(a).

                                   ARTICLE 5

                  Representations and Warranties of Poolmart

  Except as disclosed in writing by Poolmart to Leslie's California and Leslie's Delaware immediately prior to their execution and delivery of this Agreement, Poolmart hereby represents and warrants to Leslie's California and Leslie's Delaware as follows:

  Section 5.1 Organization and Good Standing. Poolmart is a duly organized and validly existing corporation in good standing under the laws of the state of Delaware. Poolmart has heretofore delivered to Leslie's California accurate and complete copies of its certificate of incorporation and bylaws as currently in effect. Poolmart does not own or have any subsidiary or own or hold any capital stock, security or investment in any other person or entity, other than bank accounts, certificates of deposit, money market or similar short-term investments.

  Section 5.2 Authorization; Binding Agreement. Poolmart has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Recapitalization Merger and the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Recapitalization Merger and the transactions contemplated hereby have been duly and validly authorized by its board of directors, and this Agreement has been adopted by the sole stockholder of Poolmart in accordance with Delaware Law and its certificate of incorporation and bylaws. No other corporate proceedings on the part of Poolmart are necessary to authorize this Agreement, the Recapitalization Merger and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Poolmart and constitutes a legal, valid and binding agreement of Poolmart, enforceable against Poolmart in accordance with its terms except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or limiting creditors' rights generally, and (b) general principles of equity (whether considered in an action in equity or at law) which provide, among other things, that the remedies of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

  Section 5.3 Capitalization. The authorized capital stock of Poolmart consists of a single class of 1,000 shares of common stock, par value $.001 per share, (which class of stock is herein called "Poolmart Common Stock"). Prior to the Effective Date the certificate of incorporation of Poolmart shall be amended to increase the authorized number of shares of Poolmart Common Stock to 1,055,172, all of which will be outstanding immediately prior to the Effective Date. All of the shares of Poolmart Common Stock outstanding on the Effective Date (i) will have been duly authorized and will be, validly issued, fully paid and nonassessable and free of preemptive rights, and (ii) will be beneficially owned, by Green Equity Investors II, L.P. Poolmart has not granted any outstanding option, warrant, subscription or other right, or entered into any agreement or commitment which either (a) obligates Poolmart to issue, sell, repurchase or transfer any shares of the capital stock of Poolmart or (b) restricts the transfer of, or otherwise encumbers, shares of Poolmart Common Stock. Poolmart has no treasury stock.

  Section 5.4 No Violation. Neither the execution and delivery of this Agreement, the filing of the Certificate of Merger or the consummation by Poolmart of the transactions contemplated hereby and thereby, nor compliance by Poolmart with any of the provisions hereof or thereof, will:

  (a) violate any provision of the charter documents of Poolmart;

  (b) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority applicable to Poolmart or any of its properties;

  (c) cause the acceleration of the maturity of any debt or obligation of Poolmart; or

  (d) violate, or be in conflict with, or constitute a default under, or permit the termination of, or except as contemplated by this Agreement, require the consent of any person under, or result in the creation of any lien upon any property of Poolmart under, any agreement, indenture, lease or instrument to which Poolmart is a party or by which Poolmart (or its properties) may be bound, which in the aggregate would have a material adverse effect on Poolmart.

  Poolmart is not in material default (without giving effect to any grace or cure period or notice requirement) under any agreement for borrowed money or under any agreement pursuant to which any of its securities were sold.

  Section 5.5 Governmental and Other Consents and Approvals. To the knowledge of Poolmart, no consent, waiver, approval, license or authorization of or designation, declaration or filing with any governmental agency or authority or other public persons or entities in the United States is required in connection with the execution or delivery by Poolmart of this Agreement or the consummation by Poolmart of the Recapitalization Merger or the transactions contemplated hereby, other than (a) filings in the State of Delaware in accordance with the Delaware Law, (b) filings required under the HSR Act, (c) filings required under the Exchange Act and (d) such other consents, waivers, approvals, licenses or authorizations, the failure of which to be obtained will not have a material adverse effect on Poolmart or on the ability of Poolmart to consummate the transactions contemplated hereby.

  Section 5.6 Proxy and Schedule 13E-3 Information. The information furnished to Leslie's California by Poolmart specifically for inclusion in the Definitive Proxy Statement and the Schedule 13E-3, or any amendment or supplement thereto, or specifically for inclusion in any other documents filed with the SEC by Leslie's California in connection with the Merger Transaction, shall, with respect to the Definitive Proxy Statement at the time the Definitive Proxy Statement is mailed and at the time of the Special Meeting, and, with respect to the Schedule 13E-3 and such other documents, at the time of filing with the SEC and at the time of such Special Meeting, not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

  Section 5.7 Financing Letters. If the funds were provided pursuant to or as described in the Financing Letters, there would be sufficient financing to satisfy the condition set forth in Section 6.3(c) hereof.

  Section 5.8 Brokers and Finders. Except to the extent contemplated by the Financing Letters, Poolmart has not engaged any broker, finder or investment banker which engagement would require the payment of any brokerage, finder's or other fees by Leslie's California or Leslie's Delaware in connection with the transaction contemplated hereby.

  Section 5.9 No Prior Activities. Poolmart has not incurred, and will not incur, directly or through any subsidiary, any liabilities or obligations, except those incurred in connection with its organization or with the negotiation of this Agreement and the Financing. Except as contemplated by this Agreement and the Financing Letters, Poolmart has not engaged in any business activities of any type or kind whatsoever, or entered into any agreements or arrangements with any person or entity, or become subject to or bound by any obligation or undertaking.

  Section 5.10 Litigation. There is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local or foreign) pending or, to the knowledge of Poolmart, threatened against or affecting Poolmart or any of its properties, assets, business, franchises or governmental approvals before any court or governmental department, commission, board, bureau, agency, instrumentality or arbitrator, which, individually or in the aggregate, could reasonably be expected (a) to have a material adverse effect upon Poolmart or
(b) to materially and adversely affect the ability of Poolmart to carry out, or prevent or make unduly burdensome, the Recapitalization Merger or the transactions contemplated by this Agreement.

                                   ARTICLE 6

                                  Conditions

  Section 6.1 Conditions to Each Party's Obligation to Effect the
Recapitalization Merger. The respective obligations of each party to effect the Recapitalization Merger shall be subject to the satisfaction at or prior to the Effective Date of the following conditions:

  (a) Shareholder Approval. This Agreement, the Reincorporation Merger Agreement and the Merger Transaction shall have been approved at or prior to the Effective Date by the holders of a majority of (i) the outstanding shares of California Common Stock entitled to vote thereon and (ii) the shares of California Common Stock voting thereon and owned by persons other than persons who, upon consummation of the Recapitalization Merger, will be the Continuing Stockholders;

  (b) Litigation. No action, suit or proceeding shall be pending before any court or governmental body in which an unfavorable judgment or decree would prevent or substantially delay the consummation of the

Reincorporation Merger or the Recapitalization Merger, cause either such transaction to be rescinded or, with respect to any litigation in connection with the Reincorporation Merger or the Recapitalization Merger, result in an award of damages that would have a material adverse effect on the condition (financial or otherwise), results of operations, properties, assets, liabilities, business or prospects of Leslie's California and its subsidiaries, taken as a whole;

  (c) Consents. Leslie's California and Poolmart shall have been furnished with evidence satisfactory to them of the timely consent or approval of, or notice to, each governmental authority or other person or entity whose consent or approval, or to whom notice, is required in connection with the execution or delivery by Leslie's California, Leslie's Delaware or Poolmart of the Reincorporation Merger Agreement or this Agreement or consummation of the transactions contemplated thereby or hereby;

  (d) HSR Act. Any applicable waiting period under the HSR Act shall have expired or early termination shall have been granted;

  (e) Fairness Opinions. The fairness opinions delivered by Dillon Read and DLJ pursuant to Section 4A.12 hereof shall not have been withdrawn or materially and adversely modified; and

  (f) Effectiveness of Reincorporation Merger. The Reincorporation Merger shall have become effective in accordance with the California Law and the Delaware Law.

  Section 6.2 Conditions to Obligation of Leslie's California and Leslie's Delaware to Effect the Recapitalization Merger. The obligations of Leslie's California and Leslie's Delaware to effect the Reincorporation Merger and the obligations of Leslie's Delaware to effect the Recapitalization Merger shall be subject to the satisfaction at or prior to the Effective Date of the following additional conditions, unless waived by Leslie's California or, after the effective time of the Reincorporation Merger, Leslie's Delaware:

  (a) Representations and Warranties. The representations and warranties of Poolmart set forth in Article 5 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date, except as otherwise contemplated by this Agreement, and Leslie's Delaware shall have received a certificate from Poolmart signed by its President and a Vice President to that effect; and

  (b) Performance of Obligations of Poolmart. Poolmart shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Date, and Leslie's Delaware shall have received a certificate from Poolmart signed by its President and a Vice President to that effect.

  Section 6.3 Conditions to Obligations of Poolmart to Effect the
Recapitalization Merger. The obligations of Poolmart to effect the Recapitalization Merger shall be subject to the satisfaction at or prior to the Effective Date of the following additional conditions, unless waived by
Poolmart:

  (a) Representations and Warranties. The representations and warranties of Leslie's California set forth in Article 4A hereof and of Leslie's Delaware set forth in Article 4B hereof shall be true and correct in all material respects as of the date of this Agreement and, except as contemplated by the Reincorporation Merger or as otherwise contemplated by this Agreement, as of the Effective Date as though all of such representations were made on and as of the Effective Date by Leslie's Delaware, and Poolmart shall have received certificates of Leslie's California and Leslie's Delaware signed by the President and a Vice President of Leslie's California and Leslie's Delaware, respectively, to that effect;

  (b) Performance of Obligations of Leslie's California and Leslie's
Delaware. Each of Leslie's California and Leslie's Delaware shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Date, and Poolmart shall have received certificates of Leslie's

California and Leslie's Delaware signed by the President and a Vice President of Leslie's California and Leslie's Delaware, respectively, to that effect;

  (c) Financing. Poolmart shall have obtained the Financing pursuant to
Section 3.5;

  (d) Dissenters' Rights. The aggregate number of shares of California Common Stock on the effective time of the Reincorporation Merger, the holders of which have demanded purchase of their shares from Leslie's Delaware in accordance with the provisions of Chapter 13 of the California Law, shall not equal 5% or more of the shares of California Common Stock outstanding as of the record date for the Special Meeting;

  (e) Environmental Due Diligence. Poolmart shall have completed its environmental due diligence and shall be reasonably satisfied with the results of such due diligence; provided, however, that this condition shall be deemed to have been satisfied in full by March 31, 1997 unless prior thereto Poolmart shall have delivered a written notice to Leslie's California specifying in reasonable detail the respects in which it has not been satisfied;

  (f) Audited Financial Statements. When Leslie's California's audited financial statements for the fiscal year ended December 28, 1996 have been prepared, a copy thereof shall have been delivered to Poolmart;

  (g) Accounting Treatment. The Definitive Proxy Statement shall contain a statement to the effect that the Recapitalization Merger shall be treated as a recapitalization for accounting purposes and the Securities and Exchange Commission shall not have disapproved such statement in the Definitive Proxy Statement; and

  (h) Certification of Non-U.S. Real Property Holding Corporation
Status. Poolmart shall have received from Leslie's California and Leslie's Delaware a certification described in Treasury Regulation Section 1.1445-2(c)(3), in form and substance reasonably acceptable to Poolmart, to the effect that neither Leslie's Delaware nor Leslie's California was a U.S. real property holding corporation during the period specified in Section 897(c)(1)(ii) of the Code, and shall have been provided evidence reasonably satisfactory to Poolmart of compliance with the terms of Treasury Regulation
Section 1.897-2(h) with respect to such certificate.

                                   ARTICLE 7

                 Termination; Non-Survival of Representations,
                Warranties and Covenants; Waiver and Amendment

  Section 7.1 Termination. This Agreement may be terminated, and the Recapitalization Merger abandoned, at any time prior to the Effective Date, by:

  (a) mutual written consents of the boards of directors of the Constituent Corporations;

  (b) any of the parties, by written notice to the other parties, if the Recapitalization Merger shall not have been consummated by June 30, 1997; provided, however, that the right to terminate this Agreement under this clause (b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Date to occur on or before this date; provided further, however, that the passage of such period shall be tolled (and the date for such consummation shall be correspondingly extended) for any part thereof (but not exceeding 60 days in the aggregate) during which any party shall be subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Reincorporation Merger or the Recapitalization Merger or the calling or holding of the Special Meeting;

  (c) Poolmart, by written notice to Leslie's California, if prior to the Special Meeting the board of directors of Leslie's California or the Special Committee (i) shall withdraw or modify in any manner adverse to Poolmart its approval or recommendation of this Agreement, the Reincorporation Merger Agreement, the Recapitalization

Merger or the Reincorporation Merger, (ii) shall approve or recommend any Acquisition Proposal by a party other than Poolmart, or (iii) shall resolve to take any of the actions specified in clause (i) or (ii);

  (d) Poolmart, by written notice to Leslie's California, if after the date hereof there shall have been a material adverse change in the condition (financial or otherwise), results of operations, properties, assets, liabilities or business of Leslie's California and its subsidiaries, taken as a whole, whether by reason of operations in the ordinary course of business, changes in general economic conditions, or otherwise;

  (e) Leslie's California, by written notice to Poolmart, if the board of directors of Leslie's California or the Special Committee, in its good faith exercise of its business judgment (based on the written advice of counsel), has determined that the board of directors of Leslie's California continuing to recommend to the shareholders the approval of this Agreement or the Reincorporation Merger Agreement would be reasonably likely to be a breach of the fiduciary duties of the board of directors of Leslie's California to the shareholders of Leslie's California under California law;

  (f) Leslie's California or Poolmart, by written notice to the other, if upon a vote at the Special Meeting, any approval of the shareholders of Leslie's California necessary to consummate the Reincorporation Merger or the Recapitalization Merger and the transactions contemplated thereby or hereby shall not have been obtained, or by Poolmart if the vote at such Special Meeting does not satisfy the condition in Section 6.1(a) and such condition is not waived by Leslie's California;

  (g) any of the parties, by written notice, if any court of competent jurisdiction or other governmental entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Reincorporation Merger or the Recapitalization Merger and such order, decree, ruling or other action shall have become final and nonappealable;

  (h) Poolmart, in the event that there shall have been a material breach of
Section 3.9.; or

  (i) Poolmart, if Leslie's California shall have failed to hold the Special Meeting by June 16, 1997 and either of the following shall have occurred prior to such date: (A) any corporation (including Leslie's California or any of its subsidiaries or affiliates), partnership, person, other entity or "group" (as referred to in Section 13(d)(3) of the Exchange Act) other than Poolmart or any of its affiliates (collectively, "Third Persons") shall have become the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of more than 15% of the outstanding California Common Stock; or (B) any Third Person shall have made, proposed, communicated or disclosed in a manner which is or becomes known by stockholders beneficially owning at least 5% of the outstanding California Common Stock or by any director or officer of Leslie's California an intention to make a bona fide Acquisition Proposal, unless in the case of the condition in clause (B) Leslie's California is able to sustain the burden of showing that the failure to hold the Special Meeting was caused primarily by factors other than knowledge of such intention to make an Acquisition Proposal.

  Any action to be taken to terminate this Agreement under this Section shall be taken by, or pursuant to authority granted by, the Boards of Directors of Leslie's California or Poolmart as applicable. After the effectiveness of the Reincorporation Merger, all references in this Section 7.1 to "Leslie's California" shall be deemed to be a reference to Leslie's Delaware.

  Section 7.2 Non-Survival of Representations, Warranties and Covenants. The respective representations and warranties of Leslie's California, Leslie's Delaware and Poolmart contained herein or in any certificate delivered pursuant hereto shall expire with, and be terminated and extinguished upon, consummation of the Recapitalization Merger, and thereafter none of Leslie's California, Leslie's Delaware or Poolmart or any officer, director or principal thereof shall be under any liability whatsoever with respect to any such representation or warranty. This Section 7.2 shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after the consummation of the Recapitalization Merger.

  Section 7.3 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto; provided, however, that (i) after approval of this Agreement by the shareholders of Leslie's California, no amendment may be made which reduces the amount or changes the form of consideration to be received in the Recapitalization Merger or otherwise changes or effects any change which would adversely affect either the shareholders of Leslie's California prior to the effectiveness of the Reincorporation Merger or the stockholders of Leslie's Delaware immediately after such effectiveness without the further approval of the shareholders of Leslie's California, and (ii) after the Effective Date, no amendment may be made to the indemnification and insurance provisions contained in Section 8.3.

  Section 7.4 Waiver. At any time prior to the Effective Date, whether before or after the Special Meeting, any party hereto, by action taken by its board of directors, may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto or (ii) subject to the proviso contained in Section 7.3, waive compliance with any of the agreements of any other party or with any conditions (other than those appearing in Section 6.1(a), (e) or (f)) to its own obligations. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if (i) set forth in an instrument in writing signed on behalf of such party by a duly authorized officer, and (ii) if signed by Poolmart.

  Section 7.5 Effect of Termination. In the event of the termination of this Agreement under Section 7.1, this Agreement shall thereafter become void and have no effect and no party hereto shall have any liability to any other party hereto or its shareholders or directors or officers in respect thereof, except that the provisions of Section 3.8 (with respect to documents and confidential information), Section 7.6 (with respect to a break fee under certain circumstances), Section 8.3 (with respect to indemnification), and Section
8.12 (with respect to expenses) shall survive any such termination if such obligations arose at or before the time of such termination.

  Section 7.6 Additional Payments in Respect of Certain Terminations. In the event that (i) this Agreement is terminated by Leslie's California pursuant to
Section 7.1(e) or (f); or (ii) this Agreement is terminated by Poolmart pursuant to Section 7.1(c), (f), (h) or (i), then in addition to the expense reimbursement provided for in Section 8.12, Leslie's California or Leslie's Delaware (assuming the Reincorporation Merger has occurred) shall promptly (and in any event within five business days of written notice that such amount is due) pay to Leonard Green & Partners, L.P., in immediately available funds, the amount of $1,750,000 as a termination fee. In addition, in the event that within twelve months of any termination described in the immediately preceding sentence Leslie's California or Leslie's Delaware, as the case may be, consummates a transaction that falls within the definition of an Acquisition Proposal, Leslie's California or Leslie's Delaware, as the case may be, shall promptly and in no event later than five business days after the closing of such transaction, pay to Leonard Green & Partners, L.P., in immediately available funds, an additional $750,000.

                                   ARTICLE 8

                              General Agreements

  Section 8.1 Notice. All notices, requests and other communications to any party shall be in writing (including telecopy or similar writing) and shall be given,

  (a) If to Poolmart:

      c/o Hancock Park Associates II, L.P.
      1925 Century Park East, Suite 810
      Los Angeles, California 90067
      Attention: Mr. Michael J. Fourticq
      Facsimile No.: (310) 201-0403

      and

      Leonard Green & Partners, L.P.
      333 South Grand Avenue
      Suite 5400
      Los Angeles, California 90071
      Attention: Mr. Gregory J. Annick
      Facsimile No.: (213) 625-2043

    with copies to:

      Paul, Hastings, Janofsky & Walker LLP
      555 South Flower Street, 23rd Floor
      Los Angeles, California 90071-2371
      Attention: Alan J. Barton, Esq.
      Facsimile No.: (213) 627-0705

      and

      Gibson, Dunn & Crutcher LLP
      333 South Grand Avenue
      Los Angeles, California 90071-3197
      Attention: Jennifer Bellah, Esq.
      Facsimile No.: (213) 229-7520

  (b) If to Leslie's California or Leslie's Delaware, to:

      Leslie's Poolmart
      20630 Plummer Street
      Chatsworth, California 91311
      Attention: General Counsel
      Facsimile No.: (818) 993-1930

    with a copy to:

      Heller Ehrman White & McAuliffe
      601 South Figueroa Street, 40th Floor
      Los Angeles, California 90017-5704
      Attention: Neal H. Brockmeyer, Esq.
      Facsimile No.: (213) 614-1868

or to such other address or telecopier number as such party may hereafter specify for the purpose of notice to the other parties. Any such notice, request or other communication shall be deemed to have been given and received on the day on which it is delivered or telecopied (or, if such day is not a business day in California or if the notice or other communication is not telecopied during business hours, at the place of receipt, on the next following business day); provided that if notice or other communication is given by telecopy, such notice or communication shall also be given by certified mail or by overnight courier.

  Section 8.2 Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

  Section 8.3 Indemnification.

  (a) Indemnification by the Surviving Corporation. It is understood and agreed that Leslie's California may, to the fullest extent permitted under applicable law, indemnify and hold harmless, and after the effective time of the Reincorporation Merger, Leslie's Delaware may, and after the Effective Date the Surviving Corporation shall, indemnify and hold harmless, to the fullest extent permitted under applicable law (and Leslie's

California, Leslie's Delaware and the Surviving Corporation, as the case may be, will advance expenses to the full extent so permitted), each present and former director and officer of Leslie's California or any of its subsidiaries and each director and officer of Leslie's Delaware upon the effectiveness of the Reincorporation Merger, and their respective heirs and personal and legal representatives (collectively the "Indemnified Parties"), against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any pending, threatened or completed claim, action, suit, proceeding or investigation (whether civil, criminal, administrative or investigative) arising out of or pertaining to this Agreement or the Reincorporation Merger Agreement or the approval and consummation of the transactions contemplated hereby and thereby in his or her capacity as such or in any other capacity on behalf of a subsidiary, joint venture or any other entity in which he or she served at the request of Leslie's California or Leslie's Delaware, and in the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Date), (i) Leslie's California may prior to the effective time of the Reincorporation Merger and thereafter Leslie's Delaware may prior to the Effective Date, and after the Effective Date the Surviving Corporation shall, pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to Leslie's California, Leslie's Delaware or the Surviving Corporation, as the case may be, promptly after statements therefor are received and (ii) Leslie's California, Leslie's Delaware and the Surviving Corporation will cooperate in the defense of any such matter; provided, however, that none of Leslie's California, Leslie's Delaware or the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld) and provided further that none of Leslie's California, Leslie's Delaware or the Surviving Corporation shall have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, after exhaustion of all avenues of appeal, that such Indemnified Party is not entitled to indemnification hereunder (it being agreed, however, that none of Leslie's California, Leslie's Delaware or the Surviving Corporation shall challenge a determination by any court which is favorable to an Indemnified Party).

  (b) Notice; Undertaking; Representations. Any Indemnified Party wishing to claim indemnification under this Section 8.3 upon learning of any such claim, action, suit, proceeding or investigation, shall notify the indemnifying party thereof and shall, if required by applicable law, deliver to the indemnifying party an undertaking to repay any amounts advanced pursuant hereto when and if a court of competent jurisdiction shall ultimately determine, after exhaustion of all avenues of appeal, that such Indemnified Party is not entitled to indemnification hereunder. The Indemnified Parties shall as a group retain only one law firm pursuant to this Section 8.3 to represent them with respect to any such matter unless there is, in the opinion of counsel to the Indemnified Parties, a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which case the Indemnified Parties may retain, at the expense of Leslie's California, Leslie's Delaware or the Surviving Corporation, as the case may be, but in each such case subject to the terms of the undertaking referred to in this Section 8.3(b) such number of additional counsel as are necessary to eliminate all conflicts of the type referred to above.

  (c) Assumption by Successors. In the event Leslie's Delaware or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) liquidates, dissolves or transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provisions shall be made so that the successors and assigns of Leslie's Delaware or the Surviving Corporation, as the case may be, assume the obligations set forth in this Section 8.3 to the maximum extent permitted under the laws of such person's jurisdiction of incorporation, if such person is a corporation, or under other applicable law.

  (d) Survival; Third-Party Rights. The terms of this Section 8.3 shall survive the consummation of the Recapitalization Merger at the Effective Date and shall continue without time limit. This Section 8.3 is intended to be for the benefit of, and to grant third-party rights to, the Indemnified Parties whether or not parties to this Agreement, and each of the Indemnified Parties shall be entitled to enforce the covenants contained herein.

  (e) Adverse Amendments. Subject to applicable law, the certificate of incorporation and bylaws of the Surviving Corporation shall not be amended in a manner which adversely affects the rights of the Indemnified Parties under this Section 8.3.

  (f) Directors' and Officers' Liability Insurance. For a period of eighteen months after the Effective Date, the Surviving Corporation shall use its reasonable commercial efforts to maintain in effect the current policies of directors' and officers' liability insurance maintained by Leslie's California (provided that the Surviving Corporation may substitute therefor policies of at least the same amounts and comparable coverage containing terms and conditions which are comparable thereto; provided further that such policies may have higher deductibles than the current policy) with respect to claims arising from fact or events which occurred at or before the Effective Date; provided, however, that the Surviving Corporation shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 150% of the premiums paid as of the date of this Agreement by Leslie's California for such insurance but in such event shall use reasonable commercial efforts to provide the maximum coverage available at 150% of such premiums. Notwithstanding anything to the contrary contained elsewhere in this Agreement, the Surviving Corporation's and Leslie's Delaware's agreement set forth in Section 8.3(a) shall be limited to cover claims only to the extent that those claims are not covered, paid and extinguished pursuant to Leslie's California's directors' and officers' insurance policies (or any substitute policies permitted by this Section 8.3(f)).

  Section 8.4 Parties in Interest. Except as otherwise provided in Section 8.3 and, with respect to Hancock, in Section 8.12, and, with respect to Leonard Green & Partners, L.P., in Section 7.6, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

  Section 8.5 Material Events. At all times prior to the Effective Date, each party shall promptly notify the other party or parties in writing of the occurrence of any event of which it obtains knowledge which will or may reasonably be expected to result in a failure to satisfy any of the conditions specified in Article 6 hereof.

  Section 8.6 Publicity. The written release to the public by any party of any information relating to the Recapitalization Merger shall be approved in advance by the other parties, which approval shall not be unreasonably withheld or delayed.

  Section 8.7 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

  Section 8.8 Interpretation. As used herein, "knowledge" of Leslie's California or Leslie's Delaware shall mean actual knowledge of the officers of Leslie's California or Leslie's Delaware, as the case may be, and "knowledge" of Poolmart shall mean the actual knowledge of its officers or actual knowledge of any partner, managing director or employee of Leonard Green & Partners, L.P. ("LGP"). Any agreement or consent given or made by LGP shall be considered to be an agreement or consent, as the case may be, of Poolmart.

  Section 8.9 Subsidiaries. When a reference is made in this Agreement to subsidiaries of Leslie's California, the word "subsidiaries" means any corporation more than 50% of whose outstanding voting securities are directly or indirectly owned by Leslie's California.

  Section 8.10 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto and, without limitation, shall be binding upon and inure to the benefit of Leslie's Delaware as the successor to Leslie's California by reason of the Reincorporation Merger.

  Section 8.11 Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of California, without giving effect to the principles of conflict of laws thereof, except (i) the laws of the state of incorporation of a party shall govern its internal corporate affairs, and (ii) to the extent that the Delaware Law would govern the validity, interpretation and effect of this Agreement and the legal effect of the Recapitalization Merger in the absence of this Section 8.11.

  Section 8.12 Costs and Expenses.

  (a) Subject to Section 8.12(b) and (c), all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

  (b) Leslie's California hereby agrees to pay, or reimburse Hancock for, as incurred, all Expenses (as hereinafter defined) incurred by or on behalf of Hancock arising out of, in connection with or related to this Agreement, the Reincorporation Merger Agreement, the Recapitalization Merger and the Reincorporation Merger and the transactions contemplated herein and therein; provided, that Leslie's California shall not be obligated to pay or reimburse Hancock in excess of $1,000,000 in the aggregate.

  (c) If the Recapitalization Merger is not consummated in accordance with this Agreement, Leslie's California hereby agrees to reimburse Poolmart for all Expenses incurred by or on behalf of Poolmart arising out of, in connection with or related to this Agreement, the Reincorporation Agreement, the Recapitalization Merger and the Reincorporation Merger and the transactions contemplated herein and therein; provided, that Leslie's California shall not be obligated to pay or reimburse Poolmart in excess of $750,000 in the aggregate; and provided further, that Leslie's California shall not be required to pay or reimburse Poolmart for Expenses if either (x) Poolmart fails in any material respect to perform any of its material obligations under this Agreement and has not cured such non-performance within 20 days after Poolmart has received written notice from Leslie's California specifying the nature of such non-performance, or (y) Poolmart has materially breached any of the material representations or warranties made by it in
Article 5, such breach occurred with the knowledge of Poolmart, and such breach is not cured (if the same is susceptible of being cured) within 20 days after Poolmart has received written notice from Leslie's California specifying the nature of such breach.

  (d) For purposes of Section 8.12(b) and (c), "Expenses" means all reasonable out-of-pocket expenses actually incurred by or on behalf of Hancock or Poolmart, as the case may be, supported by invoices, including, without limitation, fees and expenses of accountants, financial advisors, attorneys, consultants and appraisers engaged by Poolmart or Hancock, as the case may be, or any person providing or proposing to provide Financing for the Recapitalization Merger as well as commitment and other fees, charges and expenses of any such person; provided, that "Expenses" shall not include compensation paid or payable to any individual who is an officer or director of Leslie's California.

  Section 8.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

                           [SIGNATURE PAGE FOLLOWS]

  IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as of the date first above written.

                                          LPM Holdings, Inc.

                                                  /s/ Brian P. McDermott
                                          By: _________________________________
                                                    BRIAN P. MCDERMOTT,
                                                         President

                                          Leslie's Poolmart

                                                  /s/ Brian P. McDermott
                                          By: _________________________________
                                                    BRIAN P. MCDERMOTT,
                                               President and Chief Executive
                                                          Officer

                                                   /s/ Cynthia G. Watts
                                          By: _________________________________
                                                     CYNTHIA G. WATTS,
                                              Vice President, General Counsel
                                                       and Secretary

                                          Poolmart USA Inc.

                                                    /s/ John G. Danhakl
                                          By: _________________________________
                                                      JOHN G. DANHAKL
                                                         President

                                   EXHIBIT A

                              AGREEMENT OF MERGER

  AGREEMENT OF MERGER (this "Merger Agreement") made and entered into this day of February, 1997 by and between LESLIE'S POOLMART a California corporation ("Leslie's California"), and LPM HOLDINGS, INC., a Delaware corporation ("Leslie's Delaware");

                                  WITNESSETH:

  WHEREAS, Leslie's Delaware is a corporation duly organized and existing under the laws of the State of Delaware;

  WHEREAS, Leslie's California is a corporation duly organized and existing under the laws of the State of California;

  WHEREAS, on the date of this Merger Agreement, Leslie's Delaware has authority to issue 5,000,000 shares of Common Stock, par value $.001 per share (which class of shares is herein called the "Delaware Common Stock") of which 10,000 shares are issued and outstanding and owned by Leslie's California, and 2,000,000 shares of Preferred Stock, par value $.001 per share, of which no shares are issued and outstanding; and prior to the Effective Date, the authorized number of shares of Delaware Common Stock will be increased to 12,000,000;

  WHEREAS, on the date of this Merger Agreement, Leslie's California has authority to issue 40,000,000 shares of Common Stock, (the "California Common Stock") of which 6,550,966 shares are issued and outstanding, and 1,000,000 shares of Preferred Stock, of which no shares are issued and outstanding;

  WHEREAS, the respective boards of directors of Leslie's Delaware and Leslie's California have determined that, for the purpose of effecting the reincorporation of Leslie's California in the State of Delaware, it is advisable and to the advantage of said two corporations and their shareholders and sole stockholder, respectively, that Leslie's California merge with and into Leslie's Delaware upon the terms and conditions herein provided; and

  WHEREAS, the respective boards of directors of Leslie's Delaware and Leslie's California have approved this Merger Agreement and the board of directors of Leslie's California and Leslie's Delaware have directed that this Merger Agreement be submitted to a vote of their shareholders and sole stockholder, respectively;

  NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Leslie's California and Leslie's Delaware hereby agree to merge as follows:

  (1) Merger. Leslie's California shall be merged with and into Leslie's Delaware, and Leslie's Delaware shall survive the merger ("Merger"), effective upon the date when this Merger Agreement is made effective in accordance with applicable law (the "Effective Date").

  (2) Directors and Officers and Governing Documents. The directors and officers of Leslie's Delaware shall be the same upon the Effective Date as they are immediately prior thereto. The certificate of incorporation of Leslie's Delaware, as amended and in effect on the Effective Date, shall continue to be the certificate of incorporation of Leslie's Delaware as the surviving corporation without change or amendment until further amended in accordance with the provisions thereof and applicable laws, except that on the Effective Date Article I of said certificate of incorporation shall be amended to read in its entirety as follows: "The name of this Corporation shall be:
Leslie's Poolmart, Inc." The bylaws of Leslie's Delaware, as amended and in effect on the Effective Date, shall continue to be the bylaws of Leslie's Delaware as the surviving corporation without change or amendment until further amended in accordance with the provisions thereof and applicable laws.

  (3) Succession. On the Effective Date, Leslie's Delaware shall succeed to Leslie's California in the manner of and as more fully set forth in Section 259 of the General Corporation Law of the State of Delaware and Section 1107 of the General Corporation Law of the State of California.

  (4) Further Assurances. From time to time, as and when required by Leslie's Delaware or by its successors and assigns, there shall be executed and delivered on behalf of Leslie's California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in Leslie's Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Leslie's California, and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of Leslie's Delaware are fully authorized in the name and on behalf of Leslie's California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

  (5) Common Stock of Leslie's California. Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each share of the California Common Stock outstanding immediately prior thereto shall be changed and converted into one fully paid and nonassessable share of Delaware Common Stock.

  (6) Stock Certificates. On and after the Effective Date, all of the outstanding certificates which prior to that time represented shares of California Common Stock shall for all purposes evidence ownership of and represent the shares of Delaware Common Stock into which the shares of California Common Stock represented by such certificates have been converted as herein provided. The registered owner on the books and records of Leslie's Delaware or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to Leslie's Delaware or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of Delaware Common Stock evidenced by such outstanding certificate as above provided.

  (7) Stock Options. Forthwith upon the Effective Date, each (i) outstanding option to purchase shares of California Common Stock granted under the Leslie's California 1990 Stock Option Plan and the Leslie's California 1992 Directors' Stock Incentive Plan (collectively, the "Plans") and (ii) outstanding option to purchase California Common Stock not granted under the Plans, shall be converted into and become an option to purchase the same number of shares of Delaware Common Stock at the same option price per share as in effect on the Effective Date and, in the case of options granted under the Plans (collectively, the "Plan Options"), upon the same terms and subject to the same conditions as set forth in the Plans, and, in the case of all options not granted under the Plans (collectively, the "Non-Plan Options"), upon the same terms and subject to the same conditions as set forth in the agreements or instruments that govern the Non-Plan Options. A number of shares of Delaware Common Stock shall be reserved for purposes of the Plans equal to the number of shares of California Common Stock so reserved as of the Effective Date. As of the Effective Date, Leslie's Delaware hereby assumes all obligations of Leslie's California under the Plans, the outstanding Plan Options or portions thereof granted pursuant to the Plans and all Non-Plan Options.

  (8) Other Employee Benefit Plans. As of the Effective Date, Leslie's Delaware hereby assumes all obligations of Leslie's California under any and all employee benefit plans in effect as of said date or with respect to which employee rights or accrued benefits are outstanding as of said date.

  (9) Common Stock of Leslie's Delaware. Forthwith upon the Effective Date, the 10,000 shares of Delaware Common Stock presently issued and outstanding in the name of Leslie's California shall be cancelled and retired and resume the status of authorized and unissued shares of Delaware Common Stock, and no shares of Delaware Common Stock or other securities of Leslie's Delaware shall be issued in respect thereof.

  (10) Covenants of Leslie's Delaware. Leslie's Delaware covenants and agrees that it will, on or before the Effective Date:

    (a) Qualify to do business as a foreign corporation in the State of California, and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California Corporations Code.

    (b) File any and all documents with the California Franchise Tax Board necessary to the assumption by Leslie's Delaware of all of the franchise tax liabilities of Leslie's California.

  (11) Book Entries. As of the Effective Date, entries shall be made upon the books of Leslie's Delaware in accordance with the following:

    (a) The assets and liabilities of Leslie's California shall be recorded at the amounts at which they were carried on the books of Leslie's California immediately prior to the Effective Date, with appropriate adjustments to reflect the retirement of the 10,000 shares of Delaware Common Stock presently issued and outstanding.

    (b) There shall be credited to the common stock account of Leslie's Delaware the aggregate amount of the par value of all shares of Delaware Common Stock resulting from the conversion of the outstanding California Common Stock pursuant to the Merger.

    (c) There shall be credited to the capital surplus account of Leslie's Delaware the aggregate of the amounts shown in the common stock and capital surplus accounts of Leslie's California immediately prior to the Effective Date, less the amount credited to the common stock account of Leslie's Delaware pursuant to Paragraph (b) above.

    (d) There shall be credited to the retained earnings account of Leslie's Delaware an amount equal to that carried in the retained earnings account of Leslie's California immediately prior to the Effective Date.

  (12) Amendment. At any time before or after approval and adoption by the shareholders of Leslie's California, this Merger Agreement may be amended in any manner (except that Paragraph (5) may not be amended without the approval of the shareholders of Leslie's California), as may be determined in the judgment of the respective boards of directors of Leslie's Delaware and Leslie's California to be necessary, desirable or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purposes and intent of this Merger Agreement.

  (13) Abandonment. At any time before the Effective Date, this Merger Agreement may be terminated and the Merger may be abandoned by the board of directors of either Leslie's California or Leslie's Delaware with the approval of the board of directors of the other corporation, notwithstanding approval of this Merger Agreement by the stockholders of Leslie's Delaware or the shareholders of Leslie's California or both.

  (14) Counterparts. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

                           [SIGNATURE PAGE FOLLOWS]

  IN WITNESS WHEREOF, this Merger Agreement, having first been duly approved by resolution of the boards of directors of Leslie's California and Leslie's Delaware, is hereby executed on behalf of each said two corporations by their respective officers thereunto duly authorized.

                                          LPM Holdings, Inc.,
                                          a Delaware corporation

                                          By: _________________________________
                                                    BRIAN P. MCDERMOTT,
                                                         President

                                          By: _________________________________
                                                     ROBERT D. OLSEN,
                                                         Secretary

                                          Leslie's Poolmart
                                          a California corporation

                                          By: _________________________________
                                                    BRIAN P. MCDERMOTT,
                                               President and Chief Executive
                                                          Officer

                                          By: _________________________________
                                                     CYNTHIA G. WATTS,
                                                         Secretary

              CERTIFICATE OF THE SECRETARY OF LPM HOLDINGS, INC.

  I, Robert D. Olsen, Secretary of LPM HOLDINGS, INC., a Delaware corporation, ("Leslie's Delaware"), do hereby certify, as such Secretary, in accordance with the General Corporation Law of the State of Delaware, that the Agreement of Merger to which this Certificate is attached, after having been first duly adopted and executed by Leslie's Delaware and Leslie's Poolmart, a California corporation, was duly submitted to the sole stockholder of Leslie's Delaware at a special meeting of stockholders called for the purpose of acting on said Agreement of Merger, notice of the time, place and purpose of said meeting having been waived by the sole stockholder of Leslie's Delaware, and that at said meeting the Agreement of Merger was considered and a vote taken for its adoption or rejection and that at said meeting all of the outstanding stock of Leslie's Delaware entitled to vote thereon was voted for the adoption of said Agreement of Merger and that thereby said Agreement of Merger was at said meeting duly adopted as the act of the stockholders of Leslie's Delaware and as the agreement and act of Leslie's Delaware.

  IN WITNESS WHEREOF, the undersigned has executed this certificate this   day
of       , 1997.

                                          -------------------------------------
                                                    Robert D. Olsen,
                                                        Secretary

               CERTIFICATE OF THE SECRETARY OF LESLIE'S POOLMART

  I, Cynthia G. Watts, Secretary of LESLIE'S POOLMART, a California corporation ("Leslie's California"), do hereby certify, as such Secretary, in accordance with the General Corporation Law of the State of Delaware, that the Agreement of Merger to which this Certificate is attached, after having been first duly adopted and executed by Leslie's California and LPM Holdings, Inc., a Delaware corporation, was duly submitted to the shareholders at a meeting of shareholders called for the purpose of acting on said Agreement of Merger after due notice of the time, place and purpose of said meeting was mailed to each holder of Common Stock of Leslie's California at his, her or its address as it appears on the records of Leslie's California in the manner provided under the provisions of Section 601 of the California Corporations Code and that at said meeting the Agreement of Merger was considered and a vote taken for its adoption or rejection and that at said meeting a majority of the outstanding Common Stock of Leslie's California entitled to vote thereon was voted for the adoption of said Agreement of Merger and that thereby said Agreement of Merger was at said meeting duly adopted as the act of the shareholders of Leslie's California and as the agreement and act of Leslie's California.

  IN WITNESS WHEREOF, the undersigned has executed this certificate this   day
of       , 1997.

                                          -------------------------------------
                                                    Cynthia G. Watts,
                                                        Secretary

                                   EXHIBIT B

                             CERTIFICATE OF MERGER
                                      OF
                               POOLMART USA INC.
                                     INTO
                            LESLIE'S POOLMART, INC.
                        (Pursuant to 8 Del. C. (S) 251)

  LESLIE'S POOLMART, INC., a Delaware corporation, hereby certifies that:

  1. The name and state of incorporation of each of the constituent corporations are:

    (a) Poolmart USA Inc., a Delaware corporation; and

    (b) Leslie's Poolmart, Inc., a Delaware corporation.

  2. An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the provisions of Section 251 of the General Corporation Law of the State of Delaware.

  3. The surviving corporation shall be Leslie's Poolmart, Inc.

  4. The Certificate of Incorporation of Leslie's Poolmart, Inc., as in effect on the date on which the merger is effective, shall be the Certificate of Incorporation of Leslie's Poolmart, Inc. as the surviving corporation without change or amendment until further amended in accordance with the provisions thereof and applicable law.

  5. The executed Agreement and Plan of Merger is on file at the principal place of business of Leslie's Poolmart, Inc. located at:

      20630 Plummer St.
      Chatsworth, California 91311

  6. A copy of the Agreement and Plan of Merger will be furnished by Leslie's Poolmart, Inc., on request and without cost, to any stockholder of any of the constituent corporations.

  IN WITNESS WHEREOF, LESLIE'S POOLMART, INC. has caused this certificate to
be executed by a duly authorized officer as of this   day of       , 1997.

                                          Leslie's Poolmart, Inc.,
                                          a Delaware corporation

                                          By: _________________________________
                                                    BRIAN P. MCDERMOTT
                                               President and Chief Executive
                                                          Officer

                                                                     APPENDIX C

                                    [LOGO]

                                                              February 26, 1997

Special Committee of the Board of Directors and the Board of Directors of Leslie's Poolmart
20630 Plummer Street
Chatsworth, CA 91311

Dear Sirs:

  Leslie's Poolmart, a California corporation (the "Company"), LPM Holdings, Inc., a Delaware corporation ("Leslie's Delaware"), and Poolmart USA, Inc., a Delaware corporation ("Poolmart"), have entered into an Agreement and Plan of Merger dated as of February 26, 1997 (the "Agreement"), whereby the Company would be merged into Leslie's Delaware followed by the merger of Poolmart into Leslie's Delaware (collectively, the "Merger Transaction"). The Agreement provides that at the Effective Date (as defined in the Agreement) each share of common stock of Leslie's Delaware (into which the outstanding shares of common stock of the Company shall have been converted), other than certain shares to be canceled and certain shares registered in the names of the persons named in the Agreement who will retain shares (the "Continuing Stockholders"), shall be converted into the right to receive an amount equal to $14.50 in cash, without interest (the "Cash Merger Consideration"). You have requested our opinion as to the fairness from a financial point of view to the holders of common stock other than the Continuing Stockholders (the "Public Stockholders") of the Cash Merger Consideration to be received by the Public Stockholders in the Merger Transaction.

  In arriving at our opinion, we have reviewed the Agreement, as well as certain financial and other information that was publicly available or furnished to us by the Company including information provided during discussions with management. Included in the information provided during discussions with management were certain financial projections of the Company for the period beginning December 31, 1996 and ending December 31, 2001 prepared by the management of the Company. In addition, we have compared certain financial and securities data of the Company with various other companies whose securities are traded in public markets, reviewed prices and premiums paid in certain other business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

  In rendering our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company or its representatives, or that was otherwise reviewed by us. With respect to the financial projections supplied to us, we have assumed that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of the Company as to the future operating and financial performance of the Company. We have not assumed any responsibility for making an independent evaluation of the Company's assets or liabilities or for making any independent verification of any of the information reviewed by us.

  Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. Our opinion does not address (i) the relative merits of the Merger Transaction and the other business strategies being considered by the Company's Board of Directors, (ii) the Board's decision to proceed with the Merger Transaction or (iii) the value of the shares of Common Stock held by the Continuing Stockholders or fairness of any consideration being received by the Continuing Stockholders in the Merger Transaction. Our opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed transaction.

  Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Certain employees of DLJ own, in the aggregate, less than 0.5% of the common stock of the Company. In addition, an affiliate of DLJ owns less than a 2.0% limited partnership interest in Green Equity Investors II, L.P., an affiliate of Poolmart.

  Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that the Cash Merger Consideration to be received by the Public Stockholders in the Merger Transaction is fair to such stockholders from a financial point of view.

                                          Very truly yours,

                                          Donaldson, Lufkin & Jenrette
                                           Securities Corporation


                                          By:        /s/ Martin Murrer
                                              ---------------------------------
                                                       MARTIN MURRER
                                                     Managing Director

                                                                     APPENDIX D

                                    [LOGO]

                                                              February 26, 1997

Board of Directors and
Special Committee of the Board of Directors
Leslie's Poolmart
20630 Plummer Street
Chatsworth, CA 91311

Gentlemen:

  We understand that Leslie's Poolmart (the "Company") is undertaking a series of transactions (the "Transactions"), pursuant to the terms of an Agreement and Plan of Merger, dated as of February 26, 1997 (the "Merger Agreement"), at the conclusion of which each holder of outstanding shares of common stock of the Company (the "Company Common Stock") other than the Continuing Stockholders (as defined in the Merger Agreement) as to their Continuing Shares (as defined in the Merger Agreement), will receive an amount equal to $14.50 in cash for each share of Company Common Stock (the "Consideration"). The terms and conditions of the Merger Transaction are more fully set forth in the Merger Agreement.

  You have requested our opinion as to whether the Consideration to be received by the holders of Company Common Stock, other than the Continuing Stockholders, is fair, from a financial point of view, to such shareholders.

  For its services, Dillon, Read & Co. Inc. ("Dillon Read") will receive a fee. In the ordinary course of business, Dillon Read trades the equity securities of the Company for our own account and the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

  In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and historical financial information relating to the Company, (ii) reviewed certain financial information and other data provided to us by the Company that is not publicly available relating to the business and prospects of the Company, including financial projections prepared by the management of the Company, (iii) conducted discussions with members of the senior management of the Company, (iv) reviewed publicly available financial and stock market data with respect to certain other companies in lines of business we believe to be generally comparable to those of the Company, (v) reviewed the historical market prices and trading volumes of the common stock of the Company, (vi) compared the financial terms of the Transactions with the financial terms of certain other transactions which we believe to be generally comparable to the Transactions, (vii) reviewed the Merger Agreement and related agreements in the form provided to us, and (viii) conducted such other financial studies, analyses and investigations, and considered such other information as we deemed necessary or appropriate. Our opinion does not address the Company's underlying business decision to effect the Transactions or constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transactions.

  In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have, with your consent, relied on its being complete and accurate in all material respects. In addition, we have not made any evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal. With respect to the financial projections referred to above, we have assumed, with your consent, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's management as to the future financial performance of the Company. Further, our opinion is based on economic, monetary and market conditions existing on the date hereof.

  Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by the holders of Company Common Stock, other than the Continuing Stockholders, is fair to such shareholders from a financial point of view.

                                          Very truly yours,

                                          Dillon, Read & Co. Inc.

                                                                     APPENDIX E

                        SIGNIFICANT DIFFERENCES BETWEEN
                THE CORPORATION LAWS OF CALIFORNIA AND DELAWARE

  The General Corporation Laws of California and Delaware differ in many respects. While not all of such differences are summarized in this Proxy Statement, a number of the principal differences which could materially affect the rights of shareholders are discussed below.

SIZE OF THE BOARD OF DIRECTORS

  Under California law, although changes in the number of directors must in general be approved by a majority of the outstanding shares, the board of directors may fix the exact number of directors within a stated range set forth in the articles of incorporation or bylaws, if that stated range has been approved by the shareholders. Delaware law permits the board of directors alone to change the authorized number, or the range, of directors by amendment to the bylaws, unless the directors are not authorized to amend the bylaws or the number of directors is fixed in the certificate of incorporation (in which case a change in the number of directors may be made only by an amendment to the certificate of incorporation approved by the stockholders). The certificate of incorporation of Leslie's Delaware provides that the number of directors shall be as specified in the bylaws and authorizes the board of directors to make, alter, amend or repeal the bylaws. The board of directors of Leslie's Delaware may therefore change the number of directors without stockholder approval. If the Reincorporation is approved, the seven current directors of Leslie's California will continue as directors of Leslie's Delaware after the Reincorporation is consummated. However, it is expected that immediately after consummation of the Merger, all of the current directors other than Michael J. Fourticq and Brian P. McDermott will resign. See "Special Factors--Conduct of Leslie's Delaware's Business After the Merger."

CUMULATIVE VOTING

  Under California law, if any shareholder gives notice of his or her intention to cumulate votes for the election of directors, any other shareholder of the corporation is also entitled to cumulate his or her votes at such election unless the corporation is a "listed corporation" (as defined below) and has a provision in its articles of incorporation or bylaws that eliminates cumulative voting. The articles of incorporation of Leslie's California eliminate cumulative voting. Under Delaware law, cumulative voting in the election of directors is not mandatory. The certificate of incorporation of Leslie's Delaware does not provide for cumulative voting, so that unless the certificate of incorporation of Leslie's Delaware is amended following the Reincorporation to specify cumulative voting (which may be done only with stockholder approval), stockholders of Leslie's Delaware will have no cumulative voting rights. The elimination of cumulative voting limits the ability of minority stockholders to obtain representation on the board of directors.


CLASSIFIED BOARD OF DIRECTORS

  A classified board is one on which a certain number of the directors, but not all, are elected on a rotating basis each year. California law prohibits a classified board of directors unless the corporation is a "listed corporation." A "listed corporation" is a corporation whose shares are either
(i) listed on the New York or American Stock Exchanges or (ii) designated for trading on the Nasdaq National Market and held by at least 800 shareholders. Leslie's California's articles of incorporation and bylaws do not provide for a classified board of directors. Delaware law permits, but does not require, a classified board of directors, with staggered terms under which one-half or one-third of the directors are elected for terms of two or three years, respectively. This method of electing directors makes changes in the composition of the board of directors, and thus a change in control of a corporation, a lengthier and more difficult process. The Leslie's Delaware certificate of incorporation and bylaws do not provide for a classified board of directors. The establishment of a classified board following the Reincorporation would require the approval of the stockholders of Leslie's Delaware.

POWER TO CALL SPECIAL MEETING OF SHAREHOLDERS

  Under California law, a special meeting of shareholders may be called by the board of directors, the chairman of the board, the president, the holders of shares entitled to cast not less than ten percent of the votes at such meeting and such additional persons as are authorized by the articles of incorporation or the bylaws. Under Delaware law, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. The bylaws of Leslie's Delaware do not grant stockholders the right to call a special meeting of stockholders. The absence of the power of stockholders to call a special meeting could make it more difficult for stockholders to initiate action that is opposed by the board of directors.

STOCKHOLDER APPROVAL OF CERTAIN BUSINESS COMBINATIONS

  In the last several years, a number of states (but not California) have adopted special laws designed to make certain kinds of "unfriendly" corporate takeovers, or other transactions involving a corporation and one or more of its significant shareholders, more difficult. Under Section 203 of the Delaware General Corporation Law ("Section 203"), certain "business combinations" with "interested stockholders" of Delaware corporations are subject to a three-year moratorium unless specified conditions are met.

  Section 203 prohibits a Delaware corporation from engaging in a "business combination" with an "interested stockholder" for three years following the time that such person becomes an interested stockholder. With certain exceptions, an interested stockholder is a person or group who or which owns 15% or more of the corporation's outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years.

  For purposes of Section 203, the term "business combination" is defined broadly to include mergers with or caused by the interested stockholder; sales or other dispositions to the interested stockholder (except proportionately with the corporation's other stockholders) of assets of the corporation or a subsidiary equal to ten percent or more of the aggregate market value of the corporation's consolidated assets or its outstanding stock; the issuance or transfer by the corporation or a subsidiary of stock of the corporation or such subsidiary to the interested stockholder (except for transfers in a conversion or exchange or a pro rata distribution or certain other transactions, none of which increase the interested stockholder's proportionate ownership of any class or series of the corporation's or such subsidiary's stock); or any receipt by the interested stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

  The three-year moratorium imposed on business combinations by Section 203 does not apply if: (i) prior to the time at which such stockholder becomes an interested stockholder the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested stockholder; (ii) the interested stockholder owns at least 85% of the corporation's voting stock upon consummation of the transaction which made him or her an interested stockholder (excluding from the 85% calculation shares owned by directors who are also officers of the target corporation and shares held by employee stock plans which do not permit employees to decide confidentially whether to accept a tender or exchange offer); or (iii) on or after the time such person becomes an interested stockholder, the board approves the business combination and it is also approved at a stockholder meeting by sixty-six and two-thirds percent (66 2/3%) of the voting stock not owned by the interested stockholder.

  Section 203 applies only to Delaware corporations which have a class of voting stock that is listed on a national securities exchange, are quoted on an interdealer quotation system such as Nasdaq (as is Leslie's California, and as Leslie's Delaware would be in the event the Merger is not consummated and the board of directors of Leslie's California nevertheless proceeds with the Reincorporation) or are held of record by more than 2,000 stockholders. However, a Delaware corporation may elect not to be governed by Section 203 by a provision in its original certificate of incorporation or an amendment thereto or to the bylaws, which amendment must be approved by a majority of the shares entitled to vote and, in the case of a bylaw amendment, may not be further amended by the board of directors. Leslie's Delaware does not intend to elect not to be governed by Section 203; therefore, Section 203 will apply to Leslie's Delaware if the Merger is not consummated and the board of directors of Leslie's California nevertheless proceeds with the Reincorporation.

  Leslie's California believes that if the Merger is not consummated, Section 203 will have the effect of encouraging any potential acquiror to negotiate with Leslie' Delaware's board of directors. Section 203 may also discourage certain potential acquirors unwilling to comply with its provisions.

REMOVAL OF DIRECTORS

  Under California law, any director or the entire board of directors may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote; however, no individual director may be removed (unless the entire board is removed) if the number of votes cast against such removal would be sufficient to elect the director under cumulative voting. Under Delaware law, a director of a corporation that does not have a classified board of directors or cumulative voting may be removed with or without cause with the approval of a majority of the outstanding shares entitled to vote. In the case of a Delaware corporation having cumulative voting, if less than the entire board is to be removed, a director may not be removed without cause unless the shares voted against such removal would not be sufficient to elect the director under such cumulative voting procedures. A director of a corporation with a classified board of directors may be removed only for cause, unless the certificate of incorporation otherwise provides. The certificate of incorporation of Leslie's Delaware does not provide for cumulative voting or for a classified board of directors. Consequently, any director may be removed from office at any time with or without cause upon the affirmative vote of the holders of a majority of the then outstanding voting stock.

FILLING VACANCIES ON THE BOARD OF DIRECTORS

  Under California law, any vacancy on the board of directors, other than one created by removal of a director, may be filled by the board. If the number of directors is less than a quorum, a vacancy may be filled by the unanimous written consent of the remaining directors in office, or the affirmative vote of a majority of the remaining directors at a meeting or by a sole remaining director. A vacancy created by removal of a director may be filled by the board only if so authorized by a corporation's articles of incorporation or by a bylaw approved by the corporation's shareholders. Leslie's California's bylaws do not permit directors to fill vacancies created by removal of a director. Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) unless otherwise provided in the certificate of incorporation or bylaws. The bylaws of Leslie's Delaware provide that any vacancy resulting from the removal or resignation of a director may be filled by a majority of the directors then in office (even though less than a quorum) even if such vacancy was created by removal of a director by the stockholders.

LOANS TO OFFICERS AND EMPLOYEES

  Under California law, the directors of a California corporation are not authorized to approve loans or guaranties to or on behalf of officers (whether or not such officers are directors) unless the outstanding shares of the Corporation are held by 100 or more shareholders, the corporation has a bylaw approved by the outstanding shares authorizing the board alone to approve such loans or guaranties and if the board determines (without counting the vote of any interested director or directors) that such loans or guaranties may reasonably be expected to benefit the corporation. Leslie's California does not have a bylaw authorizing the board of directors to approve such loans or guaranties. Under Delaware law, a corporation, its officers or other employees may make loans to, guarantee the obligations of or otherwise assist its officers or other employees and those of its subsidiaries (including directors who are also officers or employees) when such action, in the judgment of the directors, may reasonably be expected to benefit the corporation, even though without approval of the stockholders.

INDEMNIFICATION AND LIMITATION OF LIABILITY

  California and Delaware have similar laws respecting indemnification by a corporation of its officers, directors, employees and other agents. The laws of both states also permit a corporation to adopt a provision in its articles of incorporation or certificate of incorporation eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the director's fiduciary duty of care. There are nonetheless certain differences between the laws of the two states respecting indemnification and limitation of liability.

  The articles of incorporation of Leslie's California eliminate the liability of directors to the corporation to the fullest extent permissible under California law, as such law exists currently or as it may be amended in the future. California law does not permit the elimination of monetary liability where such liability is based on: (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law; (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (iii) receipt of an improper personal benefit;
(iv) acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders, where the director in the ordinary course of performing a director's duties should be aware of a risk of serious injury to the corporation or its shareholders; (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its shareholders; (vi) interested party transactions between the corporation and a director in which a director has a material financial interest; or (vii) liability for improper distributions, loans or guarantees.

  The certificate of incorporation of Leslie's Delaware also eliminates the liability of directors to the fullest extent permissible under Delaware law, as such law exists currently or as it may be amended in the future. Under Delaware law, such a provision may not eliminate or limit director monetary liability for: (i) breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (iii) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or
(iv) transactions in which the director received an improper personal benefit. Such a limitation of liability provision also may not limit a director's liability for violation of, or otherwise relieve Leslie's Delaware or its directors from the necessity of complying with, federal or state securities laws or affect the availability of nonmonetary remedies such as injunctive relief or rescission.

  California law permits indemnification of expenses incurred in derivative or third-party actions, except that with respect to derivative actions (i) no indemnification may be made without court approval when a person is adjudged liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless a court determines that person is entitled to indemnity for expenses, and then such indemnification may be made only to the extent that the court so determines, and (ii) no indemnification may be made without court approval in respect of amounts paid or expenses incurred in settling or otherwise disposing of a threatened or pending action or in respect of amounts incurred in defending a pending action which is settled or otherwise disposed of without court approval.

  Indemnification is permitted by California law only for acts taken in good faith and believed to be in the best interests of the corporation and its shareholders, as determined by a majority vote of a disinterested quorum of the directors, independent legal counsel (if a quorum of independent directors is not obtainable), a majority vote of a quorum of the shareholders (excluding shares owned by the indemnified party), or the court handling the action. California law requires indemnification when the individual has successfully defended the action on the merits (as opposed to Delaware law which requires indemnification relating to any successful defense, whether on the merits or otherwise).

  Delaware law generally permits indemnification of expenses (including attorneys' fees) incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by a majority vote of the disinterested directors even though less than a quorum, by independent legal counsel or by stockholders that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in or (in contrast to California law) not opposed to the best interests of the corporation. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. Delaware law also requires indemnification of expenses when the individual being indemnified has successfully defended the action on the merits or otherwise.

  California corporations may include in their articles of incorporation a provision which extends the scope of indemnification through agreements, bylaws or other corporate action beyond that specifically authorized by statute. The articles of incorporation of Leslie's California include such a provision.

  A provision of Delaware law states that the indemnification provided by statute shall not be deemed exclusive of any other rights under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. As a result, Delaware law permits the indemnification agreements such as those presently in effect between Leslie's California and its officers and directors, and which such agreements will be assumed by Leslie's Delaware upon completion of the Reincorporation.

  The indemnification and limitations of liability provisions of California law, and not Delaware law, will apply to actions of the directors and officers of Leslie's California taken prior to the Reincorporation.

INSPECTION OF SHAREHOLDERS' LIST

  Both California and Delaware law allow any shareholder to inspect a corporation's shareholders' list for a purpose reasonably related to such person's interest as a shareholder. California law provides, in addition, an absolute right to inspect and copy the corporation's shareholders' list to persons holding an aggregate of 5% or more of a corporation's voting shares, or shareholders holding an aggregate of 1% or more of such shares who have filed a Schedule 14A with the Securities and Exchange Commission relating to the election of directors. Delaware law does not provide for any such absolute right of inspection, and no such right is granted under the certificate of incorporation or bylaws of Leslie's Delaware.

DIVIDENDS AND REPURCHASES OF SHARES

  California law dispenses with the concepts of par value of shares as well as statutory definitions of capital, surplus and the like. The concepts of par value, capital and surplus are retained under Delaware law.

  Under California law, a corporation may not make any distribution (including dividends, whether in cash or other property, and repurchases of its shares) unless either the corporation's retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution or, immediately after giving effect to such distribution, the corporation's assets (exclusive of goodwill, capitalized research and development expenses and deferred charges) would be at least equal to 1 1/4 times its liabilities (not including deferred taxes, deferred income and other deferred credits), and the corporation's current assets would be at least equal to its current liabilities (or 1 1/4 times its current liabilities if the average earnings before taxes on income and before interest expense for the preceding two fiscal years were less than the average interest expense for such years). Under California law, there are exceptions to the foregoing rules for repurchases of shares in connection with certain rescission actions or pursuant to certain employee stock plans.

  Delaware law permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation.

  To date, Leslie's California has not paid cash dividends on its capital stock. It is the current policy of the board of directors of Leslie's California to retain earnings for use in the company's business, and therefore, Leslie's California does not anticipate paying cash dividends on Leslie's California Common Stock in the foreseeable future.

SHAREHOLDER VOTING

  Both California and Delaware law generally require that the holders of a majority in voting power of the outstanding shares of stock of both acquiring and target corporations entitled to vote approve statutory mergers. Delaware law does not require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if (i) the merger agreement does not amend the existing certificate of incorporation of such surviving corporation, (ii) each share of the surviving corporation outstanding before the merger is an identical outstanding or treasury share after the merger, and (iii) the number of shares to be issued by the surviving corporation in the merger does not exceed 20% of the shares outstanding immediately prior to the merger. California law contains a similar exception to its voting requirements for reorganizations where shareholders or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than five-sixths of the voting power of the surviving or acquiring corporation or its parent entity.

  Both California and Delaware law also require that a sale of all or substantially all of the assets of a corporation be approved by a majority of the outstanding voting shares of the corporation transferring such assets.

  With certain exceptions, California law also requires that mergers, reorganizations, certain sales of assets and similar transactions be approved by a majority vote of each class of shares outstanding. By contrast, Delaware law generally does not require class voting, except in certain transactions involving an amendment to the certificate of incorporation which adversely affects a specific class or series of shares.

  California law also requires that holders of nonredeemable common stock receive nonredeemable common stock in a merger of the corporation with the holder of more than 50% but less than 90% of such common stock or its affiliate unless all of the holders of such common stock consent to the transaction. This provision of California law may have the effect of making a "cash-out" merger by a majority shareholder more difficult to accomplish. Delaware law has no comparable provision.

  California law also provides that, except in certain circumstances, when a tender offer or a proposal for a reorganization or for a sale of assets is made by an interested party (generally, a controlling or managing party of the target corporation), an affirmative opinion in writing as to the fairness of the consideration to be paid to the shareholders must be delivered to shareholders. This fairness opinion requirement does not apply to a corporation which does not have shares held of record by at least 100 persons, or to a transaction which has been qualified under California state securities laws. Furthermore, if a tender of shares or vote is sought pursuant to an interested party's proposal and a later proposal is made by another party at least ten days prior to the date of acceptance of the interested party proposal, the shareholders must be informed of the later offer and be afforded a reasonable opportunity to withdraw any vote, consent or proxy, or to withdraw any tendered shares. Again, Delaware law has no comparable provision.

  California law also requires that the holders of all shares of the same class be treated equally in a merger transaction unless all holders of that class of shares consent to the disparate treatment. There is no such requirement under Delaware law.

INTERESTED DIRECTOR TRANSACTIONS

  Under both California and Delaware law, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable solely because of such interest provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. With certain exceptions, the conditions are similar under California and Delaware law. Under California and Delaware law, (i) either the shareholders or the board of directors must approve any such contract or transaction after full disclosure of the material facts, and in the case of board approval the contract or transaction must also be "just and reasonable" (in California) or "fair" (in Delaware) to the corporation, or

(ii) the contract or transaction must have been just and reasonable or fair, as applicable, to the corporation at the time it was approved. In the latter case, California law explicitly places the burden of proof on the interested director. Under California law, if shareholder approval is sought, the interested director is not entitled to vote his shares at a shareholder meeting with respect to any action regarding such contract or transaction. If board approval is sought, the contract or transaction must be approved by a majority vote of a quorum of the directors, without counting the vote of any interested directors (except that interested directors may be counted for purposes of establishing a quorum). Under Delaware law, if board approval is sought, the contract or transaction must be approved by a majority of the disinterested directors (even though less than a majority of a quorum). Therefore, certain transactions that the board of directors of Leslie's California might not be able to approve because of the number of interested directors, or the exclusion of interested director shares, could be approved by a majority of the disinterested directors of Leslie's Delaware, although less than a majority of a quorum, or by a majority of all voting shares, which might not include a majority of the disinterested shares. Leslie's California is not aware of any plans to propose any transaction involving directors of Leslie's California which could not be so approved under California law but could be so approved under Delaware law.

VOTING BY BALLOT

  California law provides that the election of directors need not be by ballot unless a shareholder demands election by ballot at the shareholders' meeting or unless the bylaws require voting by ballot. Leslie's California's bylaws provide that the election of directors at a shareholders' meeting may be by voice vote or ballot, unless prior to such vote a shareholder demands voting by ballot, in which case such vote must be by ballot. Under Delaware law, the right to vote by written ballot may be restricted if so provided in the certificate of incorporation. The Leslie's Delaware certificate of incorporation so provides. The bylaws of Leslie's Delaware provide that election need not be by ballot unless so directed by the chairman of the meeting. It may be more difficult for a stockholder to contest the outcome of a vote which has not been conducted by written ballot.

SHAREHOLDER DERIVATIVE SUITS

  California law provides that a shareholder bringing a derivative action on behalf of a corporation need not have been a shareholder at the time of the transaction in question, provided that certain tests are met. Under Delaware law, a stockholder may only bring a derivative action on behalf of the corporation if the stockholder was a stockholder of the corporation at the time of the transaction in question or his or her stock thereafter devolved upon him or her by operation of law. California law also provides that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond. Delaware does not have a similar bonding requirement.

DISSENTERS' APPRAISAL RIGHTS

  Under both California and Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights (called dissenters' rights under California law) pursuant to which such shareholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction. Under Delaware law, unless the certificate of incorporation otherwise provides, such appraisal rights are not available (i) with respect to the sale, lease or exchange of all or substantially all of the assets of a corporation, (ii) with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or are held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation or shares of any other corporation which are either listed on a national securities exchange or held of record by more than 2,000 holders, plus cash in lieu of fractional shares, or any combination thereof, or (iii) to stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger because the merger agreement does not amend the existing certificate of incorporation, each share of the surviving corporation outstanding prior to the merger is an identical outstanding or treasury share after the merger, and the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the merger and if certain other conditions are met.

  The limitations on the availability of appraisal rights under California law are different from those under Delaware law. Shareholders of a California corporation whose shares are listed on a national securities exchange or on a list of over-the-counter margin stocks issued by the Board of Governors of the Federal Reserve System (as are the shares of Leslie's California) generally do not have such appraisal rights unless the holders of at least 5% of the class of outstanding shares claim the right or unless the corporation or any law restricts the transfer of such shares. Appraisal rights are unavailable, however, if the shareholders of a corporation or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than five-sixths of the voting power of the surviving or acquiring corporation or its parent entity. Nevertheless, the Merger Agreement contemplates that dissenters' rights will be applicable to the merger. See "Dissenters' Rights." In general, California law affords dissenters' rights in sale of assets reorganizations.

DISSOLUTION

  Under California law, shareholders holding 50% or more of the total voting power may authorize a corporation's dissolution, with or without the approval of the corporation's board of directors, and this right may not be modified by the articles of incorporation. Under Delaware law, unless the board of directors approves the proposal to dissolve, the dissolution must be approved by stockholders holding 100% of the total voting power of the corporation. Only if the dissolution of a Delaware corporation is initiated by the board of directors may it be approved by a simple majority of the corporation's stockholders. In the event of such a board-initiated dissolution, Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions. Leslie's Delaware's certificate of incorporation contains no such supermajority voting requirement, however, and a majority of shares voting at a meeting at which a quorum is present would be sufficient to approve a dissolution of Leslie's Delaware which had previously been approved by its board of directors.

APPLICATION OF THE GENERAL CORPORATION LAW OF CALIFORNIA TO DELAWARE
CORPORATIONS

  Under Section 2115 of the California General Corporation Law, certain foreign corporations (i.e. corporations not organized under California law) are placed in a special category if they have characteristics of ownership and operation which indicate that they have significant contacts with California. So long as a Delaware or other foreign corporation is in this special category, and it does not qualify for one of the statutory exemptions, it is subject to a number of key provisions of the California General Corporation Law applicable to corporations incorporated in California. Among the more important provisions are those relating to the election and removal of directors, cumulative voting, prohibition of classified boards of directors, standards of liability and indemnification of directors, distributions, dividends and repurchases of shares, shareholder meetings, approval of certain corporate transactions, dissenters' and appraisal rights and inspection of corporate records. See "Significant Differences Between the Corporation Laws of California and Delaware" above.

  Exemptions from Section 2115 are provided for corporations whose shares are listed on a major national securities exchange or are traded in the Nasdaq National Market and which have 800 or more shareholders of record. If the Merger is not consummated and the board of directors of Leslie's California nevertheless proceeds with the Reincorporation, the common stock of Leslie's Delaware will be traded on the Nasdaq National Market, and will likely be held beneficially by more than 800 stockholders as of the record date of its most recent annual meeting and, accordingly, only in such event will Leslie's Delaware be exempt from Section 2115.

                                                                     APPENDIX F

                         CHAPTER 13 OF THE CALIFORNIA
                            GENERAL CORPORATION LAW

                              DISSENTERS' RIGHTS

(S) 1300. RIGHT TO REQUIRE PURCHASE--"DISSENTING SHARES" AND "DISSENTING SHAREHOLDER" DEFINED.

  (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision
(e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value of the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split or share dividend which becomes effective thereafter.

  (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

    (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or
  (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

    (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or
  (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph
  (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

    (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

    (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

  (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

(S) 1301. DEMAND FOR PURCHASE.

  (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

  (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

  (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

(S) 1302. ENDORSEMENT OF SHARES.

  Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

(S) 1303. AGREED PRICE--TIME FOR PAYMENT.

  (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

  (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

(S) 1304. DISSENTER'S ACTION TO ENFORCE PAYMENT.

  (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

  (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

  (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

(S) 1305. APPRAISERS' REPORT--PAYMENT COSTS.

  (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

  (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

  (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

  (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

  (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of
Section 1301).

(S) 1306. DISSENTING SHAREHOLDER'S STATUS AS CREDITOR.

  To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

(S) 1307. DIVIDENDS PAID AS CREDIT AGAINST PAYMENT.

  Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

(S) 1308. CONTINUING RIGHTS AND PRIVILEGES OF DISSENTING SHAREHOLDERS.

  Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

(S) 1309. TERMINATION OF DISSENTING SHAREHOLDER STATUS.

  Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

  (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

  (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

  (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

  (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

(S) 1310. SUSPENSION OF PROCEEDINGS FOR PAYMENT PENDING LITIGATION.

  If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

(S) 1311. EXEMPT SHARES.

  This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

(S) 1312. ATTACKING VALIDITY OF REORGANIZATION OR MERGER.

  (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

  (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10-days prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

  (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                                                     APPENDIX G

                             AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                              LPM HOLDINGS, INC.

  LPM HOLDINGS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

  FIRST: That the Certificate of Incorporation originally filed with the Secretary of State of the State of Delaware on December 16, 1996 is amended and restated in its entirety to read as follows:

                                      "I.

  The name of this Corporation is LPM Holdings, Inc.

                                      II.

  The address of the registered office of the Corporation in the State of Delaware is c/o The Corporation Trust Company, The Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801 and the name of its registered agent at that address is The Corporation Trust Company.

                                     III.

  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                      IV.

  The Corporation is authorized to issue two classes of stock designated as "Common Stock" and "Preferred Stock," respectively. The total number of shares of Common Stock authorized to be issued is twelve million (12,000,000) shares and each such share shall have a par value of $0.001. The total number of shares of Preferred Stock authorized to be issued is two million (2,000,000) shares and each such share shall have a par value $0.001.

  The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby authorized, by adopting appropriate resolutions and causing one or more certificates of designation to be executed, acknowledged, filed, recorded and become effective in accordance with the General Corporation Law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, including but not limited to the fixing or alteration of the dividend rights, dividend rate, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of Preferred Stock, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of the shares of that series, but not above the total number of authorized shares of Preferred Stock and not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                      V.

  The management of the business and the conduct of the affairs of the Corporation shall be vested in the Board of Directors. The number of Directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation.

                                      VI.

  In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation.

                                     VII.

  Election of directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                     VIII.

  A director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that this Article VIII shall not eliminate or limit the liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law,
(iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derives an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware so amended.

  The Corporation shall, to the fullest extent permitted by Delaware law and to such greater extent as applicable law may hereafter from time to time permit, indemnify and hold harmless each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, member or other agent of another corporation, partnership, joint venture, trust or other enterprise in connection with any matter relating to the Corporation's business or affairs, against any losses, claims, damages or liabilities. The right to indemnification conferred in this Article VIII shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware law. The right to indemnification conferred in this
Article VIII shall be a contract right.

  No repeal, modification or amendment of this Article VIII, or adoption of any provision of this Certificate of Incorporation or the bylaws of the Corporation, nor, to the fullest extent permitted by Delaware law, any modification of law shall eliminate or reduce the effect of this Article VIII in respect of any acts or omissions occurring prior to the time of such repeal, amendment, adoption or modification.

                                      IX.

  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation."

  SECOND: That the Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.

  IN WITNESS WHEREOF, said LPM HOLDINGS, INC. has caused this Certificate to
be signed and attested by its President and Secretary on this   day of May
1997.

                                          LPM Holdings, Inc.

                                          By:
                                              ---------------------------------
                                                    Brian P. McDermott,
                                                         President

ATTEST:

-------------------------------------
Robert D. Olsen
Secretary

                                                                     APPENDIX H

                                    BYLAWS

                                      OF

                              LPM HOLDINGS, INC.,
                            A DELAWARE CORPORATION

                        (AS AMENDED AS OF MAY  , 1997)

                                   ARTICLE I

                                    OFFICES

  Section 1.01 REGISTERED OFFICE. The registered office of LPM HOLDINGS, INC. (hereinafter called the "Corporation") shall be at such place in the State of Delaware as shall be designated by the Board of Directors (hereinafter called the "Board").

  Section 1.02 PRINCIPAL OFFICE. The principal office for the transaction of the business of the Corporation shall be at such location, within or without the State of Delaware, as shall be designated by the Board.

  Section 1.03 OTHER OFFICES. The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board may from time to time determine or as the business of the Corporation may require.

                                  ARTICLE II

                           MEETINGS OF STOCKHOLDERS

  Section 2.01 ANNUAL MEETINGS. Annual meetings of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings may be held at such time, date and place as the Board shall determine by resolution.

  Section 2.02 SPECIAL MEETINGS. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board, or by a committee of the Board which has been duly designated by the Board and whose powers and authority, as provided in a resolution of the Board or in the Bylaws, include the power to call such meetings, but such special meetings may not be called by any other person or persons; provided, however, that if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provisions of the Certificate of Incorporation or any amendment thereto or any certificate filed under Section 151(g) of the General Corporation Law of the State of Delaware (or its successor statute as in effect from time to time hereafter), then such special meeting may also be called by the person or persons, in the manner, at the time and for the purposes so specified.

  Section 2.03 PLACE OF MEETINGS. All meetings of the stockholders shall be held at such places, within or without the State of Delaware, as may from time to time be designated by the person or persons calling the respective meetings and specified in the respective notices or waivers of notice thereof.

  Section 2.04 NOTICE OF MEETINGS. Except as otherwise required by law, notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting by delivering a typewritten or printed notice thereof to him personally, or by depositing such notice in the United States mail, in a postage prepaid envelope, directed to him at his address furnished by him to the Secretary of the Corporation for such purpose or, if he shall not have furnished to the Secretary his address for such purpose, then at his address last known to the Secretary, or by transmitting a notice thereof to him at such address by telegraph, cable or wireless. Except as otherwise expressly required by law, no publication of any notice of a meeting of the stockholders shall be required. Every notice of a meeting of the stockholders shall state the place, date and hour of the meeting, and, in the case of a special meeting shall also state the purpose or purposes for which the meeting is called. Except as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

  Whenever notice is required to be given to any stockholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve month period, have been mailed addressed to such person at his address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall have been taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the Corporation a written notice setting forth his then current address, the requirement that notice be given to such person shall be reinstated.

  No notice need be given to any person with whom communication is unlawful, nor shall there be any duty to apply for any permit or license to give notice to any such person.

  Section 2.05 QUORUM. Except as provided by law, the holders of record of a majority in voting interest of the shares of stock of the Corporation entitled to be voted, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders of the Corporation or any adjournment thereof. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat or, in the absence therefrom of all the stockholders, any officer entitled to preside at or to act as secretary of such meeting may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

  Section 2.06 VOTING.

  (a) At each meeting of the stockholders, each stockholder shall be entitled to vote in person or by proxy each share or fractional share of the stock of the Corporation which has voting rights on the matter in question and which shall have been held by him and registered in his name on the books of the
Corporation:

    (i) on the date fixed pursuant to Section 2.10 of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting, or

    (ii) if no such record date shall have been so fixed, then (A) at the close of business on the day next preceding the day on which notice of the meeting shall be given or (B) if notice of the meeting shall be waived, at the close of business on the day next preceding the day on which the meeting shall be held.

  (b) Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon. Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the General Corporation Law of Delaware.

  (c) Any such voting rights may be exercised by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date unless said proxy shall provide for a longer period. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless he shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At any meeting of the stockholders all matters, except as otherwise provided in the Certificate of Incorporation, in these Bylaws or by law, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat and thereon. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. The vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy if there be such proxy, and it shall state the number of shares voted.

  Section 2.07 LIST OF STOCKHOLDERS. The Secretary of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the entire duration thereof, and may be inspected by any stockholder who is present.

  Section 2.08 INSPECTOR OF ELECTION. If at any meeting of the stockholders a vote by written ballot shall be taken on any question, the chairman of such meeting may appoint an inspector or inspectors of election to act with respect to such vote. Each inspector so appointed shall first subscribe an oath faithfully to execute the duties of an inspector at such meeting with strict impartiality and according to the best of his ability. Such inspectors shall decide upon the qualification of the voters and shall report the number of shares represented at the meeting and entitled to vote on such question, shall conduct and accept the votes, and, when the voting is completed, shall ascertain and report the number of shares voted respectively for and against the question. Reports of the inspectors shall be in writing and subscribed and delivered by them to the Secretary of the Corporation. Inspectors need not be stockholders of the Corporation, and any officer of the Corporation may be an inspector on any question other than a vote for or against a proposal in which he shall have a material interest.

  Section 2.09 STOCKHOLDER ACTION WITHOUT MEETINGS. Any action required by the General Corporation Law of the State of Delaware to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

  Section 2.10 RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date: (i) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (ii) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board; and (iii) in the case of any other action, shall not be more than sixty
(60) days prior to such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board is required by law, shall be at the close of business on the day on which the Board adopts the resolution taking such prior action; and
(iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                                  ARTICLE III

                              BOARD OF DIRECTORS

  Section 3.01 GENERAL POWERS. The property, business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all of the powers of the Corporation, except such as are by the Certificate of Incorporation, by these Bylaws or by law conferred upon or reserved to the stockholders.

  Section 3.02 NUMBER AND TERM. The authorized Board shall consist of seven
(7) members until changed from time to time by resolution of the Board. Directors need not be stockholders of the Corporation. Each director shall hold office until a successor is elected and qualified or until the director resigns or is removed.

  Section 3.03 ELECTION OF DIRECTORS. The directors shall be elected by the stockholders of the Corporation, and at each election the persons receiving the greatest number of votes, up to the number of directors then to be elected, shall be the persons then elected. The election of directors is subject to any provisions contained in the Certificate of Incorporation relating thereto, including any provisions for a classified board.

  Section 3.04 RESIGNATION AND REMOVAL. Any director of the Corporation may resign at any time by giving written notice to the Board or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time is not specified, it shall take effect immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

  Except as otherwise provided by the Certificate of Incorporation or by law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of shares then entitled to vote at an election of directors.

  Section 3.05 VACANCIES. Except as otherwise provided in the Certificate of Incorporation, any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors, or any other cause, may be filled by vote of the majority of the remaining directors, although less than a quorum, or by a sole remaining director. Each director so chosen to fill a vacancy shall hold office until his successor shall have been elected and shall qualify or until he shall resign or shall have been removed. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

  Upon the resignation of one or more directors from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided hereinabove in the filling of other vacancies.

  Section 3.06 PLACE OF MEETING; TELEPHONE CONFERENCE MEETING. The Board may hold any of its meetings at such place or places within or without the State of Delaware as the Board may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or waiver of notice of any such meeting. Directors may participate in any regular or special meeting of the Board by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the Board can hear each other, and such participation shall constitute presence in person at such meeting.

  Section 3.07 FIRST MEETING. The Board shall meet as soon as practicable after each annual election of directors and notice of such first meeting shall not be required.

  Section 3.08 REGULAR MEETINGS. Regular meetings of the Board may be held at such times as the Board shall from time to time by resolution determine. If any day fixed for a meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day which is not a legal holiday. Except as provided by law, notice of regular meetings need not be given.

  Section 3.09 SPECIAL MEETINGS. Special meetings of the Board may be called at any time by the Chairman of the Board or the President or by any two (2) directors, to be held at the principal office of the Corporation, or at such other place or places, within or without the State of Delaware, as the person or persons calling the meeting may designate.

  Notice of the time and place of special meetings shall be given to each director either (i) by mailing or otherwise sending to him a written notice of such meeting, charges prepaid, addressed to him at his address as it is shown upon the records of the Corporation, or if it is not so shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held, at least seventy-two (72) hours prior to the time of the holding of such meeting; or (ii) by orally communicating the time and place of the special meeting to him at least forty-eight (48) hours prior to the time of the holding of such meeting. Either of the notices as above provided shall be due, legal and personal notice to such director.

  Section 3.10 QUORUM AND ACTION. Except as otherwise provided in the Certificate of Incorporation, these Bylaws or by law, the presence of a majority of the authorized number of directors shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present. In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. The directors shall act only as a Board, and the individual directors shall have no power as such.

  Section 3.11 ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or such committee. Such action by written consent shall have the same force and effect as the unanimous vote of such directors.

  Section 3.12 COMPENSATION. No stated salary need be paid to directors, as such, for their services but, as fixed from time to time by resolution of the Board, the directors may receive directors' fees, compensation and reimbursement for expenses for attendance at directors' meetings, for serving on committees and for discharging their duties; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

  Section 3.13 COMMITTEES. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

  Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to these Bylaws. Any such committee shall keep written minutes of its meetings and report the same to the Board when required.

  Section 3.14 OFFICERS OF THE BOARD. A Chairman of the Board or a Vice Chairman may be appointed from time to time by the Board and shall have such powers and duties as shall be designated by the Board.

                                  ARTICLE IV

                                   OFFICERS

  Section 4.01 OFFICERS. The officers of the Corporation shall be a President, a Secretary and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board, a Chairman of the Board, a Chief Executive Officer, one or more Vice Presidents, a Treasurer, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as may be appointed in accordance with the provisions of Section 4.03 of these Bylaws. Any number of offices may be held by the same person. The salaries of all officers of the Corporation shall be fixed from time to time by the Board.

  Section 4.02 ELECTION AND TERM. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 4.03 or Section 4.05 of these Bylaws, shall be chosen annually by the Board, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or until his successor shall be elected and qualified.

  Section 4.03 SUBORDINATE OFFICERS. The Board may appoint, or may authorize the Chief Executive Officer to appoint, such other officers as the business of the Corporation may require, each of whom shall have such authority and perform such duties as are provided in these Bylaws or as the Board or the President from time to time may specify, and shall hold office until he shall resign or shall be removed or otherwise disqualified to serve.

  Section 4.04 REMOVAL AND RESIGNATION. Any officer may be removed, with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board, by the Chief Executive Officer upon whom such power of removal may be conferred by the Board.

  Any officer may resign at any time by giving written notice to the Board, the Chairman of the Board, the President or the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

  Section 4.05 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for the regular appointments to such office.

  Section 4.06 PRESIDENT. The President of the Corporation shall, subject to the control of the Board, have general supervision, direction and control of the business and affairs of the Corporation. He shall preside at all meetings of stockholders and the Board. He shall have the general powers and duties of management usually vested in the chief executive officer of a corporation, and shall have such other powers and duties with respect to the administration of the business and affairs of the Corporation as may from time to time be assigned to him by the Board or as prescribed by the Bylaws.

  Section 4.07 CHAIRMAN OF THE BOARD. The Chairman of the Board, if any, shall preside at all meetings of the stockholders and the Board and exercise and perform such other powers and duties with respect to the administration of the business and affairs of the Corporation as may from time to time be assigned to him by the Board or as is prescribed by the Bylaws.

  Section 4.08 VICE PRESIDENT. The Vice President(s), if any, shall exercise and perform such powers and duties with respect to the administration of the business and affairs of the Corporation as from time to time may be assigned to each of them by the President, by the Chairman of the Board, if any, by the Board or as is prescribed by the Bylaws. In the absence or disability of the President, the Vice Presidents, in order of their rank as fixed by the Board, or if not ranked, the Vice President designated by the Board, shall perform all of the duties of the President and when so acting shall have all of the powers of and be subject to all the restrictions upon the President.

  Section 4.09 SECRETARY. The Secretary shall keep, or cause to be kept, a book of minutes at the principal office for the transaction of the business of the Corporation, or such other place as the Board may order, of all meetings of directors and stockholders, with the time and place of holding, whether regular or special, and if special, how authorized and the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at stockholders' meetings and the proceedings thereof.

  The Secretary shall keep, or cause to be kept, at the principal office for the transaction of the business of the Corporation or at the office of the Corporation's transfer agent, a share register, or a duplicate share register, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

  The Secretary shall give, or cause to be given, notice of all the meetings of the stockholders and of the Board required by these Bylaws or by law to be given, and he shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board or these Bylaws. If for any reason the Secretary shall fail to give notice of any special meeting of the Board called by one or more of the persons identified in Section 3.09 of these Bylaws, or if he shall fail to give notice of any special meeting of the stockholders called by one or more of the persons identified in Section 2.02 of these Bylaws, then any such person or persons may give notice of any such special meeting.

  Section 4.10 CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep and maintain or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of capital, shall be classified according to source and shown in a separate account. The books of account at all reasonable times shall be open to inspection by any director.

  The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board. He shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the President, to the Chief Executive Officer and to the directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board or these Bylaws.

  Section 4.11 COMPENSATION. The compensation of the officers of the Corporation, if any, shall be fixed from time to time by the Board.

                                   ARTICLE V

                CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

  Section 5.01 EXECUTION OF CONTRACTS. The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board or by these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

  Section 5.02 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board. Each such person shall give such bond, if any, as the Board may require.

  Section 5.03 DEPOSIT. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, attorney or attorneys, of the Corporation to whom such power shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, the President, the Chief Executive Officer, any Vice President or the Chief Financial Officer (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall be determined by the Board from time to time) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

  Section 5.04 GENERAL AND SPECIAL BANK ACCOUNTS. The Board from time to time may authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by an officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

                                  ARTICLE VI

                           SHARES AND THEIR TRANSFER

  Section 6.01 CERTIFICATES FOR STOCK. Every owner of stock of the Corporation shall be entitled to have a certificate or certificates, in such form as the Board shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by him. The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary or by the Chief Financial Officer, the Treasurer or an Assistant Treasurer. Any or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall thereafter have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by such certificates, the number and class of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in
Section 6.04 of these Bylaws.

  Section 6.02 TRANSFER OF STOCK. Transfer of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 6.03 of these Bylaws, and upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be stated expressly in the entry of transfer if, when the certificate or certificates shall be presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

  Section 6.03 REGULATIONS. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

  Section 6.04 LOST, STOLEN, DESTROYED AND MUTILATED CERTIFICATES. In any case of loss, theft, destruction, or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sums as the Board may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper to do so.

  Section 6.05 REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The President or any Vice President and the Secretary or any Assistant Secretary of this Corporation are authorized to vote, represent and exercise on behalf of this Corporation all rights incident to all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted to said officers to vote or represent on behalf of this Corporation any and all shares held by this Corporation in any other corporation or corporations may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by said officers.


                                  ARTICLE VII

                                INDEMNIFICATION

  Section 7.01 ACTIONS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

  Section 7.02 ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a member of any committee or similar body, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

  Section 7.03 DETERMINATION OF RIGHT OF INDEMNIFICATION. Any indemnification under Section 7.01 or 7.02 of these Bylaws (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 7.01 and 7.02 of these Bylaws. Such determination shall be made (i) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

  Section 7.04 INDEMNIFICATION AGAINST EXPENSES OF SUCCESSFUL PARTY. Notwithstanding the other provisions of this Article VII, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 7.01 or 7.02 of these Bylaws, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

  Section 7.05 ADVANCE OF EXPENSES. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board upon receipt of an undertaking by or on behalf of the director or officer, to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VII. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

  Section 7.06 OTHER RIGHTS AND REMEDIES. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this
Article VII shall not be deemed exclusive and are declared expressly to be nonexclusive of any other rights to which those seeking indemnification or advancements of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

  Section 7.07 INSURANCE. Upon resolution passed by the Board, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VII.

  Section 7.08 CONSTITUENT CORPORATIONS. For the purposes of this Article VII, references to "the Corporation" include in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

  Section 7.09 EMPLOYEE BENEFIT PLANS. For the purposes of this Article VII, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VII.

  Section 7.10 BROADEST LAWFUL INDEMNIFICATION. In addition to the foregoing, the Corporation shall, to the broadest and maximum extent permitted by Delaware law, as the same exists from time to time (but, in case of any amendment to or change in Delaware law, only to the extent that such amendment or change permits the Corporation to provide broader rights of indemnification than is permitted to the Corporation prior to such amendment or change), indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. In addition, the Corporation shall, to the broadest and maximum extent permitted by Delaware law, as the same may exist from time to time (but, in case of any amendment to or change in Delaware law, only to the extent that such amendment or change permits the Corporation to provide broader rights of payment of expenses incurred in advance of the final disposition of an action, suit or proceeding than is permitted to the Corporation prior to such amendment or change), pay to such person any and all expenses (including attorneys' fees) incurred in defending or settling any such action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer, to repay such amount if it shall ultimately be determined by a final judgment or other final adjudication that he is not entitled to be indemnified by the Corporation as authorized in this
Section 7.10. The first sentence of this Section 7.10 to the contrary notwithstanding, the Corporation shall not indemnify any such person with respect to any of the following matters: (i) remuneration paid to such person if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law; or (ii) any accounting of profits made from the purchase or sale by such person of the Corporation's securities within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; or (iii) actions brought about or contributed to by the dishonesty of such person, if a final judgment or other final adjudication adverse to such person establishes that acts of active and deliberate dishonesty were committed or attempted by such person with actual dishonest purpose and intent and were material to the adjudication; or (iv) actions based on or attributable to such person having gained any personal profit or advantage to which he was not entitled, in the event that a final judgment or other final adjudication adverse to such person establishes that such person in fact gained such personal profit or other advantage to which he was not entitled; or (v) any matter in respect of which a final decision by a court with competent jurisdiction shall determine that indemnification is unlawful; provided, however, that the Corporation shall perform its obligations under the second sentence of this Section 7.10 on behalf of such person until such time as it shall be ultimately determined by a final judgment or other final adjudication that he is not entitled to be indemnified by the Corporation as authorized by the first sentence of this Section 7.10 by virtue of any of the preceding clauses (i), (ii), (iii), (iv) or (v).

  Section 7.11 TERM. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

  Section 7.12 SEVERABILITY. If any part of this Article VII shall be found, in any action, suit or proceeding or appeal therefrom or in any other circumstances or as to any particular officer, director, employee or agent to be unenforceable, ineffective or invalid for any reason, the enforceability, effect and validity of the remaining parts or of such parts in other circumstances shall not be affected, except as otherwise required by applicable law.

  Section 7.13 AMENDMENTS. The foregoing provisions of this Article VII shall be deemed to constitute an agreement between the Corporation and each of the persons entitled to indemnification hereunder, for as long as such provisions remain in effect. Any amendment to the foregoing provisions of this Article VII which limits or otherwise adversely affects the scope of indemnification or rights of any such persons hereunder shall, as to such persons, apply only to claims arising, or causes of action based on actions or events occurring, after such amendment and delivery of notice of such amendment is given to the person or persons so affected. Until notice of such amendment is given to the person or persons whose rights hereunder are adversely affected, such amendment shall have no effect on such rights of such persons hereunder. Any person entitled to indemnification under the foregoing provisions of this
Article VII shall, as to any act or omission occurring prior to the date of receipt of such notice, be entitled to indemnification to the same extent as had such provisions continued as Bylaws of the Corporation without such amendment.

                                 ARTICLE VIII

                                 MISCELLANEOUS

  Section 8.01 SEAL. The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that the Corporation was incorporated in the State of Delaware and showing the year of incorporation.

  Section 8.02 WAIVER OF NOTICES. Whenever notice is required to be given under any provision of these bylaws, the Certificate of Incorporation or by law, a written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when a person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless required by the Certificate of Incorporation.

  Section 8.03 LOANS AND GUARANTIES. The Corporation may lend money to, or guarantee any obligation of, and otherwise assist any officer or other employee of the Corporation or of its subsidiaries, including any officer who is a director, whenever, in the judgment of the Board, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty, or other assistance may be with or without interest, and may be unsecured or secured in such manner as the Board shall approve, including, without limitation, a pledge of shares of stock of the Corporation.

  Section 8.04 GENDER. All personal pronouns used in these Bylaws shall include the other genders, whether used in the masculine, feminine or neuter gender, and the singular shall include the plural, and vice versa, whenever and as often as may be appropriate.

  Section 8.05 AMENDMENTS. These Bylaws, or any of them, may be rescinded, altered, amended or repealed, and new Bylaws may be made (i) by the Board, by vote of a majority of the number of directors then in office as directors, acting at any meeting of the Board or (ii) by the stockholders, by the vote of a majority of the outstanding shares of voting stock of the Corporation, at an annual meeting of stockholders, without previous notice, or at any special meeting of stockholders, provided that notice of such proposed amendment, modification, repeal or adoption is given in the notice of special meeting; provided, however, that Section 2.02 of these Bylaws can only be amended if that Section as amended would not conflict with the Corporation's Certificate of Incorporation. Any Bylaw made or altered by the stockholders may be altered or repealed by the Board or may be altered or repealed by the stockholders.

  Section 8.06 INTERPRETATION. To the extent that these Bylaws are inconsistent with the Corporation's Certificate of Incorporation, the Certificate of Incorporation shall control.

                                                                     APPENDIX I

                       DIRECTORS AND EXECUTIVE OFFICERS
               OF LESLIE'S CALIFORNIA AND CERTAIN OTHER PERSONS

  Michael J. Fourticq has been Chairman of the Board of Directors of the Company since May 1988. Between May 1988 and August 1992, he served as the Company's Chief Executive Officer. From 1986 to 1987, Mr. Fourticq was President and Chief Executive Officer of the Mortell Company, a manufacturer of specialty chemical products. Since 1985 he has been the sole general partner of Hancock Park Associates, which is the general partner of several investment partnerships. Mr. Fourticq was the Chairman of the Board and Chief Executive Officer of Alliance Northwest Industries, Inc., a holding company, principally for a specialty lighting retailer, which filed a petition for reorganization under Chapter 11 of the Federal Bankruptcy Code in March 1996. His business address is 1925 Century Park East, Suite 810, Los Angeles, California 90067.

  Brian P. McDermott has been President and a Director of the Company since April 1989 and its Chief Executive Officer since August 1992. Between May 1988 and April 1989, he served as the Company's Executive Vice President of Operations and also was its Secretary from May 1988 until October 1989. From 1987 to 1988, Mr. McDermott served as Director of Acquisitions and Divestitures at Castle & Cook, Inc., a publicly-held holding company with diverse real estate and corporate interests. Mr. McDermott is the Chairman of the Board of Directors of Busybody, Inc., a privately held fitness equipment retailer, for which he was acting Chief Executive Officer from November 1994 through March 1996. His business address is that of the Company.

  Murray H. Dashe has been the Company's Chief Operating Officer since August 1992 and was a director between August 1989 and November 1996. From April 1990 through August 1992, he was President and Chief Executive Officer of RogerSound Labs, a Southern California retailer of audio/video consumer electronics, which filed a petition for dissolution under Chapter 7 of the Federal Bankruptcy Code in June 1992. From September 1985 through April 1990, Mr. Dashe held several positions with SILO, a consumer electronics and appliance retailer, including Regional President. From 1970 to 1978, and 1983 to 1985, Mr. Dashe held positions of increasing operating responsibility with Allied Stores Corp. (now Federated Department Stores, Inc.), an operator of department and specialty stores throughout the United States. His business address is that of the Company.

  Richard H. Hillman has been a Director of the Company since May 1988. From May 1988 to April 1989, he served as President of the Company. Since 1985, Mr. Hillman has been President of Hillman Capital Partners, a private investment and management advisory firm. From 1978 through 1984, Mr. Hillman served as Chairman, President and Chief Executive Officer of Phone-Mate, Inc., a manufacturer and marketer of telephone answering machines, telephones and related products. Mr. Hillman is a director of Airdrome Parts Company, a high precision machine parts manufacturer. His business address is 2665 Main Street, Suite 260, Santa Monica, California 90405.

  Dr. Dale R. Laurance has been a Director of the Company since January 1996. Since 1996, he has been President of Occidental Petroleum Corporation. He was its Executive Vice President and Senior Operating Officer from 1990 to 1996 and Executive Vice President--Operations from 1984 to 1990. Prior to joining Occidental, Dr. Laurance held positions of increasing responsibility at Olin Corporation, in its worldwide urethanes and organic chemicals business, from 1997 to 1983 and at E.I. DuPont deNemours from 1967 to 1977. He is a Director of Occidental Petroleum Corporation, Canadian Occidental Petroleum Ltd., and Jacobs Engineering Group Inc. His business address is 10889 Wilshire Blvd., Los Angeles, California 90024.

  John A. Canning, Jr. has been a Director of the Company since January 1996. He is President and founder of Madison Dearborn Partners, Inc. which specializes in management buyout and special equity investing. Prior to founding Madison Dearborn Partners in January 1993, Mr. Canning spent 24 years with First Chicago Corporation, most recently as Executive Vice President of The First National Bank of Chicago and President of First Chicago Venture Capital. He currently serves on the Boards of Directors of Bayou Steel Corporation, The

Interlake Corporation, the Milnot Company and Tyco Toys, Inc. His business address is 3 First National Plaza, Suite 1330, Chicago, Illinois 60602.

  Dann V. Angeloff has been a Director of the Company since November 1996. Since 1976 he has been President and founder of The Angeloff Company, a corporate financial advisory firm. He currently serves on the Board of Directors of Compensation Resource Group, Eagle Lifestyle Nutrition Inc., Nicholas/Applegate Growth Equity Fund, Nicholas/Applegate Investment Trust, Public Storage, Inc., Ready Pac Produce, Inc., Royce Medical, Inc. and Seda Specialty Packaging. His business address is 727 West 7th Street, Los Angeles, California 90017.

  Clarence T. Schmitz has been a Director of the Company since November 1996. Since February 1995 he has been Executive Vice President and Chief Financial Officer of Jefferies Group, Inc., a brokerage and investment banking firm. From 1993 through 1995, Mr. Schmitz served as National Managing Partner of KPMG, a financial services firm in its Manufacturing, Retailing & Distribution line of business. From 1990 through 1993, Mr. Schmitz served as Managing Partner of KPMG in its Los Angeles Business Unit. He is a Director if RVI Limited, a Bermuda insurance company. His business address is 11100 Santa Monica Blvd., Suite 1100, Los Angeles, California 90025.

  Robert D. Olsen has been Executive Vice President and Chief Financial Officer of the Company since April 1993. From 1990 through April 1993 he was Executive Vice President and Chief Financial Officer of TuneUp Masters, a California-based chain of fast automotive tuneup and lube outlets, which filed a petition for reorganization under Chapter 11 of the Federal Bankruptcy Code in November 1994. From 1985 through 1989, Mr. Olsen held several positions with AutoZone, an automotive parts and accessories retailer, including Controller, Vice President--Finance, and Senior Vice President and Chief Financial Officer. From 1981 through 1984 he held a variety of positions with PepsiCo International and Pepsi Cola USA. His business address is that of the Company.

  Cynthia G. Watts has been Vice President and General Counsel of the Company since February 1993 and Secretary of the Company since March 1993. From 1988 to January 1993, Ms. Watts was an attorney at Paul, Hastings, Janofsky & Walker, a Los Angeles-based law firm, where her practice was concentrated in the areas of general corporate representation and corporate finance, including securities, venture capital and mergers and acquisitions. Her business address is that of the Company.

  All executive officers of the Company are chosen by the Board of Directors and serve at the Board's discretion. No family relationships exist between any of the officers or directors of the Company. All executive officers and directors of the Company and other persons listed herein are United States citizens.

  Gregory Fourticq is President of Cascade Sawing and Drilling. His business address is P.O. Box 3157, Kent, Washington 98032.

  Liberty West Partners is a California general partnership whose principal business is investing. Its principal executive offices are located at 1925 Century Park East, Suite 810, Los Angeles, California 90067.

                               LESLIE'S POOLMART
PROXY         20630 PLUMMER STREET, CHATSWORTH, CALIFORNIA 91311          PROXY

  The undersigned hereby constitutes and appoints Michael J. Fourticq and Brian P. McDermott, and each of them, with full power of substitution, as attorneys and proxies to appear and vote, as designated below, all of the shares of Leslie's Poolmart ("Leslie's California") held of record by the
undersigned on     , 1997 at the Special Meeting of Shareholders (the "Special
Meeting") to be held on     , 1997 or at any postponements or adjournments
thereof.
   COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE

                                     (Continued and to be signed on other side)

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                             FOLD AND DETACH HERE

                                                                    Please mark
                                                              [X]   your votes
                                                                    as indicated


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THE SHARES WILL BE VOTED FOR THE REINCORPORATION PROPOSAL, FOR THE MERGER PROPOSAL AND FOR POSTPONEMENT OR ADJOURNMENT OF THE SPECIAL MEETING.

1. REINCORPORATION PROPOSAL--To approve the principal terms of the merger of Leslie's California with and into LPM Holdings, Inc. ("Leslie's Delaware") in accordance with an Agreement of Merger dated February 26, 1996, all as described in the accompanying Proxy Statement.

                    FOR [_]    AGAINST [_]   ABSTAIN  [_]

2. MERGER PROPOSAL--To approve the merger with and into Leslie's Delaware of Poolmart USA Inc. in accordance with an Agreement and Plan of Merger dated February 26, 1996, all as described in the accompanying Proxy Statement.

                    FOR [_]    AGAINST [_]   ABSTAIN  [_]

3. POSTPONEMENT OR ADJOURNMENT--To postpone or adjourn the Special Meeting if necessary to permit further solicitation of proxies.

                    FOR [_]    AGAINST [_]   ABSTAIN  [_]

In their discretion to vote on such other business as may properly come before the Special Meeting. The undersigned acknowledges receipt of the Notice of
Special Meeting of Shareholders and Proxy Statement dated April   , 1997.

PLEASE MARK AND DATE THIS PROXY AND SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) HEREON. If stock is held jointly, all joint owners must sign. Trustees or oth-ers signing in a representative capacity, should indicate the capacity in which they sign.

DATED:                      , 1997
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SIGNATURE
         -----------------------------------------------------------------------
SIGNATURE (if held jointly)

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                            FOLD AND DETACH HERE